As filed with the Securities and Exchange Commission on February 6, 2006
                                                     Registration No. 333-110099
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 3 ON
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CADENCE RESOURCES CORPORATION
                 (Name of Small Business Issuer in its Charter)

                                   ----------

                 Utah                                    1311                                87-0306609
    (State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    incorporation or organization)            Classification Code Number)                Identification No.)

                          William W. Deneau, President
                       4110 Copper Ridge Drive, Suite 100,
                          Traverse City, Michigan 49684
                                 (231) 941-0073
  (Name, Address and Telephone Number of Principal Executive Offices and Agent
                                  for Service)

                                 With a Copy to:
                             Henry I. Rothman, Esq.
                             Timothy I. Kahler, Esq.
                              Troutman Sanders LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

     Approximate date of commencement of proposed sale to the public: From time to time after this post-effective amendment is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

     Pursuant to Rule 429 of the Securities Act of 1933, as amended, this registration statement also serves as Post-Effective Amendment No. 3 to the registrant's Registration Statement on Form SB-2, File No. 333-117493, as amended by Post-Effective Amendment No. 2, File No. 333-110099, as amended by Post-Effective Amendment No. 1, File No. 333-110099.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

     The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to completion, dated February 6, 2006.

                          CADENCE RESOURCES CORPORATION

                        3,919,540 Shares of Common Stock
                                 $0.01 par value


     We are registering up to 3,919,540 shares of our common stock, 985,265 shares of which are issuable upon exercise of warrants, for sale by certain of our shareholders from time to time. The selling security holders will receive all the proceeds from the sale of the offered shares. See "Selling Shareholders" on page 74 of this prospectus.

     Our common stock is traded on the OTC Bulletin Board under the symbol "CDNR.OB." On February 3, 2006, the last reported bid price of our common stock was $6.61 per share.

     Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4 to read about certain risks you should consider before buying shares of our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     Our principal executive offices are located at 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49684. Our telephone number is (231) 941-0073.


                The date of this Prospectus is            , 2005.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY................................................................................................1
RISK FACTORS......................................................................................................4
USE OF PROCEEDS..................................................................................................13
MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS......................................................13
FORWARD-LOOKING STATEMENTS.......................................................................................14
BUSINESS.........................................................................................................15
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS............................48
MANAGEMENT.......................................................................................................69
EXECUTIVE COMPENSATION...........................................................................................74
PRINCIPAL SHAREHOLDERS...........................................................................................77
SELLING SHAREHOLDERS ............................................................................................78
PLAN OF DISTRIBUTION.............................................................................................83
RELATED PARTY TRANSACTIONS.......................................................................................84
DESCRIPTION OF SECURITIES........................................................................................86
TRANSFER AGENT AND REGISTRAR.....................................................................................90
LEGAL MATTERS....................................................................................................88
EXPERTS..........................................................................................................89
WHERE YOU CAN FIND MORE INFORMATION..............................................................................89
FINANCIAL STATEMENTS ...........................................................................................F-1

                               PROSPECTUS SUMMARY

            This prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission. You should rely on the information provided in this prospectus. Neither we nor the selling security holders listed in this prospectus have authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Applicable SEC rules may require us to update this prospectus in the future.

The Company

         Cadence Resources Corporation is a Utah corporation incorporated on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation in connection with a corporate reorganization to focus our operations on oil and gas exploration.

         We acquired Aurora Energy, Ltd. ("Aurora") on October 31, 2005 through the merger of our wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became our wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. The acquisition of Aurora was pursuant to the Agreement and Plan of Merger dated as of January 31, 2005 (the "Merger Agreement"). In connection with the acquisition of Aurora, we issued an aggregate of 37,512,366 shares of our common stock to the former shareholders of Aurora, and have reserved an additional 10,497,328 shares of our common stock for issuance upon exercise of option or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora. Pursuant to the terms of the Merger Agreement our board of directors is composed of seven individuals, three of whom were directors of Aurora prior to the acquisition and two of whom were directors of Cadence prior to the acquisition. Our Board of Directors consists of William W. Deneau, the former Chairman and President of Aurora, Howard M. Crosby, Kevin D. Stulp, Ronald E. Huff, Richard Deneau, Gary J. Myles and Earl V. Young. Messrs. Crosby and Stulp, were directors of the Company immediately prior to the acquisition of Aurora and Messrs. Deneau, Myles and Young were directors of Aurora immediately prior to the acquisition of Aurora.

         The description of our business contained herein includes descriptions of the material aspects of the business of Aurora. Because the business of Aurora is now included as our Aurora division, we believe that a full understanding of our business as it will be conducted in the future requires an understanding of the business operations of both Cadence and Aurora. In addition, as a result of the acquisition, we will revise certain of our accounting principles applicable to our oil and gas properties, and have changed our accounting fiscal year to end on December 31, commencing December 31, 2005. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         We are engaged in acquiring, exploring, developing, and producing oil and gas properties. We have operations in Wilbarger County, Texas, DeSoto Parish, Louisiana, Eddy County, New Mexico and Alpena County, Michigan. We also have leased interests in western Kansas and southern Texas. Through our subsidiary Aurora, we have an interest in the following productive properties: the Beyer, Black Bean, Blue Spruce, Devil River, Dover, Gehrke, Hudson, Mackinaw, Nicholson Hill, Paxton Quarry, Sequin, Timm and Treasure Island Antrim Shale gas projects in Michigan; and the Bergsasi oil well and Church Lake oil field in Michigan. We also own a number of non-producing properties described below that are in various stages of development.

         One of our primary goals is to produce gas from lower risk unconventional gas reservoirs such as black shales, coal seams and tight sands, targeting projects where large acreage blocks can be easily evaluated with a series of low cost test wells prior to development investments. To achieve this goal, we have a particular, but not exclusive, focus on the black shales of Michigan and Indiana.

         Historically, we have acquired and then resold (for cash) mineral leases, often with a retained interest. Those mineral leasehold interests in which we or our affiliates currently have an interest are described below. In 2004, we sold 80% of a substantial block of our Michigan Antrim leaseholds and working interests to Samson Resources Company. This transaction with Samson Resources Company is described below in more detail under the caption "Samson Transaction" (the "Samson Transaction"). In 2003, 2004 and 2005, we sold substantial blocks of our Indiana New Albany Shale assets as described below. These sales, and others, were undertaken to generate cash that we could use to continue work on our development plan. Greater detail about the terms of these sales is provided below. A subsidiary of our Aurora division also has a $50 million credit facility with Trust Company of the West. In addition, during December 2004 and January 2005, we raised an aggregate of $22,312,500 million through the sale of equity and warrants in two private placements, one through our Cadence division and the second through our Aurora division.

         Our longer term goal is to generate revenues from the sale of oil and gas production sufficient to support ongoing development. Once wells are drilled and in production, the underlying gas reserves will be characterized as proved developed producing reserves, which have greater value than unproven probable reserves. As a general rule, once the underlying reserves are characterized as proved developed producing reserves, the underlying assets can be pledged to support debt financing. We currently have one such financing facility in place. Proved developed producing reserves are also generally more attractive to prospective asset purchasers such as larger oil and gas companies.

         During the year ended September 30, 2005, substantially all of our revenues were derived from our Cadence division's interests in nine producing oil wells in Wilbarger County, Texas and eleven producing natural gas wells in DeSoto Parish, Louisiana. We received small revenues from our Cadence division's interest in nine producing gas wells in Alpena County, Michigan and a minority interest in a producing well in Eddy County, New Mexico. As of December 31, 2004 our Aurora division had 200 gross (42.35 net) oil and gas wells, 7,956 gross (2,739 net) acres of developed wells and 408,379 gross (276,459 net) acres of undeveloped wells. With the acquisition of Aurora and with the proceeds that we received from the private placements in January 2005, we have greatly expanded our drilling program, as described below.

         At the completion of our 2005 fiscal year in September, we were continuing to evaluate the performance of our Cadence division's natural gas wells in DeSoto Parish. Along with our partner, Bridas Energy, we have not made plans to drill additional wells at that location. In the fiscal year 2005, we drilled four new wells on our West Electra Lake Unit and a new well on our E lease, all in Wilbarger County, Texas, completed the seismic evaluation process on the north block of our Kansas acreage, and drilled two exploratory wells on the property, participated for a working interest in development wells being drilled in Eddy County, New Mexico, and acquired an interest in a company that is participating for a working interest in an exploratory well in Tennessee.

         We plan to participate in the drilling of approximately 200 gross wells in the Michigan Antrim Shale and the New Albany Shale during 2006. Through September 30, 2005, we have drilled 298 gross (194 net) wells in the Michigan Antrim Shale. We have a development plan for the Michigan Antrim Shale for the next three years. We are also formulating a development plan for the New Albany Shale in Indiana and Kentucky. We continue to explore different sources of possible equity financing and credit facilities to be sure that we have sufficient resources to achieve our 2006 goals.

         Our principal executive offices are located at 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan 49684.

                                  The Offering

---------------------------------------------------------------    ------------------------------------------------------
Common stock offered by the selling security holders:              22,160,000
---------------------------------------------------------------    ------------------------------------------------------
Common stock outstanding as of February 6, 2006                    81,298,683 shares
---------------------------------------------------------------    ------------------------------------------------------
Use of Proceeds:                                                   We will not receive any of the proceeds from the
                                                                   sale of the shares by the selling security holders.
                                                                   We may receive proceeds in connection with the
                                                                   exercise of warrants, the underlying shares of which
                                                                   may be sold by the selling security holder under
                                                                   this prospectus.  Risk Factors: See "Risk Factors"
                                                                   beginning at page 4 for a discussion of factors that
                                                                   you should consider before deciding to invest in
                                                                   shares of our common stock.
---------------------------------------------------------------    ------------------------------------------------------
OTC Bulletin Board Symbol                                          CDNR.OB
---------------------------------------------------------------    ------------------------------------------------------

                                  RISK FACTORS

         An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our common stock.

Risks Related to our Business

THE INTEGRATION OF THE CADENCE AND AURORA BUSINESSES MAY BE COSTLY AND THE FAILURE TO SUCCESSFULLY EFFECT THE INTEGRATION MAY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Our ability to realize some of the anticipated benefits of the acquisition of Aurora will depend in part on our ability to integrate Aurora's operations and Cadence's operations in a timely and efficient manner. The integration process may require significant efforts from each company, although the fact that we do not have offices to dismantle or staff to integrate may make this process easier in this case than is true for many other mergers. Nonetheless, the integration process may distract our management's attention from the day-to-day business of the combined company. If we are unable to successfully integrate the operations of the two companies or if this integration process is delayed or costs more than expected, our business, operating results and financial condition may be negatively impacted.

WE CONTINUE TO EXPERIENCE SIGNIFICANT OPERATING LOSSES.

         We reorganized our business in July 2001 to pursue oil and gas exploration and development opportunities and in October 2005 increased our business activities through the acquisition of Aurora. We have a limited operating history in our current form. Since July 2001, our Cadence division's operating costs have exceeded its revenue in each quarter. Our Cadence division has incurred cumulative net losses of approximately $13,477,034 from June 30, 2001 through September 30, 2005. We may also experience a loss in our Cadence division in 2006. Our Cadence division may not be able to obtain or maintain any level of revenues, natural gas and crude oil reserves or production. If our Cadence division is unsuccessful in these efforts it may never achieve profitability.

         Our Aurora division reported profit from operations during the twelve months ended December 31, 2002 and 2003, and a loss from operations during the twelve months ended December 31, 2004. The loss for the twelve months ended December 31, 2004 was directly attributable to financing expenses and expenses associated with the sale of assets. We also expect that our Aurora division will operate at a loss for the twelve months ended December 31, 2005. Part of the reason for this is an accounting issue associated with the acquisition of Aurora, which required us to amortize Cadence's intangible assets over a period of three years. This will result in a non-cash expense deduction of approximately $1,535,000 on our profit and loss statement for the twelve months ended December 31, 2005. In addition, our Aurora division has been drilling wells in 2005 from which cash flow from production will not be generated until 2006. Our Aurora division may be unable to return to and maintain profitability.

WE MAY BE UNABLE TO MAKE ACQUISITIONS OF PRODUCING PROPERTIES OR PROSPECTS OR SUCCESSFULLY INTEGRATE THEM INTO OUR OPERATIONS.

         Acquisitions of producing properties and undeveloped oil and gas leases have been an essential part of our long-term growth strategy. We may not be able to identify suitable acquisitions in the future or to finance these acquisitions on favorable terms or at all. In addition, we compete against other companies for acquisitions, many of whom have substantially greater managerial and financial resources than us. The successful acquisition of producing properties and undeveloped oil and gas leases require an assessment of such properties' potential oil and gas resources, future oil and gas prices, development costs, operating costs, potential environmental and other liabilities and other factors beyond our control. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not reveal all existing or potential problems, nor will it necessarily permit us to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Significant acquisitions can change the nature of our operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than existing properties. Our acquisitions may not be integrated successfully into our operations and may not achieve desired profitability objectives.

WE DO NOT HAVE COMPLETE MANAGEMENT CONTROL OVER ALL OUR PROPERTIES.

      Our Cadence division does not operate any of the properties in which we have an interest. Our Aurora subsidiary conducts most of its oil and gas exploration, development and production activities in joint ventures with others. In some cases, Aurora acts as operator and retains significant management control. In other cases, Aurora has reserved only an overriding royalty interest and has surrendered all management rights. In still other cases, Aurora has reserved the right to participate in management decisions, but does not have ultimate decision-making authority. As a result of these varying levels of management control, in a large portion of the properties in which we have an interest, we have no control over:

      o     the number of wells to be drilled;

      o     the location of wells to be drilled;

      o     the timing of drilling and recompleting of wells;

      o     the field company hired to drill and maintain the wells;

      o     the timing and amounts of production;

      o     the approval of other participants in drilling wells;

      o     development and operating costs;

      o     capital calls on working interest owners; and

      o     negative gas balance conditions.

      These and other aspects of the operation of our properties and the success of our drilling and development activities will in many cases be dependent on the expertise and financial resources of our joint venture partners and third-party operators.

WE MAY LOSE KEY MANAGEMENT PERSONNEL.

      Our current management team has substantial experience in the oil and gas business. We do not have employment agreements with any members of our management team. The loss of any of these individuals could adversely affect our business. If one or more members of our management dies, becomes disabled or otherwise voluntarily terminates employment with us, there is no assurance that a suitable or comparable substitute will be found.

MOST OF OUR AURORA DIVISION'S PROVED RESERVES ARE NOT YET PRODUCING.

      Of our Aurora division's proved reserves at December 31, 2004, approximately 22% are classified as "proved developed non-producing" and approximately 64% are classified as "proved undeveloped." Production revenues from estimated proved developed non-producing reserves will not be realized until some time in the future, after we have installed supporting infrastructure or taken other necessary steps. It will be necessary to incur additional capital expenditures to install this required infrastructure. Production revenues from estimated proved undeveloped reserves will not be realized until after such time, if ever, as we make significant capital expenditures with respect to the development of such reserves, including expenditures to fund the cost of drilling wells and building the supporting infrastructure. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of the costs associated with developing these reserves in accordance with industry standards, no assurance can be given that our estimates of capital expenditures will

/s/ Earl V. Young                        Director
planned development activities, or that development activities will be either successful or in accordance with our schedule. We cannot control the performance of our joint venture partners on whom we depend for development of a substantial number of properties in which we have an economic interest and which are included in our reserves. Further, any significant decrease in oil and gas prices or any significant increase in the cost of development could result in a significant reduction in the number of wells drilled. No assurance can be given that any wells will yield commercially viable quantities.

OUR AURORA DIVISION'S CREDIT FACILITY HAS OPERATING RESTRICTIONS AND FINANCIAL COVENANTS THAT LIMIT ITS FLEXIBILITY AND MAY LIMIT ITS BORROWING CAPACITY.

         The TCW Energy credit facility limits the amount of earnings from production that our Aurora division has access to for the properties pledged as collateral on the loan, and has numerous other operational restrictions that limit our Aurora division's flexibility. The credit facility also requires our Aurora division's borrowing subsidiary to maintain certain ratios of collateral asset values to debt and proved developed producing reserves value to debt. If the ratio requirements are not satisfied, curative action may be required, such as repaying a part of the outstanding principal or pledging more assets as collateral, and our Aurora division's borrowing subsidiary will be unable to draw more funds to use in development.

         The value of the assets held by our Aurora division's borrowing subsidiary will depend on the then current commodity prices for natural gas. If prices drop significantly, our Aurora division may have trouble satisfying the ratio covenants of the credit facility. As noted below, oil and gas prices are volatile. If our Aurora division is unable to make use of this credit facility, it may be difficult to find replacement sources of financing to use for working capital, capital expenditures, drilling, technology purchases or other purposes. Even if replacement financing is available, it may be on less advantageous terms than the TCW Energy, credit facility.

SOME OF OUR AURORA DIVISION'S BANK ACCOUNTS ARE NOT FULLY INSURED.

         Some of our Aurora division's bank accounts periodically exceed the $100,000 limit of FDIC insurance for deposits. In the unlikely event that Aurora's bank should fail, it is possible that our Aurora division will lose some of its funds on deposit.

OUR DRILLING ACTIVITIES MAY BE UNSUCCESSFUL.

         We cannot predict prior to drilling and testing a well whether the well will be productive or whether we will recover all or any portion of our investment in the well. Our drilling for oil and natural gas may involve unprofitable efforts, not only from dry holes but from wells that are productive but do not produce sufficient quantities to cover drilling and completion costs, and thus which are not economically viable. Our efforts to identify commercially productive reservoirs, such as studying seismic data, the geology of the area and production history of adjoining fields, do not conclusively establish that oil and gas is present in commercial quantities. If our drilling efforts are unsuccessful, our profitability will be adversely affected.

PRODUCTION LEVELS CANNOT BE PREDICTED WITH CERTAINTY.

         Until a well is drilled and has been in production for a number of months, we will not know what volume of production we can expect to achieve from the well. Even after a well has achieved its full production capacity, we cannot be certain how long the well will continue to produce or the production decline that will occur over the life of the well. Estimates as to production volumes and production life are based on studies of similar wells, and therefore speculative and not fully reliable. As a result, our revenue budgets for producing wells may prove to be inaccurate.

PRODUCTION DELAYS MAY OCCUR.

         In order to generate revenues from the sale of oil and gas production from new wells, we must complete significant development activity. Delays in receiving governmental permits, adverse weather conditions, a shortage of labor or parts, and/or dewatering time frames may cause production delays, as discussed below. These delays will mean that we will be delayed in achieving revenues from these new wells.

         Oil and gas producers often compete for experienced and competent drilling, completion and facilities installation vendors and production laborers. The unavailability of experienced and competent vendors and laborers may cause development and production delays.

         From time to time, vendors of equipment needed for oil and gas drilling and production become backlogged, forcing delays in development until suitable equipment can be obtained.

         For each new well, before drilling can commence, we will have to obtain a drilling permit from the state in which the well is located. We will also have to obtain a permit from the United States Environmental Protection Agency for each salt water disposal well. It is possible that for reasons outside of our control, the issuance of the required permits will be delayed, thereby delaying the time at which production is achieved.

         Adverse weather may foreclose any drilling or development activity, forcing delays until more favorable weather conditions develop. This is more likely to occur during the winter and spring months, but may occur at other times of the year.

         Different natural gas reservoirs contain different amounts of water. The actual amount of time required for dewatering with respect to each well cannot be predicted with accuracy. The period of time when the volume of gas that is produced is limited by the dewatering process may be extended, thereby delaying revenue production.

OIL AND GAS PRICES ARE VOLATILE. A SUBSTANTIAL DECREASE IN OIL AND NATURAL GAS PRICES COULD ADVERSELY AFFECT OUR BUSINESS.

         Our revenues, profitability and future growth depend in part on prevailing natural gas and crude oil prices. Prices also affect the amount of cash flow available for capital expenditures and our ability to borrow and raise additional capital. Lower prices may also reduce the amount of natural gas and crude oil that we can economically produce. It is possible that prices will be low at the time periods in which the wells are most productive, thereby damaging overall returns. It is possible that prices will drop so low that production will become uneconomical. Ongoing production costs that will continue include equipment maintenance, compression and pumping costs. If production becomes uneconomical, we may decide to discontinue production until prices improve.

         Prices for natural gas and crude oil fluctuate widely, as evidenced by the volatility in natural gas prices in response to the war between the United States and Iraq. The prices for oil and natural gas are subject to a variety of factors beyond our control, including:

         o        the level of consumer product demand;

         o weather conditions; o domestic and foreign governmental regulations;

         o        the price and availability of alternative fuels;

         o        political conditions in oil and gas producing regions;

         o        the domestic and foreign supply of oil and gas;

         o        market uncertainty; and

         o        worldwide economic conditions.

PIPELINE CAPACITY MAY BE INADEQUATE.

         Because of the nature of natural gas development, there may be periods of time when pipeline capacity is inadequate to meet our gas transportation needs. It is often the case that as new development comes on line, pipelines are close to or at capacity. During periods when pipeline capacity is inadequate, we may be forced to reduce production or incur additional expense as existing production is compressed to fit into existing pipelines.

OUR RELIANCE ON THIRD PARTIES FOR GATHERING AND DISTRIBUTION COULD CURTAIL FUTURE EXPLORATION AND PRODUCTION ACTIVITIES.

         The marketability of our production will depend on the proximity of our reserves to and the capacity of, third party facilities and services, including oil and natural gas gathering systems, pipelines, trucking or terminal facilities, and processing facilities. The unavailability or insufficient capacity of these facilities and services could force us to shut-in producing wells, delay the commencement of production, or discontinue development plans for some of our properties, which would adversely affect our financial condition and performance.

THERE IS A POTENTIAL FOR INCREASED COSTS.

         The oil and gas industry has historically experienced periods of rapidly increasing drilling and production costs, frequently during times of increased drilling activity. If significant cost increases occur with respect to our development activity, we may have to reduce the number of wells we drill, which may adversely affect our financial performance.

WE MAY INCUR COMPRESSION DIFFICULTIES AND EXPENSE.

         As production of natural gas increases, more compression is generally required to compress the production into the pipeline. As more compression is required, production costs increase, primarily because more fuel is required in the compression process. Furthermore, because compression is a mechanical process, a breakdown may occur that will cause us to be unable to deliver gas until repairs are made.

UNITIZATION PRESENTS SOME RISKS.

         Some or all of our wells will be unitized with wells owned by other owners within the same field. Because unitization of production combines the operating results of more than one owner of wells, there is a risk that the performance of the wells we do not own will lower our financial performance if the wells we do not own do not perform as well as the wells we do own. In addition, it may be argued that the owners of wells developed later in a field have an advantage because they have more production history upon which to evaluate the investment, they are able to use their money for other purposes before committing their resources to the wells in the field, and they are getting the benefit of all reserves when some of the reserves have already been depleted. Nonetheless, in management's opinion, these risks may be outweighed in some circumstances by the benefit of spreading the costs of infrastructure over a greater number of wells, thereby reducing the costs per well for all owners of wells in the field.

THE FAILURE TO DEVELOP RESERVES COULD ADVERSELY AFFECT OUR PRODUCTION AND CASH FLOWS.

         Our success depends upon our ability to find, develop or acquire oil and gas reserves that are economically recoverable. We will need to conduct successful exploration or development activities or acquire properties containing proved reserves, or both. The business of developing or acquiring oil and gas reserves is capital intensive. We may not be able to make the necessary capital investment to expand our oil and natural gas reserves from cash flows and external sources of capital may be limited or unavailable. Our drilling activities may not result in significant reserves and we may not have continuing success drilling productive wells. Exploratory drilling involves more risk than development drilling because exploratory drilling is designed to test formations for which proved reserves have not been discovered. Additionally, while our revenues may increase if prevailing oil and gas prices increase significantly, our finding costs for reserves also could increase and we may not be able to finance additional exploration or development activities.

THE OIL AND NATURAL GAS RESERVE DATA INCLUDED IN THIS DOCUMENT ARE ESTIMATES BASED ON ASSUMPTIONS THAT MAY BE INACCURATE AND EXISTING ECONOMIC AND OPERATING CONDITIONS THAT MAY DIFFER FROM FUTURE ECONOMIC AND OPERATING CONDITIONS.

         Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner and is based upon assumptions that may vary considerably from actual results. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenue and expenditures with respect to our reserves will likely vary from estimates, and such variances may be material. Information regarding discounted future net cash flows should not be considered as the current market value of the estimated oil and natural gas reserves that will be attributable to our properties. The estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and natural gas, increases or decreases in consumption, and changes in governmental regulations or taxation. The reserve report for Aurora's properties assumes that production will be generated from each well for a period of 40 years. Because production is expected for such an extended period of time, the probability is enhanced that conditions at the time of production will vary materially from the current conditions used to calculate future net cash flows. In addition, the 10% discount factor, which is required by the Financial Accounting Standards Board in Statement of Financial Account Standards No. 69 to be used on calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks that will be associated with our operations or the oil and natural gas industry in general.

WE MAY HAVE DIFFICULTY FINANCING OUR PLANNED GROWTH.

         We have experienced and expect to continue to experience substantial capital expenditure and working capital needs, particularly as a result of our property acquisition and development drilling activities. We may require additional financing, in addition to cash generated from our operations, to fund our planned growth. If our cash flow from operations is not sufficient to satisfy our capital expenditure requirements, additional financing may not be available to us on acceptable terms or at all. If additional capital resources are unavailable, we may be forced to curtail our acquisition, development drilling and other activities or to sell some of our assets on an untimely or unfavorable basis.

WE MAY NOT HAVE GOOD AND MARKETABLE TITLE TO OUR PROPERTIES.

         It is customary in the oil and gas industry that upon acquiring an interest in a non-producing property, only a preliminary title investigation be done at that time and that a drilling title opinion be done prior to the initiation of drilling, neither of which can substitute for a complete title investigation. We have followed this custom and intend to continue to follow this custom in the future. Furthermore, title insurance is not available for mineral leases, and we will not obtain title insurance or other guaranty or warranty of good title. If the title to our prospects should prove to be defective, we could lose the costs that we have incurred in their acquisition, or incur substantial costs for curative title work.

COMPETITION IN OUR INDUSTRY IS INTENSE, AND WE ARE SMALLER AND HAVE A MORE LIMITED OPERATING HISTORY THAN MOST OF OUR COMPETITORS.

         We will compete with major and independent oil and gas companies for property acquisitions and for the equipment and labor required to operate and develop these properties. Most of our competitors have substantially greater financial and other resources than we do. In addition, larger competitors may be able to absorb the burden of any changes in federal, state and local laws and regulations more easily than we can, which would adversely affect our competitive position. These competitors may be able to pay more for exploratory prospects and productive natural gas and oil properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than we can. Our ability to explore for oil and gas prospects and to acquire additional properties in the future will depend on our ability to conduct operations, to evaluate and select suitable properties and to complete transactions in this highly competitive environment.

OIL AND NATURAL GAS OPERATIONS INVOLVE VARIOUS RISKS.

         The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. Personal injuries, damage to property and equipment, reservoir damage, or loss of reserves may occur if such a catastrophe occurs, any one of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties purchased or leased by us.

         Federal and state regulation of oil and gas production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect our ability to produce and market our natural gas and crude oil. Production from gas wells in many geographic areas of the United States, including Louisiana and Texas, has been curtailed or shut-in for considerable periods of time due to a lack of market demand, and such curtailments may continue for a considerable period of time in the future. There may be an excess supply of gas in areas where our operations will be conducted. In such event, it is possible that there will be no market or a very limited market for our production.

         As a result of operating hazards, regulatory risks and other uninsured risks, we could incur substantial liabilities to third parties or governmental entities, the payment of which could reduce or eliminate funds available for exploration, development or acquisitions.

WE LACK INSURANCE THAT COULD LOWER RISKS TO OUR INVESTORS.

         As of September 30, 2005, our Cadence division had procured an errors and omissions policy for its directors and officers, but had not obtained any other insurance policies. Our Cadence division has historically chosen to rely only on the insurance provided by the well operators, and over which our Cadence division has no control. Our Cadence division's properties are therefore at risk of loss in the event of a catastrophic event.

         Our Aurora division has procured insurance policies for general liability, property/pollution, well control, workers' compensation and automobile, as well as a $5 million excess liability umbrella policy. Nonetheless, the policy limits may be inadequate in the case of a catastrophic loss, and there are some risks that are not insurable. An uninsured loss could adversely affect our financial performance.

WE ARE SUBJECT TO COMPLEX FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

         Oil and gas operations are subject to various federal, state and local government laws and regulations, which may be changed from time to time in response to economic or political conditions. Matters that are typically regulated include:

         o        discharge permits for drilling operations;

         o        drilling bonds;

         o        reports concerning operations;

         o        spacing of wells;

         o        unitization and pooling of properties;

         o        environmental protection; and

         o        taxation.

         From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below allowed production capacity to conserve supplies of natural gas and crude oil. We also are subject to changing and extensive tax laws, the effects of which we cannot predict.

         The development, production, handling, storage, transportation and disposal of natural gas and crude oil, by-products and other substances and materials produced or used in connection with oil and gas operations are subject to laws and regulations primarily relating to protection of human health and the environment. The discharge of natural gas, crude oil or pollutants into the air, soil or water may give rise to significant liabilities on our part to the government and third parties and may result in the assessment of civil or criminal penalties or require us to incur substantial costs of remediation.

         Legal and tax requirements frequently are changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. Existing laws or regulations, as currently interpreted or reinterpreted in the future, could harm our business, results of operations and financial condition.

Risks Related to the Ownership of Our Stock

WE MAY EXPERIENCE VOLATILITY IN OUR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT YOUR INVESTMENT, AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR IT.

         The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

         o        quarterly variations in operating results;

         o        changes in financial estimates by securities analysts;

         o        changes in market valuations of other similar companies;

         o announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, strategic partnerships or joint ventures;

         o        additions or departures of key personnel;

         o any deviations in net sales or in losses from levels expected by securities analysts; and

         o        future sales of common stock.

         In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

BECAUSE OUR SECURITIES TRADE ON THE OTC BULLETIN BOARD, YOUR ABILITY TO SELL YOUR SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

         Our shares of common stock have been listed and principally quoted on the Nasdaq OTC Bulletin Board since May 1994. Because our securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and "accredited investors" (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person's written consent to the transaction prior to sale.

Consequently, these rules may adversely effect the ability of purchasers to sell our securities and otherwise affect the trading market in our securities. Because our shares are deemed "penny stocks," you may have difficulty selling them in the secondary trading market.

         The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined in the regulations) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange or Nasdaq, the equity security also would constitute a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market would be limited. As a result, the market liquidity for our common stock would be severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

         Our shares that are eligible for future sale may have an adverse effect on the market price of our common stock. As of December 15, 2005, there were 59,041,685 shares of our common stock outstanding. As of December 15, 2005 over 31,134,704 shares of our common stock will be freely tradeable without substantial restriction or the requirement of future registration under the Securities Act of 1933, as amended. The majority of the remainder of our outstanding shares, most of which are held by our officers, directors and greater than 5% shareholders, may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act. However, in connection with the merger of Cadence and Aurora, certain of our officers directors and shareholders have agreed not to sell more than 10% of their respective holdings of our common stock, measured immediately prior to the merger, for a period of 36 months following the merger, representing an aggregate of approximately 770,745 shares of our common stock. In addition, William Deneau, John Miller and John Tucker, our President, Vice President of Exploration & Production and Vice President of Land & Development, respectively, and each of their affiliates, have executed lock-up agreements in which they agree not to sell more than 10% of the shares of our common stock that they receive in the merger for a period of 36 months, representing an aggregate of approximately 974,288 shares of our common stock. In addition, as of December 15, 2005, an additional 11,967,418 shares were subject to outstanding options or warrants or were issuable upon the conversion of our Class A Preferred Shares.

         Sales of substantial amounts of our common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of our common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

WE DO NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING SHAREHOLDERS CONTROL CADENCE, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF SHAREHOLDER VOTES.

         Our shareholders do not have the right to cumulative votes in the election of our directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to our board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock, present in person or by proxy, will be able to elect all of the members of our board of directors.

         In connection with the closing of the merger of Cadence and Aurora, certain of our shareholders, including certain former Aurora shareholders who became shareholders of us in connection with the merger, executed and delivered voting agreements pursuant to which they agreed, for a period of 36 months, to vote an aggregate of

22,740,830 of their shares of our common stock in favor of (i) five directors designated by William W. Deneau, who shall initially be William W. Deneau, Earl
V. Young, Gary J. Myles, Richard Deneau, and Ronald E. Huff; and (ii) two directors designated by William W. Deneau from among our Board of Directors immediately before the closing of the merger, who shall initially be Howard Crosby and Kevin Stulp. In addition, such shareholders agreed to vote all of their shares of common stock to ensure that the size of our Board of Directors will be set and remain at seven directors. In addition, also in connection with the closing of the merger, certain of our shareholders executed and delivered irrevocable proxies naming, for a period of 36 months, William W. Deneau and Lorraine King as proxies to vote an aggregate of 10,102,286 shares of our common stock held by such shareholders in the manner determined by such proxies. These provisions will limit your ability to influence the outcome of shareholder votes including votes concerning the election of directors, the adoption or amendment of provisions in our articles of incorporation or bylaws and the approval of mergers and other significant corporate transactions for a period of three years following closing of the merger.

OUR ARTICLES OF INCORPORATION CONTAIN PROVISIONS THAT DISCOURAGE A CHANGE OF CONTROL.

         Our articles of incorporation contain provisions that could discourage an acquisition or change of control without our board of directors' approval. Our articles of incorporation authorize our board of directors to issue preferred stock without shareholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third party to acquire control of us, even if that change of control might be beneficial to our shareholders.

         We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount and timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

                                USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares owned by the selling security holders. We may receive proceeds in connection with the exercise of warrants, the underlying shares of which may in turn be sold by selling security holder. Although the amount of timing of our receipt of any such proceeds are uncertain, such proceeds, if received, will be used for general corporate purposes.

          MARKET FOR OUR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market for Our Common Stock

         Our common stock trades under the symbol CDNR.OB on the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc. Approximately fifteen professional market makers hold themselves out as willing to make a market in our common stock. Following is information about the range of high and low bid prices for our common stock for each fiscal quarter in the last two fiscal years and the first two fiscal quarters of the current fiscal year. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


----------------------------------------------------   -------------------------------   ---------------------------------
Quarter Ended                                                High Bid Quotation                 Low Bid Quotation
----------------------------------------------------   -------------------------------   ---------------------------------
December 31, 2003                                      $ 3.60                            $ 2.75
----------------------------------------------------   -------------------------------   ---------------------------------
March 31, 2004                                         $ 4.40                            $ 3.00
----------------------------------------------------   -------------------------------   ---------------------------------
June 30, 2004                                          $ 3.75                            $ 1.75
----------------------------------------------------   -------------------------------   ---------------------------------
September 30, 2004                                     $ 2.15                            $ 1.70
----------------------------------------------------   -------------------------------   ---------------------------------
December 31, 2004                                      $ 1.65                            $ 0.98
----------------------------------------------------   -------------------------------   ---------------------------------
March 31, 2005                                         $ 1.70                            $ 1.09
----------------------------------------------------   -------------------------------   ---------------------------------
June 30, 2005                                          $ 2.65                            $ 2.11
----------------------------------------------------   -------------------------------   ---------------------------------
September 30, 2005                                     $3.35                             $ 1.86
----------------------------------------------------   -------------------------------   ---------------------------------
December 31, 2005                                      $4.85                             $ 3.16
--------------------------------------------------------------------------------------------------------------------------
March 31, 2006                                                                           $ 4.45
         (through February 3, 2006)
----------------------------------------------------   -------------------------------   ---------------------------------

Holders

         As of February 2, 2006, there were 525 holders of record of our common stock, although we believe that there are additional beneficial owners of our common stock who own their shares in "street name."

Dividends

         There have been no cash dividends declared on our common stock since our company was formed. Dividends are declared at the sole discretion of our board of directors. It is not anticipated that any dividends will be declared for the foreseeable future on our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, supplements to this prospectus and the documents incorporated by reference contain certain forward-looking statements about our financial condition, results of operations and business. These statements may be made expressly in this document or may be "incorporated by reference" to other documents we have filed with the Securities and Exchange Commission. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus, supplements to this prospectus or documents incorporated by reference.

         These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by us in those statements include, among others, the following:

         o the quality of our properties with regard to, among other things, the existence of reserves in economic quantities;

         o our ability to increase our production and oil and gas income through exploration and development;

         o the number of locations to be drilled and the time frame within which they will be drilled;

         o        future prices of natural gas and crude oil;

         o        anticipated domestic demand for oil and natural gas; and

         o        the adequacy of our capital resources and liquidity.

         Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or supplements to this prospectus or, in the case of documents incorporated by reference, as of the date of such document.

         We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or supplements to this prospectus. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements.

                                    BUSINESS

The Company

         Cadence Resources Corporation is a Utah corporation incorporated on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation in connection with a corporate reorganization to focus our operations on oil and gas exploration.

         We acquired Aurora Energy, Ltd. ("Aurora") on October 31, 2005 through the merger of our wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became our wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. The acquisition of Aurora was pursuant to the Agreement and Plan of Merger dated as of January 31, 2005 (the "Merger Agreement"). In connection with the acquisition of Aurora, we issued an aggregate of 37,512,366 shares of our common stock to the former shareholders of Aurora, and have reserved an additional 10,497,328 shares of our common stock for issuance upon exercise of option or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora. Pursuant to the terms of the Merger Agreement our board of directors is composed of seven individuals, three of whom were directors of Aurora prior to the acquisition and two of whom were directors of Cadence prior to the acquisition. Our Board of Directors consists of William W. Deneau, the former Chairman and President of Aurora, Howard M. Crosby, Kevin D. Stulp, Ronald E. Huff, Richard Deneau, Gary J. Myles and Earl V. Young. Messrs. Crosby and Stulp, were directors of the Company immediately prior to the acquisition of Aurora and Messrs. Deneau, Myles and Young were directors of Aurora immediately prior to the acquisition of Aurora.

         The description of our business contained herein includes descriptions of the material aspects of the business of Aurora. Because the business of Aurora is now included as our Aurora division, we believe that a full understanding of our business as it will be conducted in the future requires an understanding of the business operations of both Cadence and Aurora. In addition, as a result of the acquisition, we will revise certain of our accounting principles applicable to our oil and gas properties, and have changed our accounting fiscal year to end on December 31, commencing December 31, 2005. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         We are engaged in acquiring, exploring, developing, and producing oil and gas properties. We have operations in Wilbarger County, Texas, DeSoto Parish, Louisiana, Eddy County, New Mexico and Alpena County, Michigan. We also have leased interests in western Kansas and southern Texas. Through our subsidiary Aurora, we have an interest in the following productive properties: the Beyer, Black Bean, Blue Spruce, Devil River, Dover, Gehrke, Hudson, Mackinaw, Nicholson Hill, Paxton Quarry, Sequin, Timm and Treasure Island Antrim Shale gas projects in Michigan; and the Bergsasi oil well and Church Lake oil field in Michigan. We also own a number of non-producing properties described below that are in various stages of development.

         One of our primary goals is to produce gas from lower risk unconventional gas reservoirs such as black shales, coal seams and tight sands, targeting projects where large acreage blocks can be easily evaluated with a series of low cost test wells prior to development investments. To achieve this goal, we have a particular, but not exclusive, focus on the black shales of Michigan and Indiana.

         Historically, we have acquired and then resold (for cash) mineral leases, often with a retained interest. Those mineral leasehold interests in which we or our affiliates currently have an interest are described below. In 2004, we sold 80% of a substantial block of our Michigan Antrim leaseholds and working interests to Samson Resources Company. This transaction with Samson Resources Company is described below in more detail under the caption "Samson Transaction" (the "Samson Transaction"). In 2003, 2004 and 2005, we sold substantial blocks of our Indiana New Albany Shale assets as described below. These sales, and others, were undertaken to generate cash that we could use to continue work on our development plan. Greater detail about the terms of these sales is provided below. A subsidiary of our Aurora division also has a $50 million credit facility with Trust Company of the West. In addition, during December 2004 and January 2005, we raised an aggregate of $22,312,500 million through the sale of equity and warrants in two private placements, one through our Cadence division and the second through our Aurora division.

         Our longer term goal is to generate revenues from the sale of oil and gas production sufficient to support ongoing development. Once wells are drilled and in production, the underlying gas reserves will be characterized as proved developed producing reserves, which have greater value than unproven probable reserves. As a general rule, once the underlying reserves are characterized as proved developed producing reserves, the underlying assets can be pledged to support debt financing. We currently have one such financing facility in place. Proved developed producing reserves are also generally more attractive to prospective asset purchasers such as larger oil and gas companies.

         During the year ended September 30, 2005, substantially all of our revenues were derived from our Cadence division's interests in nine producing oil wells in Wilbarger County, Texas and eleven producing natural gas wells in DeSoto Parish, Louisiana. We received small revenues from our Cadence division's interest in nine producing gas wells in Alpena County, Michigan and a minority interest in a producing well in Eddy County, New Mexico. As of December 31, 2004 our Aurora division had 200 gross (42.35 net) oil and gas wells, 7,956 gross (2,739 net) acres of developed wells and 408,379 gross (276,459 net) acres of undeveloped wells. With the acquisition of Aurora and with the proceeds that we received from the private placements in January 2005, we have greatly expanded our drilling program, as described below.

         At the completion of our 2005 fiscal year in September, we were continuing to evaluate the performance of our Cadence division's natural gas wells in DeSoto Parish. Along with our partner, Bridas Energy, we have not made plans to drill additional wells at that location. In the fiscal year 2005, we drilled four new wells on our West Electra Lake Unit and a new well on our E lease, all in Wilbarger County, Texas, completed the seismic evaluation process on the north block of our Kansas acreage, and drilled two exploratory wells on the property, participated for a working interest in development wells being drilled in Eddy County, New Mexico, and acquired an interest in a company that is participating for a working interest in an exploratory well in Tennessee.

         We plan to participate in the drilling of approximately 200 gross wells in the Michigan Antrim Shale and the New Albany Shale during 2006. Through September 30, 2005, we have drilled 298 gross (194 net) wells in the Michigan Antrim Shale. We have a development plan for the Michigan Antrim Shale for the next three years. We are also formulating a development plan for the New Albany Shale in Indiana and Kentucky. We continue to explore different sources of possible equity financing and credit facilities to be sure that we have sufficient resources to achieve our 2006 goals.

Oil and Natural Gas Operations

DeSoto Parish, Louisiana

         We leased over 4,800 acres (2,160 net acres) in DeSoto Parish (approximately 40 miles south of Shreveport, Louisiana) in the summer of 2001 and throughout 2002. Our acreage is southwest of the Holly Field and southeast of the Bethany Longstreet Field, both extensively drilled and developed since 1996 by Sonat (now El Paso Corporation). In April 2003, we contributed these leases to a joint exploration and development program with Bridas Energy, which has operations in the Texas-Louisiana Gulf Coast area. Under this program, Bridas Energy is the operator of the DeSoto Parish properties. Bridas Energy is a wholly-owned subsidiary of Bridas Corporation, an Argentinean-based private, independent energy company with headquarters in Buenos Aires.

         Under the terms of our joint exploration agreement with Bridas Energy, we assigned Bridas Energy a 55% working interest in all of the acreage constituting the area of mutual interest of our DeSoto Parish leases in return for a cash payment of $50,000. Bridas Energy agreed to fund all costs of drilling, completing and bringing to production the initial test well, the Ardis-Martin Timber #27-1, drilled during June 2003, in Section 27 of this prospect. Upon successful completion of this test well, we conveyed an additional 20% working interest to Bridas Energy in that well and all other leases covering acreage in Section 27, leaving us a 25% working interest in
Section 27. We retain a 45% working interest in all other wells on the leased acreage in this prospect and a lesser working interest in any wells drilled in the area of mutual interest around the leased acreage, depending upon the amount of acreage leased by each respective party in that particular section.

         As of September 30, 2005 we had nine producing wells in this field. During the month of September 2005, these wells produced an aggregate of 25,959 MCF of natural gas on a net basis to us. At September 30, 2005, twelve wells had produced an aggregate of 192,663 MCF of natural gas on a net basis to us. In May, 2005 one well was removed from production due to low output.

         As of September 30, 2005, all but two of our producing wells in DeSoto Parish were from the Cotton Valley formation. The Cotton Valley formation lies immediately below the Hosston, with the best sands typically extending to about 10,300 feet. Of the eleven producing wells as of September 30, 2005, we have a 25% working interest and an approximate 20% net revenue interest in four of them, a 45% working interest and an approximate 36% net revenue interest in six of them, and a 25% working interest and an approximate 18% net revenue interest in one of them.

         The DeSoto Parish properties are located on a major anti-clinorium on the southeast side of the Sabine Uplift. The Sabine Uplift is a large structure that is related to the cretaceous and younger rocks in the established oil and gas fields of northeast Texas and northern Louisiana. In this area, wells from these formations produce approximately 35% to 50% of the well's total anticipated output in the first 24 months of production, with the remainder produced over 12 to 15 years.

         Our drilling and completion costs for these DeSoto Parish wells drilled to the Cotton Valley formation, to the 8/8ths interest, were approximately $1.25 million to $1.3 million per well. However, costs to drill and complete wells to this depth in this area have increased significantly due to rapidly accelerating materials and labor costs. These increases will greatly affect our future decisions about drilling further wells in this field.

Wilbarger County, Texas

         Our property in Texas is located on the Waggoner Ranch, a privately-held ranch in Wilbarger County, approximately 50 miles northwest of Wichita Falls, Texas, and 15 miles south of the Oklahoma border. Since October 2001, we have conducted exploration activities on the Waggoner Ranch. The W.T. Waggoner Estate is the operator of all of our wells on the Waggoner Ranch and the sole purchaser of all production from these properties. We logged our first productive well in this field in January 2002. As of September 30, 2005, we owned interests in nine wells on these properties, producing an aggregate of approximately 54 net working interest barrels per day, to the 8/8ths interest, of 35 (degree) API sweet crude oil.

         The major geologic feature in this part of north Texas is the Red River Arch, which consists of Permian and Leonardon shales and sands. This structure has historically produced more than 150 million barrels of oil from several geologic features, including the Canyon limestone formation. Our primary targets on this prospect are oil-bearing pinnacle reefs in the Canyon limestone formation, typically located between 3,000 and 3,600 feet. We are producing oil from three areas of the Ranch: the east side of Electra Lake, referred to as the Virgin Reef Prospect, and the west side of Electra Lake, referred to as the West Electra Lake Prospect, and from an area north of Electra Lake referred to as North Electra.

         The Virgin Reef Leasehold consists of approximately 400 acres. In August 2002, we signed an exploration agreement with the Waggoner Ranch on 650 acres in the West Electra Lake Prospect, with a surrounding 1/2 mile area of mutual interest, from which our current production comes. The West Electra Lake Leasehold currently consists of an aggregate of 532 acres under lease and a 1/2 mile area of mutual interest surrounding such acreage. In March, 2005 we signed an additional lease agreement with the Waggoner Ranch on acreage north and west of Electra Lake which currently consists of an aggregate of 700 acres under lease and which also has mutual interest surrounding such acreage.

         We have two producing wells on the Virgin Reef Prospect, the #1A in which we have a 60% working interest and a 45.6% net revenue interest and the #1B well, in which we have 100% working interest and a 76% net revenue interest. The #1A well was logged in January 2002 and showed four pay zones between 2,400 feet and 3,002 feet. This well is currently producing from the Lower Milham Sand at a depth of approximately 2,500 feet. We have already produced this well from the deeper Canyon formation zones and re-completed the well in the Lower Milham zone. One more zone in this well remains to be completed. This well produced an average of approximately 12.5 net working interest barrels per day during September 2005. The other producing well, the #1B, well is producing at only a nominal rate.

         In August 2002, we began developing the West Electra Lake Prospect. We logged our first well in the first quarter of calendar 2003. We have three producing wells in this prospect, all of which are producing from the upper Milham Sand at a depth of approximately 2,600 feet. The first well, the West Electra Lake #1, in which we have a 45% working interest and a 34.2% net revenue interest, has 10 feet of net pay. The West Electra Lake #2 and #3 wells, in which we have a 50% working interest and a 38% net revenue interest, were both drilled in June 2003 and encountered 10 feet and 11 feet of net pay, respectively, in the same zone. These three wells are subject to Texas Railroad Commission production limits and during September 2005, produced at the rate of an aggregate of approximately 25 barrels of oil per day, which is below the maximum allowable rate of an aggregate of 120 barrels of oil per day, with the pumps operating for only eight hours per day. At this time we expect that rate of production to continue for at least the next ten years, subject to normal decline. Drilling and completion costs for the wells on the West Electra Lake Prospect have ranged from approximately $160,000 to $220,000 per well, on an 8/8th basis.

         In December 2004 we commenced a program to drill three more wells on the West Electra Lake unit. The first well was logged on December 7, 2004, and indicated the expected Milham pay interval, as well as an unexpected 12 feet of pay in the Saddle Creek formation at about 1700 feet. The second new well was logged on December 18, 2004 and encountered some ten feet of net pay in the Upper Milham formation. Both of these wells were completed as of January 31, 2005 and commenced producing commercial quantities of oil in March 2005. Four new wells were drilled in March and April, 2005 in the West Electra Lake area. As of September 30, 2005, three of these new wells are producing commercial quantities of oil. The forth well encountered shows of natural gas, but as there is no gas pipeline in the area, this well has been capped. We drilled four more development wells in the West Electra Lake area during September and October of 2005.

         We have drilled four non-commercial wells on the Virgin Reef and West Electra Leases. In May, 2002 we drilled the #2A well which targeted the lower Milham Sand formation. This well was only marginally productive, so we converted it to a saltwater disposal well. In December, 2002 we drilled the #2B well which targeted a reef prospect in the Canyon limestone formation. The #2B well was a dry hole. In July, 2004 we drilled the 1D and encountered only a sub economic pay in the Dyson sand. The well was therefore plugged and abandoned.

Matagorda County, Texas

We completed the leasing of 58 acres in Matagorda County, Texas in September 2005 on a salt dome prospect. In October 2005 we drilled our first well on this prospect and it was determined to be a commercially viable gas well. The drilling and completion costs on this well were approximately $317,591. We sold a 20% working interest in this well for $100,000 and retained 80% of the working interest. We are currently awaiting hook-up of this well to a nearby gas pipeline. The Operator of the well will be G.L. McLeod, Inc.

Michigan

         In December 2002, through our Cadence division, we began participating in a natural gas drilling program in Alpena County, Michigan. As of September 30, 2005, we had a 22.5% working interest before payout, 20% after payout, 18% net revenue interest before payout, 16% after payout), in ten producing wells in Alpena County. Production commenced from this field in June 2003. See `Antrim Shale' subsection below".

New Mexico

         In June 2004, we participated for a 20% working interest, 15% net revenue interest, in the Santa Nina Prospect in Eddy County, NM. This prospect was developed by and is operated by SDX Resources of Midland, TX, an experienced operator with over 20 years of operational experience in the Permian Basin. The well was completed in July 2004, with an initial flow rate in excess of 50 barrels of oil per day, plus natural gas. The well was produced for some 40 days, and then shut in to allow a gas pipeline to be attached. This work is in process. We received our first production check for this well in October 2004.

         Early in 2004, we announced that we had signed an agreement with SDX Resources for an option to participate for up to a 25% working interest, 20% net revenue interest, in up to 17 development wells in a project called the Sparkplug Unit. These wells will be offsetting existing production in the San Andreas and Yeso formations to a maximum depth of about 5,000 feet. Drilling on the initial development well, in which we elected to take a 20% working interest, commenced on December 16, 2004. Initial results indicate multiple pay horizons in the San Andreas formation and the well was completed in February 2005. As a result of subsequent low production rates, the operator, SDX, has determined to dispose of this well; the sale of the well is in process.

Tennessee

         In August 2004 we acquired an equity interest in TN Oil Company, which owns leases covering some 1500 acres prospective for oil in central and north central Tennessee. Subsequent to the end of the fiscal year, we elected to participate for 100% of the working interest in a well being drilled by TN Oil, as operator, to a depth of some 1700 feet. This well targeted oil production from the Murfreesboro and Knox formations. The well was spudded in December 2004. Based upon the well logs, our geologists determined that this well was non-commercial and elected to plug the well. A second non-commercial drill test was conducted by TN Oil in November 2005. The equity stake of the Company in TN Oil Co. is approximately 14% as of September 30, 2005.

Western Kansas

         Our Kansas oil exploration project is in the Anadarko Basin in Lane and Ness Counties, Kansas. In June 2004, we completed our first leasing program in the area, consisting of approximately 28,000 acres. We have a 100% working interest and an approximate 82.5% net revenue interest in these leases. During September and October 2004, we completed a three dimensional seismic shooting program on the 13,000 acres which constitute the Cadence North Block. During the third quarter of 2005, we drilled our first two exploratory wells on the north block of its Kansas acreage. The first test well did not encounter commercial quantities of oil, and was plugged as a dry hole. The second well has been in production for the last 60 days and has produced commercially viable quantities of oil. The Operator of the project is SEDONA Oil & Gas Corporation.

Antrim Shale Operations

         Antrim Shale is a black shale that underlies the entire Michigan Basin. The shale is very thick (140 to over 200 feet) and has a high percentage organic content (15% to over 20%). Due to the nature of the natural fractures in the Antrim Shale, production will vary from well to well.

         The productive, fractured trend for the Antrim Shale runs across the northern portion of the Michigan Basin from Lake Huron to Lake Michigan (160 miles). Gas wells have been drilled and produced in the Antrim Shale from depths of 250 feet down to 1,500 feet. A high percentage of the wells drilled in the Antrim Shale have been put into production, although as noted above, levels of production vary from well to well. Over 8,000 wells are currently producing in the Antrim Shale. In recent years, 200 to 300 wells have been drilled annually. It is expected that a similar number of wells will be drilled in 2006.

         The gas produced from the Antrim Shale is a combination of thermogenic and biogenic gas. At shallower depths the gas is primarily biogenic due to the presence of microbes in the low to medium saline waters. The low-density pay zones in the Antrim Shale are over 100 feet thick. Methane gas is continuously being generated by anaerobic bacteria that feed on CO2, organic material, and the heavier thermogenic gases stored in the shale.

         The Antrim Shale gas adsorbs to organic material in a similar manner to coal seams. Water in the natural fractures of the shale provides a trapping mechanism to hold the gas in place. As the water is produced to the surface, lowering the fluid and pressure in the reservoir, gases are released from the organic material and are produced to the surface. At depths of less than 1,500 feet, the gas-in-place is typically 90% methane or greater, with the balance being CO2 and some heavier thermogenic gases.

         The oldest Antrim Shale gas field was drilled in the 1940s. It is still in production today. The production curve for the shale typically contains a peak rate of gas occurring after the first two years of production when the shale reservoir has been thoroughly de-watered. Peak rate production usually continues for some time. Cash values of production may be better five years or more into the life of a well than in the first six months of production, since dewatering takes up to two years to complete. After the water is off the formation and the gas is able to fully release from the shale into the well bore, the rate of production will typically begin to decline hyperbolically to a slow 2% to 3% exponential decline per year.

         We have identified the Michigan Antrim Shale as an area with natural fractures using a variety of diagnostic tests, including a review of production trends, fracture imaging logs and geological mapping. In management's opinion, based upon performance information from almost 8,000 wells in similar circumstances, areas with natural fractures in shale have good production potential.

         We currently plan to focus significant development activity over the next few years in the Michigan Antrim Shale. If sufficient capital is procured, we plan to drill up to 500 gross wells in the Michigan Antrim Shale over the next three years. Management believes that so long as our existing credit facility remains available and we are able to increase it as production increases, we will have sufficient financing to achieve this goal. We are, however, exploring possible avenues of additional equity financing. Changes in circumstances could necessitate more financing than currently contemplated, such as greater than budgeted costs or lower than expected production or gas prices. Other variables that will affect our ability to achieve our goals include unexpected drilling results, a shortage of available drilling rigs, delays in testing and drilling, difficulties in acquiring leases, a shortage of transportation pipelines, and new opportunities that cause management to change focus. Any one of these variables could cause actual results to differ materially from our current business plan.

Samson Transaction

         On May 14, 2004, we entered into a Purchase and Sale Agreement ("PSA") and Exploration Agreement with Samson Resources Company ("Samson") with respect to a substantial portion of our Michigan Antrim Shale properties. Pursuant to the PSA, we assigned to Samson 80% of our interest in the following assets:

         o Our working interests in all of our producing wells and related leaseholds in the Michigan Antrim comprising a total of 116 permitted wells, 66 of which had been drilled, and approximately 6,521 proved developed producing net leasehold acres.

         o Our interest in approximately 15,000 acres of undeveloped leaseholds in the Michigan Antrim. We did not include all of our Michigan Antrim leaseholds in this transaction, but limited this assignment to leases within an Area of Mutual Interest ("AMI") located generally in Alcona and Alpena Counties and the eastern 3/4ths of Montmorency County.

         o Our interest in an approximately 3.5 mile long pipeline that services the producing wells assigned, including equipment, leases, easements and permits.

         o Our interest in material contracts, such as marketing, transportation and gas treatment contracts, development agreements, unitization agreements, and equipment leases that relate to the assigned acreage.

         Samson paid us $6,433,890 for these assets. With respect to the wells and leaseholds for which we served as operator, Samson was appointed as a replacement operator. The assignment was given a March 1, 2004 effective date.

         The Exploration Agreement addresses development within the AMI with respect to leases that are jointly owned or jointly acquired by both us and Samson. The Exploration Agreement generally provides as follows:

         o Lease maintenance and acquisition expenses will be paid 80% by Samson and 20% by us.

         o Samson will be designated as the operator, but will hire us to conduct or oversee pre-drilling activities and operations for wells drilled in the AMI. We will specifically be responsible for lease acquisition; staking and surveying of wells to be drilled; regulatory and administrative matters such as well permitting, pipeline permitting and compliance with bonding requirements; title review and title curative; surface/access negotiations and settlements; and location preparation. Samson will pay us $750 per well drilled for these activities, an expense to which we are not required to contribute.

         o Samson is responsible for the receipt and distribution of all revenues.

         o For the first 150 wells drilled pursuant to the Exploration Agreement, Samson will pay 88% of the actual cost to drill and complete, and we will pay 12%. This includes costs for gathering and surface equipment that are included in the Authority for Expenditure ("AFE") prepared by Samson. This is called a "promoted" share. Samson's obligation is, however, capped at 110% of the estimated drilling and completion costs for the well as reflected in the AFE.

         o From the 151st well forward, Samson will pay 80% of the development costs and we will pay 20%.

         o The working interest for each well will be owned 80% by Samson and 20% by us. All operating costs, costs associated with compression, treatment (such as CO2 removal), processing or road use/access, and expenses associated with pipeline, gathering or surface facilities not included in the AFE for the well, will track the working interest percentages. Revenue participation will also track the working interest percentages.

         o Each party has a preferential right to purchase (right of first refusal) that applies if the other party seeks to assign its interest in a lease or well within the AMI.

         As of September 30, 2005, approximately 83 wells have been drilled under the Exploration Agreement. Of these, 56 are producing, 19 are not yet in production, four are salt water disposal wells, and four were plugged and abandoned.

CDX Transaction

         In January 2002, we sold the leases for several Antrim prospects to CDX Gas, LLC ("CDX"). In 2004, we entered into a Farmout Agreement with CDX with respect to an area of mutual interest that included much of the acreage we had sold to CDX. On December 1, 2005, we entered into an Exchange Agreement with CDX rescinding all prior agreements and agreeing to effectuate an exchange, pursuant to which CDX will assign to us all of CDX's interest (including reversionary interests) in Michigan Antrim Shale properties, including the Black Bear and Almira-Long Lake properties. In return, we will assign to CDX all of our interest (including reversionary interests) in the CDX Indiana and Kentucky New Albany Shale properties (with non-material exceptions), including the Corydon, Dumada-Loogootee, Maria Creek, Orleans, Jordan and Hogback properties.

Samson Antrim Projects

         As of September 30, 2005, we owned the following properties in the Michigan Antrim Shale, which are part of the Samson joint venture.

         o The Treasure Island Antrim Project is located in Alpena County, Michigan, and consists of approximately 2,373 acres. This project currently has 26 wells. Twenty-three of these wells are producing commercial rates of gas. Two of these wells have been plugged and abandoned. One Salt Water Disposal Well has also been drilled. Production from the initial wells in the project began in October 2003. Gas is transported on the DTE Alpena LP Pipeline and sold into the Alpena Gaylord line. The project is expected to have a production life of approximately 30 to 40 years. We currently own an 18% working interest.

         o The Black Bean Antrim Project is located in Alpena County, Michigan, and consists of approximately 4,385 acres. This project is currently divided into four separate projects, as described below. Gas from this project is sold through the Paxton Quarry facility into the Thunder Bay Pipeline. The project is expected to have a producing life of approximately 30 to 40 years.

         o Black Bean #1 currently has 16 drilled wells. Thirteen of these wells have been completed and are producing commercial rates of gas. Two wells have been plugged and abandoned, and one Salt Water Disposal Well has been drilled. Our business plan contemplates that five additional wells, in addition to those currently permitted, will be drilled as part of Black Bean #1. We and our affiliates currently own approximately a 15.5% working interest in the Black Bean #1 project.

         o Black Bean #2 currently has two drilled wells which have been completed and are producing commercial rates of gas. Two more wells have been permitted, but have not yet been drilled. Our business plan contemplates that five additional wells in addition to those currently permitted, will be drilled as part of Black Bean #2. We currently hold approximately a 28.72% working interest in Black Bean #2.

         o Black Bean #3 currently has four drilled wells which have been completed and are producing commercial rates of gas. One more well has been permitted, but has not yet been drilled. We currently hold approximately a 29.22% working interest in Black Bean #3.

         o Black Bean #4 does not yet have any wells that have been drilled. No specific drilling plans have yet been proposed. We will hold approximately a 20.00% working interest in Black Bean #4.

         o The Beyer Antrim Natural Gas Field Project is located in Alpena, Michigan. It consists of approximately 2,575 acres. This project currently has 18 drilled wells. Sixteen are producing commercial rates of gas. One well has been plugged and abandoned. One Salt Water Disposal Well has also been drilled. Two additional wells have been permitted but not yet been drilled. Our business plan contemplates that, in addition to those wells currently permitted, one more well will be permitted and drilled. Production began in this field in February 2002. Gas is sold through the Paxton Quarry Facility into the Thunder Bay Pipeline. The project should have a production life of approximately 30 years. We and our affiliates currently own a 7.639% working interest in this project.

         o The Paxton Quarry Antrim Project is located in Alpena County, Michigan, and consists of approximately 2,485 acres. Currently, 18 wells have been drilled. Fifteen wells have been completed and are producing commercial rates of gas. Two of the wells have been plugged and abandoned. One of the wells is a Salt Water Disposal Well. Production from this field began in November 1998. Gas is sold into the Thunder Bay Pipeline. The project should have a production life of approximately 30 years. We own a 19.8% working interest in this project.

         o The Clear Lake Project is located in Alpena County, Michigan, and consists of approximately 4,148 acres. Two wells have been drilled in this project. They are not yet in production. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Discard Project is located in Alpena County, Michigan, and consists of approximately 1,512 acres. One well has been drilled in this project. It is not yet in production. Four more wells have been permitted, but have not yet been drilled. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Gehrke Project is located in Alpena County, Michigan, and consists of approximately 2,698 acres. Twenty-one wells have been drilled in this project. Seventeen are producing commercial rates of gas. Four more wells have been permitted, but have not yet been drilled. Our business plan contemplates that one more well in addition to the wells currently permitted will be drilled as a part of this project. Gas is sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Green Bean #1 Project is located in Alpena County, Michigan, and consists of approximately1,696 acres. One well has been drilled in this project, but is not yet in production. Six wells have been permitted, but not yet drilled. Our current business plan contemplates that a total of 13 wells will be drilled in this project. Gas will be sold into the Paxton Quarry Facility and then into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Green Bean #2 Project is located in Alpena County, Michigan, and consists of approximately 940 acres. Three wells have been drilled in this project. They are not yet in production. Five more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 12 wells will ultimately be drilled in this project. Gas will be sold into the Paxton Quarry Facility and then into the Thunder Bay Pipeline. We currently hold a 39.22% working interest in this project.

         o The Leeseberg #1 Project is located in Alpena County, Michigan, and consists of approximately 429 acres. No wells have yet been drilled in this project, but three wells have been permitted. Our current business plan contemplates that a total of seven wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Leeseberg #2 Project is located in Alpena County, Michigan, and consists of approximately 1,094 acres. No wells have yet been drilled in this project, but two wells have been permitted. Our current business plan contemplates that a total of five wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Mackinaw #1 Project is located in Alpena County, Michigan, and consists of approximately 1,670 acres. No wells have yet been drilled in this project, but 10 wells have been permitted. Our current business plan contemplates that a total of 12 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Mackinaw #2 Project is located in Alpena County, Michigan, and consists of approximately2,520 acres. Nine wells have been drilled in this project. Five of these are in production. Five more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 18 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Mt. Mohican Project is located in Alcona County, Michigan, and consists of approximately 15,447 acres. Three wells have been drilled in this project. They are not yet in production. Ten more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 61 wells will be drilled in this project. The pipeline to be used has not yet been determined. We currently hold a 20% working interest in this project.

         o The Nicholson Hill #1 Project is located in Alpena County, Michigan, and consists of approximately 569 acres. Two wells have been drilled in this project. They have been completed and are producing. Two more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of five wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Nicholson Hill #2 Project is located in Alpena County, Michigan, and consists of approximately 2,967 acres. One well has been drilled. It is not yet in production. Our current business plan contemplates that a total of 11 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Nicholson Hill #3 Project is located in Alpena County, Michigan, and consists of approximately 1,459 acres. One well has been drilled. It is not yet in production. Our current business plan contemplates that a total of 11 wells will be drilled in this project. Gas will be sold into the Thunder Bay Pipeline. We currently hold a 20% working interest in this project.

         o The Northwest Michigan Project is located in Benzie County, Michigan, and consists of approximately 20,478 acres. Two wells have been drilled, one of which has been plugged and abandoned. The other well is not in production. No further wells are currently scheduled to be drilled in this project, but the plans could change in the future.

         o The Sequin Project is located in Alpena County, Michigan, and consists of approximately 1,776 acres. Eighteen wells have been drilled. Sixteen of these wells are producing commercial quantities of gas, one well has been plugged and abandoned, and one well is a salt water disposal well. We currently hold a 20% working interest in this project.

Hudson Antrim Project

         The Hudson Antrim Project is located in Charlevoix County, Michigan. It is being developed in a joint venture with Oilfield Investments, Ltd. ("Oilfield"), an affiliate of O.I.L. Energy Corp. This project is currently divided into eight separate units, as described below. Gas produced from this project will initially flow to the central production and processing facility owned by Hudson Pipeline & Processing Co., LLC. Information as of September 30, 2005 follows:

         o The Hudson 34 unit is comprised of approximately 1,438 acres, and to date has two salt water disposal wells, 21 wells producing commercial quantities of gas, and one well that has been plugged and abandoned. An additional three wells have been permitted but are not yet drilled. We hold a 46.58% working interest before payout and a 45.33% working interest after payout. Oilfield is the operator.

         o The Hudson SW unit is comprised of approximately 1,122 acres, and to date has two saltwater disposal wells, 21 wells producing commercial quantities of gas, and three wells not yet in production. We hold a 37.54% working interest before payout and a 36.54% working interest after payout. Oilfield is the operator.

         o The Hudson NE unit is comprised of approximately 1,312 acres, and to date has one salt water disposal well, 21 wells that are producing commercial quantities of gas, one well that has been plugged and abandoned, and four gas wells that are not yet in production. Three additional wells have been permitted, but are not yet drilled. We hold a 48.54% working interest before payout and a 47.29% working interest after payout. We are the operator.

         o        The Hudson NW unit is comprised of approximately 2,096 acres.
                  Nineteen wells have been drilled in this unit, none of which are yet in production. Two are salt water disposal wells. An additional five wells have been permitted, but are not yet drilled. Our current business plan contemplates that a total of 25 wells will be drilled in this unit. We hold a 76.08% working interest before payout. We are the operator.

         o        The Hudson #13 unit is comprised of approximately 379 acres.
                  To date, one well has been drilled, It is not yet in production. An additional seven wells have been permitted but are not yet drilled. Our current business plan contemplates that a total of eight wells will be drilled in this unit. We hold a 31% working interest before payout and a 30% working interest after payout. We are the operator.

         o        The Hudson #19 unit is comprised of approximately 249 acres.
                  To date, three wells have been drilled, but are not yet in production. We do not currently plan to drill additional wells in this Unit. We hold a 78% working interest before payout and a 76.75% working interest after payout. We are the operator.

         o        The Hudson West unit is comprised of approximately 616 acres.
                  To date, three wells have been drilled. Two of these are awaiting hook-up and are not yet in production. One has been plugged and abandoned. Our current business plan contemplates that a total of 14 wells will be drilled in this unit. We hold a 44% working interest. We are the operator.

         o The Hudson Joint unit is comprised of approximately 1,867 acres for which we do not yet have a business plan. We hold a 50% working interest before payout.

         The table below demonstrates the results of operations of the foregoing Hudson projects from January 1, 2005 through September 30, 2005:

GROSS PROJECT PRODUCTION
-------------------------------------------------------------------------------------------------------------------------
Production                        Hudson      # of      Hudson      # of      Hudson      # of       Total       Total
Month                               34        Wells       SW        Wells       NE        Wells      MCF's       Wells
------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
January-05                        25,475        17          --       --           --        --       25,475        17
February-05                       24,875        17       5,981        2           --        --       30,856        19
March-05                          25,343        17      10,345       10           --        --       35,688        27
April-05                          24,081        17      16,540       13        6,794         8       47,415        38
May-05                            22,265        18      23,854       13       29,796        11       75,915        42
June-05                           24,965        21      26,222       13       36,336        11       87,523        45
------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
July-05                           27,738        21      34,810       14       41,526        17      104,074        52
------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
August-05                         29,549        21      34,119       14       58,591        21      122,259        56
------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
September-05                      31,429        21      38,903       14       70,722        21      141,054        56
------------------------------- ----------- ---------- ---------- ---------- ---------- ---------- ----------- ----------
TOTALS                           235,720               190,774               243,765                670,259
=============================== =========== ========== ========== ========== ========== ========== =========== ==========

NET PROJECT PRODUCTION
-------------------------------------------------------------------------------------------------------------------------
Production                        Hudson      # of      Hudson      # of      Hudson      # of       Total       Total
Month                               34        Wells       SW        Wells       NE        Wells      MCF's       Wells
-------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
January-05                         10,164        7          --       --           --        --       10,164        7
February-05                         9,396        7       1,826        1           --        --       11,222        8
March-05                            9,706        7       3,181        3           --        --       12,887       10
April-05                            9,223        7       5,085        4        2,671         3       16,979       14
May-05                              8,528        7       9,004        4       11,801         4       29,333       15
June-05                             9,562        8       8,062        4       14,391         4       32,015       16
-------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
July-05                            10,624        8      10,703        4       16,446         7       37,773       19
-------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
August-05                          11,317        8      10,490        4       23,205         8       45,012       21
-------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
September-05                       12,037        8      11,961        4       28,009         8       52,007       21
-------------------------------- ---------- ---------- ---------- ---------- ---------- ---------- ---------- -----------
TOTALS                             90,557               60,312                96,523                247,392
================================ ========== ========== ========== ========== ========== ========== ========== ===========

Other Antrim Projects

         Information on other Michigan Antrim drilling projects as of September 30, 2005 follows:

         o The 1500 Antrim Mio Project is located in Oscoda County, and consists of approximately 17,365 acres. One well has been drilled in the project. It is not yet in production. A salt water disposal well has also been drilled. Two more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 18 wells will be drilled in this project. The pipeline to be used has not yet been determined. We hold a 48.33% working interest in this project. We are the operator.

         o The Blue Chip Project is located in Montmorency County, Michigan, and consists of approximately 1,800 acres. One well has been drilled in this project but is not yet in production. Another four wells have been permitted. Our current business plan contemplates that a total of eight wells will be drilled in this project. Gas will be sold into the MichCon Wet Header Pipeline. We hold a 100% working interest in this project, and we are the operator.

         o The Arrowhead Project is located in Montmorency County, Michigan, and consists of approximately 3,683 acres. Ten wells have been drilled in this project, but are not yet in production. Another five wells have been permitted but are not yet drilled. Our current business plan contemplates that a total of 24 wells will be drilled in this project. Gas will be sold into the MichCon Wet Header Pipeline. We currently hold a 100% working interest in this project before payout and an 80% working interest after payout. We are the operator.

         o The 400 Antrim Project is located in Cheboygan County, Michigan, and consists of approximately 5,433 acres. No wells have yet been drilled. Four wells have been permitted. We hold a 100% working interest in this project, and we are the operator.

         o The Black Bear Central unit consists of approximately 2,178 acres. Five wells have been drilled, but are not yet in production. One salt water disposal well has also been drilled. Thirteen more wells have been permitted, but have not yet been drilled. Our current business plan contemplates that a total of 27 wells will be drilled in this unit. Production will be sold through the Hudson and Dogwood Pipelines. We hold a 100% working interest in this unit before payout, and a 60% working interest after payout. We are the operator.

         o The Dover project consists of approximately 505 acres. To date, it has two wells producing commercial quantities of gas and one salt water disposal well. Production is sold through the North Charlton 7 Pipeline. No additional wells are planned for this project. We hold a 20% working interest in this project. Savoy Energy is the operator.

         o Undeveloped acreage - We have acquired mineral rights for prospects that are being held for development in future years. As of September 30, 2005, this involved approximately 31,831 gross acres in 21 prospects at varying working interest percentages.

New Albany Shale Operations

         The New Albany Shale is found in the Illinois Basin, much of which is located in the state of Indiana. The New Albany Shale is at least 100 feet thick throughout Indiana, with proven producing pay zones throughout. The shale is capped by a very thick, dense, gray-green shale (Borden Shale). The play covers 6,000,000 acres.

         In the New Albany Shale, a well commonly produces water along with the gas. It was learned in the early 1900's that a simple open-hole completion in the very top of the shale would yield commercial gas wells that would last for many years, even while producing some water. Vertical fractures in the shale feed the gas flow at the top of the shale. The potential of these wells was seldom realized in the early to mid twentieth century, as the production systems for handling the water were limited. However, with current technology, the water can be dealt with cost effectively. As a result, the water produced can be kept off of the shale, allowing better rates of gas production. Utilizing the success of simple completions and modern water production systems, long-term production of natural gas is achieved.

         Current recoverability of gas from vertical wells to the black shale is estimated typically at 15% to 20% of gas-in-place. On a well-to-well basis, this recoverability varies depending on the natural fracture intensity associated with each well bore. Production volumes from the black shale are related mostly to the ability to desorb gas from the shale. Removing the hydrodynamic trap on the shale is the key to producing shale gas. This is accomplished with a large sump drilled downward from the lowest point in the well bore. Water is produced to the surface for disposal in approved salt water disposal wells with electric submersible pumps. As the water pressure in the fractures is removed from the shale, the gas begins to release through open natural fractures. The lower the producing pressure of the well bore, the greater its capacity to produce gas. We utilize production systems that keep the pressure low from the reservoir to the sales line. Included in development plans are drilling under balanced whenever possible, producing gas from wells at low pressures and designing pipeline and facility systems to operate at less than 250 pounds of pressure. This will also be the maximum pressure maintained through our CO2 reduction units.

         Significant research and study has been conducted to evaluate the producibility of the New Albany Shale. In cooperation with the Gas Research Institute, we combined resources and data with 11 other industry partners in a shale gas producibility consortium lasting almost two years (concluded in 1999). The consortium identified critical differences and similarities of the New Albany Shale play to other shale plays. Reserve studies were conducted on behalf of the consortium by Schlumberger Holditch & Associates ("Schlumberger"), a third party engineering firm, for both vertical producing wells and horizontal wells. Since then, we have participated in 15 pilot horizontal well drilling programs across multiple counties which support the conclusions of the consortium. With the data from these pilot wells, we have established a development concept for the New Albany Shale, which we hope to begin implementing in 2006. Numerous interstate pipelines intersect the New Albany Shale acreage in which we hold working interests and residual overriding royalty interests.

         We continue to actively explore opportunities in the New Albany Shale. Although we have sold off large portions of the leases we have acquired to joint venture partners, we continue to aggressively lease new projects, which we plan to develop once management has an opportunity to learn from our joint venture partners what geological work and drilling methods are most efficient in this area. In many cases, when we have sold leases in the New Albany Shale, we have retained a carried working interest or overriding royalty interests as described in more detail below.

Wiser Oil Transaction

         In a joint venture with the Wiser Oil Company ("Wiser"), we acquired approximately 10,143 acres of leasehold in Pike County, Indiana, in the New Albany Shale play. In 2003, we drilled three horizontal wells in the Pike project. We have now transferred operations to Wiser, but have retained working interests and carried working interests, as follows:

         Test Wells: 21.25% working interest First 50 Subsequent Wells:

         Before Payout - NRI 87.5% or greater: 29.125% working interest (of which 7.875% is carried by Wiser to the point of the sales meter) Before Payout
- NRI below 87.5%: 26.125% working interest (of which 4.875% is carried by Wiser to the point of the sales meter) After Payout: 31% working interest

         After First 50 Subsequent Wells: carried working interest is reduced from a proportionate 10% to a proportionate 7.5%

         "Payout" means the first day of the month following the point that 100% of costs associated with the well or group of wells flowing through one sales meter has been recouped out of net revenues.

         Since entering into this joint venture arrangement no significant new development activity has occurred. The number of acres of leaseholds in the project is now approximately 8,536. Wiser has recently been sold to Forest Corporation.

Quicksilver Transactions

         In February 2003, we sold two major blocks of mineral leases and related assets to Quicksilver Resources, Inc. of Fort Worth, Texas ("Quicksilver"). We sold our interests in the Georgetown Fault, Corydon, Organ Creek, Graben, M-J, J-L and Orleans Projects to Quicksilver. We delivered an 80% net revenue interest for these leases. To the extent we owned more than an 80% net revenue interest before the assignment, we retained the balance as an overriding royalty interest.

Indiana Joint Venture

      On February 1, 2006, our Aurora division consummated a series of transactions pursuant to which it has become a joint venture partner with New Albany-Indiana, LLC ("New Albany"), which is owned 50% by College Oak Investments, Inc. and 50 % by Rex Energy Operating Corp. In this joint venture, Aurora holds a 48.75% working interest, and New Albany owns a 48.75% working interest (each of which represents a 40.7063% net revenue interest), with respect to wells located on 95,000 acres in the New Albany Shale area of Indiana, commonly called the Wabash project. We will serve as operator for all of the wells drilled that we participate in under the joint venture with New Albany.

      Aurora also granted to New Albany an 18-month option to purchase a 50% working interest from Aurora with respect to an additional 50,000 acres leased or acquired by us within certain other specified counties located in Indiana.

      Of the 95,000 acres included in the joint venture with New Albany (all of which acres were sold to the joint venture by Aurora), 64,000 acres were interests acquired by Aurora from Wabash Energy Partners, L.P. ("Wabash Energy"), and 31,000 acres were acquired by Aurora in other transactions. Prior to these transactions Wabash Energy had been Aurora's joint venture partner with respect to the 64,000 acres, with Aurora holding a 17.5% working interest in such acres. As a result of the purchase transaction with Wabash Energy, neither Aurora nor any of our other divisions has any other material relationships with Wabash Energy.

      As a result of these transactions, New Albany has become our joint venture partner for the Indiana acreage in question, we have increased our ownership position from a 17.5% working interest to a 48.75% working interest (40.7063% net revenue interest), and we have become the operator for these Indiana wells.

El Paso Transactions

         On November 4, 2003, we entered into an Assignment Agreement with El Paso Production Company ("El Paso") on behalf of the Company and Aurora Operating, L.L.C., under which we agreed to assign to El Paso the mineral leases for approximately 90,000 acres located in Dubois, Knox, Martin and Daviess Counties in Indiana (the "Dumada AMI"). These acres fall within the potential New Albany Shale gas development region. The Assignment Agreement also reserves to El Paso the right to require us to exercise an option that we have with respect to the mineral leases owned by Highway Resources, Inc., and resell them to El Paso at our acquisition price.

         With respect to all mineral leases acquired by El Paso under the Assignment Agreement, we have retained a 5% carried working interest in the first 50 wells drilled, including salt water disposal wells, horizontal pilot wells, and wells drilled for the purpose of taking core samples, in addition to wells drilled for the purpose of taking gas production. With respect to wells drilled for the purpose of gas production, El Paso must bear the expenses for our 5% working interest associated with drilling, testing, completing and connecting the well to the lease sales meter, but we must bear our expenses associated with costs and expenses incurred after connection to the lease meter, plus all costs associated with catastrophic events. With respect to salt water disposal wells, El Paso must bear the expenses for our 5% working interest associated with drilling, casing, stimulating, testing, equipping of and first successful injection of water into the well, and we must bear our associated costs and expenses after the first successful injection of salt water into the well. With respect to wells drilled for the purpose of taking core samples, El Paso must bear all of the expenses for our 5% working interest. Starting with the 51st well, we must bear 5% of all costs and expenses.

         El Paso will own 100% of all gathering systems, flow lines, facilities, appurtenance and equipment it installs down stream of the lease meter. We must bear our 5% of costs associated with compression treatment, gathering and transportation charges related to gas and water produced.

         El Paso agreed to drill three horizontal pilot wells and three salt water disposal wells in the Dumada AMI subject to a $2,225,000 expense cap. It has agreed to make a good faith effort to lease a minimum of 50,000 net acres within the Dumada AMI to support this drilling commitment, subject to a $1,000,000 expense cap. In late 2004 El Paso notified us that it has now satisfied this commitment.

         Through September 30, 2005, El Paso had drilled seven gas wells in the Dumada AMI. These wells are waiting on pipeline installation and are not yet in production. The total acres leased in the El Paso Dumada AMI as of September 30, 2005 is approximately 162,328.

         The Assignment Agreement provided that after drilling the pilot wells, El Paso had until January 3, 2005 to decide whether to retain some or all of the mineral leases in the Dumada AMI we had previously assigned to it. On December 30, 2004, El Paso notified us of its election to retain all of the leases. The retention election was closed on January 6, 2005, at which time, El Paso paid us $7,321,000.

         On July 9, 2004, we entered into a separate Purchase and Sale Agreement with El Paso concerning 8,843.38 gross and net leasehold acres located in Daviess County, Indiana. These are the leases originally owned by Highway Resources, Inc. addressed in the original Assignment Agreement. El Paso acquired an undivided 95% working interest in these leases, and we retained a 5% working interest. El Paso paid us $349,829, which is the same price that we paid Highway Resources, Inc. for the leases.

CDX Transaction

         In 2001 and 2002, we sold leasehold acreage to CDX from the New Albany Shale formation. That includes: approximately 33,217 acres in Breckinridge and Meade Counties, Kentucky; approximately 13,967 acres in the Maria Creek project located in Knox and Sullivan Counties, Indiana; approximately 1,723 acres in Harrison County, Indiana; approximately 11,918 acres in the Loogootee project located in Daviess, Dubois and Martin Counties, Indiana; and approximately 39,800 acres in Washington and Floyd Counties, Indiana. In each case, we retained a 5% carried working interest before payout and an additional 15% carried working interest after payout. As noted above, on December 1, 2005, we entered into an Exchange Agreement with CDX in which we agreed to give up our entire interest in these projects in return for receiving an assignment of all of CDX's interest in certain Michigan Antrim Shale properties.

Knox Gas Development Project

         In February 2005, we entered into a Development Agreement with Horizontal Systems, Inc. of Casey, Illinois ("HSI"). This agreement has since been amended twice to expand the area of mutual interest to which it applies. It now applies to most of Knox County, Indiana, with limited specified exceptions, and is called the Knox Gas Development Project. Under this Development Agreement, we will own 75% of the working interest in the project and HSI will own 25%. Neither party will retain overriding royalties. We are responsible for acquiring all of the leases in the project area, but will acquire them in HSI's name. HSI will initially be the operator, though we have retained the right to assume operations, in our discretion. For the first 25 wells drilled, we will pay 75% of costs plus 10%. Thereafter, we will be responsible for only 75% of costs. The Development Agreement provides that at least two horizontal wells will be drilled in the project in 2005. As of September 30, 2005, one of these wells had been drilled, but is not yet in production, and 19,155 acres of leasehold had been acquired.

Other New Albany Shale Projects

         We have acquired other mineral rights in New Albany Shale projects that are being held for development in future years. As of September 30, 2005, we have acquired 111,818 acres of leasehold in 11 different fields in the New Albany Shale in Indiana, and 44,277 acres of leaseholds in two fields in Kentucky, all at a 100% working interest.

Crossroads Project

         Henry County, Ohio was the site of oil and gas exploration in 1885, 1975 and 1985. Each time gas was found with some oil. Because there was no pipeline to transport gas to market from this area, the 1985 effort was abandoned by the operator. In 1995, Crossroads Pipeline Company converted a 20-inch oil transport line that runs through Henry County into a natural gas transport line. This opened the area to natural gas exploration and production.

         In 1998, we began leasing land in Henry County for what is known as the Crossroads Project. In July 1998, three exploratory wells that had previously been drilled were drilled out again and tested. In January 1999, we initiated development by drilling out an additional four pre-existing wells and acquiring four producing wells. As of September 30, 2005, there are 10 producing wells. We have an additional leasehold targeting an area with potential of more than 200 wells. We originally owned 76% of the leasehold and working interests in this acreage.

         On March 31, 2004, we entered into a Development Agreement with Oil & Gas Engineering GmbH, an Austrian Company ("OGE") with respect to the Crossroads project. OGE purchased all of our interest in this project. OGE agreed to expend $2,600,000 developing the project, subject to certain limitations. OGE immediately advanced us $94,000 to be used for getting the existing wells back in production. The remainder of the $2,600,000 will be spent only as supported by seismic analysis to develop another seven wells. OGE's obligation to expend funds will cease at the time the Crossroads project is producing at least 2,000 MCF per day, even if the full $2,600,000 has not yet been expended. If either this minimum production level has not been achieved or the full $2,600,000 has not been expended by March 1, 2006, all of the assets will be reassigned to us.

         Although OGE will be in control of all decision making with respect to the exploration and development of the wells in the Crossroads project, OGE is required to subcontract to us the actual field operations, unless we decide we do not want to continue in this role. Until OGE receives net revenue from production from the Crossroads Project in the amount of the committed funds actually expended by OGE, OGE will receive 90% of net revenues and we will receive 10%. Thereafter, OGE will receive 75% of net revenues and we will receive 25%. If the project is abandoned and shut in, OGE will pay up to $500,000 of the associated costs, and we will pay for anything over $500,000, if any. Since this agreement was entered into on March 31, 2004 until recently, only minimal development activity had occurred. We have now drilled a salt water disposal well. In June 2005, gas plant operations were started, with nominal production to date as the 10 shut-in wells are being brought back into production.

The Eastern Group

         In December 1997 we acquired from Jet Exploration, Inc. ("Jet") small interests in Antrim shale wells in three projects located in Alcona County, Michigan. We have a 2.3% working interest before payout and 3.68% after payout in the Devil River Project where 10 wells began producing in November of 1998. We have a 1.5% working interest in the Blue Spruce Project, which began producing in September 1997 and has 16 producing gas wells and one salt water disposal well. We own a 1.8% working interest before payout and 3.18% after payout in the Timm Project that started producing in August of 1998 and has 21 wells producing. The majority interest owner and Operator of these projects is Petroleum Development Corporation of West Virginia. These wells are producing a positive cash flow to us.

Beregsasi Reef Field

         The Beregsasi is a one-well field located in Sterling Heights, Michigan. West Bay Exploration is the operator. The well is producing oil and gas from the Niagaran formation. Production began in August 1999. We own a 9% working interest.

Church Lake Field

         The Church Lake Field is a six-well oil field in the Richfield formation in northern Michigan which produces an average of 32 barrels of oil per day. Petroleum Development Corporation is the operator of this field and major interest holder. We have a 17.5% working interest in the third through the sixteenth wells and a 22.5% working interest in an additional five wells.

Miscellaneous Well Interests

         We acquired small interests in numerous fields in 2000. We do not serve as operator for any of these interests. They generate an overall positive cash flow to us.

Drilling Funds

         We have acted as promoter and manager for three drilling funds, as follows:

         o Aurora Investments, LLC was formed in 2001. Membership interests totaling $954,000 were sold to 15 investors. Aurora Investments, LLC purchased a 41.63% working interest in 14 natural gas wells drilled in the Beyer Antrim project in Alpena County, Michigan. As a result of the Samson Transaction, the working interest was reduced to 1.98%. We have accepted a distribution of our prorated share of the working interests in the leases owned by Aurora Investments, LLC. As a result, we no longer have an equity interest in Aurora Investments, LLC. However, we continue to serve as manager of Aurora Investments, LLC, and are entitled to receive a fee equal to $300 per net well per month as compensation for overseeing operations and production.

         o Beyer Antrim Company, L.L.C. was formed in 2002. A membership interest totaling $650,000 was sold to one outside investor. Beyer Antrim Company, L.L.C. purchased a 16.14% working interest in 14 natural gas wells drilled in the Beyer Antrim project in Alpena County, Michigan. As a result of the Samson Transaction, the working interest was reduced to .71%. We have accepted a distribution of our prorated share of the working interests in the leases owned by Beyer Antrim Company, L.L.C. As a result, we no longer have an equity interest in Beyer Antrim Company, L.L.C. However, we continue to serve as a manager of Beyer Antrim Company, L.L.C., and are entitled to receive a fee equal to $300 per net well per month as compensation for overseeing operations and production.

         o        Aurora Natural Gas Production, LLC was formed in 2002.
                  Membership interests totaling $455,000 were sold to 13 investors. Aurora Natural Gas Production, LLC purchased a 17% working interest in 10 natural gas wells in the Black Bean #1 Antrim project located in Alpena County, Michigan. As a result of the Samson Transaction, the working interest was reduced to 0.60%. We have accepted a distribution of our prorated share of the working interests in the leases owned by Aurora Natural Gas Production, LLC. As a result, we no longer have an equity interest in Aurora Natural Gas Production, LLC. However, we continue to serve as manager of Aurora Natural Gas Production, LLC, and are entitled to receive a fee equal to $300 per net well per month as compensation for overseeing operations and production.

Financing Subsidiary

         Aurora Antrim North, L.L.C. ("AAN") is a wholly-owned subsidiary of our Aurora subsidiary. It is the borrower under the TCW Energy, et al. credit facility, and holds those assets pledged as collateral under the credit facility. These assets include all of our Michigan Antrim Shale properties located in Alcona, Alpena, Charlevoix, Cheboygan, Montmorency, and Otsego Counties, and an interest in the Hudson Pipeline & Processing Co., LLC, as described below.

Other Subsidiaries and Affiliates

         Aurora Operating, L.L.C. ("AOC"), owns an interest in approximately 56,000 acres of New Albany Shale leasehold interests in Martin, Daviess and Dubois Counties, Indiana. Our Aurora subsidiary originally owned a 71% membership interest, with the balance owned by 11 unrelated limited liability company members. On November 21, 2003, we sold a portion of our membership interest to Wabash Energy Partners, L.P. ("Wabash"), resulting in Wabash holding a 20% membership interest while we continue to own a 51% membership interest. As described above, on October 13, 2005 we entered into the Wabash Purchase Agreement. At the closing, which is scheduled to occur by February 1, 2006, we will repurchase this membership interest from Wabash and again own a 71% membership interest.

         Aurora Production, L.L.C. is the nominal owner of a number of override interests in the New Albany Shale projects. These assets have been assigned to Indiana Royalty Trustory, L.L.C. by letter agreement, but lease assignments have not yet been recorded. Our Aurora subsidiary owns a 51% membership interest in Aurora Production, L.L.C. for purposes of voting, but receive only 50% of net revenue distributions. The balance is owned by LaVanway Capital & Trade Corporation. All operations of Aurora Production, L.L.C. ceased as of December 31, 2003. As we acquire new interests in New Albany Shale projects, we are acquiring them in the name of our Aurora subsidiary, and not through Aurora Production, L.L.C.

         Indiana Royalty Trustory, L.L.C. ("IRT") owns an overriding royalty in the amount of 2.5% on approximately 60,000 acres in the New Albany Shale in Indiana. Certain assets are also in the process of being assigned from Aurora Production, L.L.C., as described above. Our Aurora subsidiary owns a 50% membership interest in IRT. The balance is owned by LaVanway Capital & Trade Corporation.

         Hudson Pipeline & Processing Co., LLC ("Hudson") owns a facility plant, pipeline, rights-of-way and meter used by nearby Antrim wells, and processes the gas produced from those wells. AAN owns a 48.75% membership interest in this limited liability company. The balance is owned by O.I.L. Energy Corp. ("OIL"), and Major Pipeline, LLC. After Hudson receives revenues equal to 125% of the amount spent on construction of the pipeline by AAN and OIL, Major Pipeline, LLC will receive an increased ownership percentage, and AAN's interest will drop to 47.50%.

         Geopetra Partners. LLC ("Geopetra") is a limited liability company engaged primarily in the identification and evaluation for acquisition of oil and gas properties and interests in entities which hold such properties and interests, identification and evaluation of areas to be explored and developed for the production of oil and gas, and providing consulting services to its members in connection with other oil and gas properties and interests, operations and activities. Geopetra was formed on April 1, 2005. Our Aurora subsidiary owns a 30% interest in Geopetra for which we paid $14,000. To date, Geopetra's operations have not been significant.

Oil and Gas Reserves

      Please refer to (i) the unaudited supplemental information with respect to our Cadence division immediately following the Cadence financial statements for September 30, 2005 and the fiscal year then ended contained elsewhere in this prospectus, and (ii) the unaudited supplemental information with respect to our Aurora division immediately following the Aurora financial statements for December 31, 2004 and the fiscal year then ended contained elsewhere in this prospectus.

Production Information

      The following tables summarize sales volumes, sales prices, and production cost information for our Cadence division's net oil and gas production for the two-year period ended September 30, 2005. "Net" production is production that is owned by our Cadence division directly or indirectly and is produced to our interest after deducting royalty, and other similar interests. This table includes information from production from the oil wells in Wilbarger County, Texas, and Eddy County, New Mexico and from gas wells in De Soto Parish, Louisiana and from Alpena County, Michigan.

                               Cadence Production

Oil Production                        Twelve months Ended September 30
                                     ---------------------------------
                                           2005              2004
                                     ---------------   ---------------
Total Net Revenues                   $       800,102   $       837,305
Net Sales Volume (Bbls)\                      16,885            25,887
Average Sales Price (per Bbl.)       $         51.64   $         36.11
Average Production Cost (per Bbl.)   $          3.32   $          2.61


Gas Production                        Twelve months Ended September 30
                                     ---------------------------------
                                            2005              2004
                                     ---------------   ---------------
Total Net Revenues                   $     1,449,393   $     1,676,948
Net Sales Volume (mcf)                       199,703           294,718
Average Sales Price (per mcf.)       $          7.26   $          5.69
Average Production Cost (per mcf.)   $          2.47   $          1.12

      The following tables summarize sales volumes, sales prices, and production cost information for our Aurora division's net oil and gas production for the two-year period ended December 31, 2004. "Net" production is production that is owned by our Aurora division directly or indirectly and is produced to Aurora's interest after deducting royalty and other similar burdens. This table includes information about natural gas production from the Hudson, Treasure Island, Black Bean, Beyer, Blue Spruce, Timm, Devil River and Paxton Quarry Antrim Shale projects in Michigan and oil production from the Bergsasi well and the Church Lake field in Michigan.

                                Aurora Production

Gas Production                          Twelve months Ended December 31
                                      ----------------------------------
                                           2004                2003
                                      --------------      --------------
Net Revenues
  Michigan                            $      726,333             810,424
  Indiana                             $        7,076      $       87,537
  Total                               $      733,409      $      897,961
Net Sales Volume (mcf)

  Michigan                                   149,502             192,787
  Indiana                                      1,739              21,665
  Total                                      151,241             214,452
  Average Sales Price (per mcf)       $         4.91      $         4.27(2)
  Average Production Cost (per mcf)   $         3.51(1)   $         3.00(2)

Oil Production                          Twelve months Ended December 31,
                                     ----------------------------------
                                          2004                2003
                                     --------------      --------------
Total Net Revenues (Michigan)        $      226,600      $      196,650
Net Sales Volume (Bbls) (Michigan)            4,798               6,953
Average Sales Price (per Bbl)        $        47.22      $        26.10(2)
Average Production Cost (per Bbl)    $        18.65(1)   $        12.65(2)

(1) The average gas production cost for 2004 is increased due to additional operating expenses incurred in one particular project area which was shut-in most of the year. If this project was removed from the calculation, the average production cost per mcf would be $3.14. The Paxton Quarry field has higher production costs than the average because it was acquired from another operator and is in need of repairs. Additional wells are not expected to be added to this field. Production costs in other fields are expected to decline on a per-mcf basis as more wells are put on line. Accordingly, management expects the average production costs to decline to below $3.14 per mcf over time, consistent with the industry average from other operators who operate wells in the Michigan Antrim.

(2) The 2003 numbers for average sales price and average production cost are approximate, based on estimated sales volumes. The software our Aurora division used in 2003 did not record per-unit sales volume.

                                Oil and Gas Wells

      The following table sets forth the number of gross and net productive wells owned by our Cadence division on the stated dates.

                             Oil Wells         Gas Wells          Total Wells
                             ---------         ---------          -----------
September 30, 2005
   Gross(1)                     9.00             11.00             20.00
   Net(1)                       5.10              4.70              9.80
September 30, 2004
   Gross(1)                     6.00             10.00             16.00
   Net(2)                       3.70              2.30              6.00

(1) Gross wells are the total wells in which a working interest is owned.

(2) Net wells are the sum of fractional working interests owned in gross wells.

      The following table sets forth the number of gross and net productive wells owned by our Aurora division on the stated dates.

                            Oil Wells        Gas Wells          Total Wells
                            ---------        ---------          -----------
December 31, 2004
   Gross(1)                    8.00            192.00            200.00
   Net(2)                      1.86             40.49             42.35
December 31, 2003
   Gross(1)                    8.00            105.00            113.00
   Net(2)                      1.86              42.8             44.66

(1) Gross wells are the total wells in which a working interest is owned.

(2) Net wells are the sum of fractional working interests owned in gross wells.

(3) The increase in gross wells with a corresponding decrease in net wells from 2003 to 2004 was attributable largely to the sale of 80% of the leaseholds in the Michigan Antrim to Samson during 2004, as described above.

(4) Most of the productive wells our Aurora division owned at December 31, 2004 were drilled during the third and fourth quarters of 2004, and saw little actual production during the year. Using a weighted average approach for the time of actual production, our Aurora division had 10.6 net wells in actual production for the entire 2004 year.

All of our Aurora division's productive wells are located in Michigan.

Oil and Gas Acreage

      The following table sets forth the number of acres of oil and gas leases owned by our Cadence divisions of September 30, 2005.

                            Developed(1)                     Undeveloped(2)
                      -----------------------           -------------------------
                      Gross              Net            Gross                Net
                      -----             -----           -------            ------
Louisiana              4800              2032                 0                 0
Texas                  2290              1165                 0                 0
Michigan               1891               425                 0                 0
Kansas                  160               160            27,840            27,840
Total                 9,141             3,782            27,840            27,840

(1) The number of acres which are allocated or assignable to producing wells or wells capable of production.

(2) Lease acreage on which wells have not been participated in or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

      The following table sets forth the number of acres of oil and gas leases owned by our Aurora division at December 31, 2004. These are rounded to whole numbers.

                           Developed(1)                      Undeveloped(2)
                     ----------------------             -----------------------
                     Gross              Net             Gross               Net
                     -----              ---             -----               ---
Gas
Michigan             7,956             2,739           100,324            52,799
Indiana                 --                --           284,576           214,487
Ohio                    --                --            15,350             1,044
Illinois                --                --             1,632             1,632
Kentucky                --                --             6,497             6,497
Total                7,956             2,739           408,379           276,459

(1) "Developed" refers to the number of acres which are allocated or assignable to producing wells or wells capable of production.

(2) "Undeveloped" refers to lease acreage on which wells have not been developed or completed to a point that would permit the production of commercial quantities of oil or natural gas regardless of whether such acreage contains proved reserves.

Drilling Activities

      The following table sets forth our Cadence division's drilling results for the twelve months ended September 30, 2005, and 2004:

                                             Gross Wells                                  Net Wells
 Fiscal                                --------------------                           ----------------
 Year       Type of Well     Total     Productive(2) Dry(2)   Abandoned(4)   Total    Productive   Dry    Abandoned
--------   -------------     -----     ------------  ------   ------------   -----    ----------   ---    ----------
2005       Exploratory(1)       2           1          1             0         2           1         1        0
           Development(1)       7           6          1             0         3.45        2.95      0.5      0
2004       Exploratory(1)       2           1          1             0         2           1         1        0
           Development(1)      11           7          2             2         4.3         2.5       0.9      0.9

(1) An exploratory well is a well drilled either in search of a new, as yet undiscovered oil or gas reservoir or to greatly extend the known limits of a previously discovered reservoir. A development well is a well drilled within the presently proved productive area of an oil or gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.

(2) A productive well is an exploratory or development well found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

(3) A dry well is an exploratory or development well that is not a producing well.

(4) An abandoned well is a well that has either been plugged or has been converted to another use. We have converted this Texas well to a salt water disposal well. Two of the DeSoto Parish wells produced limited quantities of gas for a time, but are no longer producing any gas and are considered abandoned for the purposes of this table.

      The following table sets forth our Aurora division's drilling results for the twelve months ended December 31, 2004 and 2003. The table does not include salt water disposal wells drilled. In 2004, our Aurora division drilled 6 gross and 2.39 net salt water disposal wells. In 2003, our Aurora division drilled
1.00 gross and 0.07 net salt water disposal wells.

                                         Gross Wells                                    Net Wells
 Fiscal                    -------  --------------------   ------------   ------  -------------------- ------------
 Year      Type of Well     Total   Productive(2) Dry(3)   Abandoned(4)   Total   Productive(2) Dry(3) Abandoned(4)
--------- --------------   -------  ------------  ------   ------------   ------  ------------  ------ ------------
2004      Exploratory(1)
          Michigan           --           --        --             --       --            --       --        --
          Indiana            --           --        --             --       --            --       --        --
          Total              --           --        --             --       --            --       --        --
          Development(1)
          Michigan           87           84         3             --       26.24         25.06     1.18     --
          Indiana             4           --        --              4        0.20         --       --         0.20
          Total              91           84         3              4       26.44         25.06     1.18      0.20
2003      Exploratory(1)
          Michigan           --           --        --             --       --            --       --        --
          Indiana            --           --        --             --       --            --       --        --
          Total              --           --        --             --       --            --       --        --
          Development(1)
          Michigan           27           27        --             --        5.06          5.06    --        --
          Indiana            --           --        --             --       --            --       --        --
          Total              27           27        --             --        5.06          5.06    --        --

(1) An exploratory well is a well drilled either in search of a new, as yet undiscovered oil or gas reservoir or to greatly extend the known limits of a previously discovered reservoir. A development well is a well drilled within the presently proved productive area of an oil or gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.

(2) A productive well is an exploratory or development well found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

(3) A dry well is an exploratory or development well that is not a producing well.

(4) An abandoned well is a well that has either been plugged or has been converted to another use.

Drilling Techniques and Arrangements

      For gas wells, our Aurora division uses a production system that is designed to achieve low pressure on the wells, pipelines, facilities and reservoir. This is done by keeping natural fractures open to the well bore, and by using low-pressure gas processing near well sites. Using this low-pressure production approach, our Aurora division seeks to increase the recoverability of gas production that would otherwise be held in the reservoir.

      Our Aurora division usually uses a simple proven completion procedure. This procedure involves drilling through several pay zones, setting and cementing casing, and drilling a rat-hole, which is used for gas-water separation. The use of specially designed cement around the casing helps avoid plugging off natural fractures. Imaging logs are used to identify which zones are best fractured and will yield commercial gas production.

      In order to contain costs, our Aurora division tries to keep facilities for gas processing decentralized. Salt water disposal wells are drilled close to the compression facilities, central to each field's wells. Skid mounted separators that can be easily downsized are used at the site of the salt water disposal wells. The localized disposal of water reduces power demand. Different reservoirs contain different amounts of water. Aurora cannot accurately predict the actual amount of time required for dewatering with respect to each well. The period of time when the volume of gas that is produced is limited by the dewatering process could be as much as two years, thereby delaying revenue production.

      Skid mounted compressors are used by our Aurora division in a series to maximize compression to the transportation line. Our Aurora division will also seek to maintain low pressure in the gathering systems. Gas will be drawn at low wellhead pressure using a five and one-half inch or seven inch production casing.

      One strategy that our Aurora division uses to minimize costs is to minimize the use of land surface. This is accomplished by using small well sites in open areas near roads, and by not building central processing facilities, but instead using localized facilities as described above. Truck mounted drilling rigs may be used. Our Aurora division may use other drilling, completion and operating procedures if, in management's opinion, these alternative procedures will produce a higher rate of gas from the shale.

      Our Aurora division's gas wells will be drilled by outside drilling companies. We have two turnkey drilling agreements in place for our Michigan Antrim drilling areas that give us preferential access to two drilling rigs. Management believes that there is currently enough capacity available in the areas in which Aurora is working that we will not have a problem finding one or more drilling companies available to meet our time schedule for drilling wells. However, over time, circumstances could change as development activity in the industry picks up.

      The availability of experienced and competent drilling, completion and facilities installation production laborers and vendors could affect the timing of when the wells are completed and producing revenues. If there is a shortage of field workers, it will take longer to begin to generate revenues from new wells. From time to time, the oil and gas industry also experiences equipment shortages, resulting in back orders for needed equipment. If this occurs before the wells are drilled, completed and put into production, it will take longer for the wells to begin to generate revenues.

      The oil and gas industry has historically experienced periods of rapidly increasing drilling and production costs, frequently during times of increased drilling activities. If significant cost increases occur with respect to our development activity, we may have to reduce the number of wells we drill.

      After the wells are completed and put into production, we may decide that additional work needs to be done beyond routine maintenance. It is frequently the case that at some point in the life of a well additional work may be appropriate in order to increase production, such as reworking, recompletion, deepening or sidetracking of existing wells; or the installation of secondary tertiary or other enhanced recovery methods. We reserve the right to engage in production-enhancing operations of this type, even if it results in a temporary reduction in cash flow.

Sale and Production

      We use different strategies for gas sales depending on the location of the field and the local markets. In some locations, we use proprietary CO2 reduction units to process our own gas and sell it to nearby local markets. In other cases, we connect to nearby high pressure pipelines. We are not currently aware of any problems with pipeline availability. However, because of the nature of natural gas development, there may be periods of time when pipeline capacity is inadequate to meet our transportation needs. It is often the case that as new development comes on line, pipelines are close to or at capacity before new pipelines are built.

      During periods when pipeline capacity is inadequate, if we are relying on pipeline transportation, we may be forced to reduce production or incur additional expense as existing production is compressed to fit into existing pipelines. As production increases, more compression is generally required to compress the production into the pipeline. As more compression is required, production costs increase, primarily because more fuel is required in the compression process. Furthermore, because compression is a mechanical process, a breakdown may occur that will prevent the delivery of gas until repairs are made.

      We rely heavily on the spot markets to sell our gas. As a result, there is no assurance at what price we will be able to sell our gas. Only approximately 30% of the gas that is consumed in Michigan is produced in Michigan. As a result, gas produced in Michigan typically receives a premium above the New York Mercantile Exchange spot market price.

      Prices for gas and oil fluctuate fairly widely based on supply and demand. Supply and demand are influenced by weather, foreign policy and industry practices. For example, demand for gas has increased in recent years due to a trend in the power plant industry to move away from using oil and coal as a fuel source, to using gas, because gas is a cleaner fuel. Nonetheless, in light of historical fluctuations in prices, there can be no assurance at what price we will be able to sell our gas and oil. It is possible that gas prices will be low at the time periods in which the wells are most productive, thereby damaging overall returns. It is possible that prices will drop so low that production will become uneconomical. Ongoing production costs that will continue include equipment maintenance, compression and pumping costs. If production becomes uneconomical, we may discontinue production until prices improve.

Unitization of Production

      The production of some or all of our wells may be unitized (connected by agreement) with the production from wells we have already drilled or from wells drilled by other owner/operators in the same fields. Any subsequent wells drilled within the fields may also be unitized with existing wells, including our wells. Typically, we only unitize a well that we have drilled or a well that we have has purchased from other companies.

      If other companies are involved, the method used for the unitization will be to add together all of the acquisition and development costs from each of the participants within the field, and then calculate the working interest percentage of each participant based on the percentage of total costs that were contributed by that participant. Thus, working interest percentages will be recalculated each time a well or a group of wells are put into production. All costs are included in this calculation, including costs for infrastructure development as well as drilling costs.

      The unitization of wells reduces the risk associated with any specific well in which we own a working interest. In addition, the sharing of infrastructure costs, such as the cost of the salt water disposal wells, should result in a lower per-well operating expense for all of the wells in the field. In fields with multiple owners where wells are being unitized, there may be certain disadvantages to earlier investors when a field is unitized

Credit Facilities

TCW

      On August 12, 2004 our Aurora division through its AAN subsidiary, closed on a line of credit facility with TCW Energy, et al. ("TCW"). At closing, Aurora was given an initial credit availability of $10,000,000. As the assets in Aurora become proved reserves the credit availability was increased, up to a maximum of $30,000,000. On June 10, 2005 we drew an additional $10,000,000 in credit, and on September 30, 2005, we drew another $10,000,000 in credit. On December 8, 2005, we entered into an amendment to the credit facility with TCW, increasing the maximum amount available on the line of credit to $50 million. On December 13, 2005, we drew another $10 million in credit. Our principal balance outstanding as of February 1, 2006 was $40 million.

      The TCW credit facility bears interest at a fixed rate of 11.5% per annum on the outstanding principal balance, calculated and payable in arrears. Interest payments are due on the second to last business day of each March, June, September and December (each a "Quarterly Payment Date"). The credit facility matures on September 30, 2009, at which time any outstanding principal is due and payable. Beginning on September 29, 2005, and on each Quarterly Payment Date thereafter, AAN is required to make a principal payment equal to 75% of adjusted net cash flow from the assets serving as collateral for the credit facility. In the event of default, this increases to 100%. So long as AAN is not in default and is in compliance with the financial covenants, ANN is allowed to distribute to us 25% of the adjusted net cash flow, plus $300,000 annually to fund general and administrative expenses.

      At the closing of the financing, Aurora conveyed to TCW a 4% overriding royalty interest net to Aurora's interest, in all of Aurora's existing oil and gas leases in the counties of Alcona, Alpena, Charlevoix, Cheboygan, Montmorency and Otsego in the State of Michigan. Additionally, Aurora is required to convey a 4% overriding royalty interest, net to its interest, in any new leases acquired in these counties while the loan is outstanding. The overriding royalty interest conveyed to TCW will not bear any operation, transportation, marketing, compression or similar charges except for those expenses paid to parties not affiliated with Aurora.

      The notes issued to TCW may be prepaid after August 15, 2006, but a prepayment penalty will be imposed for prepayments made prior to August 15, 2008. TCW has been granted observer rights to the board of managers of AAN and the Board of Directors of Aurora. Aurora is required to provide TCW with a semi-annual engineering report. Aurora is required to pay an affiliate of TCW a 1.5% origination fee for each advance taken.

Northwestern Bank Line of Credit

      On October 12, 2005, our Aurora division entered into a $7,500,000 line of credit promissory note with Northwestern Bank of Traverse City, Michigan ("Northwestern Bank"). This credit facility is being used as a typical line of credit, with draws being made periodically as needed, and payments being made when funds are available. The principal balance therefore fluctuates often.

      The Northwestern Bank line of credit matures on October 15, 2006. It carries interest at Wall Street Prime, initially 6.75% per year. Interest is payable monthly. Principal is payable at maturity, subject to the Northwestern Bank's right to accelerate the due date in the event of default. The loan is secured by the personal guaranties of William W. Deneau, Thomas W. Tucker and John V. Miller, Jr. It is also secured by all of the personal property of JetX, L.L.C., a company that is owned in equal shares by Messrs. Deneau, Tucker and Miller. Messrs. Deneau, Tucker and Miller have also agreed to pledge 10% of their shares of Cadence common stock as collateral on the loan. We have agreed that the indebtedness to TCW will at no time exceed 55% of the total modified NPV 10 reserves held as collateral by TCW. We are also required to provide Northwestern Bank a revised independent reserve study every six months during the time the loan is outstanding, with the next report due no later than January 31, 2006. We are required to maintain a collateral coverage ratio not to exceed 1.2, as calculated twice per year.

Mortgage Loan

      On October 4, 2005, our Aurora division obtained an office condominium mortgage loan from Northwestern Bank in the amount of $2,950,000. The repayment schedule is monthly interest only for three successive months starting on November 1, 2005, and beginning on February 1, 2006, principal and interest in 32 monthly payments of $21,969. The loan bears interest at the rate of 6.5% per year. The maturity date is October 1, 2008. The loan proceeds were used to purchase the office condominium and to pay for interior improvements to the premises.

Insurance

      The oil and gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of crude oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks. Personal injuries, damage to property and equipment, reservoir damage, or loss of reserves may occur if such a catastrophe occurs, any one of which could cause us to experience substantial losses. In addition, we may be liable for environmental damage caused by previous owners of properties we purchase or lease.

      Our Aurora division maintains insurance for potential losses at the level management deems reasonable. However, certain risks of loss are either uninsurable or not economically insurable. An uninsured loss may hurt our financial performance and condition. We currently have the following insurance coverage which is effective until December 31, 2005:

               POLICY TYPE                                                               LIMIT
--------------------------------------------                 -------------------------------------------------------
Worker's Compensation & Employment Liability                 Worker's Compensation; Statutory Employer's Liability -
                                                             $1,000,000
General Liability                                            Each occurrence - $1,000,000;
                                                              Damages to Rented Premises - $100,000;
                                                              Medical Exp - $10,000;
                                                              Personal & Adv. Injury - $1,000,000;
                                                              General Aggregate - $2,000,000;
                                                              Products-Comp -$2,000,000

Automobile                                                   $1,000,000 per occurrence
Excess/Umbrella Liability                                    $5,000,000 per occurrence and aggregate
Property/Pollution                                           $1,059,600 (property coverage);
                                                             $1,000,000 (pollution limit)

Well Control                                                 $2,000,000 limit

Non Oil and Gas Properties

      In addition to the properties described above in Item 1, we have certain non-oil and gas properties as described below.

      On October 4, 2005, we purchased a commercial condominium unit in the Copper Ridge Professional Center Five. This condominium project is located in Traverse City, Michigan. Our space is approximately 14,645 square feet on the second floor of the building, plus common areas and 15 covered parking spaces. We moved into this space on December 5, 2005.

      We are subject to an existing lease on our previous office space with South 31, L.L.C. This lease runs through March 31, 2007. Monthly rent is $8,700. We are in negotiations to buy out the balance of this lease. Its status is not yet resolved.

      We also have non-oil and gas mineral rights in a number of properties, although we do not presently consider them to be material to our business on a going forward basis.

Employees

      As of November 15, 2005, we have 31 full time employees and one part time employee. We are not a party to any collective bargaining agreements.

Service Mark

      We have been granted a service mark registration (Registration No. 2,214,144) from the United States Patent and Trademark Office for the Aurora logo. The registration date is December 29, 1998, and the registration is valid for 10 years. We do not own any other patents, trademarks, licenses, franchises or concessions.

Legal Proceedings

      There are no currently threatened or pending claims against us.

Cadence Pro Forma Information

CADENCE RESOURCES CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


      The following unaudited pro forma condensed consolidated financial statements have been prepared to reflect the effect of the proposed merger transaction pursuant to which Cadence Resources Corporation (Cadence) has acquired Aurora Energy, Ltd. (Aurora). The September 30, 2005 condensed consolidated pro forma financial statements include Cadence's balance sheet as of September 30, 2005 and the results of its operations for the twelve months ended September 30, 2005 and Aurora's balance sheet as of September 30, 2005 and the results of its operations for the twelve months ended September 30, 2005.


      The historical financial data of Cadence and Aurora used in these pro forma condensed consolidated statements of operations were derived as follows:


            o Aurora: Aurora's reviewed financial statements presented for the nine-month period ended September 30, 2005 adding activity for the three-month period from October 1, 2004 to December 31, 2004, to present the twelvemonth period of October 1, 2004 to September 30, 2005.

            o Cadence: From Cadence's annual report on Form 10-K for the twelvemonth period ended September 30, 2005.


      The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on combined results. The pro forma financial statements of operations assume that the combination occurred at the beginning of the periods presented in the statements. All intercompany accounts and transactions have been eliminated.


      This information is provided to aid in the analysis of the financial aspects of the merger. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Cadence and Aurora, included elsewhere in this prospectus.


      The unaudited pro forma condensed consolidated financial statements are for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the pro forma condensed consolidated financial statements as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

CADENCE RESOURCES CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30,2005

                                                                                Pro Forma Adjustments
                                                Cadence         Aurora          (See detailed summary         Combined
                                                                                      in Note (g)             Pro Forma
                                                                                   DR             CR           Balance
                                              ------------    ------------    ------------------------------------------
ASSETS
  CURRENT ASSETS
      Cash and cash equivalents               $  1,694,838    $ 10,937,632    $         --   $              $ 12,632,470
      Accounts receivable                          491,324       4,542,815                                     5,034,139
      Other Current Assets                         103,348         246,481                                       349,829
                                              ------------    ------------    ------------   ------------   ------------
         TOTAL CURRENT ASSETS                    2,289,510      15,726,928              --             --     18,016,438
  OIL AND GAS PROPERTIES
      FULL COST                                         --      33,198,842      15,212,303         52,850     48,358,295
  OIL AND GAS PROPERTIES
      SUCCESSFUL EFFORTS                         3,081,428              --          52,850      3,134,278             --
  PROPERTY AND EQUIPMENT, NET                        2,167         295,643              --             --        297,810
  OTHER ASSETS
      Goodwill                                          --              --      16,277,096             --     16,277,096
      Identifiable Intangibles (net)                    --              --       4,605,000      1,023,333      3,581,667
      Other assets                               1,067,717       2,255,610         633,251        750,000      3,206,578
                                              ------------    ------------    ------------   ------------   ------------
  TOTAL ASSETS                                $  6,440,822      51,477,023    $ 36,780,770   $  4,960,461   $ 89,738,154
                                              ============    ============    ============   ============   ============


LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
      Accounts payable and accrued expenses   $    446,166    $  4,491,624    $         --   $         --      4,937,790
      Notes payable - related party                                     --              --             --             --
      Other Liabilities                            119,147         236,850              --             --        355,997
                                              ------------    ------------    ------------   ------------   ------------
         TOTAL CURRENT LIABILITIES                 565,313       4,728,474              --             --      5,293,787

  LONG-TERM DEBT                                        --      30,080,905              --             --     30,080,905
                                              ------------    ------------    ------------   ------------   ------------
  MINORITY INTEREST IN NET ASSETS
      OF SUBSIDIARIES                                   --              --              --             --             --
                                              ------------    ------------    ------------   ------------   ------------

  REDEEMABLE PREFERRED STOCK                        59,925              --              --             --         59,925
                                              ------------    ------------    ------------   ------------   ------------
  STOCKHOLDERS' EQUITY
      Common stock                                 209,113          19,046           6,000        367,878        590,037
      Additional paid-in capital                30,918,122      19,351,780      28,771,797     35,730,766     57,228,872
      Accumulated deficit                      (24,797,883)     (2,703,182)      3,885,369     28,384,830     (3,001,604)
      Accumulated other comprehensive loss        (513,768)             --              --             --       (513,768)
                                              ------------    ------------    ------------   ------------   ------------
         TOTAL STOCKHOLDERS' EQUITY              5,815,584      16,667,644      32,663,166     64,483,475     54,303,537
                                              ------------    ------------    ------------   ------------   ------------
  TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                    $  6,440,822    $ 51,477,023    $ 32,663,166   $ 64,483,475   $ 89,738,154
                                              ============    ============    ============   ============   ============

CADENCE RESOURCES CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TWELVE MONTHS ENDED SEPTEMBER 30,2005

                                                                                             Pro Forma              Combined
                                                     Cadence           Aurora               Adjustments             Proforma
                                                                                         DR             CR
                                                    ------------    ------------    ------------   ------------   ------------
REVENUES
     Oil and gas sales                              $  2,413,046    $  3,103,990                                  $  5,517,036
     Other income                                        100,000         499,403                                       599,403
                                                    ------------    ------------    ------------   ------------   ------------
        Total Revenues                                 2,513,046       3,603,393              --             --      6,116,439
                                                    ------------    ------------    ------------   ------------   ------------

OPERATING AND ADMINISTRATIVE EXPENSES
     Depreciation, depletion and amortization          2,683,279         470,437       1,263,329                     4,417,044
     Officers' and directors' compensation             1,105,328              --                                     1,105,328
     Consulting & other professional services            104,595              --                                       104,595
     Oil and gas lease expenses                          612,624              --                        612,624             --
     Oil and gas consulting                              165,000              --                        165,000             --
     Exploration and drilling                            235,959              --                        235,959             --
     Production and lease operating expenses             178,437       1,377,878                                     1,556,315
     State Taxes                                              --         334,199                                       334,199
     Other general and administrative                    996,128       2,205,557                                     3,201,684
                                                    ------------    ------------    ------------   ------------   ------------
        Total Expenses                                 6,081,350       4,388,072       1,263,329      1,013,583     10,719,166
                                                    ------------    ------------    ------------   ------------   ------------

LOSS FROM OPERATIONS                                  (3,568,304)       (784,678)      1,263,329      1,013,583     (4,602,727)
                                                    ------------    ------------    ------------   ------------   ------------

OTHER INCOME (EXPENSE)
     Interest income                                      10,173         263,223                                       273,396
     Interest expense and loan fees                   (1,138,987)       (540,113)                                   (1,679,100)
     Other income                                            846              --                                           846
     Loss on  sale of investment                         (66,006)             --                                       (66,006)
     Loss on disposition and impairment of assets             --              --                                            --
                                                    ------------    ------------    ------------   ------------   ------------
        Total Other Income (Expense)                  (1,193,974)       (276,890)             --             --     (1,470,864)
                                                    ------------    ------------    ------------   ------------   ------------

LOSS BEFORE MINORITY INTEREST ALLOCATION
     AND INCOME TAX PROVISION                         (4,762,277)     (1,061,568)      1,263,329      1,013,583     (6,073,591)

MINORITY INTEREST IN LOSS OF SUBSIDIARIES                     --         147,413              --             --        147,413
                                                    ------------    ------------    ------------   ------------   ------------

LOSS BEFORE INCOME TAX PROVISION                      (4,762,277)       (914,155)      1,263,329      1,013,583     (5,926,178)

INCOME TAX PROVISION                                          --              --                                            --
                                                    ------------    ------------    ------------   ------------   ------------

NET LOSS                                            $ (4,811,478)   $   (914,155)      1,263,329      1,013,583   $ (5,975,379)
                                                    ============    ============    ============   ============   ============

PRO FORMA LOSS PER SHARE
     Including effect of
     subsequent stock issuances                                                                                          (0.10)
                                                                                                                  ============
     Excluding effect of
     subsequent stock issuances                                                                                          (0.15)
                                                                                                                  ============

       See accompanying notes to unaudited pro forma financial statements.

CADENCE RESOURCES CORPORATION
NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - MERGER  AGREEMENT

On January 31, 2005, Cadence Resources Corporation (Cadence) entered into a definitive merger agreement with Aurora Energy, Ltd. (Aurora) whereby Cadence will acquire 100% of the outstanding stock and options of Aurora. Consideration in this transaction will consist of the issuance of two shares of common stock of Cadence for every one share of outstanding stock of Aurora, and the issuance of two options for the purchase of stock in Cadence for each option outstanding of Aurora.

Evaluation of the facts in this transaction indicates that the Aurora stockholder group will receive the largest portion of the voting rights, will have the majority number of members of the board of directors, and will dominate senior management. Accordingly, under FAS 141, Aurora is treated as the acquirer for accounting purposes and, accordingly reverse acquisition accounting has been applied to this business combination. As the registrant, the equity structure of Cadence remains the equity structure of the ongoing entity.

The merger will be accounted for as a reverse acquisition application of the purchase method of accounting by Cadence, with Aurora treated as the accounting acquirer. As such, the purchase price assigned to this transaction is equal to $41,546,351 determined as follows:

              Fair value of Cadences' common stock
              outstanding at January 31, 2005:         $33,951,817

              Fair value of Cadences' stock
              options outstanding at January 31, 2005      536,210

              Fair value of Cadence's warrants
              outstanding at January 31, 2005            7,058,324
                                                       -----------

              Total purchase price                     $41,546,351

The $33,951,817 is computed as 20,702,327 shares of Cadence multiplied by $1.64 (per share sales price of Cadence common stock as reported on the OTC Bulletin Board as of January 31, 2005).

The accompanying pro forma financial statements contain adjustments to characterize the transactions of Cadence as those of Aurora for the periods presented. Both the Cadence and Aurora pro forma statements of operations are presented for the twelve months ended September 30, 2005.

The pro forma balance sheet is presented at September 30, 2005 for Aurora and Cadence. In compiling this balance sheet, the $41,546,351 purchase price has been allocated between the following categories (1) Unproved oil and gas properties, (2) Other investments (3) Intangible assets and (3) goodwill. This pro forma balance sheet is based on management's preliminary estimates of acquired fair values as of the date of the merger.


CADENCE RESOURCES CORPORATION
NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                         Cadence
                                              Balances      Fair Value    Adjusted       Activity        Balances
                                             1/31/2005     Adjustments    Balances       2/1-9/30        9/30/05
Book Value of Cadence Assets                ----------------------------------------------------------------------
   Current Assets                             8,600,202                    8,600,202     (6,310,692)     2,289,510
   Oil & Gas Properties, Property & Equip     3,653,613     11,353,113    15,006,726       (570,018)    14,436,708
   Investments                                  938,955        633,521     1,572,476        (68,644)     1,503,832
   Mineral rights                               197,406                      197,406             --        197,406
   Non Compete                                               3,265,000     3,265,000                     3,265,000
   Proprietary Business Relationship                         1,340,000     1,340,000                     1,340,000
   Goodwill                                                 16,277,096    16,277,096                    16,277,096
                                                                                  --                            --
Less: Liabilities as of 9/30/05                                                   --                            --
   Accounts payable and accrued expenses       (400,154)                    (400,154)      (165,159)      (565,313)
   Notes Payable-Long Term                   (4,252,476)                  (4,252,476)     4,252,476             --
   Other Liabilities                                 --                           --                            --
   Redeemable Preferred Stock                   (59,925)                     (59,925)                      (59,925)
                                                                                                                --
Other Adjustments:                                                                                              --
   Cadence activity from date of merger                                                                         --
       through September 30, 2005                    --                                   2,862,037      2,862,037
------------------------------------------------------------------------------------------------------------------
        Total Purchase Price allocated        8,677,621     32,868,730    41,546,351             --     41,546,351
==================================================================================================================


NOTE 2 - SUMMARY OF PRO FORMA ADJUSTMENTS

PRO FORMA ADJUSTMENTS - SEPTEMBER 30, 2005

(a) To reclassify the working interest in properties owned by Aurora and purchased by Cadence. Additionally, reclassification of the depletion and/or amortization of the property have been completed to the proper owner.

(b) To increase the outstanding shares of Aurora on a two-for-one basis in accordance with the definitive merger agreement and to adjust par value of the revised outstanding shares of common stock of Aurora to the par value of Cadence.

(c) To eliminate the accumulated deficit of Cadence to additional paid-in capital as part of the value of the acquisition upon merger.

(d) To reflect the fair value at January 31, 2005, the date of the definitive merger agreement, the shares outstanding in Cadence were multiplied the per share sales price as listed on the OTC Bulletin Board as of January 31, 2005 ($1.64), with the resulting increase in value allocated between oil and gas properties, other investments, goodwill and other intangible assets. Amortization has been computed in the accompanying pro forma as follows; $4,605,000 of estimated intangible assets amortized over 36 months (estimated useful life of the other intangible assets) for a total of $1,023,333 in amortization expense.

(e) To conform the oil and gas properties owned by Cadence to the full cost method as used by Aurora, the accounting acquirer. Note, the oil and gas exploration and intangible drilling expenses of Cadence under the successful efforts method have been adjusted to give pro forma effect to conform to the treatment of these expenditures under the full cost method used by Aurora. The net addition to oil and gas properties in converting from successful efforts to full cost is $724,912 and is recorded on the balance sheet as an addition to the oil and gas properties and adjustment to net deficit.


CADENCE RESOURCES CORPORATION
NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The table below sets out in detail the effect of changing to full cost by period to highlight the amounts reflected in the statements of operations for the period ended September 30, 2005

                                                  2005          2004          2003          2002         Totals
                                               ----------    ----------    ----------    ----------    ----------
Net exploration costs added back                1,013,583       805,136       422,172       260,786     2,501,677

Depletion, depreciation and amortization and
  impairment under respective methods            (239,995)   (1,323,975)     (192,718)      (20,076)   (1,776,765)
                                               ----------    ----------    ----------    ----------    ----------
Net Change in asset value                         773,588      (518,839)      229,454       240,710       724,912
                                               ==========    ==========    ==========    ==========    ==========


(f) To eliminate the investment in Aurora by Cadence.

CADENCE RESOURCES CORPORATION
NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(g) The effects of the above transactions are summarized as follows:

BALANCE SHEET ACCOUNT                                                                         Note Ref          AMOUNT
                                                                                              --------          ------
(1)   OIL AND GAS PROPERTIES (NET) USING FULL COST
      Beginning Balance (combined companies)                                                              $ 33,198,842
      Reclassification of working interest in properties owned by Aurora
         and purchased by Cadence,                                                               (a)           528,503
      Reclassification of depletion and/or amortization associated with
        above reclassification of working interest                                               (a)           (52,850)
      Estimated allocation of purchase price to oil and gas properties
        based on fair market valuation of unproved Cadence properties                            (d)        11,353,113
      Reclassification of Cadence properties from successful efforts to full cost                (e)         2,605,775
      Record upward net adjustment from successful efforts to full cost                          (e)           724,912
                                                                                                          ------------
        Total pro forma adjustments to oil and gas properties under full cost                               15,159,453
                                                                                                          ------------
      Ending pro forma balance                                                                            $ 48,358,295
                                                                                                          ============

(2)   OIL AND GAS PROPERTIES (NET) USING SUCCESSFUL EFFORTS
      Beginning Balance (combined companies)                                                              $  3,081,428
      Reclassification of working interest in properties owned by Aurora
         and purchased by Cadence,                                                               (a)          (528,503)
      Reclassification of depletion and/or amortization associated with
        above reclassification of working interest                                               (a)            52,850
      Reclassification of Cadence properties from successful efforts to full cost                (d)        (2,605,775)
                                                                                                          ------------
          Total pro forma adjustments to oil and gas properties under successful efforts                  $ (3,081,428)
                                                                                                          ------------
      Ending pro forma balance                                                                            $         --
                                                                                                          ============

(3)   GOODWILL
      Beginning Balance (combined companies)                                                              $         --
      Estimated allocation of purchase price to goodwill based on
            estimated fair market valuation                                                      (d)        16,277,096
                                                                                                          ------------
      Ending pro forma balance                                                                            $ 16,277,096
                                                                                                          ============

CADENCE RESOURCES CORPORATION
NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(4)   OTHER INTANGIBLE ASSETS (NET)
      Beginning Balance (combined companies)                                                                         -
      Estimated allocation of purchase price to intangibles based on
            estimated fair market valuation                                                      (d)         4,605,000
      Amortization expense ($4,605,000 estimated intangibles over 36 months)                     (d)        (1,023,333)
                                                                                                          ------------
      Ending pro forma balance                                                                               3,581,667
                                                                                                          ============

(5)   OTHER ASSETS
      Beginning Balance (combined companies)                                                                 3,323,327
      Estimated allocation of purchase price to other investments based on
            estimated fair market valuation                                                      (d)           633,251
      Eliminate Cadence investment in Aurora Stock                                               (d)          (750,000)
                                                                                                          ------------
      Ending pro forma balance                                                                               3,206,578
                                                                                                          ============

(6)   COMMON STOCK
      Beginning Balance (combined companies)                                                                   228,159
      Issuance of Cadence Stock for Aurora Stock on a 2-for 1 basis                              (d)            19,046
      Adjust par value of revised outstanding shares of common stock of Aurora                   (d)           348,832
            to par value of Cadence
      Remove the investment in Aurora by Cadence                                                 (f)            (6,000)
                                                                                                          ------------
      Total pro forma adjustments                                                                              361,878
                                                                                                          ------------
      Ending pro forma balance                                                                                 590,037
                                                                                                          ============

(7)   ADDITIONAL PAID IN CAPITAL
      Beginning Balance (combined companies)                                                                50,269,902
      Issuance of Cadence Stock for Aurora Stock on a 2-for 1 basis                              (b)           (19,046)
      Adjust par value of revised outstanding shares of common stock of Aurora
            to par value of Cadence                                                              (b)          (348,832)
      To close the accumulated deficit of Cadence                                                (c)       (27,659,919)
      Record net purchase price after allocation to Cadence net assets
            ($41,546,351 - $5,815,584)                                                           (d)        35,730,767
      Remove the investment in Aurora by Cadence                                                 (f)          (744,000)
                                                                                                          ------------
      Total pro forma adjustments                                                                            6,958,970
                                                                                                          ------------
      Ending pro forma balance                                                                              57,228,872
                                                                                                          ============

(8)   ACCUMULATED DEFICIT
      Beginning Balance (combined companies)                                                                27,501,065
      To close the accumulated deficit of Cadence                                                (c)       (27,659,919)
      Adjust for Cadence 2/1/05-6/30/05 activity after allocation of net 1/31/05 assets          (d)         2,862,036
      Record 8 months amortization on intangible assets ($4,605,000 over 36 months)              (d)         1,023,333
      Record upward net adjustment from successful efforts to full cost                          (e)          (724,912)
                                                                                                          ------------
      Total pro forma adjustments                                                                          (24,499,462)
                                                                                                          ------------
      Ending pro forma balance                                                                               3,001,603
                                                                                                          ============

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with the Cadence Resources Corporation financial statements, together with the notes to those statements, included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of our plans, objectives, expectations, and intentions. Our actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

      General. We were incorporated in Utah on April 7, 1969 to explore and mine natural resources under the name Royal Resources, Inc. In January 1983, we changed our name to Royal Minerals, Inc. In March 1994, we changed our name to Consolidated Royal Mines, Inc. In September 1995, we changed our name to Royal Silver Mines, Inc. On May 2, 2001 we changed our name to Cadence Resources Corporation in connection with a corporate reorganization to focus our operations on oil and gas exploration.

      As a result of our recent acquisition of Aurora Energy, Ltd. ("Aurora") which, as described below, was consummated after the date of the most recent financial statements contained in this prospectus, we manage our business through two divisions - Cadence and Aurora. Our audited financial statements set forth beginning on page F-1 of this prospectus reflect financial information pertaining to our Cadence division prior to the acquisition of Aurora. Included elsewhere in this prospectus are pro forma financial statements containing certain financial information of Cadence and Aurora together.

      References in this management discussion and analysis to "we" and "our" and similar pronouns and other terms refer to our Cadence division prior to the Aurora acquisition, unless otherwise stated.

                                CADENCE DIVISION

      Acquisition of Aurora. We acquired Aurora on October 31, 2005 through the merger of our wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became our wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. Aurora's revenues for the nine-month period ended September 30, 2005 were $3,644,698, compared with our revenues of $1,783,287 during the nine-month period ended June 30, 2005. Aurora's total assets as of September 30, 2005 were $51,477,023, compared with our total assets of $6,440,822 as of the same date.

      In connection with the acquisition of Aurora, we issued an aggregate of 37,512,366 shares of our common stock to the former shareholders of Aurora, and have reserved an additional 10,497,328 shares of our common stock for issuance upon exercise of options or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora.

      As a result of the acquisition of Aurora, we will revise certain of our accounting principles applicable to our oil and gas properties, and have changed our accounting fiscal year to end on December 31, commencing December 31, 2005. See the caption " Future Changes in Accounting Principles" within this management discussion and analysis.

      We are engaged in acquiring, exploring, developing, and producing oil and gas properties. We have operations in Wilbarger County, Texas, DeSoto Parish, Louisiana, Eddy County, New Mexico and Alpena County, Michigan. We also have leased interests in western Kansas and southern Texas. We also own a number of non-producing properties described below that are in various stages of development.

      Our goal is to generate revenues from the sale of oil and gas production sufficient to support ongoing development. Once wells are drilled and in production, the underlying gas reserves will be characterized as proved developed producing reserves. As a general rule, once the underlying resources are characterized as proved developed producing reserves, the underlying assets can be pledged to support debt financing.

      January 2005 Private Placement. On January 31, 2005, we sold to 22 accredited investors in a private placement transaction, for $9,762,500, 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share. For services rendered in connection with the transaction, we compensated a principal stockholder in the form of $976,250 in cash, 859,000 shares of our common stock warrants to purchase 781,000 shares of common stock at an exercise price of $1.25 a share. Of the proceeds raised in our January 31, 2005 private placement, $5,000,000 was used to prepay outstanding promissory notes issued by us in April 2004. In addition, on January 31, 2005, Aurora sold to six accredited investors in a private placement transaction, for $12,550,000, shares of Aurora common stock and warrants to purchase Aurora common stock that, as a result of the merger, became 10,040,000 shares of our common stock and warrants to purchase 3,800,000 shares of our common stock at an exercise price of $1.75 per share. For services rendered in connection with the Aurora private placement, we compensated a principal stockholder in the form of $1,255,000 in cash, shares of Aurora common stock and warrants to purchase Aurora common stock that, as a result of the merger, became 1,104,400 shares of our common stock and warrants to purchase 1,004,000 shares of our common stock at an exercise price of $1.25 per share. The proceeds of the Aurora private placement were used substantially in Aurora's expanded drilling program during 2005 and for general working capital purposes.

      Continuing Losses. We have had net losses from operations each year since inception, and there can be no assurance that we will be profitable in the future. Our financial results depend upon many factors that impact our results of operations including:

            o     The sales prices of natural gas and crude oil.
            o     The volume of sales of natural gas and crude oil.
            o The availability of financial resources to meet cash flow needs.
            o The level and success of exploitation and development activity.

                              Results of Operation

Comparison of Fiscal Year Ended September 30, 2005
to Fiscal Year ended September 30, 2004

Revenues

      We derive revenues from the sale of oil and gas produced at wells in which we have an economic interest. All sales of oil and gas production are arranged by our partners who operate the wells and with whom we are developing the respective oil and gas properties. Revenue for oil and gas sales reported in our statements of operations and comprehensive loss are stated after deducting royalty amounts payable to property owners and other third parties.

      During the fiscal year ended September 30, 2005 ("fiscal 2005"), revenues from oil and gas sales were $2,413,046, reflecting a decrease of $128,401, or 5.1%, compared with revenues from oil and gas sales of $2,541,447 during the fiscal year ended September 30, 2004 ("fiscal 2004"). This decrease was attributable to decreased quantities of production during fiscal 2005 compared with fiscal 2004 which were substantially offset by higher commodity prices realized in fiscal 2005 and, to a lesser extent, by additional production resulting from the commencement of pumping at certain additional wells at the West Electra Lake Prospect late in fiscal 2005

      Revenues for fiscal 2005 were primarily from production from our wells in Texas, Louisiana and Michigan. These revenues were derived from the sale of 16,885 net barrels of oil at an average price of $51.64 per barrel from our wells in Texas and 199,703 MCF of natural gas at an average price of $7.26 per MCF from our wells in Louisiana and Michigan. The decrease in production from our wells during fiscal 2005 compared with fiscal 2004 was primarily attributable to:

            o A decrease in the quantities pumped from Virgin Reef Prospect well #1A, in which we have 60% of the working interest. During September 2004, this well produced an average of approximately 50 net working interest barrels per day; by September 2005, production at this well had declined to less than 20 net working interest barrels per day.

            o A general decrease in the quantities pumped from the initial West Electra Lake Prospect wells in which we have an interest.

      As of September 30, 2005 we had interests in nine producing oil wells in Wilbarger County, Texas, eleven producing natural gas wells in DeSoto Parish, Louisiana, an interest in nine producing gas wells in Alpena County, Michigan and a minority interest in a producing well in Eddy County, New Mexico. As of September 30, 2005 we had 20 gross (9.86 net) oil and gas wells, 7,250 gross (3,357 net) acres of developed wells and 27,840 gross (27,840 net) acres of undeveloped wells. Using the net proceeds from the private placement in January 2005, after repayment of promissory notes we issued in 2004 and payment of commissions,, we expanded our drilling program during fiscal 2005.

      As a result of our evaluation of the performance of our natural gas wells in DeSoto Parish, which we have been developing with our partner Bridas Energy, we determined not to drill additional wells at that location. In the first two quarters of fiscal 2005, we drilled four new wells on our West Electra Lake Unit and a new well on our E lease, all in Wilbarger County, TX, completed the seismic evaluation process on the north block of our Kansas acreage, participated for a working interest in development wells being drilled in Eddy County, NM and participated for a working interest in an exploratory well in Tennessee.

Expenses

      Our expenses principally fall within two general categories: oil and gas operating expenses and general and administrative expenses. Oil and gas operating expenses include consulting fees for technical and professional services related to oil and gas activities, leases, drilling expenses, exploration expenses, depletion, depreciation and amortization of oil and gas properties and related equipment, impairment of oil and gas properties and other expenses related to the procurement and development of oil and gas properties. General and administrative expenses include officer compensation, rent, travel, accounting, auditing and legal fees associated with SEC filings, directors fees, investor relations and related consulting fees, stock transfer fees and other items associated with the costs of being a public entity.

      The following table is a comparison of our two general categories of expenses for fiscal 2005 and fiscal 2004, and the percentages each of these categories comprise of total expenses:

                                                             YEAR ENDED SEPTEMBER 30,
                                        -----------------------------------------------------------
                                                   2005                           2004
                                        ---------------------------    ----------------------------
                                                          % of 2005                        % of 2004
                                                              Total                          Total
                                           2005             Expenses        2004           Expenses
                                        ------------       --------    ------------       ---------
Expenses from Oil and Gas Operations    $  3,875,299           63.7%   $  4,830,679           65.4%
Corporate and Administrative Overhead   $  2,206,051           36.3%   $  2,551,269           34.6%
Total Expenses                          $  6,081,350            100%   $  7,381,948            100%

      The comparable year-to-year increases in oil and gas related expenditures are summarized in the following table, which reflects the major expense categories for expenses from oil and gas operations for fiscal 2005 and fiscal 2004.

                                                                     YEAR ENDED SEPTEMBER 30,
                                                   ---------------------------------------------------------
                                                              2005                           2004
                                                   ---------------------------   ---------------------------
                                                                   % of Total                      % of Total
                                                      2005          Expenses         2004           Expenses
                                                   -----------     -----------   -----------     -----------
Exploration and drilling                              $235,959          6.1%       $ 134,452           2.8%
Depreciation, depletion and amortization             2,683,279         69.2%       2,663,695          55.1%
Impairment of oil and gas properties                        --           --        1,187,013          24.6%
Oil and gas lease and operating expenses               612,624         15.8%         565,148          11.7%
Oil and gas production costs                           178,437          4.6%         174,836           3.6%
Oil and gas consulting                                 165,000          4.3%         105,535           2.2%
Total Expenses from oil and gas operations          $3,875,299          100%      $4,830,679           100%

      Oil and Gas Operating Expenses. Exploration and drilling expenses increased to $235,959 in fiscal 2005 from $134,452 in fiscal 2004, an increase of $101,507, or 75.5%, and oil and gas consulting expenses increased to $165,000 in fiscal 2005 from $105,535 in fiscal 2004, an increase of $59,465, or 56.3%. These increases were a result of our increased drilling activities beginning during the second quarter of fiscal 2005 which we funded from the net proceeds of the January 31, 2005 private placement.

      There was no impairment of oil and gas properties during 2005. In 2004 impairment of oil and gas properties was recognized in the amount of $1,187,013. This impairment was in connections with wells drilled during fiscal 2004 at our Desoto Parish, Louisiana properties.

      Depreciation, depletion and amortization increased to $2,683,279 in fiscal 2005 from $2,663,695 in fiscal 2004, an increase of $19,584, or 0.7%. We recognize depletion of well-specific expenditures based on the amount of production during the year compared with the estimate of proved reserves at the beginning of the year. During fiscal 2005 we recognized depletion of substantially all of the depletable expenditures at the Texas properties due to the due to the fact that our independent engineer's report as of October 1, 2004 estimated that our total reserves at the Texas properties were less than the amount of actual production from those properties during fiscal 2005. Similarly, the relatively high level of our depletion expense during fiscal 2004 resulted from the fact that our independent engineer's report as of October 1, 2003 estimated that our total reserves were less than the amount of oil and gas was actually produced during fiscal 2005. In addition, deprecation during fiscal 2005 was increased over fiscal 2004 due to the greater amount of depreciable assets recorded after our expenditures associated with our increased drilling activities.

      Oil and gas lease and operating expenses increased to $612,624 in fiscal 2005 from $565,148 in fiscal 2004, an increase of $47,476, or 8.4%, and oil and gas production costs increased to $178,437 in fiscal 2005 from $174,836 in fiscal 2004, an increase of $3,601, or 2.1%. These increases are attributable to the fact that we had a greater number of wells in operation during fiscal 2005 compared with fiscal 2004, and the fact that service providers to the oil and gas industry were generally busier during fiscal 2005 compared with fiscal 2004, resulting in higher prices being charged generally by service providers; the effects of these two factors were partially offset by the impact on these expense categories of our reduced production of oil and gas during fiscal 2005.

      General and Administrative. During fiscal 2005, management and the Compensation Committee of our Board of Directors determined to reduce cash salaries and bonuses to our executives and reduce the extent we rely on outside consultants for management services. In addition to reduced cash compensation, we compensated our directors and officers with equity grants, including stock options. As a result of cash and equity compensation, officers and directors compensation increased to $1,105,328 in fiscal 2005 from $725,485 in fiscal 2004. Consulting expenses decreased to $104,595 in fiscal 2005 from $319,338 in fiscal 2004, a decrease of $214,743, or 67.2%. Other general and administrative expenses decreased to $996,350 in fiscal 2005 from $1,506,446 in fiscal 2004, a decrease of $510,318, or 33.9%, which was attributable to the fact that the fiscal 2004 amount included a greater amount of expenses attributable to debt and equity financings and the expenses of registering shares of our common stock for secondary sales by certain of our stockholders.

      Other Income (Expenses). The principal significant changes in these expenses included (i) an increase of $836,032 in interest expense and loan fees due to the fact that we repaid the $6 million of promissory notes we issued in an April 2004 private placement; these notes were repaid from the proceeds of the January 31, 2005 private placement which included recognition of $666,559 of unamortized deferred financing costs from our April 2004 loan financing and which were written off upon the repayment of the loans in connection with the January 31, 2005 private placement.

Comparison of Fiscal Year Ended September 30, 2004
to Fiscal Year ended September 30, 2003

Revenues

      During fiscal 2004, revenues from oil and gas sales were $2,541,447, reflecting an increase of more than five times the revenues from oil and gas sales of $337,355 during the fiscal year ended September 30, 2003. This increase was primarily attributable to increased quantities of production and higher commodity prices realized in fiscal 2004. Revenues for fiscal 2004 were primarily from production from our wells in Texas, Louisiana and Michigan. Revenue during fiscal 2004 came from the sale of 25,887 net barrels of oil at an average price of $36.11 per barrel from Cadence's wells in Texas and 37,517 MCF of natural gas at an average price of $5.83 per MCF from Cadence's wells in Louisiana and Michigan. Revenues from oil and gas sales during the fiscal year ended September 30, 2003 came from the sale of 11,447 net barrels of oil at an average price of $29.47 per barrel. There was no production from Cadence's wells in Louisiana or Michigan in fiscal 2003. Cadence also realized a cash receipt of $50,000 in April 2003 from Bridas Energy upon transfer of drilling and production rights in Cadence's leasehold acreage in DeSoto Parish, Louisiana that Cadence is currently exploring with them on a joint basis.

      During the year ended September 30, 2004, substantially all of our revenues were derived from our interests in five producing oil wells in Wilbarger County, Texas and eleven producing natural gas wells in DeSoto Parish, Louisiana. We received small revenues from our interest in nine producing gas wells in Alpena County, Michigan and in September 2004 received its first production revenue from a minority interest in a producing well in Eddy County, New Mexico.

Expenses

      The following table is a comparison of our two general categories of expenses for fiscal 2004 and the year ended September 30 2003 ("fiscal 2003"), and the percentages each of these categories comprise of total expenses:

                                                                 YEAR ENDED SEPTEMBER 30,
                                               --------------------------------------------------------------
                                                          2004                           2003
                                               ---------------------------        ---------------------------
                                                             % of 2004 Total                    % of 2003 Total
                                                  2004          Expenses            2003           Expenses
                                               -----------     -----------        -----------     -----------
Expenses from Oil and Gas Operations            $4,830,679          65.4%          $  583,393            28.7%
Corporate and Administrative Overhead           $2,551,269          34.6%          $1,446,756            71.3%
                                                ----------         -----           ----------           -----
Total Expenses                                  $7,381,948         100.0%          $2,030,149           100.0%

      Year-to-year comparisons in oil and gas related expenditures are summarized in the following table, which reflects the major expense categories for expenses from oil and gas operations for fiscal 2004 and fiscal 2003.

                                                                 YEAR ENDED SEPTEMBER 30,
                                               --------------------------------------------------------------
                                                          2004                              2003
                                               ---------------------------        ---------------------------
                                                              % of Total                         % of Total
                                                  2004          Expenses            2003           Expenses
                                               -----------     -----------        -----------     -----------
Exploration and drilling                            $ 134,452           2.8%        $109,968          18.8%
Depreciation, depletion and amortization            2,663,695          55.1%          57,310           9.8%
Impairment of oil and gas properties                1,187,013          24.6               --            --
Oil and gas lease and operating expenses              565,148          11.7%         321,538          55.1%
Oil and gas production costs                          174,836           3.6%          34,577           6.0%
Oil and gas consulting                                105,535           2.2%          60,000          10.3%
                                                   ----------           ---         --------           ---
Total Expenses from oil and gas operations         $4,830,679           100%        $583,393           100%

      In the aggregate, oil and gas operating expenses increased over eight-fold from the prior year, primarily as a result of our increased drilling activity during fiscal 2004. We recognized as expense substantially all of the depletable costs incurred during fiscal 2004 because our engineer's report as of October 1, 2003 estimated that our total reserves were less than the amount of our production during fiscal 2004. Although our exploration and drilling expenses and oil and gas lease expenses increased by some $24,000 from fiscal 2003, by far the largest increase in oil and gas related expenses resulted from our decision to impair the carrying value of five De Soto Parish gas wells, as mentioned above, as well as a downward adjustment in the total gas reserves as determined by Ralph E Davis and Associates, the independent petroleum engineers.

      Our general and administrative expenses increased from fiscal 2003 to fiscal 2004 by approximately $1,104,000, principally because of increased legal costs paid to outside counsel in connection with the filing of two separate SB-2 registration statements during the course of the fiscal year. These registration statements also substantially increased the amounts paid to outside accountants as well.

                         Capital Resources and Liquidity

      Since September 30, 2002, we have funded our operations principally through the private sale of equity securities, borrowings from third party individuals and, to an increasing extent in recent months, cash flow from the sale of oil and gas produced by our wells. With the acquisition of Aurora, we will consider continuing Aurora's practice of funding operations partly through credit facilities with industry lenders, and will review other alternative financing options appropriate to the increased size of our operations and asset base.

      The level of our current assets at September 30, 2005, approximately $2.2 million, was relatively constant compared with the $2.3 million of our current assets at September 30, 2004. We maintained this relatively stable level of current assets as a result of the net proceeds of the January 31, 2005 private placement of equity securities (approximately $7.8 million) and expenditures on the repayment of indebtedness ($5.0 million), on oil and gas properties and on certain investments.

      In February 2004, we borrowed $410,000 in short term notes from three directors and a company of which two officers and directors are also affiliated. These notes bore interest at the rate of 12% per annum, and were repaid in full in April 2004. On April 2, 2004, we issued $6,000,000 of senior secured notes to seven individual investors. Each $50,000 principal amount of the notes was accompanied by warrants to purchase 6,375 shares of our common stock, or an aggregate of 765,000 shares, at a price of $4.00 per share. The warrants expire on April 2, 2007. During this reporting period these secured notes were repaid in full. In conjunction with early repayment of the notes, the exercise price of the warrants was reduced to $1.25.

      We realized net proceeds of $941,900 from the sale of our common stock and warrants during fiscal year 2002, net proceeds of approximately $4,830,000 from the sale of our common stock, preferred stock and warrants during the year ended September 30, 2003. Additionally, we received net proceeds of $288,500 from the sale of common stock and exercise of warrants during the year ended September 30, 2004.

      In the periods ended September 30, 2003, 2004 and 2005, we received approximately $16,000, $14,000 and $48,000, respectively, from the sale of investments in various public companies. The sales of these investments were made to fund our working capital needs. Prior to our refocus upon the exploration and development of oil and gas properties, we would from time to time make investments in public companies. These investments were passive in nature and were generally relatively small. Given our focus on oil and gas, future investments of this nature are likely to be limited to opportunities that are of some strategic value to our core oil and gas business and are likely to be less passive in nature.

      During the year ended September 30, 2003, we had total borrowings of $600,000, of which $140,000 was repaid in cash. As of September 30, 2003, $50,000 was owed to Nathan Low Family Trust, a shareholder, $85,000 was owed to Mr. Crosby, $25,000 was owed to Kevin Stulp, a director, and $300,000 was owed to CGT Management Ltd. All of such amounts were repaid by in October of 2003. During the year ended September 30, 2004, we borrowed $410,000 in short-term notes from certain of our officers, directors, and other insiders, as well as $1,000,000 of non-interest bearing short-term notes received in late March 2004. These liabilities were repaid in full in April 2004.

      On January 31, 2005, we entered into a share purchase agreement with twenty-two accredited investors pursuant to which the investors purchased 7,810,000 shares of common stock and common stock warrants enabling the warrant holders to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share. The aggregate proceeds from the security sales were $9,762,500 before commissions. The proceeds of this financing were used in part to retire the April 2, 2004 debt financing and all accrued interest thereon.

      We spent $321,538 in fiscal 2003, $565,148 in fiscal 2004 and $612,624 in fiscal 2005 for oil and gas lease expenses and lease operating expenses. In the same periods we spent $145,000, $308,000 and $414,396, respectively, for oil and gas drilling, production and operating expenses. Historically, we have obtained professional oil and gas geologic and engineering services solely on a consulting basis. We spent approximately $591,000 in fiscal 2003, $424,873 in fiscal 2004 and $269,595 in fiscal 2005 for consulting services in various disciplines.

Recent Exercises of Warrants and Options

      From late December 2005 through early February 2006, we reduced the exercise price of certain outstanding options and warrants in order to encourage the early exercise of such securities. Each holder who took advantage of such reduced exercise price was required to execute a six-month lock up agreement with respect to the shares issued in the exercise of such securities. As a result of the options and warrants exercised pursuant to this reduced exercise price arrangement, and pursuant to other exercises of outstanding options, as of February 6, 2006, an additional 21,959,922 shares have been purchased. When added to the 59,338,761 shares of our common stock of record outstanding at December 31, 2005 (which number does not include the late December exercise), on February 6, 2006 we have 81,298,683 shares outstanding.

      Of the 21,959,922 new shares that have been issued as of February 6, 2006, 18,834,817 shares were issued for cash, with aggregate proceeds of $20,663,648, and 3,125,105 shares were issued pursuant to cashless exercises of the applicable warrants or options.

      Of the 21,959,922 shares issued, 5,756,149 shares were registered for issuance by the Company in the S-4 Registration Statement declared effective by the SEC on September 22, 2005, and the remaining 16,203,773 shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

      Of the 13,959,922 shares issued, 5,756,149 shares were registered for issuance by the Company in the S-4 Registration Statement declared effective by the SEC on September 22, 2005, and the remaining 8,203,773 shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Critical Accounting Policies

      Of the 13,959,922 shares issued, 5,756,149 shares were registered for issuance by the Company in the S-4 Registration Statement declared effective by the SEC on September 22, 2005, and the remaining 8,203,773 shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

      The financial statements of Cadence are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates as described in the notes to the financial statements. The management of Cadence believes that the reported financial results are reliable and the ultimate actual results will not differ materially from those reported. Uncertainties associated with the methods, assumptions and estimates underlying the critical accounting measurements of Cadence are discussed below.

Estimates

      The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to the valuation assigned to options and warrants utilizing the Black-Scholes calculation, depletion expense utilizing oil and gas reserve studies and unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Oil and Gas Properties

      Cadence uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

      Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

      On the sale or retirement of a complete unit of a proven property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proven property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

      On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any unrecorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Stock Options and Warrants

      Cadence uses the principles defined in SFAS 123, "Accounting for Stock-Based Compensation," to account for stock options and warrants. Under this pronouncement, Cadence determines the fair value of options and warrants using the Black-Scholes Option Price Calculation model, and recognizes the fair market value of the options and warrants when granted or vested.

Income Taxes

      Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

      At September 30, 2005, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $6,703,000. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2005.

Recent Accounting Pronouncements

      Reference is made to Note 2 to the Financial Statements included elsewhere in this prospectus for a description of certain recently issued accounting pronouncements. We do not expect any of such recently issued accounting pronouncements to have a material effect on our consolidated financial position or results of operations.

Future Changes in Accounting Principles

      As a result of the acquisition of Aurora, we will changes certain of our accounting policies, as described below. These changes will be reflected in our financial statements for the fiscal year ending December 31, 2005 to be included in a form 10-KSB to be filed with the U.S. Securities and Exchange Commission.

            o Aurora will be treated as the acquirer for accounting purposes, and accordingly, reverse acquisition accounting will be applied to the business combination, with Aurora as the accounting acquirer.

            o We will measure the cost of the business acquired by reference to the fair value of the target's securities (i.e., shares of Cadence common stock, including outstanding options and warrants to purchase such shares) at the date of the merger agreement, January 31, 2005, or approximately $41,500,000.

            o Cadence will uniformly apply the full cost method to all of its oil and gas operations in both its divisions, accordingly, the successful efforts method that had previously been used by the Cadence division will be changed to the full cost method.

            o Cadence will initially use the intrinsic value method under APB Opinion 25 in accounting for stock-based compensation, until adoption of FAS 123(R). However, stock options outstanding as of the date of the merger will not be accounted for under APB Opinion 25 nor FAS 123 because those options were fully vested and their fair value will be included in the cost of the business acquired, as discussed above.

                            AURORA DIVISION

Overview

      As of September 30, 2005, most of our Aurora division's proved reserves were natural gas produced from the Michigan Antrim Shale. Its Michigan activities have allowed it to develop operational and technical experience in drilling, development and production of the Michigan Antrim Shale. In addition to Michigan properties, our Aurora division has an extensive leasehold position in several New Albany Shale projects in Indiana.

      For the fourth quarter 2005, our Aurora division's plan is to continue to focus on the development of its existing Michigan properties by participating in the drilling of approximately 44 additional new wells. In the first nine months of 2005, our Aurora division participated in the drilling of 106 new wells in Michigan. The goal is participation in the drilling of 150 new wells during 2005. Because of the frost laws in Michigan, drilling in the spring is restricted. In 2005, the frost laws were lifted on April 21. Since that date, the pace of drilling has increased, and management believes that the 150 well goal for the year 2005 continues to be achievable. Our Aurora division also plans to participate in drilling at least three horizontal wells in the Indiana New Albany Shale. With the infusion of additional equity received in the first quarter of 2005, management expects that our Aurora division will be able to implement its 2005 development plan to begin realizing production by developing its current extensive leasehold position.

Recent Developments

      On January 31, 2005, Aurora entered into a Securities Purchase Agreement (the "Purchase Agreement") with six accredited investors pursuant to which the investors purchased 5,020,000 shares of common stock and warrants to purchase 1,900,000 shares of common stock at an exercise price of $2.50 per share for $12,550,000. Of this amount, 600,000 shares and $1,500,000 had been issued in December 2004, and were rolled into this financing under the Purchase Agreement. The issuance of these 600,000 shares was reflected in the December 31, 2004 financial statements. In connection with this financing, for services rendered as the placement agent, Sunrise Securities Corporation received a commission in the form of 552,200 shares of Aurora common stock, plus warrants to purchase 502,000 shares of Aurora common stock at an exercise price of $2.50 per share. The par value of $552 assigned to this transaction was netted against additional paid in capital.

      On January 3, 2005 El Paso Corporation exercised an option to purchase 95% of the working interest in certain New Albany Shale acreage in Indiana. As a result of this transaction Aurora received gross proceeds in the amount of $7,373,737. After deducting a distribution to subsidiary members of $805,000 and an additional $1,000,000 set aside for the subsidiary's share of anticipated future drilling expense, approximately $5,500,000 of net proceeds was retained by Aurora.

      Aurora was acquired by Cadence on October 31, 2005 through the merger of Cadence's wholly-owned subsidiary with and into Aurora. As a result of that merger, Aurora became Cadence's wholly-owned subsidiary. The acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. The acquisition of Aurora was pursuant to the Agreement and Plan of Merger dated as of January 31, 2005 (the "Merger Agreement"). In connection with the acquisition of Aurora, Cadence issued an aggregate of 37,512,366 shares of its common stock to the former shareholders of Aurora, and has reserved an additional 10,497,328 shares of common stock for issuance upon exercise of options or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of the common stock of Aurora.

      As of September 30, 2005, our Aurora division had paid off several of the liabilities reflected on the December 31, 2004 balance sheet, including the $350,000 short term bank borrowing and all but one of the related party notes payable. Additionally, as of September 30, 2005, all remaining outstanding shares of Aurora preferred stock were converted to Aurora common stock.

Capital Resources and Liquidity

      To date, our Aurora division has funded its operations principally through the private sale of equity securities, borrowings from officers, directors and shareholders, and borrowings from third parties.

      From its inception through September 30, 2005, our Aurora division has generated revenue from three primary sources: (1) Proceeds from the sale to third parties of leasehold and/or working interests in various oil and gas projects; (2) Producing natural gas and oil from the economic interests owned by our Aurora division; and (3) management fees paid by certain joint ventures partners to our Aurora division for lease management services provided within certain project areas. To date, the allocation between these three categories has been evenly distributed as our Aurora division worked to secure its acreage position for drilling and development. Our Aurora division is now positioned to focus its efforts on drilling and development of existing leasehold to significantly increase its income from producing natural gas.

      As described elsewhere in this prospectus, on October 4, 2005, we purchased a commercial condominium unit for office space. The cost of this unit, including estimated costs of completing required improvements, was approximately $3,162,000, of which approximately $237,000 was paid in cash prior to December 31, 2005. We executed a promissory note for the remaining amount. The promissory note has an initial principal balance of $2,925,000, bears annual interest at 6.5% and is due on October 1, 2008.

Cash Flow - Years Ended December 31, 2004 and 2003

      Cash flow from operations for 2004 and 2003 include net operating income from the production and sale of oil and natural gas (production revenue less production expense) of $345,673 and $174,173 respectively. Additional sources of income from operations in 2004 and 2003 are summarized as follows;

        ----------------------------------------------------- ---------------------- ----------------------
        Other Income Summary                                          2004                   2003
        ----------------------------------------------------- ---------------------- ----------------------
        Management Fees                                              $  883,687             $1,521,676
        ----------------------------------------------------- ---------------------- ----------------------
        Operator Revenue                                                309,148                311,054
        ----------------------------------------------------- ---------------------- ----------------------
        Miscellaneous Income                                                                    88,555
        ----------------------------------------------------- ---------------------- ----------------------
                                                                     $1,192,835             $1,921,285
        ----------------------------------------------------- ---------------------- ----------------------

These sources of income were used to cover our Aurora division's 2004 and 2003 general and administrative expenses of $2,057,333 and $1,464,736; interest expense of $392,402 and $416,690 respectively and taxes in 2004 of $75,000.

Cash flows from investing activities for 2004 and 2003 include $1,902,537 and $8,475,080 respectively of proceeds received from various sales of working interest and project interests.

Cash used in investing activities for 2004 and 2003 primarily included the purchase of leasehold and working interests, drilling and development costs, lease fund investor payments, and purchase of office computers and other equipment. A summary of these expenditures by category by year is as follows:

     -------------------------------------------------------------------- ----------------- ------------------
                                                                                2004              2003
     -------------------------------------------------------------------- ----------------- ------------------
     Purchase of leasehold and working interests                              $ 3,433,794       $ 1,590,025
     -------------------------------------------------------------------- ----------------- ------------------
     Drilling and development costs ($3,720,227 not amortizable as of           6,725,869         6,395,001
         12/31/04 waiting fracture treatments and hookup)
     -------------------------------------------------------------------- ----------------- ------------------
     Other property and equipment                                                  74,166            20,317
     -------------------------------------------------------------------- ----------------- ------------------
     Investment in Subsidiary                                                     230,396                --
     -------------------------------------------------------------------- ----------------- ------------------
     Advances on Notes Receivable                                                 155,096                --
     -------------------------------------------------------------------- ----------------- ------------------
                                                                              $10,619,321        $8,005,343
     -------------------------------------------------------------------- ----------------- ------------------

      The leasehold and working interest purchases reflect our Aurora division investment in acreage over the last two years to execute its drilling and development plan. The drilling and development costs in 2004 represent expenditures for Aurora's 20% share of the drilling of approximately 50+ Antrim wells in its joint venture project with Samson and its approximate 50% of 30+ Antrim wells in the Hudson project. The drilling and development costs in 2003 represent expenditures for the Treasure Island, Black Bean and Pike projects as well as certain pipeline construction expenditures.

      As of December 31, 2004 and 2003, our Aurora division's total capitalization was as follows:

            ------------------------------------------------ -----------------  --------------------
                                                                   2004                2003
            ------------------------------------------------ -----------------  --------------------
            Short term bank borrowings                            $   350,000        $        --
            ------------------------------------------------ -----------------  --------------------
            Reserve base lending                                            0            498,675
            ------------------------------------------------ -----------------  --------------------
            Obligations under capital lease                            21,486            996,789
            ------------------------------------------------ -----------------  --------------------
            Related party notes payable                             3,018,531          3,241,847
            ------------------------------------------------ -----------------  --------------------
            Other notes payable                                             0            307,935
            ------------------------------------------------ -----------------  --------------------
            Mezzanine financing                                    10,000,000          4,200,400
            ------------------------------------------------ -----------------  --------------------
            Total Debt                                            $13,390,017        $ 9,245,646
            ------------------------------------------------ -----------------  --------------------
            Stockholders' equity                                    6,246,304          4,503,648
            ------------------------------------------------ -----------------  --------------------
            Total Capitalization                                  $19,636,321        $13,749,294
            ------------------------------------------------ -----------------  --------------------

      Cash flows provided by financing activities for 2004 primarily include the advance of $10,000,000 from mezzanine financing, cash received in exchange for common stock issuance of $2,920,000, short term bank borrowings of $350,000, a $10,467 distribution from a subsidiary disposition, and advances from related parties of $154,118.

      Cash flows provided by financing activities for 2003 primarily include the advance of $4,200,400 from mezzanine financing sources, the advance of $498,676 from reserve base financing, $880,000 in proceeds from capital lease obligations, $114,842 third party investor capital contribution and $307,935 in net proceeds from other notes payable.

      Cash flows used for financing activities for 2004 and 2003 include the following payments:

   ------------------------------------------------------------------- ---------------- -----------------
                                                                            2004             2005
   ------------------------------------------------------------------- ---------------- -----------------
   Repayment of obligations under capital lease                                 128,278         338,938
   ------------------------------------------------------------------- ---------------- -----------------
   Financing loan origination fee                                               294,544              --
   ------------------------------------------------------------------- ---------------- -----------------
   Lease fund investor payments                                                      --       2,007,965
   ------------------------------------------------------------------- ---------------- -----------------
   Distributions to minority members                                             41,347       1,274,793
   ------------------------------------------------------------------- ---------------- -----------------
   Repayment of advances from related parties                                   504,546         248,098
   ------------------------------------------------------------------- ---------------- -----------------
   Other notes payable                                                          307,935              --
   ------------------------------------------------------------------- ---------------- -----------------
   Repayment of short term bank borrowing                                            --       1,250,000
   ------------------------------------------------------------------- ---------------- -----------------
   Total Cash used for financing                                             $1,276,650      $5,119,785
   ------------------------------------------------------------------- ---------------- -----------------

      Both the Wells Fargo mezzanine facility in the amount of $4,200,400 and the reserve bank borrowings of $498,676 were paid off with the sales proceeds received as part of the May 2004 sales transaction to a joint venture partner for an 80% interest in certain Antrim projects.

Cash Flow - Nine Months Ended September 30, 2005 and 2004

      Cash flow from operations for the nine months ended September 30, 2005 and September 30, 2004, includes net operating income from the production and sale of oil and natural gas (production revenue less production expense) of $1,742,806 and $362,368, respectively. Our Aurora division also reported net revenues of $2,231 for the period ended September 30, 2005 from its investments in the Hudson Pipeline and Processing Company, LLC ("HPPC") and GeoPetra Partners, LLC ("GeoPetra"). Additional sources of income from operations for these periods are summarized as follows:

                --------------------------------------------- --------------------- --------------------
                Other Income Summary                                9/30/05               9/30/04
                --------------------------------------------- --------------------- --------------------
                Management fees                                       $413,224              $883,687
                --------------------------------------------- --------------------- --------------------
                Operator revenue                                        34,360               106,446
                --------------------------------------------- --------------------- --------------------
                Miscellaneous income                                                         153,114
                --------------------------------------------- --------------------- --------------------
                                                                      $447,584            $1,143,247
                --------------------------------------------- --------------------- --------------------

      These sources of income were used to cover our Aurora division's general and administrative expenses for those periods of $1,875,674 and $1,727,450 respectively; and interest expenses of $468,994 and $321,284 respectively.

      Cash flows from investing activities for the nine months ended September 30, 2005 and September 30, 2004 include $7,717,851 and $1,901,420 respectively, of cash proceeds received from various sales of working interest and project interests. Additionally, in 2005 our Aurora division received $85,000 in cash in full payment of a loan the Company had made to a shareholder.

      Cash used in investing activities for the nine months ended September 30, 2005 and September 30, 2004 were $27,165,275 and $3,434,647 respectively. This investing activity included the purchase of leasehold and working interests, drilling and development costs, purchase of office computers and other equipment, payments for merger costs, advances on notes receivable, and investments in HPPC and GeoPetra. A summary of these expenditures by category by period is as follows:

    ------------------------------------------------------------------- ------------------ -------------------
                                                                          September 30,       September 30,
                                                                              2005                2004
    ------------------------------------------------------------------- ------------------ -------------------
    Purchase of leasehold and working interests                              $6,537,910         $3,358,089
    ------------------------------------------------------------------- ------------------ -------------------
    Drilling and development costs                                            8,527,847                 --
    ------------------------------------------------------------------- ------------------ -------------------
    Drilling and development costs - producing wells                         10,436,715                 --
    ------------------------------------------------------------------- ------------------ -------------------
    Other property and equipment                                                180,360             55,758
    ------------------------------------------------------------------- ------------------ -------------------
    Capital expenditures - building                                             375,612                 --
    ------------------------------------------------------------------- ------------------ -------------------
    Payments for capitalized merger costs                                       407,496                 --
    ------------------------------------------------------------------- ------------------ -------------------
    Advances on notes receivable                                                 72,379                 --
    ------------------------------------------------------------------- ------------------ -------------------
    Investments in GeoPetra Partners                                            125,000                 --
    ------------------------------------------------------------------- ------------------ -------------------
    Investment in Hudson Pipeline                                               501,956             20,800
    ------------------------------------------------------------------- ------------------ -------------------
    Total cash used for investing                                           $27,165,275         $3,434,647
    ------------------------------------------------------------------- ------------------ -------------------

      The leasehold and working interest purchases reflect our Aurora division's investment in acreage during the first nine months of 2005 and 2004 to execute its drilling and development plan. The drilling and development costs in the nine months ended September 30, 2005 represent expenditures primarily for our Aurora division's share of three drilling units in the Hudson project area. The costs incurred in the nine months ending September 30, 2004 represent expenditures for lease acquisitions so that our Aurora division could begin its 2004 drilling program in the last quarter of 2004.

      Cash flows provided by financing activities during the nine months ended September 30, 2005 included cash received in the amount of $11,025,000 in exchange for common stock issuance, net advances from the Mezzanine credit facility of $19,675,431, and miscellaneous refunds from lease investors in the amount of $20,177. Cash flows provided by financing activities during the nine months ended September 30, 2004 include the advance of $5,000,000 from Mezzanine financing, $560,000 in cash received in exchange for common stock issuance, $102,380 net proceeds received from a related party note, $350,000 net proceeds received from other notes payable, and $10,783 cash proceeds received from disposition of a subsidiary.

      Cash flows used for financing activities for the nine months ended September 30, 2005 and September 30, 2004 include the following payments.

        ----------------------------------------------------- ----------------- -----------------
                                                                  9/30/05           9/30/04
        ----------------------------------------------------- ----------------- -----------------
        Payments on short-term bank borrowings                       $350,000              $ --
        ----------------------------------------------------- ----------------- -----------------
        Obligations under capital lease                                 8,283           127,767
        ----------------------------------------------------- ----------------- -----------------
        Related party notes payable (net)                           2,948,698           400,000
        ----------------------------------------------------- ----------------- -----------------
        Other notes payable                                                --           307,935
        ----------------------------------------------------- ----------------- -----------------
        Dividends paid on Preferred Stock                              44,340                --
        ----------------------------------------------------- ----------------- -----------------
        Distributions to minority members                             805,000            94,649
        ----------------------------------------------------- ----------------- -----------------
                                                                   $4,156,321          $930,351
        ----------------------------------------------------- ----------------- -----------------

Capital Resources

      As of September 30, 2005, our Aurora division's total capitalization was as follows:

         ---------------------------------------------------------------- ----------------------
                                                                           September 30, 2005
         ---------------------------------------------------------------- ----------------------
         Short term bank borrowings                                         $          3,672
         ---------------------------------------------------------------- ----------------------
         Obligations under capital lease                                              13,203
         ---------------------------------------------------------------- ----------------------
         Related party notes payable                                                  69,833
         ---------------------------------------------------------------- ----------------------
         Mezzanine financing                                                      30,000,000
         ---------------------------------------------------------------- ----------------------
         Total Debt                                                              $30,086,708
         ---------------------------------------------------------------- ----------------------
         Stockholders' equity                                                     16,667,644
         ---------------------------------------------------------------- ----------------------
         Total Capitalization                                                    $46,754,352
         ---------------------------------------------------------------- ----------------------

      Our Aurora division's credit facility with the Trust Company of the West ("TCW") is described above. It is subject to semi-annual re-determination and certain other re-determinations based upon several factors. The borrowing base is impacted by, among other factors, the fair value of our Aurora division's oil and gas reserves that are pledged to TCW. Changes in the fair value of our Aurora division's oil and gas reserves are caused by changes in prices for natural gas and crude oil, operating expenses and the results of drilling activity. A significant decline in the fair value of these reserves could reduce its borrowing base. A borrowing base reduction could limit our Aurora division's ability to carry out its capital expenditure programs and possibly require the repayment of a portion of its current credit facility.

      Management believes that our capital resources are adequate to meet the requirements of our Aurora division's business through the end of 2005. Our Aurora division's 2005 capital expenditure budget of approximately $55,000,000 will be funded by cash flow from operations, credit facility utilization and the issuance of common stock. In January 2005, our Aurora division received two significant cash infusions, which are available for current year budgeted expenditures, including an infusion of over $5,500,000 from the net proceeds received from El Paso upon the exercise of its option for certain New Albany Shale properties and $11,050,000 from the issuance of common stock to private investors. In June 2005, our Aurora division received a net advance on its Mezzanine credit facility of $9,850,000. During the third quarter ending September 30, 2005, our Aurora division received a second net advance on its Mezzanine credit facility of $9,850,000.

      We are currently in the process of preparing our drilling and development plan for 2006. We have $10,000,000 available from our existing mezzanine credit facility to use for 2006 development in the Michigan Antrim. We are exploring possible senior lending facilities to use for additional development in the Michigan Antrim, as well as for possible asset acquisitions. We have not yet identified financing sources for the Indiana New Albany Shale development that we hope to begin working on in 2006. We may seek additional equity investment in 2006 to meet some of our capital needs. There is no assurance that any desired increase in available credit will be realized, nor is there any assurance that desired sources of equity financing will be available in 2006. If capital resources are inadequate or unavailable, our Aurora division may curtail its acquisition, development and other activities or in severe cases, be forced to sell some of its assets on an untimely or unfavorable basis.

Results of Operation

Revenues

      Our Aurora division generates revenue primarily from the following sources: sale of oil and gas; providing lease project management services; providing administrative overhead services for certain producing properties; and the sale of certain leasehold projects.

Revenues - Years Ended December 31, 2004 and 2003

      A comparative summary of the composition of our Aurora divisions revenue by source for the years ended December 2004, and 2003 is as follows:

     ------------------------------------------------ ------------------------------- -------------------------------
                                                                   2004                            2003
     ------------------------------------------------ ------------------------------- -------------------------------
                                                                           % of                            % of
     ------------------------------------------------ --------------- --------------- --------------- ---------------
                                                          Amount          Total           Amount          Total
     ------------------------------------------------ --------------- --------------- --------------- ---------------
     Oil and gas sales                                   $960,011              44%     $1,094,612              19%
     ------------------------------------------------ --------------- --------------- --------------- ---------------
     Lease management fee                                 883,687              40%      1,521,676              26%
     ------------------------------------------------ --------------- --------------- --------------- ---------------
     Administrative fee for producing properties          309,148              14%        311,054               5%
     ------------------------------------------------ --------------- --------------- --------------- ---------------
     Gain on sale of properties                                --              --       2,814,222              48%
     ------------------------------------------------ --------------- --------------- --------------- ---------------
     Interest income                                       47,678               2%          8,478              --
     ------------------------------------------------ --------------- --------------- --------------- ---------------
     Miscellaneous income --                                  --               --          88,555               2%
     ------------------------------------------------ --------------- --------------- --------------- ---------------
                                                       $2,200,524             100%     $5,838,597             100%
     ------------------------------------------------ --------------- --------------- --------------- ---------------

      Total revenues in 2004 were $2,200,524 a decrease of $3,638,073 due primarily to the following: A one time sale and disposition of a subsidiary's assets in 2003 which resulted in a gain of $2,814,222, a decrease in management fees of $637,989 and a one time miscellaneous income of $88,555. The decrease in management fees is due to our Aurora division 's shift from leasehold acquisitions through various joint ventures to the development of these leased properties to produce natural gas.

Gas, Oil and Related Product Sales

      During the year ended December 31, 2004, revenues from the sale of oil and gas totaled approximately $960,000 primarily from the production from Michigan oil and gas properties. This revenue was generated from the sale of 149,502 net MCF of natural gas at an average price of $4.91 per MCF from wells in the Michigan Antrim and 4,798 net barrels of oil at an average price of $47.22 per barrel from wells also located in Michigan.

      The total revenues in 2004 from gas, oil and related product sales decreased about 12%. This net decrease is the result of the sale of certain Indiana projects in 2003 which decreased 2004 production revenues. Additionally the sale of 80% of our Aurora division 's reserves in certain Michigan Antrim Properties as of March 1, 2004 further reduced production revenues. The properties sold included leases in the Beyer, Paxton Quarry, Black Bean and Treasure Island projects. This resulted in a decrease of 80% of production revenues from these projects from March 2004 to December 2004. However this decrease was offset by higher prices in 2004, and approximately $300,000 of additional production revenues from the Treasure Island project which included an entire 12 months of revenues and $63,000 production revenue from the Hudson project drilled in 2004. A summary of oil and gas revenue sources by project area in 2004 and 2003 is as follows:

               -------------------------------------------- -------------------- --------------------
                                                                   2004                 2003
               -------------------------------------------- -------------------- --------------------
               Michigan Antrim                                      $960,011           $1,007,082
               -------------------------------------------- -------------------- --------------------
               New Albany Shale                                           --               87,530
               -------------------------------------------- -------------------- --------------------
               Ohio Trenton Project                                       --                   --
               -------------------------------------------- -------------------- --------------------
                                                                    $960,011           $1,094,612
               -------------------------------------------- -------------------- --------------------

      In 2004 most of the revenue generated from gas and oil sales came from our Aurora division 's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Hudson, Eastern Group, and Church Lake Field projects. There were also minor overriding royalties received from certain New Albany Shale projects.

Other Revenues

      In addition to the oil and gas production revenue, in prior years our Aurora division has received revenue and cash flow from three other sources: management fees from the administration of certain lease projects; overhead fees charged for the administration of certain producing properties; and the sale of interests in certain oil and gas projects.

      A summary of these other sources of revenue for 2004 and 2003 is as follows:

         --------------------------------------------------- -------------------- --------------------
                                                                    2004                 2003
         --------------------------------------------------- -------------------- --------------------
         Lease Management fee                                         $883,687           $1,521,676
         --------------------------------------------------- -------------------- --------------------
         Administrative fee for producing properties                   309,148              311,054
         --------------------------------------------------- -------------------- --------------------
         Gain on sale of properties                                         --            2,814,222
         --------------------------------------------------- -------------------- --------------------
                                                                    $1,192,835           $4,646,952
         --------------------------------------------------- -------------------- --------------------

      As noted above, a significant decrease in management fees occurred from 2003 to 2004 resulting in a net reduction totaling $637,989. This trend is expected to continue as our Aurora division shifts from the management of leasehold acquisition projects through various joint ventures to the development of these leased properties to produce natural gas.

      Revenues from the administration of producing properties remained steady from 2003 to 2004. This revenue source is expected to increase steadily as our Aurora division begins to operate the new wells it will drill. Of the 150+ wells currently slated for drilling in 2005, our Aurora division expects to provide the operations for at least 50%.

      Generally, the proceeds from the sale of oil and gas properties results in additional cash flow to our Aurora division. It does not, however, necessarily increase our Aurora division 's revenue. This is because our Aurora division employs the full cost method of accounting for its oil and gas properties. The proceeds received from the sale of certain properties in 2003 resulted in the one time recording of net income because it was the result of a complete disposition of all the assets of one of our Aurora division's subsidiaries. In 2004 our Aurora division received in excess of $7,000,000 from three separate sales of interest in oil and gas properties to third parties that were credited to the cost pool and not reflected in our Aurora division's revenues.

Revenues - Three Months Ended September 30, 2005 and 2004.

      A comparative summary of the composition of our Aurora division's revenue by source for the three months ended September 30, 2005 and 2004 is as follows:

------------------------------------------------------ --------------------------------- -----------------------------
                                                              September 30, 2005              September 30, 2004
------------------------------------------------------ --------------------------------- -----------------------------
                                                                             % of                           % of
------------------------------------------------------ ---------------- ---------------- -------------- --------------
                                                           Amount            Total          Amount          Total
------------------------------------------------------ ---------------- ---------------- -------------- --------------
Oil and gas sales                                          $1,878,344            93%          $155,474           55%
------------------------------------------------------ ---------------- ---------------- -------------- --------------
Other income                                                   97,973             5%           129,479           45%
------------------------------------------------------ ---------------- ---------------- -------------- --------------
Equity income of non-consolidated investee                    (10,166)           (1%)               --           --
------------------------------------------------------ ---------------- ---------------- -------------- --------------
Interest income                                                52,723             3%               439           --
------------------------------------------------------ ---------------- ---------------- -------------- --------------
                                                           $2,018,874           100%          $285,392          100%
------------------------------------------------------ ---------------- ---------------- -------------- --------------

      Total revenues for the third quarter of 2005 were $1,733,482 higher than total revenues for the prior year's third quarter, a 607% net increase, due primarily to a production revenues increase of approximately $1,722,870 or 1,108%. This was due to increased drilling activity in early 2005, which resulted in an increased number of wells that were generating additional production revenue. A decrease in other income between the two periods was due largely to the reduction in management fees received by our Aurora division. This is due to our Aurora division's shift from leasehold acquisitions through various joint ventures to the development of these leased properties to produce natural gas. Additionally, there was a net loss generated from our in investments in HPPC and GeoPetra, in which we own a minority interest. This decrease was offset in part by an increase in interest income of $52,284 generated on the funds raised in the private equity transaction described above.

Gas, Oil and Related Product Sales

      Our revenues for the three months ended September 30, 2005 were generated primarily from production from Michigan oil and gas properties. This revenue was generated from the sale of 242,026 net MCF of natural gas at an average price of $7.21 per MCF from wells in the Michigan Antrim and 2,639 net barrels of oil at an average price of $50.29 per barrel from wells also located primarily in Michigan.

      A summary of oil and gas revenue sources by project area for the three months ended September 30, 2005 and 2004 is as follows:

             -------------------------------------------- -------------------- --------------------
                                                                9/30/05              9/30/04
             -------------------------------------------- -------------------- --------------------
             Michigan Antrim                                  $1,853,995             $155,474
             -------------------------------------------- -------------------- --------------------
             New Albany Shale (Indiana)                           24,349                   --
             -------------------------------------------- -------------------- --------------------
                                                              $1,878,344             $155,474
             -------------------------------------------- -------------------- --------------------

      For the quarter ended September 30, 2005, nearly 66% of our Aurora division's revenues were generated from the Hudson 34, Hudson SW and Hudson NE units of the Hudson project, which went on line in December 2004, February 2005 and late April 2005, respectively. The remaining production revenue generated from gas sales came from our Aurora division 's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Eastern Group, and Church Lake Field projects. There were also minor overriding royalties received from certain New Albany Shale projects.

Other Revenues

      In addition to oil and gas production revenue, our Aurora division also generates revenue primarily from three other sources: management fees from the administration of certain lease projects; overhead fees charged for the administration of certain producing properties; and the sale of interests in certain oil and gas projects.

      A summary of these other sources of revenue for the three months ended September 30, 2005 and September 30, 2004 is as follows:

          --------------------------------------------------- ------------------- ------------------
          Other Income Summary                                     9/30/05             9/30/04
          --------------------------------------------------- ------------------- ------------------
          Lease Management fees                                        $67,973            ($10,767)
          --------------------------------------------------- ------------------- ------------------
          Administrative fee for producing properties                   30,000              55,236
          --------------------------------------------------- ------------------- ------------------
          Equipment rental                                                  --              85,010
          --------------------------------------------------- ------------------- ------------------
                                                                       $97,973            $129,479
          --------------------------------------------------- ------------------- ------------------

      The increase in lease management fees is the result of a third quarter 2004 reclassification of $26,586 from lease management to administrative fee for producing properties. The decrease in administrative fee for producing properties from last year's third quarter is due to the 2004 reclassification of lease management fees to administrative fee for producing properties offset by the 2004 sale to Samson which resulted in Samson taking over operations of certain producing wells. Prior to the reclassification, administrative fee for producing properties increased slightly over third quarter 2004 and is expected to continue to increase as we shift away from joint venture leasing to developing our leasehold position. The miscellaneous income has not been significant.

      In the first quarter of 2005, our Aurora division also received approximately $5,500,000 in net proceeds from the sale of certain New Albany Shale acreage in Indiana to El Paso Corporation. These proceeds were credited to the full cost pool, and are not reflected in our Aurora division 's revenues.

Revenues - Nine Months Ended September 30, 2005 and 2004.

      A comparative summary of the composition of our Aurora division's revenue by source for the nine months ended September 30, 2005 and 2004 is as follows:

       --------------------------------------- ---------------------------- -----------------------------
                                                   September 30, 2005            September 30, 2004
       --------------------------------------- ---------------------------- -----------------------------
                                                                  % of                         % of
       --------------------------------------- -------------- ------------- -------------- --------------
                                                  Amount         Total         Amount          Total
       --------------------------------------- -------------- ------------- -------------- --------------
       Oil and gas sales                         $2,976,250           82%      $832,272            42%
       --------------------------------------- -------------- ------------- -------------- --------------
       Other income                                 447,584           12%     1,143,247            58%
       --------------------------------------- -------------- ------------- -------------- --------------
       Equity income of subsidiary                    2,231           --             --            --
       --------------------------------------- -------------- ------------- -------------- --------------
       Interest income                              218,633            6%         3,088            --
       --------------------------------------- -------------- ------------- -------------- --------------
                                                 $3,644,698          100%    $1,978,607           100%
       --------------------------------------- -------------- ------------- -------------- --------------

      Total revenues for the nine months ended September 30, 2005 were $1,666,091 higher than the total revenues for the prior year nine months ended September 30, 2004, an 85% increase. Production revenues increased by approximately $2,143,978, representing a 258% increase from the prior year. This was due to increased drilling activity in early 2005, which resulted in an increased number of wells generating natural gas production revenue. A decrease in other income between the two periods was due largely to the reduction in management fees received by our Aurora division. The decrease in management fees is due to our Aurora division's shift from leasehold acquisitions through various joint ventures to the development of leased properties to produce natural gas. This decrease was offset in part by the increase in interest income of $215,545 generated on the funds raised in the private equity transaction described above, and by $2,231 in revenues generated from our investments in HPPC and GeoPetra.

Gas, Oil and Related Product Sales

      Our revenues for the nine months ended September 30, 2005 were generated primarily from production from Michigan oil and gas properties. This revenue was generated from the sale of 389,924 net MCF of natural gas at an average price of $6.98 per MCF from wells in the Michigan Antrim and 5,402 net barrels of oil at an average price of $47.14 per barrel from wells also located primarily in Michigan.

      A summary of oil and gas revenue sources by project area for the nine months ended September 30, 2005 and 2004 is as follows:

                   ---------------------------------------------- -------------------- --------------------
                                                                        9/30/05              9/30/04
                   ---------------------------------------------- -------------------- --------------------
                   Michigan Antrim                                      $2,928,723             $828,722
                   ---------------------------------------------- -------------------- --------------------
                   New Albany Shale (Indiana)                               47,527                3,550
                   ---------------------------------------------- -------------------- --------------------
                                                                        $2,976,250             $832,272
                   ---------------------------------------------- -------------------- --------------------

      For the nine months ended September 30, 2005, nearly 73% of our Aurora division's revenues were generated from the Hudson 34, Hudson SW and Hudson NE units of the Hudson project, which went on line in December 2004, February 2005 and late April 2005, respectively. The remaining production revenue generated from gas sales came from our Aurora division 's interest in the Beyer, Black Bean, Paxton Quarry, Treasure Island, Eastern Group, and Church Lake Field projects. There were also minor overriding royalties and working interest revenues received from certain New Albany Shale projects.

Other Revenues

      In addition to oil and gas production revenue, our Aurora division also generates revenue primarily from three other sources: management fees from the administration of certain lease projects; overhead fees charged for the administration of certain producing properties; and the sale of interests in certain oil and gas projects.

      A summary of these other sources of revenue for the nine months ended September 30, 2005 and September 30, 2004 is as follows:

              --------------------------------------------------- ---------------- -----------------
              Other Income Summary                                    9/30/05          9/30/04
              --------------------------------------------------- ---------------- -----------------
              Lease Management fees                                       $413,224         $883,687
              --------------------------------------------------- ---------------- -----------------
              Administrative fee for producing properties                   34,360          106,446
              --------------------------------------------------- ---------------- -----------------
              Equipment rental                                                  --          153,114
              --------------------------------------------------- ---------------- -----------------
                                                                          $447,584       $1,143,247
              --------------------------------------------------- ---------------- -----------------

      The decrease in lease management fees is the result of our Aurora division shifting its efforts from joint venture leasing activity, which generated these fees, to development of its leasehold interests for its own account. This trend is expected to continue with our Aurora division replacing these lease management fee revenues with gas production revenue as the drilling projects are completed. The decrease in administrative fee for producing properties from last year's first nine months is due to the 2004 sale to Samson which resulted in Samson taking over operations of certain producing wells. Some of the administrative revenue will be replaced in late 2005 from new wells our Aurora division will operate in 2005. The miscellaneous income has not been significant.

      In the first nine months of 2005, our Aurora division also received approximately $5,500,000 in net proceeds from the sale of certain New Albany Shale acreage in Indiana to El Paso Corporation. These proceeds were credited to the cost pool, and are not reflected in our Aurora division's revenues.

Expenses

      Our Aurora division's expenses break into five general categories:

      General and Administrative; Production and Lease Operating; Depreciation and Amortization; Interest; and Taxes.

      Our Aurora division's general and administrative expenses include officer and employee compensation, rent, travel, audit, tax and legal fees, office supplies, utilities, insurance, other consulting fees and office related expense. Expenses from oil and gas operations include services related to producing oil and gas, such as severance taxes, post production costs (including transportation), and lease operating expenses.

Expenses - Years Ended December 31, 2004 and 2003

      The following table is a comparison of our Aurora division 's general categories of expenses for the years ended December 31, 2004 and 2003, and the percentages each of these categories comprise of the total expenses:


          ------------------------------------- ------------------------------------------------------------
                                                                 Years Ended December 31,
          ------------------------------------- ------------------------------------------------------------
                                                                   % of 2004                    % of 2003
          ------------------------------------- ---------------- -------------- ------------- --------------
                                                                     Total                        Total
          ------------------------------------- ---------------- -------------- ------------- --------------
                                                     2004          Expenses         2003        Expenses
          ------------------------------------- ---------------- -------------- ------------- --------------
          General and Administrative              $2,057,333            62%       $1,464,736           49%
          ------------------------------------- ---------------- -------------- ------------- --------------
          Production and lease operating             614,338            18%          920,439           31%
          ------------------------------------- ---------------- -------------- ------------- --------------
          Depreciation and amortization              203,249             6%          188,623            6%
          ------------------------------------- ---------------- -------------- ------------- --------------
          Interest                                   392,402            12%          416,690           14%
          ------------------------------------- ---------------- -------------- ------------- --------------
          Taxes                                       75,000             2%               --           --
          ------------------------------------- ---------------- -------------- ------------- --------------
          Total Expenses                          $3,342,322           100%       $2,990,488          100%
          ------------------------------------- ---------------- -------------- ------------- --------------

      Our Aurora division's general and administrative expenses increased from 2003 to 2004 by approximately $592,000. This was due to increased compensation expense with the addition of new staff, commissions paid for the sale of common stock, and legal costs paid to outside counsel in connection with the Private Placement Memorandum dated May 2004, the sale of properties to Samson and certain land related issues that arose in obtaining the TCW mezzanine financing.

      Production and lease operating expenses were $614,338 in 2004 compared to $920,439 in 2003. The decrease was the result of a reduction in monitoring and operating costs in the Crossroads Project of $150,000. Additionally the sale of 80% of certain proved reserves to Samson effective March 1, 2004 reduced the operating expenses proportionately for the year.

      Interest expense from 2004 to 2003 remained steady despite the increase in the year end outstanding mezzanine financing ($10,000,000 versus $4,200,400). In 2004 the $4,000,000 balance from the prior year end was paid off in May 2004 and additional funds from the new mezzanine facility were not used until late September 2004. As a result, our Aurora division went over 4 months in 2004 without paying any interest. Management does not expect such a hiatus in interest expense in 2005.

      Depreciation and amortization expense remained steady from 2003 to 2004 as the long term nature of the Antrim shale reserves generates a steady decline over the life of the well (40+ years). Additionally, much of the development costs in 2004 were not yet amortizable due to the fact that over 70 wells that were drilled in 2004 await infrastructure and will not produce gas until 2005.

Expenses - Three months ended September 30, 2005 and 2004

      The following table is a comparison of our Aurora division's general categories of expenses for the three-month periods ended September 30, 2005 and 2004, and the percentages each of these categories comprise of the total expenses:

--------------------------------------------- ------------------------------------------------------------------------
                                                                     Quarters Ended September
--------------------------------------------- ------------------------------------------------------------------------
                                                                   % of Total                           % of Total
--------------------------------------------- ----------------- ----------------- ------------------ -----------------
                                                  9/30/05           Expenses           9/30/04           Expenses
--------------------------------------------- ----------------- ----------------- ------------------ -----------------
General and Administrative                        $749,278              41%            $701,738               75%
--------------------------------------------- ----------------- ----------------- ------------------ -----------------
Production and lease operating                     580,487              31%              86,326                9%
--------------------------------------------- ----------------- ----------------- ------------------ -----------------
Depreciation and amortization                      268,546              14%             100,000               11%
--------------------------------------------- ----------------- ----------------- ------------------ -----------------
Interest                                           246,917              13%              47,981                5%
--------------------------------------------- ----------------- ----------------- ------------------ -----------------
Taxes                                               21,503               1%                  --               --
--------------------------------------------- ----------------- ----------------- ------------------ -----------------
Total Expenses                                  $1,866,731             100%            $936,045              100%
--------------------------------------------- ----------------- ----------------- ------------------ -----------------

      Our Aurora division's general and administrative expenses increased from the three months ended September 30, 2004 to the three months ended September 30, 2005 by approximately $47,540. The increase in general and administrative expenses is due to the increase in personnel added to accommodate Aurora's continued growth as it hires additional personnel to oversee the drilling program and additional accounting staff to meet SEC filing requirements.

      Production and lease operating expenses were $494,161 higher for the three months ended September 30, 2005 compared to the three months ended September 30, 2004. This increase was due to additional producing wells on line at the end of the quarter ended September 30, 2005. The increase of approximately 572% in production costs is less than the 1,108% increase in related revenues.

      Depreciation and amortization expenses were $168,546 higher for the three months ended September 30, 2005 compared to the three months ended September 30, 2004, due to the increased capitalized costs subject to depletion. Additionally, there were no drilling or completion related costs in the first nine months of 2004 subject to amortization.

      The $198,936 increase in interest expense in the third quarter of 2005 compared to the third quarter of 2004, is due to increased drilling activity in 2005, which resulted in an increased amount of outstanding Mezzanine debt from approximately $4,200,000 outstanding until May 2004, to $30,000,000 at September 30, 2005. Interest in the first quarter of 2005 was capitalized. As wells were put into production during the second and third quarters of 2005, this interest was expensed. Limited drilling activity in the first quarter of 2004 resulted in all interest being recorded as an expense.

      Taxes paid in the third quarter of 2005 were Indiana income taxes. We did not have a tax expense in the third quarter of 2004.

Expenses - Nine months ended September 30, 2005 and 2004

      The following table is a comparison of our Aurora division's general categories of expenses for the nine month periods ended September 30, 2005 and 2004, and the percentages each of these categories comprise of the total expenses:

----------------------------------------------- ----------------------------------------------------------------------
                                                                     Nine Months Ended September
----------------------------------------------- ----------------------------------------------------------------------
                                                                    % of Total                          %of Total
----------------------------------------------- ----------------- ---------------- ----------------- -----------------
                                                    9/30/05          Expenses          9/30/04           Expenses
----------------------------------------------- ----------------- ---------------- ----------------- -----------------
General and Administrative                         $1,875,674            45%           $1,727,450            65%
----------------------------------------------- ----------------- ---------------- ----------------- -----------------
Production and lease operating                      1,233,444            29%              469,904            18%
----------------------------------------------- ----------------- ---------------- ----------------- -----------------
Depreciation and amortization                         386,050             9%              118,862             5%
----------------------------------------------- ----------------- ---------------- ----------------- -----------------
Interest                                              468,994            11%              321,284            12%
----------------------------------------------- ----------------- ---------------- ----------------- -----------------
Taxes                                                 259,200             6%                   --            --
----------------------------------------------- ----------------- ---------------- ----------------- -----------------
Total Expenses                                     $4,223,362           100%           $2,637,500           100%
----------------------------------------------- ----------------- ---------------- ----------------- -----------------

      Our Aurora division's general and administrative expenses increased from the nine months ended September 30, 2004 to the nine months ended September 30, 2005 by approximately $148,224. The increase in general and administrative expenses is due to the increase in personnel added to accommodate our Aurora division 's continued growth as it hires additional personnel to oversee the drilling program and additional accounting staff as it prepares to meet SEC filing requirements.

      Production and lease operating expenses increased $763,540 for the nine months ended September 30, 2005 compared to the nine months ended September 30, 2004. This increase was due to additional producing wells on line at the end of the nine months ended September 30, 2005. This increase of approximately 162% in production costs is less than the 258% increase in related revenues.

      Depreciation and amortization expense increased by $267,188 from the nine months ended September 30, 2004 to the nine months ended September 30, 2005 due to the increased capitalized costs subject to depletion. Additionally, there were no drilling or completion related costs in the first nine months of 2004 subject to amortization.

      The $147,710 increase in interest expense in the nine months ending September 30, 2005 compared to the nine months ending September 30, 2004 is due to the increase in Mezzanine debt, offset by the capitalizing of interest costs in 2005 during the drilling and development phase. Limited drilling activity in the first three quarters of 2004 resulted in all interest being recorded as an expense.

      Taxes recorded in the first nine months of 2005 were Indiana income taxes. There were no taxes paid in the first nine months of 2004.

Critical Accounting Policies

      Aurora's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using significant accounting policies, practices and estimates described in the Notes to Consolidated Financial Statements. Our Aurora division's management believes that the reported financial results are reliable and the ultimate actual results will not differ materially from those reported. Uncertainties associated with the methods, assumptions and estimates underlying our Aurora division 's critical accounting measurements are discussed below.

Oil and Gas

      As stated above, our Aurora division employs the full cost method of accounting for its oil and gas production assets. Under the full cost method, all costs associated with the acquisition, exploration and development of oil and gas properties are capitalized. The sum of net capitalized costs and estimated future development and dismantlement costs is depleted on the equivalent unit-of-production basis using proved oil and gas reserves as determined by independent petroleum engineers.

      With respect to the cost ceiling test, net capitalized costs are limited to the lower of unamortized cost net of related deferred tax or the cost center ceiling. The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the costs being amortized; less (iv) income tax effects related to differences between the book and tax basis of the oil and gas properties.

      The cost ceiling test is affected by a decrease in net cash flow from reserves due to higher operating or finding costs or reduction in market prices for natural gas and crude oil. These changes can reduce the amount of economically producible reserves. If the ceiling falls below the capitalized cost for the cost pool, our Aurora division would be required to report an impairment of the cost center's oil and gas assets at the reporting date.

      Investments in unproven properties and major development projects are not amortized until proven reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that one or more of the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Income Taxes

      Prior to the merger, our Aurora division and its wholly owned subsidiaries filed a combined federal income tax return. The remaining subsidiaries each file separate tax returns. Taxable income and losses of subsidiaries not included in the combined tax return are passed directly to the shareholders or members. Consequently, in the consolidated financial statements, income taxes are not provided for on taxable income or losses allocated to interests in subsidiaries that are not wholly owned by our Aurora division.

      Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes arise from temporary basis differences principally related to intangible drilling costs incurred in connection with the development of oil and gas properties, depreciation and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

      Due primarily to the deductibility of intangible drilling costs, allowable under current federal income tax law, as of December 31, 2004 our Aurora division had net operating loss carry-forwards of approximately $4,241,000 for federal income tax purposes, which expire beginning in 2018 through 2023. These may offset future federal taxable income, if any. However, due to the uncertainty of our Aurora divisions ability to utilize these net operating losses, no asset has been recorded in the consolidated financial statements.

Recent Accounting Pronouncements

      In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment" (SFAS 123R), which is a revision of SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants to employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS 123R is effective for all share-based awards granted on or after July 1, 2005. In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provision of SFAS
123. our Aurora division is currently assessing the impact of adopting SFAS 123R on its consolidated financial statements.

Controls and Procedures

      There has been no change in our Aurora division's internal control over financial reporting during the nine months ended September 30, 2005 that has materially affected or is likely to materially affect our Aurora division's internal control over financial reporting.

Off Balance Sheet Arrangements

      Our Aurora division has no off-balance sheet arrangements, special purpose entities, financing partnerships or guarantees.

                                   MANAGEMENT

The following table sets forth the name, age and position of each of our officers and directors as of February 1, 2006.

Name                                Age       Position(s) with the Company
----                                ---       ----------------------------
William W. Deneau                    61       Director, President, Chairman of Board of Directors
Howard M. Crosby                     53       Director, Vice Chairman of Board of Directors
Lorraine M. King                     40       Chief Financial Officer
John V. Miller, Jr.                  47       Vice President of Exploration and Production
Thomas W. Tucker                     63       Vice President of Land and Development
John P. Ryan                         43       Secretary
Kevin D. Stulp                       49       Director
Ronald E. Huff                       50       Director, Treasurer
Richard Deneau                       59       Director
Gary J. Myles                        60       Director
Earl V. Young                        64       Director

-------------------

      To the best of our knowledge, none of our directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

      William W. Deneau has served as Cadence's President and Chairman of the Board of Directors since October 2005. Mr. Deneau became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 to October2005, Mr. Deneau was responsible for managing Aurora's affairs and officially became a Director of Aurora on June 25, 1997 and the President of Aurora on July 17, 1997. Since 1987, Mr. Deneau has also been the President, a Director, and the sole owner of White Pine Land Services, Inc. of Traverse City, Michigan. Prior to March 1, 1997, White Pine Land Services, Inc. was a 35-member company engaged in the business of providing real estate services to oil and gas companies. On March 1, 1997, White Pine Land Services, Inc. sold its business to a newly formed corporation, White Pine Land Company. White Pine Land Services, Inc. continues to exist for the purpose of managing its investments. William W. Deneau is the brother of Richard Deneau, once of our directors

      Howard Crosby has served as Cadence's Vice Chairman of the Board of Directors since October 2005 and as a Director since February 1994. From February 1994 to October 2005 Mr. Crosby served as Cadence's President and from January 1998 until October 2005 he served as Cadence's Treasurer. Since 1989, Mr. Crosby has been president of Crosby Enterprises, Inc., a family-owned business advisory and public relations firm. Mr. Crosby received a B.A. degree from the University of Idaho. Mr. Crosby is also an officer and director of White Mountain Titanium Corporation., a publicly traded mining exploration company, High Plains Uranium, Inc., Sundance Diamonds Corporation, Dotson Exploration Company and Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines Company), all of the latter being privately held companies.

      Lorraine M. King has served as Cadence's Chief Financial Officer since October 2005. Ms. King became an employee of Aurora on May 29, 2001 and from March 2003 to October 2005 served as its Chief Financial Officer. From November 1, 1992 through May 4, 2001, Ms. King served as Chief Financial Officer of Wepco Energy, LLC, an independent gas producer based in Traverse City, Michigan. Ms. King began her career in public accounting with BDO Seidman, where she spent four years as a tax manager working primarily with oil and gas clients.

      John V. Miller has served as Cadence's Vice President of Exploration and Production since October 2005. Mr. Miller became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 to October 2005, he was responsible for overseeing exploration and development activities for Aurora. From June 1997 to October 2005 he served as a Director of Aurora and from July 1997 to October 2005 he served as Vice President of Exploration and Production of Aurora. In 1994, Mr. Miller joined Jet Exploration, Inc. of Traverse City, Michigan as a Vice President with responsibility for getting Jet Exploration, Inc. into the shale gas play in Michigan and Indiana. He was the driving force behind the establishment of Jet/LaVanway Exploration, L.L.C. and its effort in southern Indiana. Mr. Miller left the position with Jet Exploration, Inc. to join Aurora. From 1988 to 1994, Mr. Miller worked for White Pine Land Services, Inc. of Traverse City, Michigan, as a land manager.

      Thomas W. Tucker, has served as Cadence's Vice President of Land and Development since October 2005. Mr. Tucker became an employee of Aurora at the time he sold his interest in Jet/LaVanway Exploration, L.L.C. to Aurora in exchange for Aurora's stock on April 22, 1997. From April 1997 to October 2005 he has been responsible for overseeing land development activities for Aurora. From June 1997 to October 2005 he served as a Director of Aurora and from July 1997 to October 2005 he served as Vice President of Land and Development of Aurora. Mr. Tucker founded Jet Oil Corporation with his father in 1982. After his father's death, Mr. Tucker founded Jet Exploration, Inc. in 1987. Mr. Tucker has been the President of Jet Exploration, Inc. since its inception. Jet Exploration, Inc. no longer takes on any new projects, and its existing projects are being allowed to run out their course.

      John P. Ryan, served as a Director of Cadence from April 1997 to October 2005 and has served as Cadence's Secretary since 1998. From September 1996 to October 2005 he served as Cadence's Vice President of Corporate Development. Mr. Ryan is a degreed mining engineer. From August, 2000 to the present, he has served as a Director and the Chief Financial Officer of Trend Mining Company, a publicly traded mineral exploration and development company and since February 2004 he has served as an officer and director of White Mountain Titanium Corporation, a publicly traded mining exploration company. Other companies with which Mr. Ryan holds an officer and/or director position include Bio-Quant, Inc., Nevada-Comstock Mining Company, High Plains Uranium, Inc., GreatWall Gold Corporation, Sundance Diamonds Corporation, TN Oil Co., and Dotson Exploration Company. Many of these companies have only minimal activity and require only a small amount of Mr. Ryan's time. Mr. Ryan is a former U.S. Naval Officer and obtained a B.S. in Mining Engineering from the University of Idaho and a Juris Doctor from Boston College Law School.

      Kevin D. Stulp, has served as a Director of Cadence since March 1997. Since August 1995, Mr. Stulp has variously worked as consultant with Forte Group, on the board of the Bible League, and is active with various other non-profit organizations. From December 1983 to July 1995, Mr. Stulp held various positions with Compaq Computer Corporation, including industrial engineer, new products planner, manufacturing manager, director of manufacturing and director of worldwide manufacturing reengineering. Mr. Stulp holds a B.S.L.E. from Calvin College, Grand Rapids, Michigan, a B.S.M.E. in Mechanical Engineering, and an M.B.A. from the University of Michigan.

      Ronald E. Huff, CPA, has served as Cadence's Treasurer since October 2005 and has served as a Director of Cadence since November 21, 2005. Mr. Huff is currently the Chief Financial Officer and Vice President of Finance for Visual Edge Technology, Inc., a position he has held since 2004. Visual Edge Technology, Inc. is a California holding company engaged in acquiring imaging companies. From 1999 to 2004, Mr. Huff was a Principal and Founder of TriMillennium Ventures, LLC, a private equity investment company located in the Columbus, Canton, Akron, Cleveland, Ohio corridor. Mr. Huff worked for Belden & Blake Corporation from 1986 to 1999 as its Chief Financial Officer and was also its President from 1997 to 1999. Belden & Blake Corporation acquires properties, explores for and develops oil and gas reserves and markets natural gas, primarily in the Appalachian and Michigan Basins. It went through a successful initial public offering in 1992, and was acquired by Texas Pacific Group in 1997. From 1983 to 1986 Mr. Huff was the Chief Accounting Officer of Zilkha Petroleum, from 1980 to 1983 he was a financial analyst for Southern Natural Resources, a natural gas marketing company, and from 1977 to 1980 he was a corporate accountant with Transco Companies Incorporated. Mr. Huff has agreed to chair Cadence's Audit Committee.

      Richard Deneau, has served as a Director of Cadence since November 21, 2005. Mr. Deneau retired from Anchor Glass Container Corporation ("Anchor") in 2004, where he served as a Director and President from 1997 to 2004. He was also the Chief Operating Officer from 1997 to 2002, and the Chief Executive Officer from 2002 until his retirement. Anchor, which is publicly traded and listed on NASDAQ, is the third largest glass container manufacturer in the United States, with annual revenues of about $750 million. When Richard Deneau joined Anchor, it was a financially troubled company. He designed and implemented strategies to turn its financial performance around. One of the strategies involved a Chapter 11 bankruptcy filing in April, 2002. The purpose of this filing was to provide assurance to a new investor that all prior claims had been extinguished. Prior to working for Anchor, Richard Deneau served in management at Ball Foster Glass Container Corp., American National Can, Foster Forbes Glass and First National Bank of Lapeer. He served as an auditor with Ernst & Ernst after graduating from Michigan State University in 1968. Richard Deneau is the brother of William Deneau, who is the President, CEO and a Director of Aurora. Richard Deneau is the brother of William W. Deneau our President and Chairman of the Board of Directors.

      Gary J. Myles, has served as a Director of Cadence since November 21, 2005. From June 1997 to October 2005 Mr. Myles served as a Director of Aurora. He is currently retired. Prior to his retirement, Mr. Myles served as Vice President and Consumer Loan Manager for Fifth Third Bank of Northern Michigan (previously Old Kent Mortgage Company), a wholly owned subsidiary of Fifth Third Bank (previously Old Kent Financial Corporation). As the Affiliate Consumer Loan Manager , Mr. Myles was based in Traverse City, Michigan, and had full bottom line responsibility for the mortgage and indirect consumer loan departments generating net revenue of $3,500,000 annually. Mr. Myles had been with Fifth Third Bank and its predecessor, Old Kent Mortgage Company, since July 1988. Mr. Myles also owns Foster Care, Ltd., a closely held company for which he serves as a Director, President and Treasurer.

      Earl V. Young, has served as a Director of Cadence since November 21, 2005. From March 2001 to October 2005 Mr. Young served as Director of Aurora. He is currently President of Earl Young & Associates of Dallas, Texas, which he founded in 1999. From 1996 to 1999, Mr. Young was the Senior Vice President of Corporate Development for American Mineral Fields, Inc. of Dallas, Texas. From 1993 to 1996, Mr. Young was a principal in Young & Lowe, which offered business consulting services to small capitalization companies. Prior to 1993, Mr. Young was involved in the investment banking business. He is President of the US/Madagascar Business Council headquartered in Washington, D.C. and a Director of the Corporate Council on Africa in Washington D.C. Mr. Young was a gold medalist in the Summer Olympic Games in 1960 in track, has served as President of the Southwest Chapter of Olympians, and was the founding chairman of the Olympians for Olympians Relief Committee.

      To our knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

Indemnification

      Our bylaws provide that our directors and officers will be indemnified to the fullest extent permitted by the Utah Corporation Code. However, such indemnification does not apply to acts of intentional misconduct, a knowing violation of law, or any transaction where an officer or director personally received a benefit in money, property, or services to which the director was not legally entitled.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      During the fiscal year ended September 30, 2005, our audit and compensation committees consisted of Messrs. Christian, DeHekker and Stulp. As a result of the resignations of Messrs. Christian and DeHekker from the Board of Directors effective October 31, 2005, Mr. Stulp was the sole remaining member of these committees.

      On December 5, 2005, our Board of Directors reconstituted our Board Committees as follows:

      o Audit Committee: Ronald E. Huff (Chairperson), Gary J. Myles and Earl V. Young;

      o Compensation Committee: Howard M. Crosby, Kevin D. Stulp and Earl V. Young (Earl Young has been elected chairperson); and

      o     Nominating and Corporate Governance Committee: Gary J. Myles, Howard
            M. Crosby and Kevin D. Stulp.

      The Board of Directors has designated the following directors as independent directors: Gary J. Myles, Ronald E. Huff, Kevin D. Stulp and Earl V. Young.

Nominations for Directors

      Our Nominating and Corporate Governance Committee will propose, and our Board will adopt, a formal policy regarding qualifications of director candidates. Currently, in evaluating director nominees, our Board considers a variety of factors, including the appropriate size of our Board of Directors; the needs of our company with respect to the particular talents and experience of our directors; the knowledge, skills and experience of nominees, including experience in the oil and gas industry, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of our Board; experience with accounting rules and practices; and the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

      To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

      During the fiscal year ended September 30, 2005, our Board of Directors met six times, and our Audit and Nominating Committees each met twice. No director attended fewer than 75% of the meetings of our Board or of each committee of which he was a member.

      Our Board of Directors does not currently provide a process for securityholders to send communications to our Board of Directors as our management believes that until this point it has been premature given the limited liquidity of our common stock to develop such processes. Our Nominating and Corporate Governance Committee is now working on a stockholders' communications policy to be adopted by our Board of Directors.

      In connection with the closing of the merger or Cadence and Aurora, certain of our shareholders, including certain former Aurora shareholders who became shareholders of the Cadence in connection with the merger, executed and delivered voting agreements pursuant to which they agreed, for a period of 36 months, to vote an aggregate of 22,740,830 of their shares of our common stock in favor of (i) five directors designated by William W. Deneau, who shall initially be William W. Deneau, Earl V. Young, Gary J. Myles, Richard Deneau, and Ronald E. Huff; and (ii) two directors designated by William W. Deneau from among the our Board of Directors immediately before the closing of the merger, who shall initially be Howard M. Crosby and Kevin D. Stulp. In addition, such shareholders agreed to vote all of their shares of our common stock to ensure that the size of our Board of Directors will be set and remain at seven directors.

      In addition, also in connection with the closing of the merger, certain of our shareholders executed and delivered irrevocable proxies naming, for a period of 36 months, William W. Deneau and Lorraine King as proxies to vote an aggregate of 10,102,286 shares of our common stock held by such shareholders in the manner determined by such proxies.

Audit Committee

      The audit committee: (i) appoints the Company's independent auditors and monitors the independence of the Company's independent auditors; (ii) reviews the Company's policies and procedures on maintaining its accounting records and the adequacy of its internal controls; (iii) reviews management's implementation of recommendations made by the independent auditors and internal auditors; (iv) considers and pre-approves the range of audit and non-audit services performed by independent auditors and fees for such services; and (v) reviews and votes on all transactions between the Company and any of its officers, directors or other affiliates.

      We have appointed an audit committee comprised of Ronald E. Huff, Gary J. Myles and Earl V. Young, each of whom is an independent outside director, and one of whom, Ronald E. Huff, is a financial expert with knowledge of financial statements, generally accepted accounting principles and accounting procedures and disclosure rules.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

Prior to the date of the merger of Cadence and Aurora, the Company's executive officers functioned as executive officers of, and were compensated by, Cadence or Aurora, as the case may be. The following sets forth the annual and long-term compensation for services in all capacities to Cadence for the fiscal years ended September 30, 2005, 2004 and 2003 paid to our Chief Executive Officer and the other executive officer who was serving as an executive officer at the end of the last completed fiscal year. Messrs. Crosby and Ryan served as President and Treasurer and Vice President and Secretary, respectively, of Cadence prior to the merger of Cadence and Aurora. This compensation information relates to compensation received by the named executive officer while employed by Cadence prior to the merger of Cadence and Aurora.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term Compensation
                                                                                    ----------------------
                                                                                          Awards
                                                                                          ------
                                                                                                Securities
                                                Annual Compensation               Restricted    Underlying
Name and Principal Position             Year       Salary ($)       Bonus         Stock         Options/SARs
---------------------------             ----       ----------       -----         -----         ------------
Howard M. Crosby
President and Treasurer                  2005         133,775         --           30,000           50,000
                                         2004          61,500         --             --               --
                                         2003          62,500(1)      --           80,000             --

John P. Ryan
Vice President and Secretary             2005         142,425         --           30,000           50,000
                                         2004          70,336         --             --               --
                                         2003          62,500 (2)     --           80,000             --

(1) The cash portion of Mr. Crosby's salary for fiscal 2003 was $62,500, of which he received $18,000 in fiscal 2003, payment of the remaining $44,500 having been deferred until after the end of fiscal 2003. In addition, he received 80,000 shares of Cadence common stock, 20,000 per quarter. These were valued at 50% of the closing price at the end of the quarter for which the shares were awarded: $17,000 for the first quarter, $14,500 for the second quarter, $17,000 for the third quarter and $32,500 for the fourth quarter, for a total of $80,500 in stock compensation and $143,500 in total compensation.

(2) The cash portion of Mr. Ryan's salary for fiscal 2003 was $62,500. In addition, he received 80,000 shares of Cadence common stock, 20,000 per quarter. These were valued at 50% of the closing price at the end of the quarter for which the shares were awarded: $17,000 for the first quarter, $14,500 for the second quarter, $16,500 for the third quarter and $32,500 for the fourth quarter, for a total of $80,500 in stock compensation and $143,500 in total compensation.

    OPTION GRANTS IN LAST FISCAL YEAR (OCTOBER 1, 2004 - SEPTEMBER 30, 2005)

                             Number Of       % Of Total                                       Potential Realizable
                             Securities        Options                                          Value at Assumed
                             Underlying      Granted To                                         Annual Rate of Stock
                            Options          Employees In      Exercise       Expiration      Price Appreciation For
NAME                        Granted (1)    The Fiscal Year     Price            Date               Option Term
------------------          -------------  ---------------    ---------   ---------------     -----------------------
                                                                                                 5%          10%
                                                                                              --------      ---------
Howard M. Crosby                  50,000                50     $1.21      January 7, 2008     $110,259      $144,896
John P. Ryan                      50,000                50     $1.21      January 7, 2008     $110,259      $144,896

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR-END
                     AND FISCAL YEAR-END OPTION VALUES TABLE

      The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2004 and the number of unexercised options held by the named executive officers at September 30, 2005.

                                 NUMBER OF SHARES OF COMMON STOCK                    VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED OPTIONS AT YEAR      IN-THE-MONEY OPTIONS AT YEAR END
                                                END                            (SEPTEMBER 30 2005) (1)
                                        (SEPTEMBER 30 2005)
                              ---------------------------------------    -----------------------------------
            NAME                 EXERCISABLE         UNEXERCISABLE         EXERCISABLE        UNEXERCISABLE
                              -----------------      ----------------    ----------------     ---------------
Howard M. Crosby                   50,000                 --                $107,000                --

John P. Ryan                       50,000                 --                $107,000                --

(1) Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option.

      Cadence has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

Compensation of Directors

      All directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings of the Board of Directors. We have in the past compensated our directors in cash and in shares of our common stock, and has generally in the past granted options to Directors upon joining the Board. During the fiscal year ended September 30, 2005, each non-employee director received (1) $5,000 and 5,000 shares of restricted stock per quarter of completed service, (2) 2,500 restricted shares of common stock for each year of service on any committee of the Board of Directors, (3) $2,500 for chair of the Audit Committee and $1,000 for any other committee which they chair; and each Director (employee or non employee) was entitled to an option to purchase 50,000 shares of our common stock on the anniversary of his appointment to the Board. Board members may be granted additional stock options pursuant to Board recommendation and approval. We also have in the past paid our non-employee directors $1,600 for each board meeting they attend in person and $750 for each telephonic meeting and employee directors $600 for each board meeting they attend in person.

      During the fiscal year ended September 30, 2005, Messrs. Christian, DeHekker and Stulp, the three non-employee directors, each received options to purchase 50,000 shares of our common stock at an exercise price of $1.42 per share, and Messrs. Crosby and Ryan, the employee directors, each received options to purchase 50,000 shares of our common stock at an exercise price of $1.21 per share. Also for the 2005 fiscal year, Messrs. Christian, Crosby, DeHekker, Ryan and Stulp each received 15,000 shares of our common stock per quarter for the first three quarters of 2005 as compensation for the service on the board of directors. Messrs. DeHekker and Stulp received an additional 4,000 shares of our common stock for their service on a committee of the board of directors.

      In addition, subsequent to September 30, 2005, each of Messrs. Christian, DeHekker and Ryan, the resigning directors, received warrants to purchase an aggregate of 37,500 shares of our common stock, consisting of a warrant to purchase 12,500 shares of our common stock for a purchase price of $2.53 per share, a warrant to purchase 12,500 shares of our common stock for a purchase price of $2.23 per share, a warrant to purchase 12,500 shares of our common stock for a purchase price of $3.28 per share.

      There are no contractual arrangements with any member of the Board of Directors.

Bonuses and Deferred Compensation

      We do not have any bonus, deferred compensation or retirement plan.

Stock Options

      In February, 2004 the Board adopted the 2004 Stock Option and Stock Award Plan which was approved by our shareholders in May, 2004 and under which up to 1,000,000 shares of our common stock could be awarded as share awards or options and based upon merit of work performed as well as a retention tool. As of September 30, 2005, 625,500 shares or options have been awarded under this plan, of which 400,000 options are currently outstanding and exercisable.

      Prior to the 2004 Stock Option and Stock Award Plan, our Board of Directors chose to make option or warrant awards to select officers, directors, consultants, or shareholder/investors in order to induce them to assist it in implementing its business plan and to provide long term additional incentive. These options or warrants, as awarded, were not awarded pursuant to a plan but were specific individual awards with varying terms and conditions. In some instances, our Board of Directors reserved the right to cancel these awards for non-performance or other reasons, or established a vesting schedule pursuant to which the award is earned.

Employment Contracts, Termination of Employment and Change of Control
Arrangements

      There are no compensatory plans or arrangements, including payments to be received from us, with respect to any person named in the Summary Compensation Table above, that would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person's employment with us or the our subsidiaries, or any change in control of us, or a change in the person's responsibilities following a change of control.

Compensation Committee Report

      Compensation Philosophy. The philosophy of the our Compensation Committee for the fiscal year ended September 30, 2005 was to provide competitive levels of compensation that are appropriate given the performance and commitment of the Company's executive officers compared with similarly situated executives in the oil and gas industry; link management's pay to the achievement of the Company's annual and long-term performance goals; and assist the Company in attracting and retaining qualified management. However, because of the limited number of companies that can be compared to the Company in terms of stage of resource development, net income, and similar items, a significant amount of subjectivity was involved in the decisions of the Compensation Committee.

      Base Salaries. Base salaries for management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management services, including a comparison of base salaries for comparable positions at comparable companies within the oil and gas industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and any increased responsibilities assumed by the executive. The Compensation Committee believes the base salaries of executive officers are at or below those of similarly situated executives in the oil and gas industry.

      Bonus Arrangement. To encourage and reward outstanding corporate and individual performance, the Company from time to time considers awarding merit bonuses to its executive officers, based on the Company's operating results and the achievement of certain defined major business objectives.

      Compensation of Chief Executive Officer. The amount of the Chief Executive Officer's compensation for the fiscal year ended September 30, 2005 was determined in accordance with the principles discussed in the foregoing paragraphs and was based upon a subjective evaluation by the Committee of the leadership demonstrated by Mr. Crosby during the fiscal year.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of February 6, 2006, certain information regarding the ownership of voting securities of Cadence by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding Common Stock, (ii) our directors, (iii) our current executive officers and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

      Unless otherwise specified, the address of each of the persons set forth below is in care of Cadence Resources Corporation, 4110 Copper Ridge Drive, Suite 100, Traverse City, Michigan, 49684.

                                                  -----------------------------------------------------
      Name and Address                             Amount and Nature of          Percent of Outstanding
  of Beneficial Owner (1)                         Beneficial Ownership(2)               Shares(2)
-------------------------------------             --------------------------     ----------------------
Howard M. Crosby                                        1,477,808 (3)                    1.82%

John P. Ryan                                              988,646 (4)                    1.22%

Kevin D. Stulp                                          6,766,142 (5)                    0.65%

Nathan A. Low Roth IRA and affiliates                   6,766,142 (6)                    8.32%
641 Lexington Avenue
New York, New York 10022

Thomas Kaplan                                           3,890,992 (7)                    4.74%
154 West 18th Street
New York, New York 10011

Rubicon Master Fund (8)                                16,000,000 (9)                   19.68%
c/o Rubicon Fund Management LLP
P103 Mount Street
London W1K 2TJ, UK

Crestview Capital Master, LLC                           4,000,000 (10)                   4.92%
95 Revere Drive, Suite A
Northbrook, Illinois, 60062

William W. Deneau                                       4,232,500 (11)                   5.21%

Gary J. Myles                                             259,998 (12)                   0.32%

Earl V. Young                                             386,204 (13)                   0.47%

Richard Deneau                                              --                             --

Ronald E. Huff                                              --                             --

John V. Miller, Jr.                                     3,289,762 (14)                   4.05%

Thomas W. Tucker                                        3,848,194 (15)                   4.73%

Lorraine M. King                                          360,000 (16)                   0.44%

All executive officers and directors                   17,370,612 (17)                  18.91%
as a group (11 persons)
--------------------

(1) Addresses are only given for holders of more than 5% of the outstanding Common Stock of Cadence.

(2) A person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Except as otherwise indicated the named entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(3) Includes 270,000 shares of Company Common Stock held by Crosby Enterprises, Inc., 40,000 shares of Company Common Stock owned by the Crosby Family Living Trust, 130,000 shares of Company Common Stock owned by CORK Investments, Inc. and options to purchase 50,000 shares of Company Common Stock.

(4) Includes options currently exercisable for 50,000 shares of Company Common Stock and warrants currently exercisable for 37,500 shares of Company Common Stock, 172,875 shares of Company Common Stock owned by Nancy Martin-Ryan, 45,000 shares of Company Common Stock owned by John Ryan as custodian for Karen Ryan, 45,000 shares of Company Common Stock owned by John Ryan as custodian for Patrick Ryan, 150,000 shares of Company Common Stock owned by J.P. Ryan Company, Inc., and 87,500 shares of Company Common Stock owned by Andover Capital Corporation.

(5) Includes options currently exercisable for 50,000 shares of Company Common Stock and warrants currently exercisable for 100,000 shares of Company Common Stock, 2,750 shares of Company Common Stock owned by the Kevin Dale Stulp IRA and 1,750 shares of Company Common Stock owned by the Kevin and Marie Stulp Charitable Remainder Unitrust of which Mr. Stulp is a co-trustee.

(6) Based on information included in an amendment to Schedule 13D/A filed with the SEC on November 10, 2005, Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRAs and the shares held by him individually, which total 4,034,767 shares of Company Common Stock. Although Nathan A. Low has no direct voting or dispositive power over an aggregate 1,017,375 shares of Company Common Stock held by Lisa Low as trustee for the Nathan A. Low Family Trust and as custodian for the Neufeld minor children, he may be deemed to beneficially own those shares because his wife, Lisa Low, is the trustee of the Family Trust and custodian for the Neufeld children. Therefore, Nathan A. Low reports shared voting and dispositive power over 5,052,142 shares of Company Common Stock.

(7) Consists of 480,811 shares of Company Common Stock owned by LCM Holdings LDC; 480,811 shares of Company Common Stock owned by Electrum Resources, LLC; 1,329,370 shares of Company Common Stock owned by Electrum Capital, LLC.;and warrants to purchase 800,000 shares of Company Common Stock.

(8) Pursuant to investment agreements, each of Rubicon Fund Management Ltd., a company organized under the laws of the Cayman Islands, which we refer to in this footnote as Rubicon Fund Management Ltd., and Rubicon Fund Management LLP, a limited liability partnership organized under the laws of the United Kingdom, which we refer to in this footnote as Rubicon Fund Management LLP, Mr. Paul Anthony Brewer, Mr. Jeffrey Eugene Brummette, Mr. William Francis Callanan, Mr. Vilas Gadkari, Mr. Robert Michael Greenshields and Mr. Horace Joseph Leitch III, share all investment and voting power with respect to the securities held by Rubicon Master Fund. Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch control both Rubicon Fund Management Ltd. and Rubicon Fund Management LLP. Each of Rubicon Fund Management Ltd., Rubicon Fund Management LLP, Mr. Brewer, Mr. Brummette, Mr. Callanan, Mr. Gadkari, Mr. Greenshields and Mr. Leitch disclaim beneficial ownership of these securities.

(9) Does not include warrants to purchase 8,000,000 shares of Company Common Stock, which warrants were acquired January 31, 2005.

(10) Does not include warrants to purchase 4,000,000 shares of Company Common Stock, which warrants were acquired January 31, 2005.

(11) Includes 3,272,000 shares of Company Common Stock held by the Patricia A. Deneau Trust, 340,500 shares of Company Common Stock owned by the Denthorn Trust and 20,000 shares of Company Common Stock held by White pine Land Services.

(12) Includes options currently exercisable for 199,998 shares of Company Common Stock.

(13) Includes options currently exercisable for 199,998 shares of Company Common Stock.

(14) Includes 1,000,000 shares of Company Common Stock held by Miller Resources, Inc. and 1,689,762 shares of Company Common Stock owned by Circle M, LLC.

(15) Includes 1,607,574 shares of Company Common Stock held by the Sandra L. Tucker Trust, 24,646 shares of Company Common Stock owned by Jet Exploration, Inc.and 1,615,974 shares of Company Common Stock owned by the Thomas W. Tucker Trust.

(16) Includes options currently exercisable for 160,000 shares of Company Common Stock.

(17) Includes options and warrants currently exercisable for an aggregate of 809,996 shares of Company Common Stock.

                              SELLING SHAREHOLDERS

      We issued to the selling shareholders the common stock and the options and warrants to purchase common stock that are covered by this prospectus pursuant to private placements in (i) October 2002, (ii) April through June 2003, (iii) September 2003, (iv) October 2003 and (v) April 2, 2004 (the "April Private Placement").

      This prospectus relates to the resale from time to time of up to a total of 3,919,540 shares of our common stock by the selling shareholders identified in this prospectus. We filed a registration statement, of which this prospectus constitutes a part, in order to permit the selling shareholders to resell to the public the shares of our common stock in connection with this transaction.

      The options being registered on behalf of American Friends of Ohr Somayach, American Friends of Yeshiva D'Mir, American Friends of Shalva, American Friends of Yad Ezra, Marcia Kucher, Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low and Jason Lyons are exercisable at a price of $2.50 per share and expire in September 2008. These options may be exercised on a cashless basis at any time. The options being registered on behalf of Proteus Capital Corp. are exercisable at a price of $1.75 per share and expire on June 18, 2007.

      In the April Private Placement, Cadence sold 120 units at the price of $50,000 per unit to seven accredited investors for an aggregate sales price of $6,000,000. Each unit consisted of a senior secured note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of our common stock, exercisable at $4.00 per share. On January 31, 2005, we entered into an agreement with the investors in the April Private Placement pursuant to which we paid off the notes in full and reduced the exercise price of the warrants to $1.25.

      The following table sets forth the names of the selling shareholders, the number of shares of common stock beneficially owned by the selling shareholders as of February 6, 2006, the number of shares of common stock being offered by the selling shareholders, the number of shares of common stock each selling shareholder will beneficially own if the shareholder sells all of the shares being registered and the selling shareholder's percentage ownership of Cadence common stock if all the shares in the offering are sold. The calculation of the shares beneficially owned does not take into account the limitation on more than 4.99% beneficial ownership contained in the terms of the warrants of the April Private Placement (as discussed in note 1 to the table). The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately under this prospectus. To prevent dilution to the selling security holders, the following numbers may change because of adjustments to reflect stock splits, stock dividends or similar events involving our common stock.

      None of the selling shareholders have, nor within the past three years have had, any position, office or other material relationship with us or any of our predecessors or affiliates, except that that (i) Guma Aguiar was an officer and director of Cadence, and Ellen Aguiar is Guma Aguiar's mother (ii) Thomas Kaplan, a 5% shareholder of Cadence, is a principal of LCM Holdings, LDC, (iii) Nathan A. Low, a 5% shareholder of Cadence, is the husband of Lisa Low, the father of Daniel Low, Michael Low, Gabriel Low and Chantal Low, and the son of Ruth Low, formed the Nathan Low Family Trust for the benefit of his family and is the beneficiary of the Nathan A Low Roth IRA, and (iv) Derek Caldwell is an employee of Sunrise Securities Corporation, which is controlled by Nathan A. Low, and has performed institutional investor relations services for Cadence. Mr. Low also acted as a finder for Cadence in the April Private Placement described above and has done so in prior placements, for which he was compensated by Cadence.

                                                                                                               Percent of
                                                      Shares of Common                                         Class Owned
                                                           Stock                              Beneficial          After
                                                        Beneficially        Shares of      Ownership After     Offering if
                                                       Owned Prior to     Common Stock     Offering if All     All Shares
               Selling Shareholders                       Offering         to be Sold      Shares are Sold      are Sold
------------------------------------------------     ----------------    ---------------   ---------------   ---------------
Moshe Azouley                                            227,500(1)         227,500(1)               0              0
Lisa Low as Custodian For Gabriel S. Low UNYGMA        6,766,142(2)          57,375(3)       6,329,392              8.3%
Nathan A Low                                           6,766,142(4)         207,500(4)       6,329,392              8.3%
Bear Stearns as Custodian For Nathan A. Low Roth
IRA (5)                                                6,766,142             31,875(3)       6,329,392              8.3%
Ruth Low                                                  58,250(6)          58,250(6)               0              0
Omicron Capital (7)                                      127,500(3)         127,500(3)               0              0
Portside Growth and Opportunity Fund (8)                 195,300(8)         195,300(8)               0              0
Smithfield Fiduciary LLC (9)                             655,000(9)         655,000(9)               0              0
Ellen Aguiar                                             461,283            300,000            161,283              *
American Friends of Ohr Somayach (10)                     11,860             11,860                  0              0
American Friends of Shalva (11)                           10,280             10,280                  0              0
American Friends of Yad Ezra (12)                         20,000             20,000                  0              0
American Friends of Yeshiva D'Mir(13)                     20,000             20,000                  0              0
B* Capital(14)                                            10,000             10,000                  0              0
Balestra Capital Partners, L.P.(15)                       25,900             25,900                  0              0
Michael S. Berlin                                         40,000             40,000                  0              0
Merlin Bingham                                             5,180              5,000                180              *
Derek Caldwell                                            60,000             34,000             26,000              *
Concorde Bank Limited (16)                                15,000             15,000                  0              0
Robert Darbee                                             10,000             10,000                  0              0

                                                                                                               Percent of
                                                      Shares of Common                                         Class Owned
                                                           Stock                              Beneficial          After
                                                        Beneficially        Shares of      Ownership After     Offering if
                                                       Owned Prior to     Common Stock     Offering if All     All Shares
               Selling Shareholders                       Offering         to be Sold      Shares are Sold      are Sold
------------------------------------------------     ----------------    ---------------   ---------------   ---------------
David A. Dayton and Carol Dayton                           7,000              7,000                  0              0
Robert Denison                                            55,000             50,000              5,000              *
Buzz Fairchild                                            10,000             10,000                  0              0
Carol Gatewood IRA (17)                                   25,000             25,000                  0              0
Floyd E. Hambleton                                        91,250             20,000             71,250              *
Stephen M. Harris                                         25,000             25,000                  0              0
Joy A. Henshel                                             5,000              5,000                  0              0
James H. Harris, MD PSP Trust (18)                        10,000             10,000                  0              0
Joseph Klein III 10% Charitable Remainder Unitrust        12,000             12,000                  0              0
Marcia Kucher                                                500 (19)           500 (19)             0              0
LCM Holdings, LDC (20)                                   480,811            160,000            320,811              *
Nathan Leight                                             13,200             13,200                  0              0
John S. Lemak                                            100,000            100,000                  0              *
Lisa Low, as custodian for Daniel Low                  6,766,142(21)          5,000 (21)     6,329,392              8.3%
Lisa Low, as custodian for Michael Low                 6,766,142(22)         70,000 (22)     6,329,392              8.3%
Lisa Low, as custodian for Gabriel Low                 6,766,142(23)         10,000 (23)     6,329,392              8.3%
Lisa Low, as custodian for Chantal Low                 6,766,142(24)         15,000 (24)     6,329,392              8.3%
Nathan Low Family Trust, DTD 4/12/96                   6,766,142(25)         40,000 (25)     6,329,392              8.3%
Jason Lyons                                                  500                500                  0              0
Scott Mager                                              100,000            100,000                  0              0
James E. McDowell and Janet L. McDowell                   10,000             10,000                  0              0
Scott Notowitz and Shari Notowitz                         25,000 (26)        25,000 (26)             0              0
Paul Papi                                                 20,000             20,000                  0              0
Michael Pisani                                            20,000             20,000                  0              0
Proteus Capital Corp. (27)                               317,000             50,000            267,000              *
Michael Ritger                                             5,000              5,000                  0              0
William J. Ritger                                        258,334            250,000              8,334              *
Elaine Roberts Investment Trust (28)                      25,000             25,000                  0              0
Seaside Partners, L.P.(29)                                40,000             40,000                  0              0
Sherleigh Associates Inc. PSP (30)                        80,000             80,000                  0              0
Joyce Stump                                               10,000             10,000                  0              0
Joseph A. Tedesco                                         10,000             10,000                  0              0
Charles Wafer                                             50,000             50,000                  0              0
Michael H. Weiss                                         180,000            180,000                  0              0
Wallis W. Wood                                             3,000              3,000                  0              0
Winton Capital Holdings Ltd. (31)                          6,000              6,000                  0              0
York Global Value Partners, L.P. (32)                     63,854             63,854                  0              0
York Select L.P. (33)                                    203,566            203,566                  0              0
York Select Unit Trust (34)                              127,580            127,580                  0              0
          Totals                                     ------------------  ---------------  ------------------  -------------
                                                      11,109,709          3,919,540          7,189,250             8.3%

---------------
*        Less than 1%.

(1) Shares of common stock beneficially and to be sold includes warrants to purchase 127,500 shares of our common stock as to which footnote 3, below, applies.
(2) Includes 2,370,367 shares of common stock beneficially owned by Nathan A. Low, as described in footnote 4, below.
(3) Consists of warrants to purchase our common stock. The terms of the warrants provide that no selling shareholder may exercise warrants for common stock if such exercise would result in such selling shareholder beneficially owning more than 4.99% of our outstanding common stock. Accordingly, while all shares that are issuable to a selling shareholder upon exercise of the warrants are included in the number of shares being offered in the table, shares which a selling shareholder is prevented from acquiring as a result of these provisions are not shown as beneficially owned. Unless otherwise indicated, each selling shareholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling shareholder.

(4) Based upon information included in amendment number 6 to a Schedule 13D filed with the SEC on November 9, 2005. Nathan A. Low has the sole power to vote or direct the vote of, and the sole power to direct the disposition of, the shares held by the Nathan A. Low Roth IRA and the shares held by him individually, which total 2,230,367 shares of common stock, which includes 76,500 shares of common stock underlying warrants. Shares of common stock beneficially owned and to be sold includes 76,500 shares of common stock underlying warrants as to which footnote 3, above, applies. Although Nathan A. Low has no direct voting or dispositive power over the 40,000 shares of common stock held by the Nathan A. Low Family Trust, he may be deemed to beneficially own those shares because his wife is the trustee of the Trust. Therefore, Nathan A. Low reports shared voting and dispositive power over 197,375 shares of common stock, which includes including 100,000 shares of common stock underlying options to purchase common stock and 57,375 shares of common stock underlying warrants to purchase common stock.
(5) Based upon information included in amendment number 6 to a Schedule 13D filed with the SEC on November 9, 2005. We have been advised by the selling shareholder that its controlling person is Nathan A. Low.
(6) Includes warrants to purchase 38,250 shares of our common stock as to which footnote 3, above, applies.
(7)   Bruce Bernstein is the controlling person of Omicron Capital.
(8) Ramius Capital Group, LLC ("Ramius Capital") is the investment adviser of Portside Growth & Opportunity Fund ("Portside") and consequently has voting control and investment discretion over securities held by Portside. Ramius Capital disclaims beneficial ownership of the shares held by Portside. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey
      M. Solomon are the sole managing members of C4S& Co., LLC, the sole managing member of Ramius Capital. As a result, Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any shares deemed to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.
(9) Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC. Includes warrants to purchase 125,000 shares of our common stock as to which footnote 3, above, applies.
(10) Shares of common stock beneficially owned and to be sold consists of 11,860 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Nota Schieller.
(11) Shares of common stock beneficially owned and to be sold consists of 10,280 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Leo Klein.
(12) Shares of common stock beneficially owned and to be sold consists of 20,000 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Zvi Waldman.
(13) Shares of common stock beneficially owned and to be sold consists of 20,000 shares of common stock issuable upon exercise of options. We have been advised by the selling shareholder that its controlling person is Mordechai Grunwald.
(14) We have been advised by the selling shareholder that its controlling person is Geannine Charriere.
(15) We have been advised by the selling shareholder that its controlling person is James Melcher.
(16) We have been advised by the selling shareholder that its controlling person is Remy Chapentier.
(17) We have been advised by the selling shareholder that its controlling person is Carol Gatewood.
(18) We have been advised by the selling shareholder that its controlling person is James H. Harris.
(19)  Consists of 500 shares of common stock issuable upon exercise of options.
(20) We have been advised by the selling shareholder that its controlling person is Thomas Kaplan.
(21) Includes 2,422,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Gabriel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(22) Includes 2,357,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Daniel Low, Gabriel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(23) Includes 2,417,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Daniel Low and Chantal Low. Number of shares to be sold consists of common stock issuable upon exercise of options.
(24) Includes 2,412,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, the Nathan Low Family Trust, Nathan A. Low, and Lisa Low as custodian for Michael Low, Gabriel Low and Daniel Low. Number of shares to be sold consists of common stock issuable upon exercise of options.

(25) Includes 2,387,742 shares of common stock beneficially owned by Nathan A. Low Roth IRA, Nathan A. Low, and Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low. We have been advised by the selling shareholder that its controlling person is Nathan A. Low.
(26)  Includes 12,500 shares of common stock issuable upon exercise of warrants.
(27) We have been advised by the selling shareholder that its controlling person is Douglas Newby. Shares of common stock beneficially owned includes an options to purchase 50,000 shares of common stock and an option to purchase 250,000 shares of common stock which is owned by Douglas Newby individually. Number of shares to be sold consists of common stock issuable upon the exercise of an option.
(28) We have been advised by the selling shareholder that its controlling person is Elaine Roberts.
(29) We have been advised by the selling shareholder that its controlling person is Bill Ritger.
(30) We have been advised by the selling shareholder that its controlling person is Jack Silver.
(31) We have been advised by the selling shareholder that its controlling person is Marc Belzberg.
(32) We have been advised by the selling shareholder that its controlling person is James G. Dinan.
(33) We have been advised by the selling shareholder that its controlling person is James G. Dinan.
(34) We have been advised by the selling shareholder that its controlling person is James G. Dinan.

                              PLAN OF DISTRIBUTION


      The selling shareholders may, from time to time, sell any or all of their shares of common stock issued upon exercise of the warrants issued pursuant to the April 2004 private placement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.


      The selling shareholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus.

      The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

      The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

      The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) of the Securities or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

      The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that they have acquired their securities in the ordinary course of business and they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

      In connection with the April Private Placement, we paid a finder's fee consisting of $300,000 and warrants to purchase 76,500 shares of our common stock, exercisable at $4.00 per share, to Nathan A. Low. We agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      In connection with the September and October 2003 private placements we paid finder's fees of (i) $376,565, and options to purchase 167,140 shares of common stock at $2.50 per share, expiring on September 30, 2008, to Sunrise Securities Corporation, (ii) 11,000 shares of common stock to Nathan A. Low,
(iii) $6,250 to Grosvenor Capital, Ltd. of London, England, and (iv) $5,000 to David Nahmias. We agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


      The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

                           RELATED PARTY TRANSACTIONS

      Messrs. Crosby and Ryan collectively own in excess of 40% of the stock of Dotson Exploration Company and they are the sole officers and directors of Dotson. Dotson owns 109,000 shares of Cadence's shares of common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, Cadence repaid Dotson a loan in the amount of $10,000 and Cadence made two loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to Cadence marketable securities of the common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, valued by our Board of Directors at $33,380 as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash and in November 2005 Dotson repaid the remaining balance of $3,720.

      In 2002, Nathan Low, a Cadence Resources major shareholder, and Cadence decided to form a limited partnership to acquire and develop oil and natural gas properties. Low planned to seek investors to invest as limited partners in the partnership. On August 8, 2002, Cadence formed Cadence Resources Limited Partnership, with Cadence as the sole general partner. Low had not brought any investors to the partnership by the time the partnership was ready to acquire oil and gas interests. Therefore, Low elected to provide the initial funding, $250,000, for the first prospect, in the form of the purchase of a limited partnership interest in the partnership. Cadence paid Sunrise Securities Corporation, an entity controlled by Low, a finders' fee on this funding. Also, on August 1, 2002, Sunrise Securities Corporation, together with Low and his assigns, the limited partnership and Cadence entered into the Side Letter Agreement of Certain Terms of Limited Partnership Drawdown Facility, a $20 million funding agreement. This was intended to provide further equity investments in the partnership. It was structured so that the Low parties had the option, but not the obligation, to provide capital contributions to the partnership. In partial consideration for entering into the drawdown facility, the Low parties were given a right of first refusal to provide funding for any drilling project contemplated by the partnership.

      Cadence and Low have agreed in principal as to the termination of the drawdown facility, the repurchase of Low's limited partnership interest for $250,000, dissolution of the partnership and related matters and in October 2003, Low received $250,000 from Cadence for the repurchase. The following description of the transactions with regard to the partnership should be read in light of the foregoing disclosure.

      In the formation of the partnership, Cadence contributed $12,500 to the partnership and Low, the limited partner, contributed $250,000 in cash. A portion of the $250,000 was used to advance the drilling on the West Electra Lake #1 well. For example, $24,552 was spent on seismic acquisition and processing which covered the Virginia Reef #2B well and also the West Electra Lake #1 well acreage. Also $26,105 of the limited partnership funds was spent on the leasing of the West Electra Lake Prospect as well as $16,077 on preparatory costs for the West Electra Lake #1 well. Prior to the limited partner's request for repayment of the limited partner's contribution (see below), Cadence had granted the limited partner a 5% working interest in the #1 West Electra Lake well. However, the limited partner has agreed to convey his working interest in the West Electra Lake #1 well to Cadence as part of the buyout of his limited partnership interest by Cadence.

      Low also advanced $300,000 to the partnership to explore natural gas interests in Michigan in the Black Bean Unit. As an inducement for this advance, Cadence issued Low 120,000 shares of common stock valued at $210,000. As an additional inducement to making the $300,000 advance, Low was granted a 2.25% working interest in each well in the Black Bean Unit in Michigan that was drilled using the $300,000 until "unitized well payout," the point at which the partnership receives 100% of its contribution back in the form of revenues from the well unit. After unitized well payout, Low's working interest in these wells will be reduced to a 2.00% working interest. Cadence has repaid the $300,000 loan.

      Cadence issued approximately 1,721,400 shares of its common stock in September and October 2003 in a brokered private placement. It paid sales commissions of $376,565 in cash and options to purchase 162,140 shares for $2.50 per share to a broker, Sunrise Securities Corporation, a company owned by Nathan Low. It also issued 11,000 shares of Cadence common stock valued at $2.90 per share to Nathan Low in connection with the private placement.

      On March 31, 2004, Cadence borrowed $250,000 from Howard Crosby, $70,000 from Glenn DeHekker, a former director of Cadence, $50,000 from Dotson Exploration Company and $20,000 from Kevin Stulp, a director of Cadence, at an interest rate of 12%. Such amounts were repaid by Cadence in April 2004.

      On April 2, 2004, Cadence sold 120 units consisting of a note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of Common Stock, exercisable at $4.00 per share and expiring on April 2, 2007, for an aggregate sales price of $6,000,000. As compensation for his services in connection with this private placement, Cadence paid Nathan A. Low, a 5% beneficial owner of Cadence's common stock, $300,000 and issued him a warrant to purchase 76,500 shares of Common Stock, exercisable at $4.00 per share, and expiring on April 2, 2007. In addition, Lisa Low, as custodian for Gabriel S. Low, purchased nine units in the offering and Bear Stearns as Custodian for Nathan A. Low Roth IRA purchased five units in the offering. Lisa Low is Mr. Low's spouse, Gabriel S. Low is Mr. Low's child, and Mr. Low is the controlling person of the Nathan A. Low Roth IRA.

      In August, 2004 Cadence purchased 500,000 shares of the common stock of TN Oil Co., a Delaware corporation for $50,000. During the fiscal year ending September 30, 2005, Cadence purchased an additional 150,000 shares for $15,000. Mr. Ryan is an officer and director of TN Oil Co. TN Oil Co. has obtained oil and gas leases in the State of Tennessee, one of which was assigned to Cadence in November, 2004 in exchange for a commitment to drill a test well on the subject leased property. The test well was drilled in December, 2004 and was unsuccessful.

      On January 31, 2005, Cadence entered into a purchase agreement (the "Purchase Agreement") with twenty two accredited investors pursuant to which the investors purchased 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per share for $9,762,500. The Nathan A. Low Family Trust dated 4/12/96 and Bear Stearns as Custodian for Nathan A. Low Roth IRA, both of which are controlled by Nathan Low, a greater than 10% holder of Cadence's common stock, invested in Cadence pursuant to the Purchase Agreement. Sunrise Securities Corporation, an affiliate of Nathan Low, received a commission equal to $976,250 and a warrant to purchase 2,186,000 shares of Cadence's common stock for services rendered as the placement agent in the transaction.

      On January 31, 2005, Cadence entered into an agreement with the seven accredited investors in its April 2004 private placement pursuant to which the Company was permitted to repay the $6,000,000 in notes held by such investors without any prepayment penalties in exchange for the exercise price of the warrants to purchase 765,000 shares of common stock issued in the April 2004 private placement being reduced from $4.00 per share to $1.25 per share. $5,000,000 of the notes were repaid in cash and $1,000,000 of the notes were converted into common stock and warrants of Cadence pursuant to the Purchase Agreement. Nathan Low, a greater than 10% holder of Cadence's common stock, and Lisa Low, Nathan Low's wife, as Custodian for Gabriel S. Low UNYGMA were two of the eight accredited investors involved in this transaction. In connection with this transaction, the exercise price of the warrants to purchase 76,500 shares of common stock held by Nathan A. Low, who acted as a finder in the April 2004 private placement, were also reduced to $1.25 per share.

      Our Aurora subsidiary has a lease for office and storage space from South 31, L.L.C. William W. Deneau and Thomas W. Tucker each own one-third of South 31, L.L.C. The storage building contains four other storage units that are leased to unrelated third parties at the same rate that our Aurora subsidiary pays. We are negotiating with South 31, L.L.C. for a release of the office lease, which runs through March 31, 2007.

      Messrs. Deneau, Tucker and Miller, who are officers and directors of us, are all involved as equity owners in numerous corporations and limited liability companies that are active in the oil and gas business. Existing affiliations involving co-ownership of projects in which our Aurora subsidiary is active, are itemized below.

      Messrs. Deneau, Tucker and Miller own equal shares in JetX, LLC, an exploration company that owns a 10% working interest in the Treasure Island project.

      Mr. Miller has an ownership interest in Miller Resources, Inc., Miller Resources 1994-1, and Miller Resources 1996-1, which own working interests of 1%, 0.5% and 1% respectively, in the Beyer project. Mr. Miller also has an ownership interest in Energy Ventures, LLC, which owns a .75% working interest in the Black Bean project. Messrs. Deneau, Tucker and Miller own Jet Exploration, Inc. which owns an approximate 1% working interest in the Beregasi well.

      It is probable that on occasion, we will find it necessary or appropriate to deal with other entities in which Messrs. Deneau, Tucker and Miller have an interest.

      On September 7, 2004, the Patricia A. Deneau Trust, DTD 10/12/95, borrowed $100,000 from our Aurora subsidiary to purchase shares of Aurora common stock from an Aurora stockholder. This trust is controlled by William W. Deneau. The loan was evidenced by an unsecured demand promissory note bearing interest at the rate of 4.5% per year. The promissory note has been repaid in full. The shares purchased by the trust were subsequently sold by the trust to Ms. King.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of February 2, 2006 we had 61,709,939 shares of common stock issued and outstanding. Only one class of preferred stock is issued and outstanding. Included below is a summary description of only those warrants held by selling shareholders and we have not described any of our other outstanding warrants.

Common Stock

      The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of our common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

Preferred Stock

      Our Board of Directors may, without shareholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that our Board may determine. Our Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by shareholders.

      Our Board of Directors has authorized the issuance of 2,500,000 shares of Class A Preferred Shares. As of February 2, 2006, there were 34,950 shares of our Class A Preferred Shares outstanding. Our Class A Preferred Shares are entitled to a 15% annual dividend, paid quarterly, the right to convert each share of our Class A Preferred Stock into one share of our common stock at a price of $1.50 - $2.00 per share, provided that certain conditions are met. Our Class A Preferred Shares mature seven years from the date of issuance. At maturity, our Class Preferred Shares will be redeemed for cash or common stock at our option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date

      No other classes of preferred stock are outstanding.

Warrants

      The warrants being registered on behalf of Moshe Azouley, Lisa Low as Custodian For Gabriel S. Low UNYGMA, Nathan A Low, Bear Stearns as Custodian For Nathan A. Low Roth IRA, Ruth Low, Omicron Capital, Portside Growth and Opportunity Fund and Smithfield Fiduciary LLC are exercisable at $1.25 per share and expire on April 2, 2007. The warrants may be exercised in whole or in part, subject to the limitations provided in the warrants. Any warrant holders who do not exercise their warrants prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the warrants and any outstanding warrants will become void and be of no further force or effect. If at any time while any of the warrants are outstanding, Cadence issues common stock, or securities convertible into common stock to any person at a price per share of common stock less than the exercise price of the warrants, the exercise price of the warrants will be reduced pursuant to a formula as provided in the warrant. In addition, in the event of a merger, consolidation, or sale of all or substantially all the assets of Cadence, the holder of the warrant has the right to receive a warrant substantially similar to the warrant or, at the option of the holder of the warrant, an amount in cash equal to the value of the warrant. If a dividend is declared on our common stock, the exercise price of the warrant will be reduced in accordance with the terms of the warrant and the number of shares of common stock the warrant is exercisable for will be proportionately increased. If we were to offer any securities to its holders of common stock as a class, the holder of the warrant would be entitled purchase such number of securities as if the warrant holder were a holder of common stock.

      Holders of the warrants have no voting rights of a shareholder, no liquidation preference and no dividends will be declared on the warrants.

Options

      The options being registered on behalf of American Friends of Ohr Somayach, American Friends of Yeshiva D'Mir, American Friends of Shalva, American Friends of Yad Ezra, Marcia Kucher, Lisa Low as custodian for Daniel Low, Michael Low, Gabriel Low and Chantal Low and Jason Lyons are exercisable at a price of $2.50 per share and expire in September 2008. These options may be exercised on a cashless basis at any time. The options being registered on behalf of Proteus Capital Corp. are exercisable at a price of $1.75 per share and expire on June 18, 2007.

      The options may be exercised in whole or in part, subject to the limitations provided in the options. Any option holders who do not exercise their options prior to the conclusion of the exercise period will forfeit the right to purchase the shares of common stock underlying the options and any outstanding options will become void and be of no further force or effect. Holders of the options have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the options.

Election and Removal of Directors

      Each of our directors serves for a term of one year or until his successor is elected and qualified if there is no annual meeting. At each annual meeting of shareholders, the successors to the then current directors whose terms are expiring are elected to serve for one-year terms. Directors may be removed at any special meeting of our shareholders upon a vote of two-thirds of the outstanding shares of stock entitled to vote for directors. Holders of our common stock and preferred stock vote together for directors, with each share of preferred stock having a number of votes equal to the number of shares of common stock into which it could then be converted.

      In connection with the closing of the merger or Cadence and Aurora, certain of our shareholders, including certain former Aurora shareholders who became shareholders of the Company in connection with the merger, executed and delivered voting agreements pursuant to which they agreed, for a period of 36 months, to vote an aggregate of 22,740,830 of their shares of our common stock in favor of (i) five directors designated by William W. Deneau, who shall initially be William W. Deneau, Earl V. Young, Gary J. Myles, Richard Deneau, and Ronald E. Huff; and (ii) two directors designated by William W. Deneau from among the our Board of Directors immediately before the closing of the Merger, who shall initially be Howard M. Crosby and Kevin D. Stulp. In addition, such shareholders agreed to vote all of their shares of our common stock to ensure that the size of our Board of Directors will be set and remain at seven directors.

      In addition, also in connection with the closing of the merger, certain of our shareholders executed and delivered irrevocable proxies naming, for a period of 36 months, William W. Deneau and Lorraine King as proxies to vote an aggregate of 10,102,286 shares of our common stock held by such shareholders in the manner determined by such proxies.


Shareholder Meetings

      Our bylaws provide that special meetings of shareholders may be called by our board of directors. In addition, upon the request of shareholders holding one-fifth of the voting power of all shareholders, the Secretary of our company is required to call a meeting of the shareholders. Finally, if no annual meeting of shareholders has taken place for a period of more than eighteen months, any shareholder may call a meeting of the shareholders of our company.

                          TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is OTC Stock Transfer, 231 E. 2100 South, Suite #3, Salt Lake City, Utah 84115. Its telephone number is (801) 485-5555 and facsimile is (801) 486-0562.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered in this prospectus has been passed upon for us by Troutman Sanders LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

                                     EXPERTS

      Cadence's financial statements for the years ending September 30, 2005, 2004 and 2003 appearing in this prospectus have been audited by the accounting firm of Williams & Webster, P.S., independent registered public accounting firm, 601 West Riverside, Suite 1970, Spokane, Washington 99201. The Cadence financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

      Aurora's financial statements for the years ending December 31, 2004 and 2003 appearing in this prospectus have been audited by the accounting firm of Rachlin Cohen & Holtz LLP, independent registered public accounting firm, Suntrust International Center, One SE Third Ave, Tenth Floor, Miami, Florida 33131. The Aurora financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

      The reference to the report of Ralph E. Davis Associates, Inc. Consultants
- Petroleum and Natural Gas, located in Houston, Texas, contained herein with respect to the proved reserves of Cadence's oil wells in Texas, the estimated net revenue from such proved reserves, and the discounted present values of such estimated future net revenue, is made in reliance upon the authority of such firms as experts with the respect to such matters. Similarly, the reference to the report of Data & Consulting Services, a division of Schlumberger Technology Corporation of Pittsburgh, Pennsylvania, with respect to the Aurora reserves in the Michigan Antrim Shale, the estimated net revenues from the reserves and the discounted present values of the estimated future net revenue, is made in reliance upon the authority of this firm as an expert with respect to these matters.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to Cadence Resources Corporation and the shares of common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made. You may review a copy of the registration statement at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The registration statement can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov. We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports, proxy statements or information statements, and other information with the SEC. These reports can also be reviewed by accessing the SEC's Internet site.

      You should rely only on the information provided in this prospectus, any prospectus supplement or as part of the registration statement Filed on Form SB-2 of which this prospective is a part, as such registration statement is amended and in effect with the SEC. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                          Index to Financial Statements

Cadence Financial Statements for the fiscal year ended September 30, 2005
       Report of Independent Registered Public Accounting Fiirm..................................................F-2
       Balance Sheets as of September 30, 2005, 2004 and 2003....................................................F-3
       Statements of Operations and Comprehensive Loss for the years ended
              September 30, 2005, 2004 and 2003..................................................................F-5
       Statement of Stockholder's Equity.........................................................................F-6
       Statements of Cash Flows for the years ended September 30, 2005, 2004 and 2003............................F-8
       Notes to the Financial Statements.........................................................................F-10

Aurora Financial Statements for the fiscal year ended December 31, 2004
       Report of Independent Registrered Public Accounting Firm..................................................F-30
       Balance Sheets as of December 31, 2004 and 2003...........................................................F-31
       Statements of Operations for the years ended
              December 31, 2004 and 2003.........................................................................F-32
       Statement of Stockholder's Equity and Minority Interest for the years ended
              December 31, 2004 and 2003 ........................................................................F-33
       Statements of Cash Flows for the years ended December 31, 2004 and 2003...................................F-35
       Notes to the Financial Statements.........................................................................F-36

Aurora Financial Statements for the nine months ended September 30, 2005
       Balance Sheets as of September 30, 2005...................................................................F-61
       Statements of Operations for the
              nine month period ended September 30, 2005 and 2004 ...............................................F-62
       Statements of Cash Flows for the nine month period ended September 30, 2005 and 2004......................F-63
       Notes to the Financial Statements.........................................................................F-64

The Board of Directors
Cadence Resources Corporation
Traverse City, Michigan

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Cadence Resources Corporation as of September 30, 2005, 2004 and 2003, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cadence Resources Corporation as of September 30, 2005, 2004 and 2003, and the results of its operations, stockholders equity and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 27, 2005

                          CADENCE RESOURCES CORPORATION
                                 BALANCE SHEETS

                                                                                September 30,
                                                              -------------------------------------------------
                                                                  2005              2004              2003
                                                              -------------     -------------     -------------
ASSETS

      CURRENT ASSETS
          Cash                                                $   1,694,838     $   1,922,993     $   3,619,345
          Oil & gas revenue receivable                              491,324           335,407            84,575
          Receivable from working interest owners                        --                --            12,873
          Notes receivable                                           20,720             8,720             3,720
          Prepaid expenses                                           82,203            39,410             5,925
          Other current assets                                          425               425               425
                                                              -------------     -------------     -------------
               TOTAL CURRENT ASSETS                               2,289,510         2,306,955         3,726,863
                                                              -------------     -------------     -------------

      OIL AND GAS PROPERTIES, USING
          SUCCESSFUL EFFORTS ACCOUNTING
          Proved properties                                       6,865,384         5,731,108           590,747
          Unproved properties                                       661,672           505,501           833,836
          Wells and related equipment and facilities              1,090,263           855,562           202,886
          Support equipment and facilities                          585,602           506,427           151,963
          Prepaid oil and gas leases                                473,056           456,219           395,973
          Less accumulated depreciation, depletion,
               amortization and impairment                       (6,594,549)       (3,911,939)          (61,611)
                                                              -------------     -------------     -------------
               TOTAL OIL AND GAS PROPERTIES                       3,081,428         4,142,878         2,113,794
                                                              -------------     -------------     -------------

      PROPERTY AND EQUIPMENT
          Furniture and equipment                                     4,785             4,785             1,660
          Less accumulated depreciation                              (2,618)           (1,949)           (1,451)
                                                              -------------     -------------     -------------
               TOTAL PROPERTY AND EQUIPMENT                           2,167             2,836               209
                                                              -------------     -------------     -------------

      OTHER ASSETS
          Investments                                               120,311           238,088           394,454
          Investments in Aurora Energy                              750,000                --                --
          Mineral properties available for sale                     197,406           197,406           246,757
                                                              -------------     -------------     -------------
               TOTAL OTHER ASSETS                                 1,067,717           435,494           641,211
                                                              -------------     -------------     -------------

      TOTAL ASSETS                                            $   6,440,822     $   6,888,163     $   6,482,077
                                                              =============     =============     =============

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                                 BALANCE SHEETS

                                                                                September 30,
                                                              -------------------------------------------------
                                                                  2005              2004              2003
                                                              -------------     -------------     -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

      CURRENT LIABILITIES
          Accounts payable                                    $     446,166     $     358,588     $     584,866
          Revenue distribution payable                               23,410            32,387            68,929
          Payable to related party                                       --           300,000           550,000
          Accrued compensation                                       80,000                --            94,920
          Accrued interest - related party                               --             3,548            15,752
          Accrued Dividends                                          15,737                --                --
          Interest payable - secured notes                               --             1,233                --
          Notes payable - related party                                  --                --           460,000
                                                              -------------     -------------     -------------
               TOTAL CURRENT LIABILITIES                            565,313           695,756         1,774,467
                                                              -------------     -------------     -------------

      LONG-TERM DEBT
          Secured notes, net of discount                                 --         5,071,147                --
                                                              -------------     -------------     -------------

      COMMITMENTS AND CONTINGENCIES                                      --                --                --
                                                              -------------     -------------     -------------

      REDEEMABLE PREFERRED STOCK                                     59,925            59,925            59,925
                                                              -------------     -------------     -------------

      STOCKHOLDERS' EQUITY
          Common stock, $0.01 par value; 100,000,000
             shares authorized, 20,991,327, 12,892,327,
             and 12,512,827 shares issued and outstanding,
             respectively                                           209,113           128,923           125,128
          Additional paid-in capital                             24,780,990        18,995,458        18,343,422
          Stock options                                           1,664,020         1,642,614         1,210,704
          Stock warrants                                          4,473,112           794,512            51,375
          Accumulated deficit                                   (24,797,883)      (20,035,605)      (14,863,687)
          Accumulated other comprehensive loss                     (513,768)         (464,567)         (219,257)
                                                              -------------     -------------     -------------
               TOTAL STOCKHOLDERS' EQUITY                         5,815,584         1,061,335         4,647,685
                                                              -------------     -------------     -------------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $   6,440,882     $   6,888,163     $   6,482,077
                                                              =============     =============     =============

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                 STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                                                                          Years Ended September 30,
                                                              -------------------------------------------------
                                                                  2005              2004              2003
                                                              -------------     -------------     -------------
REVENUES
      Oil and gas sales                                       $   2,413,046     $   2,541,447     $     337,355
      Sale of drilling and production rights                        100,000                --            50,000
                                                              -------------     -------------     -------------
             Total Revenues                                       2,513,046         2,541,447           387,355
                                                              -------------     -------------     -------------

OPERATING AND ADMINISTRATIVE EXPENSES
      Depreciation, depletion and amortization                    2,683,279         2,663,695            57,310
      Impairment of oil and gas properties                               --         1,187,013                --
      Officers' and directors' compensation                       1,105,328           725,485           528,727
      Consulting                                                    104,595           319,338           531,137
      Oil and gas lease and operating expenses                      612,624           565,148           321,538
      Oil and gas consulting                                        165,000           105,535            60,000
      Exploration and drilling                                      235,959           134,452           109,968
      Oil and gas production costs                                  178,437           174,836            34,577
      Other general and administrative                              996,128         1,506,446           386,892
                                                              -------------     -------------     -------------
          Total Expenses                                          6,081,350         7,381,948         2,030,149
                                                              -------------     -------------     -------------

LOSS FROM OPERATIONS                                             (3,568,304)       (4,840,501)       (1,642,794)
                                                              -------------     -------------     -------------

OTHER INCOME (EXPENSE)
      Interest income                                                10,173            18,874               136
      Interest expense and loan fees                             (1,138,987)         (302,955)         (227,978)
      Partnership income (loss)                                          --                --           (15,200)
      Gain (loss) on debt forgiveness                                    --                --            (4,699)
      Gain (loss) on repayment of debt                                   --                --
      Other income                                                      846            11,172                --
      Loss on sale of investment                                    (66,006)           (9,156)               --
      Loss on disposition and impairment of assets                       --           (49,252)          (67,020)
                                                              -------------     -------------     -------------
          Total Other Income (Expense)                           (1,193,974)         (331,417)         (314,761)
                                                              -------------     -------------     -------------

LOSS BEFORE TAXES                                                (4,762,278)       (5,171,918)       (1,957,555)

INCOME TAXES BENEFIT                                                     --                --                --
                                                              -------------     -------------     -------------

NET LOSS                                                         (4,762,278)       (5,171,918)       (1,957,555)

OTHER COMPREHENSIVE INCOME (LOSS)
      Unrealized gain (loss) in market value of
          investments                                               (49,201)         (245,311)           29,297
                                                              -------------     -------------     -------------

COMPREHENSIVE LOSS                                            $  (4,811,479)    $  (5,417,229)    $  (1,928,258)
                                                              =============     =============     =============

LOSS PER COMMON SHARE BASIC AND DILUTED:
NET LOSS PER COMMON SHARE                                     $       (0.26)    $       (0.41)    $       (0.21)
                                                              =============     =============     =============

WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING,
      BASIC AND DILUTED                                          18,279,285        12,715,619         9,348,374
                                                              =============     =============     =============

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                   Common Stock
                                           ----------------------------     Additional
                                              Number                         Paid-in           Stock
                                            of Shares         Amount         Capital          Options
                                           ------------    ------------    ------------     ------------
Balance
     October 1, 2002                          6,866,210    $     68,662    $ 13,291,965     $    626,790

Shares issued for cash with warrants
     attached at an average of $0.52
     per unit                                   212,500           2,125          56,500               --

Shares issued to officers, directors
     and others for services at $0.78
     to $1.80                                   496,500           4,965         535,710               --

Shares issued for loan consideration
     at $1.08 per share                         220,000           2,200         204,800               --

Shares issued for exercise of options
     at $0.75 per share                         100,000           1,000         142,100          (68,100)

Shares issued from exercise of
     warrants                                 1,956,984          19,569         213,765               --

Shares issued for cash at $0.80 to
     $2.50 per share, net of financing
     fee of $347,850                          2,525,183          25,252       4,216,347               --

Options issued for financing                         --              --        (429,671)         429,671

Shares issued for related party loan
     fee at $1.00 per share                     120,000           1,200         118,800               --

Conversion of shares of Celebration
     for shares of Cadence common stock          14,250             143            (143)              --

Options issued to consultants for
     services                                        --              --              --          222,343

Miscellaneous adjustment                          1,200              12             (12)              --

Dividends paid on preferred stock                    --              --          (6,739)              --

Net loss for the year ended
     September 30, 2003                              --              --              --               --

Unrealized gain on market value of
     investments                                     --              --              --               --
                                           ------------    ------------    ------------     ------------

     Balance, September 30, 2003             12,512,827    $    125,128    $ 18,343,422     $  1,210,704
                                           ============    ============    ============     ============

                                                                              Accumulated
                                                                                 Other            Total
                                              Stock         Accumulated      Comprehensive    Stockholders'
                                             Warrants         Deficit            Loss             Equity
                                           ------------     ------------     -------------    -------------
Balance
     October 1, 2002                       $    233,334     $(12,906,132)    $   (248,554)    $  1,066,065

Shares issued for cash with warrants
     attached at an average of $0.52
     per unit                                    51,375               --               --          110,000

Shares issued to officers, directors
     and others for services at $0.78
     to $1.80                                        --               --               --          540,675

Shares issued for loan consideration
     at $1.08 per share                              --               --               --          207,000

Shares issued for exercise of options
     at $0.75 per share                              --               --               --           75,000

Shares issued from exercise of
     warrants                                  (233,334)              --               --               --

Shares issued for cash at $0.80 to
     $2.50 per share, net of financing
     fee of $347,850                                 --               --               --        4,241,599

Options issued for financing                         --               --               --               --

Shares issued for related party loan
     fee at $1.00 per share                          --               --               --          120,000

Conversion of shares of Celebration
     for shares of Cadence common stock              --               --               --               --

Options issued to consultants for
     services                                        --               --               --          222,343

Miscellaneous adjustment                             --               --               --               --

Dividends paid on preferred stock                    --               --               --           (6,739)

Net loss for the year ended
     September 30, 2003                              --       (1,957,555)              --       (1,957,555)

Unrealized gain on market value of
     investments (unaudited)                         --               --           29,297           29,297
                                           ------------     ------------     ------------     ------------

                                           $     51,375     $(14,863,687)    $   (219,257)    $  4,647,685
     Balance, September 30, 2003           ============     ============     ============     ============

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                   Common Stock
                                           ----------------------------     Additional
                                              Number                         Paid-in           Stock
                                            of Shares         Amount         Capital          Options
                                           ------------    ------------    ------------     ------------
Balance
     September 30, 2003                      12,512,827    $    125,128    $ 18,343,422     $  1,210,704

Issuance of common stock for cash
     at $2.50 per share                         110,000           1,100         273,900               --

Shares issued for services at
     $0.88 to $2.50 per share                    99,500             995         143,960               --

Shares issued for officer and
     director fees at $0.76 to $2.23
     per share                                  120,000           1,200         183,200               --

Share issued for exercise of
     warrants @ $1.35 per share                  10,000             100          15,500               --

Shares issued for financing expense
     at $0.76 per share                          15,000             150          11,475               --

Shares issued for repayment of
     related party loan at $1.00 per
     share                                       25,000             250          24,750               --

Options issued for financing fees                    --              --              --           71,910

Options issued to officers and
     directors for services                          --              --              --          360,000

Dividends paid                                       --              --            (749)              --

Deferred financing cost                              --              --              --               --

Net loss for the year ended
     September 30, 2004                              --              --              --               --

Unrealized loss on market value
     of investments                                  --              --              --               --

                                           ------------    ------------    ------------     ------------
     Balance September  30, 2004             12,892,327         128,923      18,995,458        1,642,614

Issuance of common stock and warrants
     for cash at $1.25 per unit               7,010,000          70,100       4,300,275               --

Issuance of common stock and warrants
     for payment of note payable at
     $1.25 per unit, less expenses of
     offering of $976,250                       800,000           8,000         722,000               --

Common stock issued to officers
     and directors at an average of
     $1.47 per share                            160,500           1,605         233,985               --

Shares issued from exercise of
     warrants                                    27,500             275          44,125               --

Shares issued from cashless exercise of
     options                                     21,000             210          36,574          (36,784)

Options expired and/or forfeited                     --              --         464,310         (464,310)

Options issued to officers and
     directors for services                          --              --              --          522,500

Accrued Dividends                                    --              --         (15,737)              --

Net loss for the year ended
     September 30, 2005                              --              --              --               --

Unrealized loss on market value
     of investments                                  --              --              --               --

                                           ------------    ------------    ------------     ------------
     Balance September  30, 2005             20,911,327    $    209,113    $ 24,780,990     $  1,664,020
                                           ============    ============    ============     ============

                                                                              Accumulated
                                                                                 Other            Total
                                              Stock         Accumulated      Comprehensive    Stockholders'
                                             Warrants         Deficit            Loss             Equity
                                           ------------     ------------     -------------    -------------
Balance
     September 30, 2003                    $     51,375     $(14,863,687)    $   (219,257)    $  4,647,685

Issuance of common stock for cash
     at $2.50 per share                              --               --               --          275,000

Shares issued for services at
     $0.88 to $2.50 per share                        --               --               --          144,955

Shares issued for officer and
     director fees at $0.76 to $2.23
     per share                                       --               --               --          184,400

Share issued for exercise of
     warrants @ $1.35 per share                  (2,100)              --               --           13,500

Shares issued for financing expense
     at $0.76 per share                              --               --               --           11,625

Shares issued for repayment of
     related party loan at $1.00 per
     share                                           --               --               --           25,000

Options issued for financing fees                    --               --               --           71,910

Options issued to officers and
     directors for services                     360,000               --               --          360,000

Dividends paid                                       --               --               --             (749)

Deferred financing cost                         745,237               --               --          745,237

Net loss for the year ended
     September 30, 2004                              --       (5,171,918)              --       (5,171,918)

Unrealized loss on market value
     of investments                                  --               --         (245,310)        (245,310)

                                           ------------     ------------     ------------     ------------
     Balance September  30, 2004                794,512      (20,035,605)        (464,567)       1,061,335

Issuance of common stock and warrants
     for cash at $1.25 per unit               3,415,875               --               --        7,786,250

Issuance of common stock and warrants
     for payment of note payable at
     $1.25 per unit, less expenses of
     offering of $976,250                       270,000               --               --        1,000,000

Common stock issued to officers
     and directors at an average of
     $1.47 per share                                 --               --               --          235,590

Shares issued from exercise of
     warrants                                    (7,275)              --               --           37,125

Shares issued from cashless exercise of
     options                                         --               --               --               --

Options issued to officers and
     directors for services                          --               --               --          522,500

Accrued Dividends                                    --               --               --          (15,737)

Net loss for the year ended
     September 30, 2005                              --       (4,762,278)              --       (4,762,278)

Unrealized loss on market value
     of investments                                  --               --          (49,201)         (49,201)

                                           ------------     ------------     ------------     ------------
     Balance September  30, 2005           $  4,473,112     $(24,797,883)    $   (513,768)    $  5,815,584
                                           ============     ============     ============     ============

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                                 Year Ended
                                                                                September 30,
                                                              -------------------------------------------------
                                                                  2005              2004              2003
                                                              -------------     -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                 $  (4,762,278)    $  (5,171,918)    $  (1,957,555)
     Adjustments to reconcile net loss to net cash
         used by operating activities:
             Loss (gain) on sale of investments                      66,006             9,156            67,020
             Impairment of long-lived assets                             --         1,236,365                --
             Partnership loss                                            --                --            15,200
             Gain (loss) on debt forgiveness                             --                --             4,699
             Depreciation, depletion and amortization             2,683,279         2,663,695            57,310
             Issuance of common stock for services                  235,590           144,955           540,675
             Issuance of common stock for
                   expenses                                              --           196,025                --
             Amortization of deferred financing fees                928,853           279,919                --
             Issuance of common stock for  loan
                  repayment                                              --            25,000                --
             Issuance of common stock for loan
                   consideration                                         --                --           327,000
             Issuance of stock options for
                  services                                          522,500           360,000           222,343
             Issuance of stock options for
                  financing fees                                         --            71,910                --
             Investment given for services                               --                --            14,700
     Changes in assets and liabilities:
             Oil & gas revenue receivable                          (155,917)         (250,832)          (58,452)
             Receivable from working interest owners                     --            12,873             3,164
             Notes receivable                                            --            (5,000)            6,058
             Prepaid expenses                                       (42,793)          (33,485)           21,575
             Deposit                                                     --                --                 6
             Prepaid mineral leases                                 (16,837)               --          (218,796)
             Accounts payable                                        87,578          (226,278)            1,082
             Revenue distribution payable                            (8,977)          (36,542)           54,094
             Deferred working interest                                   --                --           (22,184)
             Accrued expenses                                        95,737           (94,920)           28,659
             Interest payable                                        (3,548)          (12,204)           15,752
             Interest payable-secured notes                          (1,233)            1,233                --
             Payable to related parties                                  --          (550,000)           (2,500)
                                                              -------------     -------------     -------------
         Net cash provided (used) by operating activities          (372,040)       (1,380,048)         (880,150)
                                                              -------------     -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of investments                                       (749,040)         (112,360)          (32,795)
     Purchase and development of proved and
         unproved properties                                     (1,290,447)       (4,542,760)         (629,383)
     Purchase of fixed assets                                      (387,728)         (981,660)         (182,587)
     Sale of investments                                             47,725            14,420            16,614
                                                              -------------     -------------     -------------
         Net cash provided (used) by investing activities        (2,379,490)       (5,622,360)         (828,151)
                                                              -------------     -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock for cash                            7,823,375           288,500         4,728,324
     Issuance of redeemable preferred stock                              --                --            59,925
     Issuance of warrants for cash                                       --                --            46,125
     Payments of preferred stock dividends                               --              (749)           (6,739)
     Proceeds from secured notes payable                                 --         5,920,000                --
     Payments of note payable to related party                     (300,000)               --                --
     Proceeds from notes payable and loans payable                       --           115,000           600,000
     Payments of notes payable                                   (5,000,000)       (1,016,695)         (140,000)
                                                              -------------     -------------     -------------
         Net cash provided by financing activities                2,523,375         5,306,056         5,287,635
                                                              -------------     -------------     -------------
         Net increase (decrease) in cash                      $    (228,155)    $  (1,696,352)    $   3,579,334
                                                              -------------     -------------     -------------

   The accompanying notes are an integral part of these financial statements.

                          CADENCE RESOURCES CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                                 Year Ended
                                                                                September 30,
                                                              -------------------------------------------------
                                                                  2005              2004              2003
                                                              -------------     -------------     -------------
Net increase (decrease) in cash (balance forward)             $    (228,155)    $  (1,696,352)    $   3,579,334

Cash, beginning of period                                         1,922,993         3,619,345            40,011

                                                              -------------     -------------     -------------
Cash, end of period                                           $   1,694,838     $   1,922,993     $   3,619,345
                                                              =============     =============     =============

SUPPLEMENTAL CASH FLOW DISCLOSURE:

      Income taxes paid                                       $          --     $          --     $          --
      Interest paid                                           $          --     $          --     $          --

NON-CASH INVESTING AND FINANCING
      ACTIVITIES:

      Common stock issued for services rendered,
           accrued compensation and prepaid expenses          $     235,590     $     144,955     $     540,675
      Common stock issued for exchange of debt                $   1,000,000     $      25,000     $          --
      Common stock issued in exchange for investments         $          --     $          --     $          --
      Common stock issued for reimbursement
           of expenses paid                                   $          --     $     196,025     $          --
      Common stock issued for loan consideration              $          --     $          --     $     327,000
      Investment given for related party receivable           $          --     $          --     $          --
      Investment given for consulting services                $          --     $          --     $      14,700
      Stock options issued for services                       $     522,500     $     360,000     $     222,343
      Stock options issued for financing fees                 $          --     $      71,910     $          --
      Exchange of unproved property leases for
           interest in limited partnership                    $          --     $          --     $          --
      Stock issued for exercise of warrants                   $      37,125     $          --     $     233,334
      Issuance of accounts payable to related party
           for financing fees                                 $          --     $     300,000     $          --
      Conversion of investment to note receivable             $      12,000     $          --     $          --

   The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Cadence Resources Corporation (formerly Royal Silver Mines, Inc.) hereinafter ("Cadence" or "the Company") was incorporated in April 1969 under the laws of the State of Utah primarily ft 0 0 or the purpose of acquiring and developing mineral properties. The Company changed its name from Royal Silver Mines, Inc. to Cadence Resources Corporation on May 2, 2001. On October 31, 2005, the Company acquired Aurora Energy, Ltd ("Aurora) in a transaction that will be accounted for as a reverse merger with Aurora as the acquiring party for accounting purposes (the "Aurora Acquisition").

The Company has elected a September 30 fiscal year-end. Subsequent to the closing of the Aurora Acquisition, the Company's board of directors has elected to change the fiscal year-end of the Company to December 31, in order to coincide with the fiscal year-end of Aurora.

On July 1, 2001, Cadence developed a plan for acquisition, exploration and development of oil and gas properties and accordingly began a new exploration stage as an energy project development company. Prior to this, Cadence conducted its business as a "junior" mineral resource company, meaning that it intended to receive income from property sales or joint ventures of its mineral projects with larger companies. The Company continues to hold several mineral properties, which are described in Note 3.

The costs of prepaid oil and gas leases ($473,056 and $456,219, respectively) included in the accompanying balance sheets as of September 30, 2005 and 2004 are principally related to natural gas properties. The Company has not determined whether the properties located in New Mexico contain economically recoverable gas reserves. The ultimate realization of the Company's investment in oil and gas properties in these locations is dependent upon finding and developing economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production. The ultimate realization of the Company's investment in these oil and gas properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the Company is not successful in developing these properties, has been made in the accompanying financial statements. The Company has completed reserve studies on each of its properties located, except for those located in New Mexico.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Cadence Resources Corporation is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company maintains its cash in commercial accounts at several major financial institutions. Although these financial institutions are considered creditworthy and have not experienced any losses on their deposits, at September 30, 2005, 2004 and 2003, the Company's cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $1,293,565, $1,614,279, and $3,353,691, respectively.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." These standards establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At September 30, 2005 and for the periods covered in these statements, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Environmental Remediation and Compliance

Expenditures for ongoing compliance with environmental regulations that relate to current operations are expensed or capitalized as appropriate. Expenditures resulting from the remediation of existing conditions caused by past operations that do not contribute to future revenue generations are expensed. Liabilities are recognized when environmental assessments indicate that remediation efforts are probable and the costs can be reasonably estimated.

Estimates of such liabilities are based upon currently available facts, existing technology and presently enacted laws and regulations taking into consideration the likely effects of inflation and other societal and economic factors, and include estimates of associated legal costs. These amounts also reflect prior experience in remediating contaminated sites, other companies' clean-up experience and data released by The Environmental Protection Agency or other organizations. Such estimates are by their nature imprecise and can be expected to be revised over time because of changes in government regulations, operations, technology and inflation. Recoveries are evaluated separately from the liability and, when recovery is assured, the Company records and reports an asset separately from the associated liability. At September 30, 2005, the Company had no accrued liabilities for compliance with environmental regulations.

Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to the valuation assigned to options and warrants utilizing the Black-Scholes calculation, depletion expense utilizing oil and gas reserve studies and unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Fair Value of Financial Instruments

The carrying amounts for cash, receivables, deposits, payables, and advances from related parties approximate their fair value.

Fair Value Standards

The Company has adopted the fair value accounting rules to record all transactions in equity instruments for goods or services.

Impaired Asset Policy

The Company adopted Statement of Financial Accounting Standards No. 144 titled "Accounting for Impairment of Disposal of Long-Lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amount whenever events or changes in circumstances indicate that an asset may not be recoverable. Due to significant write-downs and write-offs taken in 2004 and in prior years, the Company does not believe any further adjustments are needed to the carrying value of its assets at September 30, 2005. See Note 3.

Investments

Investments, principally consisting of equity securities of private and small public companies, are stated at current market value.

Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the year. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time they were outstanding. Outstanding options and warrants were not included in the computation of diluted loss per share because their inclusion would be antidilutive.

Mineral Properties

Costs of acquiring, exploring and developing mineral properties are capitalized by project area. Costs to maintain the mineral rights and leases are expensed as incurred. When a property reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. At September 30, 2005, 2004, and 2003 the cost of the Company's mineral properties are included in other assets in the accompanying financial statements, as the Company has changed its focus from minerals exploration to oil and gas.

Mineral properties are periodically assessed for impairment of value and any losses are charged to operations at the time of impairment.

Should a property be abandoned, its capitalized costs are charged to operations. The Company charges to operations the allocable portion of capitalized costs attributable to properties sold. Capitalized costs are allocated to properties sold based on the proportion of claims sold to the claims remaining within the project area.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

On the sale or retirement of a complete unit of a proven property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized. On the retirement or sale of a partial unit of proven property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any unrecorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

Principles of Consolidation

The financial statements include those of the Cadence Resources Corporation and Celebration Mining Company. All significant inter-company accounts and transactions have been eliminated. The financial statements are not considered consolidated statements since Cadence Resources Corporation was the successor by merger to Celebration Mining Company.

Provision For Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes," and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements -- An Amendment of APB Opinion No. 28." SFAS No. 154 provides guidance on accounting for and reporting changes in accounting principle and error corrections. SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. The Company does not expect SFAS No. 154 to have a material impact on our consolidated financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153. This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. This statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 152, which amends FASB statement No. 66, "Accounting for Sales of Real Estate," to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions." This statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects," to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Management believes the adoption of this statement will have no impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123R, "Accounting for Stock Based Compensation." This statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No.
123. This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." The Company believes adoption of this statement will have an immaterial effect on the financial statements of the Company, as the Company currently accounts for stock based compensation under SFAS 123.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, "Inventory Costs-- an amendment of ARB No. 43, Chapter 4." This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this statement will have any immediate material impact on the Company as the Company maintains no inventory.

Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current period presentation. These reclassifications have resulted in no changes to the Company's accumulated deficit and net losses presented.

Revenue Recognition

Cadence began producing revenues during July 2002. Oil and gas revenues are recorded using the sales method. Under this method, the Company recognizes revenues based on actual volumes of oil and gas sold to purchasers.

NOTE 3 - MINERAL PROPERTIES

Over the last three fiscal years, the Company's mineral properties have for the most part been disposed of or written off as the Company's focus and direction has shifted to oil and gas production.

Utah Property

The Company has elected to retain its 25% undivided interest in the Vipont Mine located in northwest Utah. This interest was carried on the Company's books at $246,757 at September 30, 2003 and 2002. During the year ended September 30, 2004, the Company elected to reduce the interest's carrying value to $197,406 in order to better reflect its market value. This asset is included in "other assets" on the Company's balance sheet.

Mineral Properties in North Idaho

At September 30, 2005, the Company, directly and through its subsidiary, Celebration Mining Company, held unpatented mining claims in the Coeur d'Alene Mining District in distinct groups called the South Galena Group, Moe Group, Rock Creek Group and Palisades Group. The Company has undertaken only minimal exploration and development work on these properties, such as general geological reconnaissance and claim-staking activities. All of these claims have been written off as permanently impaired.

During fiscal 2005, the Company entered into a mineral lease with Gold Creek Mines, Inc. on the Gold Creek claims consisting of 27 patented and 5 unpatented mining claims. The lease is for an initial term of twenty years and so long thereafter as minerals are produced from the property. The Company is obligated to spend $50,000 during the first two years of the lease on mineral exploration activities. Additionally, during the first two years of the lease, the Company is obligated to pay advance royalty payments of $750 per month, increasing to $1,000 per month during the second two year period, and $1,500 per month thereafter. At the inception of the lease, the Company made a one time advance royalty payment of $53,000 to the lessor.

Other Mineral Property Information

Celebration Mining Company ("Celebration"), a wholly owned subsidiary of Cadence, was incorporated for the purpose of identifying, acquiring, exploring and developing mining properties. Celebration was organized on February 17, 1994 as a Washington corporation. Celebration has not yet realized any revenues from its operations.

On August 8, 1995, Cadence and Celebration completed an agreement and plan of reorganization whereby the Company issued 207,188 shares of its common stock and 72,750 warrants in exchange for all of the outstanding common stock of Celebration. Immediately prior to the agreement and plan of reorganization, the Company had 118,773 common shares issued and outstanding.

The acquisition was accounted for as a purchase by Celebration of Cadence, because the shareholders of Celebration controlled the Company after the acquisition. Therefore, Celebration is treated as the acquiring entity. There was no adjustment to the carrying value of the assets or liabilities of Cadence in the exchange as the market value approximated the net carrying value. Cadence is the acquiring entity for legal purposes and Celebration is the surviving entity for accounting purposes.

As a result of the Company's entering a new exploration stage on July 1, 2001, the Company elected to dispose of its mineral properties and has accordingly reclassified those remaining properties, which total $197,406 at September 30, 2005, as other assets. The Company has not determined whether these mineral exploration properties contain ore reserves that are economically recoverable, and is in the process of disposing of these properties. The ultimate realization of the Company's investment in these properties cannot be determined at this time and, accordingly, no provision for any asset impairment that may result in the event the Company is not successful in selling these properties has been made in the accompanying financial statements.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Major additions and improvements are capitalized. Minor replacements, maintenance and repairs that do not increase the useful life of the assets are expensed as incurred. Depreciation of property and equipment is determined using the straight-line method over the expected useful lives of the assets of five to ten years. Depreciation, depletion and amortization expense for the years ended September 30, 2005, 2004, and 2003 was $2,683,279, $2,663,695 and $57,310, respectively.

NOTE 5 - INVESTMENTS

The Company's investment securities are classified as available for sale securities which are recorded at fair value on the balance sheet as investments. The change in fair value during the period is excluded from earnings and recorded net of tax as a component of other comprehensive income. The Company has no investments which are classified as trading securities.

At September 30, 2005, 2004, and 2003, the market values of stock investments were as follows:

                                                      2005          2004          2003
                                                   ----------    ----------    ----------
Elite Logistics, Inc.                              $      204    $      204    $      656
Ashington Mining Company                                   --         5,709         5,709
Enerphaze Corporation                                     261           655           982
Integrated Pharmaceuticals, Inc.                       10,520        27,984         9,406
Metalline Mining Company                                   --         1,605           925
Nevada-Comstock (formerly Caledonia Silver-
Lead Mines, Inc.)                                          --        12,000            --
Rigid Airship Tech                                         --           310           310
Trend Mining Company                                   17,923        27,083        24,483
Western Goldfields, Inc.                               16,053       102,148       351,373
TN Oil Co                                              65,000        50,000            --
White Mtn Titanium                                      7,350         9,940            --
Abot Mining                                             3,000            --            --
Other investments                                          --           450           610
                                                   ----------    ----------    ----------
Total                                              $  120,311    $  238,088    $  394,454
                                                   ==========    ==========    ==========

The carrying value of these shares is reevaluated at each reporting period and adjustments, if appropriate, are made to the carrying value of these securities. Of all the aforementioned investments owned by the Company at September 30, 2005, only Trend Mining Company, Abot Mining, Metalline Mining Company, Western Goldfields, Inc., White Mtn Titanium, and Integrated Pharmaceuticals are public companies with a trading market.

Other information regarding the Company's investments follows:

Enerphaze Corporation

In October 2001, the Company received 8,000 shares of Enerphaze Corporation common stock in payment of a $15,000 note receivable. In January and February 2002, the Company received 65,000 shares of Enerphaze Corporation common stock in exchange for 400,000 shares of the Company's common stock. No gain or loss was recognized on these transactions.

Nevada-Comstock Mining Company (formerly Caledonia Silver-Lead Mines, Inc.)

The Company on October 31, 2001 received 3,501,980 shares of the $0.10 par value common stock of Caledonia Silver-Lead Mines, Inc. (an affiliated company) in exchange for its Kil Group and West Mullan Group claims. The stock received was recorded at its par value of $350,198 which, in the opinion of management, approximates its fair value. At September 30, 2003, this investment was written off to reflect the mining company's dormancy. In the year ended September 30, 2004, the Company's investment in the mining company increased to $12,000 as funds were advanced to cover annual filing fees on patented mining claims. During the year ended September 30, 2005, this investment was converted to a note receivable, to more accurately reflect the actual character of the payment of the filing fees.

TN Oil Company

In August 2004, the Company acquired a 25% equity ownership in TN Oil Company, which owns oil leases in central and north central Tennessee. Due to additional investments by outside parties, the ownership interest in the TN Oil Company has been reduced to 14% at September 30, 2005.

Investment in Aurora Energy, Inc.

During the year ended September 30, 2005, the Company purchased 300,000 shares of Aurora Energy, Ltd., a privately held oil and gas company, for $740,000. At September 30, 2005, the Company determined that there had been no impairment in value and therefore has recorded its investment in Aurora Energy, Ltd., at cost. Subsequent to the end of the current fiscal year, Cadence completed a merger with Aurora Energy, Ltd. See Notes 16 and 17.

Western Goldfields, Inc.

In 2002, the Company exchanged fully depreciated mining equipment for shares of a privately held business, Calumet Mining Company, which was eventually acquired by Western Goldfields, Inc. Upon completion of the acquisition, the Company received 160,000 shares of Western's common stock. During 2003, the Company acquired an additional 21,200 shares of Western stock for $24,730. At September 30, 2005, the fair market value of the Company's holdings in Western was $16,053.

NOTE 6 - COMMON STOCK

During the year ended September 30, 2005, the Company issued 160,500 shares of its common stock to officers and directors for services valued at $235,590, 800,000 units consisting of stock and warrants in payment of loans of $1,000,000, and 7,010,000 units consisting of stock and warrants for net cash proceeds of $7,786,250. The Company also had 27,500 previously issued warrants exercised at $1.35 per share and issued 21,000 shares of its common stock upon a cashless exercise of options.

During the year ended September 30, 2004, the Company issued 219,500 shares of its common stock to officers, directors and consultants for services valued at $329,355, 25,000 shares in repayment of a related party loan of $25,000, 15,000 shares for financing expense valued at $11,625, 110,000 shares for cash proceeds of $275,000. Warrants previously issued were exercised for 10,000 shares at $1.35 per share.

During the year ended September 30, 2003, the Company sold 212,500 units to investors at prices ranging from $0.50 to $0.80 per unit in a private placement. Each unit consists of one share of common stock and one warrant exercisable at $1.35 per common share for three years. Sales of these units generated cash proceeds of $110,000. Warrants previously issued (2,320,175) were exercised for 1,956,984 shares of common stock in "cashless" redemptions. (See Note 9.) During this same period the Company sold 2,625,183 shares of its common stock for $4,316,599 net of expenses of $347,850. The Company also issued 496,500 shares of its common stock to officers, directors and consultants for services valued at $540,675 and 220,000 shares for loan consideration valued at $207,000. In addition, the Company issued to a related party an additional 120,000 shares valued at $120,000 as an inducement for a loan. The value of this inducement was used to reduce the payable to related party.

NOTE 7 - REDEEMABLE PREFERRED STOCK

On April 23, 2001, the Company's board of directors authorized 20,000,000 shares of preferred stock with a par value of $0.01 per share and rights and preferences to be determined. No shares were issued and outstanding as of September 30, 2002. During the year ended September 30, 2003, the Company issued 34,950 shares of its Class A preferred stock to investors at prices ranging from $1.50 to $2.00 per share for aggregate proceeds of $59,925. The shares are convertible to common stock at a price of $1.50 to $2.00 per share under certain terms and conditions. At September 30, 2003, the shares carried a preferred dividend of 15% per annum. During the year ended September 30, 2004, the dividend feature was temporarily suspended because certain conditions, which required the payment of dividends, were considered satisfied. The Class A shares mature seven years from the date of issuance. At maturity, the Class A shares will be redeemed for cash or common stock at Cadence's option in an amount equal to the amount paid by the investors for the shares plus any accrued and unpaid dividends. If shares of common stock are to be issued at maturity, the conversion price shall be determined by the average closing bid price for the 20 trading days prior to the maturity date.

At September 30, 2005, the Company owed $15,737 of accrued dividends to preferred shareholders. There were no accrued dividends outstanding at September 30, 2004 and 2003.

NOTE 8 - COMMON STOCK OPTION AND AWARD PLAN

In January 1992, the shareholders of Cadence approved a 1992 Stock Option and Stock Award Plan under which up to ten percent of the issued and outstanding shares of the Company's common stock could be awarded based on merit or work performed. As of September 30, 2005, the Company had awarded 638 shares of common stock under the Plan.

The Company has a stock-based compensation plan whereby the Company's board of directors may grant common stock to its employees and directors. Over the years, a total of 72,750 options have been granted under the plan. These options have been forfeited and none have been exercised through the year ending September 30, 2005. The old existing options are attributed to the merger of Celebration Mining Company with Royal in August 1995.

The Company's board of directors has made option awards to select officers, directors, consultants and shareholder/investors. These common stock options were not awarded pursuant to a qualified plan and carry various terms and conditions. The Company granted a total of 750,000 common stock options at an average exercise price of $1.08 per share during the year ended September 30, 2002 and granted 287,140 common stock options at an average exercise price of $2.23 during the year ended September 30, 2003.

During the year ended September 30, 2005, the Company granted 250,000 options to officers and directors with an exercise price of $1.42. These options were granted as compensation by to said officers and directors. Also, during the year ended September 30, 2005, an individual exercised 39,291 options in a cashless exercise, resulting in an issuance of 21,000 shares of common stock.

During the year ended September 30, 2004, the Company issued 400,000 stock options to two directors and one officer with an exercise price of $3.73. These options were granted upon the acceptance by the individual of the position of officer and/or director and the approval of the Company's qualified stock option plan at its April 2004 annual shareholders meeting. The Company also granted during the year ended September 30, 2004 an option to purchase 76,500 shares of stock to a shareholder valued at $71,910 as a fee for his services in relation to finding investors for the senior secured notes. See Note 9 and Note 12.

All options granted were exercisable immediately. The Company's board of directors has reserved the right to cancel these awards for non-performance or other reasons. Further, in accordance with the terms of the stock option plan, under most circumstances, officer and director options must be exercised within 90 days of the departure of an officer or director from the Company. As a result, 250,000 of the options granted with an exercise price of $3.73 expired in the year ended September 30, 2005. Additionally, 250,000 options granted in 2002, with an exercise price of $1.50 expired during the year ended September 30,2005.

The following assumptions were made in estimating fair value during the year ended September 30, 2005: risk free interest rate of 4%, volatility of 41%, expected life of 2.33 years and no expected dividends. The value of these options, in the aggregate amount of $522,500 is included in the Company's statement of operations for 2005. The following assumptions were made in estimating fair value during the year ended September 30, 2004: risk free interest rate of 4%, volatility of 39%, expected life of three years and no expected dividends. The value of these options, in the aggregate amount of $431,910, was included in the Company's statement of operations for 2004. The following assumptions were made in estimating fair value during the year ended September 30, 2003: risk-free interest rate of 3% to 4%, volatility of 106% to 337%, expected life of 4 to 5 years and no expected dividends. The value of these options in the amount of $222,343 was included in the Company's statement of operations for 2003. The value of options issued in 2003 for financing fees in the amount of $429,671 was deducted against additional paid-in capital, as a cost of selling common stock.

Following is a summary of the stock options during the years ended September 30, 2005, 2004, and 2003:

                                                      Number          Weighted
                                                     of Shares        Average
                                                       Under          Exercise
                                                      Options          Price
                                                    -----------     -----------

Outstanding at 10/1/2002                                750,000     $      1.08
Granted                                                 287,140            2.23
Exercised                                              (100,000)          (0.68)
Expired or forfeited                                         --              --
                                                    -----------     -----------
Outstanding at 9/30/2003                                937,140     $      1.47
                                                    ===========     ===========
Options exercisable at 9/30/2003                        937,140     $      1.47
                                                    ===========     ===========
Weighted average fair value of options granted
   during the year ended 9/30/2003                  $      2.27

Outstanding at 10/1/2003                                937,140     $      1.47
Granted                                                 476,500            3.77
Exercised                                                    --              --
Expired or forfeited                                         --              --
                                                    -----------     -----------
Outstanding at 9/30/2004                              1,413,640     $      2.25
                                                    ===========     ===========
Options exercisable at 9/30/2004                      1,413,640     $      2.25
                                                    ===========     ===========
Weighted average fair value of options granted
   during the year ended 9/30/2004                  $      0.91
                                                    ===========

Outstanding at 10/1/2004                              1,413,640     $      2.25
Granted                                                 250,000            1.42
Exercised                                               (39,291)           1.35
Expired or forfeited                                   (500,000)          (2.62)
                                                    -----------     -----------
Outstanding at 9/30/2005                              1,124,349     $      1.93
                                                    ===========     ===========
Options exercisable at 9/30/2005                      1,124,349     $      1.93
                                                    ===========     ===========
Weighted average fair value of options granted
   during the year ended 9/30/2005                  $      2.09
                                                    ===========

                                            Number of Shares    Weighted Average
     Exercise Date                            Under Options     Price per Share
     -------------                            -------------     ---------------

     On or before March 1, 2007                  450,000              $1.74
     On or before April 2, 2007                   76,500              $4.00
     On or before July 8, 2007                    60,709              $1.35
     On or before June 18, 2007                   50,000              $1.70
     On or before June 1, 2007                    75,000              $2.00
     On or before January 7, 2008                250,000              $1.42
     On or before September 30, 2008             162,140              $2.50

In July 2003, 100,000 of the outstanding options were exercised for the purchase of 100,000 shares of the Company's common stock.

The following table gives information about the Company's common stock that may be issued upon the exercise of options under all of the Company existing stock option plans as of September 30, 2005


             Number of                         Remaining
Exercise   Shares Under  Weighted Average   Contractual Life    Number      Weighted Average
 Prices      Options     Exercise Price       (in years)     Exercisable    Exercise Price
--------    ---------    ----------------   ----------------  -----------   ----------------
  $0.75       300,000        $0.75                .42           300,000         $0.75
   1.35        60,709         1.35                .75            60,709          1.35
   1.42       250,000         1.42               2.33           250,000          1.42
   1.70        50,000         1.70                .75            50,000          1.70
   2.00        75,000         2.00               1.67            75,000          2.00
   2.50       162,140         2.50               3.00           162,140          2.50
3.73-4.00     226,500         3.82               2.50           226,500          3.82
            ---------        -----               ----         ---------         -----

            1,124,349        $1.93                            1,124,349         $1.93
            =========        =====                            =========         =====

Stock Award Plan

During the year ended September 30, 2001, the Company's board of directors approved the issuance of 15,000 shares of the Company's common stock per quarter to each entitled director as compensation for service to the Company and 5,000 shares of the Company's common stock per quarter to officers in addition to their salaried compensation for services.

NOTE 9 - COMMON STOCK WARRANTS

During the year ended September 30, 2003, the Company issued 212,500 shares of stock with 212,500 warrants attached, and 25,000 warrants related to a July 2002 purchase. The warrants were valued at $51,375 using the Black-Scholes Option Price Calculation. The following assumptions were made is estimating fair value: risk free interest rate is 5%, volatility is 100%, expected life is 3 years and no expected dividends. These warrants may be used to purchase 237,500 shares of the Company's common stock at $1.35 per share. The warrants remain exercisable through October 15, 2005. As of the date of these financial statements, 200,000 of these warrants remain outstanding and exercisable.

During the year ended September 30, 2004, the Company issued certain note holders warrants to purchase a total of 765,000 shares of common stock, exercisable at $4.00 per share, expiring in three years. Both the number of warrants and the exercise price are adjustable, dependent upon certain future equity transactions of the Company. The warrants were valued at $745,237 using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value: risk-free interest rate is 5%, volatility is 100%, expected life is three years and no expected dividends. During the year ended September 30, 2005, the Company paid back the notes which were related to these warrants. As an incentive to the note holders to allow the Company to redeem the notes prematurely, the Company modified the exercise price of the warrants to $1.75. Using current Black-Scholes calculations, the Company incurred no additional charges to its financial statements with this modification.

During the year ended September 30, 2005, the Company issued warrants to purchase a total of 14,050,000 shares of stock. These warrants were attached to 7,810,000 shares of stock which were issued for cash and debt. The warrants were valued at $3,685,875 using the Black-Scholes Option Price Calculation. The following assumptions were made in estimating fair value during the year ended September 30, 2005: risk free interest rate of 4%, volatility of 41%, expected life of 3 years and no expected dividends. See Note 6.

NOTE 10 - OIL AND GAS PROPERTIES

The Company's oil and gas producing activities are subject to laws and regulations controlling not only their exploration and development, but also the effect of such activities on the environment. Compliance with such laws and regulations may necessitate additional capital outlays, affect the economics of a project, and cause changes or delays in the Company's activities. The Company's oil and gas properties are valued at the lower of cost or net realizable value.

Louisiana

During the fourth quarter of the year ended September 30, 2001, the Company began leasing acreage in a natural gas field in Desoto Parish, Louisiana. As of the date of these financial statements, the Company has leased over 4,250 acres. At September 30, 2005 and September 30, 2004, Louisiana leases of $42,711 and $42,711, respectively, are included in the attached financial statements as part of proved properties. Under the terms of a joint operating agreement with Bridas Energy USA, Bridas commenced drilling wells, 13 of which were completed and of these 9 are producing at September 30, 2005. The Company has various working interests in and net revenue interests in the wells drilled. Bridas is the operator of all of Cadence's properties in Louisiana.

Texas

During the year ended September 30, 2002, the Company acquired an exploration permit and lease option agreement for an oil well project in Wilbarger County, Texas known as the Waggoner Ranch Project. During the quarter ended March 31, 2002 under the terms of a joint operating agreement with the W.T. Waggoner Estate, Waggoner drilled an initial test well. By September 30, 2005, Waggoner had drilled a total of eight wells in Wilbarger County, of which five were producing oil. The W.T. Waggoner Estate is the operator of all of Cadence's properties in Wilbarger County and the sole purchaser of all production from these properties.

During the year ended September 30, 2002, the Company sold 40% of the working interest in its initial well in this area (known as the "1A" well) to private investors and two officers of the Company for $210,000. The Company's initial cost in the portion of the prospect sold totaled $3,200.

During February 2003, the Company completed the West Electra Lake Well on the Waggoner Ranch Project. The Company entered into a 45% working interest joint operating agreement with the Waggoner Ranch for the operations conducted on this acreage. In the quarter ending September 30, 2003, the Company drilled and completed two additional wells on the West Electra Lake joint venture operating area on the Waggoner Ranch. The Company owns a 50% working interest in these last two wells.

At September 30, 2005, 2004 and 2003, prepaid oil and gas leases relating to Texas property of $13,954, $6,500 and $4,500, respectively, are included in the attached financial statements.

Michigan

  In December 2002, the Company began participating in a natural gas drilling program in Alpena County, Michigan with Aurora Energy, Ltd. As of September 30,
 2005, Cadence had a 22.5% working interest (before payout, 20% after payout),
  18% net revenue interest (before payout, 16% after payout), in ten producing wells in Alpena County. Production commenced from this field in June 2003. Aurora is the operator of all of Cadence's properties in Alpena County. At
September 30, 2005, and 2004, Michigan leases totaling $ $96,375 are included in the attached financial statements as unproved property.

Kansas

During the year ended September 30, 2003, and 2004, the Company leased over 26,000 acres of land in the Anadarko Basin in west central Kansas. No drilling has commenced on any of this acreage. Cadence holds a 100% working interest and 82% net revenue interest in these leases.

At September 30, 2005, $270,669 of the leases in Kansas are included as proved properties and in 2004, $253,213 of leases in Kansas are included as unproved property in the Company's financial statements.

New Mexico

At September 30, 2005 and 2004, $9,600 and $57,420, respectively, of leases in New Mexico are included in the attached financial statements as unproved property.

In June 2004, the Company began participating for a 20% working interest and 15% net revenue interest in the Santa Nina Prospect in Eddy County. Earlier in the year, the Company signed an agreement with SDX Resources to participate for up to a 25% working interest and 20% net revenue interest in up to 17 development wells in a project called the Sparkplug Unit.

NOTE 11 - NOTES PAYABLE - RELATED PARTIES

All of the Company's notes payable are considered short-term. At September 30, 2005 and 2004, the Company had no outstanding notes payable to related parties. At September 30, 2003, the Company owed the following notes:

--------------------------------------------------------------------------------
                                                                          2003
--------------------------------------------------------------------------------
Nathan Low Family Trust (a shareholder of the Company), secured by assignment of a prorata interest in gas producing properties located in Alpena County, Michigan, interest at 8%, dated February
24, 2003, originally due on April 4, 2003, extended to December
31, 2003.                                                              $  50,000
--------------------------------------------------------------------------------
Kevin Stulp (a shareholder of the Company),interest at 8%, dated
February 24, 2003, originally due on April 5, 2003, extended to
December 31, 2003.                                                        25,000
--------------------------------------------------------------------------------
Howard Crosby (an officer and shareholder of the Company),
interest at 8%, dated February 24, 2003, originally due on April
5, 2003, extended to December 31, 2003.                                   25,000
--------------------------------------------------------------------------------
Howard Crosby (an officer and shareholder of the Company),
unsecured, interest at 5%, dated January 9, 2003, originally due
on February 28, 2003, extended to December 31, 2003.                      60,000
--------------------------------------------------------------------------------
CGT Management Ltd., unsecured, interest at 10%, dated July 16,
2003 (paid in full October 2, 2003).                                     300,000
--------------------------------------------------------------------------------
Total                                                                  $ 460,000
                                                                       =========
--------------------------------------------------------------------------------

NOTE 12 - LONG-TERM DEBT

In April 2004, the Company completed a private placement of $6,000,000 of senior secured notes from a group of institutional and individual lenders. A financing fee of $380,000 paid in connection with securing of this debt was recorded as a discount on long-term debt was, and will be written off ratably over the life of the debt. For the period ending September 30, 2004, $70,000 of this financing fee was written off. The notes accrued interest at the rate of 10% per year payable on March 31, 2006 and were secured by all of the assets of Cadence.

As part of the private placement, the note holders received warrants to purchase a total of 765,000 shares of common stock. (See Note 9.) The value of the warrants upon issuance of $745,237 has been recorded as a discount on long-term debt, and will be written off ratably over the life of the debt. For the period ended September 30, 2004, $186,309 of this discount was written off. Additionally, a related party was granted 76,500 options valued at $71,910 as a finder's fee related to these notes. These notes were paid in full during the year ended September 30, 2005. As a result of the notes being paid in full, during the year ended September 30, 2005, the balance of the financing fees were written off. During the year ended September 30, 2005, the Company paid back the notes which were related to these warrants. As an incentive to the note holders to allow the Company to redeem the notes prematurely, the Company modified the exercise price of the warrants to $1.75. Using current Black-Scholes calculations, the Company incurred no additional charges to its financial statements with this modification.

NOTE 13- COMMITMENTS AND CONTINGENCIES

Litigation

The Company was a defendant in a lawsuit alleging that the Company failed to transfer common stock in exchange for a mining property interest. In June 1999, Box Elder County Superior Court rejected the plaintiff's lawsuit and let stand the Company's countersuit alleging fraudulent misrepresentation. Although the plaintiff filed an appeal (regarding the originally filed lawsuit), the Utah Supreme Court rejected the appeal in a judgment rendered on July 31, 2001.

The Company's countersuit, which sought both full title to the aforementioned mineral property and compensatory damages as well as punitive damages, was rejected in a jury trial in October 2002. Although the Company filed an appeal, it expects the jury verdict will stand. As a result, the Company has and will continue to hold an undivided 25% interest in the Vipont Mine. See Note 3.

Environmental Issues

The Company is engaged in oil and gas exploration and may become subject to certain liabilities as they relate to environmental cleanup of well sites or other environmental restoration procedures as they relate to the drilling of oil and gas wells and the operation thereof. In the Company's acquisition of existing or previously drilled wells, the Company may not be aware of environmental safeguards that were taken at the time such wells were drilled or during such time the wells were operated.

The Company could incur significant costs, including cleanup costs resulting from a release of hazardous material, third-party claims for property damage and personal injuries fines and sanctions, as a result of any violations or liabilities under environmental or other laws. Changes in or more stringent enforcement of environmental laws could also result in additional operating costs and capital expenditures. In the course of routine oil and natural gas operations, surface spills and leaks, including casing leaks, of oil or other materials do occur, and the Company may incur costs for waste handling and environmental compliance.

The Company was previously engaged in exploration of mineral properties. These properties are classified as assets from discontinued operations or were previously written off as permanently impaired. Although the Company has discontinued the exploration of mineral properties, the possibility exists that environmental cleanup or other environmental restoration procedures could remain to be completed or be mandated by law, causing unpredictable and unexpected liabilities to arise. At the date of this report, the Company is not aware of any environmental issues related to any of its assets from discontinued operations.

Capital Commitments

At September 30, 2005, the Company's future capital commitments are dependent upon the Company's decision to proceed with additional well development. See
Note 10. No accruals have been made in the accompanying financial statements for these amounts.

Lease Commitments

The Company began leasing office facilities in Walla Walla, Washington commencing in June 2001. After a three-year lease with monthly payments of $400 expired in June 2004, the Company began a month to month tenancy, again paying $400 per month. Total rent paid for this office space during the year ended September 30, 2003 was $4,800. There were no rentals recorded for this space during fiscal year ended September 30, 2005.

The Company began leasing additional office space in Hilton Head Island, South Carolina in August 2003. The one-year lease calls for monthly rental payments of $550. For the year ended September 30, 2004, the Company expended $4,967 for this rental space.

Cadence Resources Corporation Limited Partnership

On August 8, 2002, the Company formed a limited partnership in the State of Washington whereby the Company became the managing general partner and an outside individual investor became the initial limited partner. The entity, Cadence Resources Corporation Limited Partnership ("CRCLP" or the "Partnership") was formed to invest in oil and gas properties in Texas and Louisiana.

In connection with the formation of the Partnership, the Company agreed to contribute $12,500 in cash and its leasehold interest in an oil well ("2B", which ultimately was a dry hole) in Wilbarger County, Texas and the limited partner contributed $250,000 in cash.

Effective September 30, 2003, Cadence purchased the limited partner's interest in the Partnership and thereby terminated the limited partner's security interest in the equipment and fixtures affixed to wells 1A and 1B in Wilbarger County, Texas. In this transaction, Cadence made a cash payment of $250,000 in October 2003 to the limited partner and received, from the limited partner his 5% working interest in the West Electra Lake #1 oil well in Wilbarger, Texas.

In connection with the aforementioned transaction, Cadence also repaid in October 2003 to the limited partner the unsecured sum of $300,000. These funds were previously advanced to the Partnership in June 2003 for the exploration of natural gas interests in the Black Bean Unit in Michigan in return for the limited partner's receiving 120,000 shares of Cadence stock and a working interest in each well drilled in the unit. Upon repayment of the $300,000 advance, the limited partner's working interest in each well drilled in the Black Bean Unit was fixed at 2%.

Consulting Commitments

In June 2002, the Company entered into an agreement with Memphis Consulting Group ("Memphis") for financial consulting and public relations services beginning on August 1, 2002 through August 1, 2003. The agreement called for monthly payments of $3,000, and an initial 50,000 stock options exercisable through August 1, 2005 at $1.50 per share. See Note 8. This agreement was terminated during the quarter ended March 31, 2003.

In September 2001, the Company entered into a consulting agreement with American Financial Group for promotion to investors. The agreement called for monthly payments of $2,000 to cover all expenses, 20,000 shares of the Company's common stock (which were issued in October 2001) and an override of 2.5% of monies raised in private placements from referrals or directed business. The agreement was terminated during the quarter ended March 31, 2003.

In June 2003, the Company entered into a corporate advisory agreement with Proteus Capital Corp. calling for a monthly fee of $3,000 in cash and 2,000 restricted shares of the common stock of the Company. Additionally, Proteus received an option for 50,000 shares exercisable at $1.75 for a period of four years, such shares bearing certain registration rights should the Company file a registration statement on behalf of other shareholders.

Lucius C. Geer, a consultant to the Company who manages its acquisition, exploration and production operations, has entered into several agreements with Cadence and has contractually received a 2% overriding royalty interest in oil, gas and mineral leases in Wilbarger County, Texas and a 1% overriding royalty interest in oil and gas leases in Desoto Parish, Louisiana.

Effective August 1, 2003, Cadence agreed to pay Mr. Geer $7,500 per month plus an overriding royalty interest of 2% of the sales price received for all oil, gas and minerals from leases which Geer acquires for Cadence. Effective August 1, 2004, the agreement with Mr. Geer was changed to increase the monthly fee from $7,500 to $10,000.

Other Commitments

The Company entered into an exploration agreement with the W.T. Waggoner Estate (Waggoner) and its trustees on August 1, 2002. This agreement calls for exploration of the West Electra Lake Project located in Wilbarger County, Texas. See Note 10.

On August 13, 2002, the Company entered into a public relations retainer agreement for one year whereby the Company agreed to issue 60,000 shares of its common stock during this period for services received. The agreement also calls for reimbursement of expenses incurred pursuant to terms of this agreement. This agreement was terminated in the quarter ending September 30, 2003.

NOTE 14 - RELATED PARTY TRANSACTIONS

At September 30, 2005, 2004 and 2003, the Company had related party accounts payable outstanding in the amounts of $300,000 and $550,000, respectively. At September 30, 2005, 2004 and 2003, the Company had related party notes payable outstanding in the amounts of $0, $0 and $460,000, respectively.

In February 2004, the Company borrowed $250,000 from an officer, a total of $95,000 from two directors, and $50,000 from Dotson Exploration Company, a related entity. All of these borrowings were repaid by Cadence in April 2004.

In January 2004, Cadence hired Mr. Douglas Newby as a vice president; Mr. Newby is the president and owner of Proteus Capital Corp., with whom the Company has a consulting agreement. See Note 13.

During the year ended September 30, 2002, the Company sold several mineral properties located in Shoshone County, Idaho to Caledonia Silver-Lead Mines, Inc., later renamed Nevada-Comstock Mining Company ("NCMC"). Two officers of the Company collectively own 2.4% of this entity and Cadence owns 35%. During 2004, the Company paid $12,000 to cover annual filing fees on patented claims held by NCMC. This amount was converted to a loan during 2005.

Two officers of the Company collectively own in excess of 40% of the stock of Dotson Exploration Company and are the sole officers and directors of Dotson. Dotson owns 109,000 shares of the Company's common stock. During fiscal year 2002 and the first quarter of fiscal year 2003, Cadence repaid Dotson a loan in the amount of $10,000 and made two new loans to Dotson, one for $35,000 and one for $20,000, each at an interest rate of 10% per annum. Dotson transferred to Cadence marketable securities in the form of common stock of two unaffiliated companies, Enerphaze Corporation and The Williams Companies, Inc., valued by Cadence's board of directors at $33,380, as partial payment of the amount loaned. During the nine months ended June 30, 2003, Dotson repaid the $20,000 loan in cash. At September 30, 2005, 2004 and 2003, Dotson owed Cadence $3,720, which amount is payable on demand and bears interest at 10% per annum. Subsequent to the year ended September 30, 2005, this loan was paid in full.

Because Dotson Exploration Company, Oxford Metallurgical, Inc. and Nevada-Comstock Mining Company are controlled by two officers of Cadence, these transactions cannot be considered to be the product of an arms-length negotiation.

During fiscal 2003, the Company's president made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 was in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock valued at $10,920, as an inducement to making the $70,000 loan and 20,000 shares valued at $15,600, as an inducement to making the $50,000 loan. Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock in the year ending September 30, 2004 to repay the remaining $25,000 principal amount.

In February 2003, a Company director made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock valued at $15,600 as an inducement for the director to make the loan. Cadence repaid $25,000 of the $50,000 loan in 2003 and settled the remaining amount in 2004 with common stock. In July 2003, the director exercised a warrant to purchase 100,000 shares of common stock at $0.75 per share.

On August 8, 2002, the Company formed a limited partnership whereby the Company became the managing general partner and an outside individual investor (a Company shareholder) became the initial limited partner. During the year ended September 30, 2003, the limited partner advanced $300,000 to the limited partnership in exchange for an unsecured note, which was repaid in October 2003.

In October 2002, the Nathan A. Low Roth IRA and various entities controlled by Thomas Kaplan, shareholders of Cadence, exercised warrants in separate cashless transactions whereby each party surrendered a total of 175,676 shares of common stock valued at $325,000 to exercise warrants for the acquisition of 1,083,334 shares of Cadence common stock.

Other related party transactions are disclosed in Notes 3, 5, 6, and 11.

NOTE 15 - INCOME TAXES

At September 30, 2005, the Company had net deferred tax assets calculated at an expected rate of 34% of approximately $6,703,000 as indicated below. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2005.

The significant components of the deferred tax asset at September 30, 2005, 2004 and 2003 were as follows:

                                          2005           2004           2003
                                       -----------    -----------    -----------
Net operating loss carryforwards       $ 5,746,000    $ 4,317,000    $ 2,829,000
Stock options and warrants issued          723,000        623,000        622,000
Section 1231 loss carryforwards            146,000        146,000        151,000
Capital loss carryforwards                  88,000        586,000      1,532,000
                                       -----------    -----------    -----------
Total deferred tax asset                 6,703,000      5,672,000      5,134,000
Less valuation allowance                (6,703,000)     5,672,000      5,134,000
                                       -----------    -----------    -----------
Net deferred tax asset                 $        --    $        --    $        --
                                       ===========    ===========    ===========

At September 30, 2005, the Company has net operating loss carryforwards of approximately $16,900,000, which expire in the years 2009 through 2024. In addition, the Company has net Section 1231 loss carryforwards of approximately $432,000, which expire in 2006, and net capital loss carryforwards of approximately $194,000, which expire in the years 2006 through 2009. The change in the allowance account from September 30, 2004 to September 30, 2005 was $1,031,000, which was primarily due to the Company's operating losses and the expiration of capital losses.

The Company may have had a control change as defined under the Internal Revenue Code, because of new stock issuances and changes in ownership. The effect of such control changes has not been calculated but may limit the future use of net operating losses.

NOTE 16 - ACQUISITION OF AURORA ENERGY, LTD.

The Company, acquired Aurora Energy, Ltd. (hereinafter ("Aurora"), a privately held company based in Traverse City, Michigan on October 31, 2005, through the merger of the Company's wholly-owned subsidiary with and into Aurora. The acquisition of Aurora was the culmination of a process that officially began November 19, 2004 when the Company and Aurora signed a letter of intent contemplating the acquisitions, followed, on January 31, 2005 by Cadence and Aurora entering into a definitive merger agreement providing for the acquisition of all Aurora's outstanding capital stock in consideration for which (i) Cadence will issue two shares of its common stock for each share of outstanding Aurora common stock, (ii) each option and warrant to purchase a share of Aurora common stock will become an option or warrant (as applicable) to purchase two shares of Cadence common stock at one-half the previous exercise price, and (iii) Aurora will become a wholly owned subsidiary of Cadence.

On May 13, 2005, the Company filed Form S-4, registering up to 48,297,694 shares of its common stock, 10,205,328 shares of which are issuable upon exercise of options and warrants for issuance to the former shareholders and option holders of Aurora.

As noted below, the acquisition of Aurora will be accounted for as a reverse merger, with Aurora being the acquiring party for accounting purposes. In connection with the acquisition of Aurora, Cadence issued an aggregate of 37,512,366 shares of Cadence common stock to the former shareholders of Aurora, and has reserved and additional 10,497,328 shares of Cadence common stock for issuance upon exercise of options or warrants that had been issued by Aurora prior to the acquisition and that were previously exercisable for shares of common stock of Aurora.

As a result of the acquisition of Aurora Energy, Ltd. (hereinafter ("Aurora"), Cadence has relocated its operational headquarters to Aurora's offices in Traverse City and the board of directors and management of Cadence have been significantly restructured.

As a result of the acquisition of Aurora, the Company will revise certain of its accounting principles applicable to its oil and gas properties and change its accounting fiscal year end to December 31, commencing December 31, 2005. See
Note 17.

NOTE 17 - ACCOUNTING CHANGES IN CONNECTION WITH ACQUISITION OF AURORA ENERGY,
LTD.

As a result of the acquisition of Aurora, Energy, Ltd. (hereinafter ("Aurora") the Company will change certain of its accounting policies as described below. These changes will be reflected in the financial statements for the fiscal year ending December 31, 2005.

Aurora will be treated as the acquirer for accounting purposes, and accordingly, reverse acquisition accounting will be applied to the business combination.

The Company will measure the cost of the business acquired by reference to the fair value of the Company's securities (i.e. shares of Cadence common stock including outstanding options and warrants to purchase such shares) at the date of the merger agreement, January 31, 2005, or approximately, $41,500,000.

Cadence will uniformly apply the full cost method to all of its oil and gas operations in both its divisions. Accordingly, the successful efforts method, which had previously been used by the Cadence division, will be changed to the full cost method.

Cadence will initially use the intrinsic value method under APB Opinion 25 in accounting for stock based compensations, until adoption of SFAF 123(R). However, stock options outstanding as of the date of the merger will not be accounted for under APB 25, as those options were fully vested, and their fair value included in the cost of the business acquired as discussed above.

NOTE 18 - SUBSEQUENT EVENTS

Subsequent to September 30, 2005, the Company issued an additional 300,000 shares of its common stock for $435,000 upon exercise of options and warrants, and 35,492 shares upon a cashless exercise of options.

SUPPLEMENTAL INFORMATION ON OIL AND GAS EXPLORATION, DEVELOPMENT AND PRODUCTION ACTIVITIES (Unaudited)


Supplemental Reserve Information. The following information presents estimates of the proved oil and gas reserves of Cadence Resources Corporation, and excludes any information with respect to Aurora Energy, Ltd. We retained the services of an independent petroleum consultant (Ralph E. Davis Associates, Houston, Texas) to estimate our oil reserves in Texas and natural gas reserves in Louisiana at September 30, 2005, 2004 and 2003. Natural gas reserves have not been estimated for Michigan because the operator of the property has not undertaken an independent study under Securities and Exchange Commission reporting standards; any such Michigan reserves are not considered material.

Estimates of Proved Reserves

                                                               Oil        Natural Gas
                                                              (MBBL)        (MMCF)
                                                             ------------------------
Proved reserves as of September 30, 2002                           98            --
                                                             ------------------------
Revisions of previous estimates                                   (19)           --
Extensions and discoveries                                         --            --
Production                                                        (11)           --
                                                             ------------------------
Proved reserves as of September 30, 2003                           68            --
                                                             ------------------------
Revisions of previous estimates                                    --            --
Extensions and discoveries                                         --           880.4
Production                                                        (26)         (294.7)
                                                             ------------------------
Proved reserves as of September 30, 2004                           42           585.7
                                                             ------------------------
Revisions of previous estimates                                    --            --
Extensions and discoveries                                         35           119.3
Production                                                        (17)         (199.7)
                                                             ------------------------
Proved reserves as of September 30, 2005                           60           505.3
                                                             ------------------------
Proved developed reserves
September 30, 2003                                                 68            --
September 30, 2004                                                 30           585.7
September 30, 2005                                                 60           505.3

The following table summarizes the average year-end prices (net of basis adjustments) used to estimate reserves in accordance with SEC guidelines.

                          9/30/2005     9/30/2004      9/30/2003
                        ------------   ------------   ------------
Natural gas (per mcf)   $      11.23   $       5.44            n/a
Oil (per barrel)        $      62.62   $      49.51   $      29.19

Standardized Measure of Discounted Future Net Cash Flow Relating to Proved Oil and Gas Reserves


The following information has been developed utilizing procedures prescribed by SFAS No. 69 and based on crude oil and natural gas reserve and production volumes estimated by Cadence Resources Corporation's independent reserve engineers. It may be useful for certain comparison purposes, but should not be solely relied upon in evaluating Cadence or its performance. Further, information contained in the following table should not be considered as representative of realistic assessments of future cash flows of Cadence, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of Cadence.


The future cash flows presented below are computed by applying year-end prices to year-end quantities of proved crude oil and natural gas reserves. Future production and development costs are computed by estimating the expenditures to be incurred in developing and producing Cadence's proved reserves based on year-end costs and assuming continuation of existing economic conditions. It is expected that material revisions to some estimates of crude oil and natural gas reserves may occur in the future, development and production of the reserves may occur in periods other than those assumed and actual prices realized and costs incurred may vary significantly from those used.


Management does not rely upon the following information in making investment and operating decisions. Such decision are based upon a wide range of factors, including estimates of probable as well as proved reserves, and varying price and cost assumptions considered more representative of a range of possible economic conditions that may be anticipated.


The following table sets forth the Standardized Measure of Discounted Future Net Cash Flows from projected production of Cadence's crude oil and natural gas reserves for the years ended September 30, 2005, 2004 and 2003.

                                                         2005           2004           2003
                                                     -----------------------------------------
Future gross revenues (1)                            $ 9,401,691    $ 5,518,350    $ 1,936,592
Future production and development costs (2)           (2,201,432)    (1,795,757)      (243,132)
                                                     -----------------------------------------
Future net cash flows before income taxes              7,200,259      3,722,593      1,693,460
Future income taxes -discounted at 10% (3)              (599,522)            --             --
                                                     -----------------------------------------
Future cash flows after income taxes                   6,600,737      3,722,593      1,693,460
Discount at 10% per annum                             (1,809,783)      (639,427)      (260,496)
                                                     -----------------------------------------
Standardized measure of discounted future net cash
flows relating to proved oil and gas reserves        $ 4,790,954    $ 3,083,166    $ 1,432,964
                                                     -----------------------------------------

(1) Crude oil and natural gas revenues are based on year-end prices with adjustments for changes reflected in existing contracts. There is no consideration for future discoveries or risks associated with future production of proved reserves.

(2) Based on economic conditions at year-end. Does not include administrative, general or financing costs. Does not consider future changes in development or production costs.

(3) Future income taxes are computed by applying the statutory tax rate to future net cash flows reduced by the tax basis of the properties, the estimated permanent differences applicable to future oil and gas producing activities and tax carry forwards. The 2004 and 2003 balances are not reduced by income taxes due to the tax basis of the properties and the net operating loss carry forwards offsetting future net cash flows. It is assumed that the net operating loss would be limited for 2005 due to the change in control resulting from the merger in October 2005.

Changes in Standardized Measure of Discounted Future Cash Flows


The following table sets forth the changes in Standardized Measure of Discounted Future Net Cash Flows for the years ended September 30, 2005, 2004 and 2003.

                                                     2005           2004           2003
                                                  -----------------------------------------
Beginning balance                                 $ 3,083,166    $ 1,432,964    $ 2,003,391
Revisions to proved reserves                               --             --       (554,610)
New discoveries and extensions, net of
 future development and production costs              910,656      2,261,214             --
Purchases of minerals in place                             --             --             --
Sales of minerals in place                                 --             --             --
Sales of oil and gas produced, net of
 production costs                                  (1,800,422)    (1,976,299)       (15,817)
Previously estimated development costs incurred        77,536             --             --
Net change in income taxes                           (599,522)            --             --
Net changes in prices and production costs          3,940,687      1,381,415             --
Accretion of discount                                  63,943         26,050             --
Changes in timing and other                          (885,090)       (42,177)            --
                                                  -----------------------------------------
Net change in standardized measure
 of discounted cash flows                         $ 1,707,788    $ 1,650,202    $  (570,427)
                                                  -----------------------------------------
Ending balance                                    $ 4,790,954    $ 3,083,166    $ 1,432,964
                                                  -----------------------------------------

Capitalized Costs Related to Oil and Gas Producing Activities


The following table sets forth the capitalized costs relating to Cadence's natural gas and crude oil producing activities at September 30, 2005 and 2004.

                                                           2005           2004
                                                       --------------------------
Proved oil and gas properties                          $ 6,865,384    $ 5,731,108
Unproved oil and gas properties                          1,134,728        961,720
Wells and related equipment and facilities               1,090,263        855,562
Support equipment and facilities                           585,602        506,427
                                                       --------------------------
                                                         9,675,977      8,054,817
Accumulated depreciation, depletion and amortization    (6,594,549)    (3,911,929)
                                                       --------------------------
Net capitalized costs                                  $ 3,081,428    $ 4,142,888
                                                       --------------------------

Costs Incurred in Oil and Gas Producing Activities


The acquisition, exploration and development costs disclosed in the following table are in accordance with definitions in SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies." Acquisition costs include costs incurred to purchase, lease or otherwise acquire property. Exploration costs include exploration expenses, additions to exploration wells in progress and depreciation of support equipment used in exploration activities. Development costs include additions to production facilities and equipment, additions to development wells in progress and related facilities and depreciation of support equipment and related facilities used in development activities.


The following table sets forth costs incurred related to Cadence's oil and gas activities for the years ended September 30, 2005, 2004 and 2003.

                                  2005            2004            2003
                            ---------------------------------------------
Property acquistion costs   $     351,445   $     235,083   $     319,188
Exploration                     2,053,252         496,082       1,618,040
Development                     2,926,762       9,014,714              --
                            ---------------------------------------------
 Total costs incurred       $   5,331,459   $   9,745,879   $   1,937,228
                            ---------------------------------------------

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Aurora Energy, Ltd.
Traverse City, Michigan

We have audited the accompanying consolidated balance sheets of Aurora Energy, Ltd. and Subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, shareholders' equity and minority interest and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aurora Energy, Ltd. and Subsidiaries as of December 31, 2004 and 2003 and the results of their operations and their cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

                            RACHLIN COHEN & HOLTZ LLP

Miami, Florida
April 20, 2005

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                               December 31
                                                                                       ----------------------------
                                                                                            2004            2003
                                                                                       ------------    ------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents                                                            $  5,179,582    $  1,045,752
  Accounts receivable                                                                     2,269,907       1,022,450
  Accounts receivable - related party                                                       129,960          20,000
  Notes receivable                                                                          136,247         120,905
  Receivable from shareholder                                                               100,000              --
  Prepaid expenses and other                                                                     --          76,110
                                                                                       ------------    ------------
    Total current assets                                                                  7,815,696       2,285,217
                                                                                       ------------    ------------

Oil and gas properties, using full cost accounting:
  Properties being amortized                                                              7,585,807      11,794,654
  Properties not subject to amortization                                                  7,981,727       3,174,420
                                                                                       ------------    ------------
    Total oil and gas properties                                                         15,567,534      14,969,074
    Less accumulated amortization                                                           600,077         425,077
                                                                                       ------------    ------------

Oil and gas properties, net                                                              14,967,457      14,543,997

Other property and equipment, net                                                           115,283          69,366
Other investments                                                                           230,396              --
Deferred loan origination costs                                                             294,545              --
Other long term receivable                                                                   22,452             221
                                                                                       ------------    ------------
    Total assets                                                                       $ 23,445,829    $ 16,898,801
                                                                                       ============    ============

                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                     $  3,221,533    $  1,281,568
  Accrued expenses                                                                          200,800         148,021
  Drilling advances                                                                         387,175          34,855
  Short-term bank borrowings                                                                350,000              --
  Current portion of obligations under capital leases                                         8,823         254,021
  Current portion of notes payable - related parties                                      1,940,825              --
  Current portion of note payable - other                                                        --          60,000
                                                                                       ------------    ------------
    Total current liabilities                                                             6,109,156       1,778,465

Reserve base lending                                                                             --         498,675
Obligations under capital leases, net of current portion                                     12,663         742,768
Notes payable - related parties                                                           1,077,706       3,241,847
Note payable - other, net of current portion                                                     --         247,935
Mezzanine financing                                                                      10,000,000       4,200,400
                                                                                       ------------    ------------
    Total liabilities                                                                    17,199,525      10,710,090
                                                                                       ------------    ------------

Minority interest in net assets of subsidiaries                                                  --       1,685,063
                                                                                       ------------    ------------

Shareholders' equity:
  Series A preferred stock, $1.50 par value; 500,000 shares authorized, 99,350 shares issued and outstanding, liquidation preference of approximately
    $185,000
    (410,461 shares issued and outstanding in 2003)                                         149,025         615,692
  Common stock, $.001 par value; 24,500,000 shares authorized, 13,775,933
    shares issued and outstanding (11,432,824 shares issued and outstanding in 2003)         13,776          11,433
  Additional paid-in capital                                                              8,183,025       4,745,222
  Accumulated deficit                                                                    (2,099,522)       (868,699)
                                                                                       ------------    ------------
    Total shareholders' equity                                                            6,246,304       4,503,648
                                                                                       ------------    ------------
    Total liabilities and shareholders' equity                                         $ 23,445,829    $ 16,898,801
                                                                                       ============    ============

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                       Year Ended December 31
                                                     ----------------------------
                                                         2004            2003
                                                     ------------    ------------
Revenues:

  Oil and gas sales                                  $    960,011    $  1,094,612
  Gain on sale of oil and gas properties                       --       2,814,222
  Interest income                                          47,678           8,478
  Other income                                          1,192,835       1,921,285
                                                     ------------    ------------
    Total revenues                                      2,200,524       5,838,597
                                                     ------------    ------------

Costs and expenses:

  General and administrative                            2,057,333       1,464,736
  Production and lease operating                          614,338         920,439
  Interest                                                392,402         416,690
  Depreciation, depletion and amortization                203,249         188,623
  Taxes                                                    75,000              --
                                                     ------------    ------------
    Total costs and expenses                            3,342,322       2,990,488
                                                     ------------    ------------

Income (loss) before minority interest                 (1,141,798)      2,848,109

Minority interest in income (loss) of subsidiaries        (38,087)      1,145,388
                                                     ------------    ------------

Net income (loss)                                      (1,103,711)      1,702,721

Less dividends on preferred stock                         (30,268)        (36,942)
                                                     ------------    ------------

Net income (loss) available to common shareholders   $ (1,133,979)   $  1,665,779
                                                     ============    ============

Net income (loss) per common share
  Basic                                              $      (0.10)   $       0.15
                                                     ============    ============
  Diluted                                            $      (0.10)   $       0.14
                                                     ============    ============

Weighted average common shares outstanding:

  Basic                                                11,817,812      11,288,112
                                                     ============    ============
  Diluted                                              11,817,812      12,526,162
                                                     ============    ============

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND MINORITY INTEREST

                                                                  Preferred Stock         Common Stock      Additional
                                                                --------------------   ------------------    Paid-in    Accumulated
                                                                 Shares     Amount       Shares    Amount    Capital     Deficit
                                                                --------   ---------   ----------  -------  ----------  -----------
Balances at January 1, 2003                                      410,461   $ 615,692   11,202,824  $11,203  $4,615,452  $(2,571,420)
Issuance of common stock for cash ($0.50 per share)                   --          --      200,000      200      99,800           --
Issuance of common stock in exchange for interest
  in certain oil and gas properties ($1.00 per share)                 --          --       30,000       30      29,970           --
Capital contribution by minority members                              --          --           --       --          --           --
Distributions to minority members                                     --          --           --       --          --           --
Net income                                                            --          --           --       --          --    1,702,721
                                                                --------   ---------   ----------  -------  ----------  -----------
Balances at December 31, 2003                                    410,461     615,692   11,432,824   11,433   4,745,222     (868,699)


Issuance of common stock in exchange for consulting
  services ($.83 per share)                                           --          --       49,976       50      41,429           --
Issuance of common stock for cash ($2.50 per share):
  Issued in private placement                                         --          --      600,000      600   1,499,400           --
  Issued to Cadence Resource Corporation                              --          --      300,000      300     749,700           --
  Issued to others                                                    --          --      145,000      145     362,355           --
Issuance of common stock for consulting
  services ($2.50 per share)                                          --          --        4,800        5      11,995           --
Exercise of common stock options ($.75 per share)                     --          --       10,000       10       7,490           --
Exercise of common stock options ($1.00 per share)                    --          --      300,000      300     299,700           --
Conversion of preferred stock to common stock                   (311,111)   (466,667)     933,333      933     465,734           --
Distributions to minority members                                     --          --           --       --          --           --
Income allocated to minority interest owners prior to disposal        --          --           --       --          --           --
Disposition of subsidiary and elimination of
  minority member interest                                            --          --           --       --          --           --
Transfer of member interest in subsidiary in exchange
  for working interest                                                --          --           --       --          --           --
Minority interest reclassified as other receivable                    --          --           --       --          --           --
Dividends paid on preferred stock                                     --          --           --       --          --     (127,112)
Net loss                                                              --          --           --       --          --   (1,103,711)
                                                                --------   ---------   ----------  -------  ----------  -----------
Balances at December 31, 2004                                     99,350   $ 149,025   13,775,933  $13,776  $8,183,025  $(2,099,522)
                                                                ========   =========   ==========  =======  ==========  ===========

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
      CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND MINORITY INTEREST

                                                                                  Minority
                                                                   Total          Interest
                                                                Shareholders'   in Net assets
                                                                   Equity       of Subsidiaries
                                                                 -----------     -----------
Balances at January 1, 2003                                      $ 2,670,927     $ 1,699,626
Issuance of common stock for cash ($0.50 per share)                  100,000              --
Issuance of common stock in exchange for interest
  in certain oil and gas properties ($1.00 per share)                 30,000              --
Capital contribution by minority members                                  --         114,842
Distributions to minority members                                         --      (1,274,793)
Net income                                                         1,702,721       1,145,388
                                                                 -----------     -----------
Balances at December 31, 2003                                      4,503,648       1,685,063

Issuance of common stock in exchange for consulting
  services ($.83 per share)                                           41,479              --
Issuance of common stock for cash ($2.50 per share):
  Issued in private placement                                      1,500,000              --
  Issued to Cadence Resource Corporation                             750,000              --
  Issued to others                                                   362,500              --
Issuance of common stock for consulting
  services ($2.50 per share)                                          12,000              --
Exercise of common stock options ($.75 per share)                      7,500              --
Exercise of common stock options ($1.00 per share)                   300,000              --
Conversion of preferred stock to common stock                             --              --
Distributions to minority members                                         --         (41,347)
Income allocated to minority interest owners prior to disposal            --          41,243
Disposition of subsidiary and elimination of
  minority member interest                                                --         (90,518)
Transfer of member interest in subsidiary in exchange
  for working interest                                                    --      (1,578,806)
Minority interest reclassified as other receivable                        --          22,452
Dividends paid on preferred stock                                   (127,112)             --
Net loss                                                          (1,103,711)        (38,087)
                                                                 -----------     -----------
Balances at December 31, 2004                                    $ 6,246,304     $        --
                                                                 ===========     ===========

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                         Year Ended December 31
                                                                       --------------------------
                                                                          2004          2003
                                                                       ------------   -----------
Cash flows from operating activities:
  Net income (loss)                                                    $ (1,103,711)  $ 1,702,721
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation, depletion and amortization                              203,249       188,623
      Gain on sale of oil and gas properties                                     --    (2,814,222)
      Services received in settlement of note receivable                     39,754        39,095
      Common stock issued in exchange for services                           53,479            --
      Minority interest in income (loss) of subsidiaries                    (38,087)    1,145,388
      Other                                                                   7,854            --
      Changes in operating assets and liabilities:
        Accounts receivable                                              (1,365,271)     (648,478)
        Advance for services                                                     --      (160,000)
        Prepaid expenses and other                                           76,110       (27,680)
        Accounts payable                                                  1,939,965      (174,885)
        Drilling advances                                                   352,320       (82,895)
        Accrued expenses                                                     52,779       (57,962)
                                                                       ------------   -----------
          Net cash provided by (used in) operating activities               218,441      (890,295)
                                                                       ------------   -----------

Cash flows from investing activities:

  Capital expenditures for oil and gas properties                       (10,159,663)   (6,395,001)
  Proceeds from sale of oil and gas properties                            1,902,537     8,475,080
  Capital expenditures for other property and equipment                     (74,166)      (20,317)
  Advances on notes receivable                                             (155,096)           --
  Capital expenditures for oil and gas working interests                         --    (1,590,025)
  Working interest owner reimbursements                                          --       113,300
  Investment in Hudson Pipeline                                            (230,396)           --
                                                                       ------------   -----------
          Net cash provided by (used in) investing activities            (8,716,784)      583,037
                                                                       ------------   -----------

Cash flows from financing activities:

  Net short-term bank borrowings (repayments)                               350,000    (1,250,000)
  Mezzanine financing advances, net of loan costs of $294,545 in 2004    10,179,694     4,200,400
  Reserve base lending advances                                                  --       498,676
  Proceeds from capital lease                                                    --       880,000
  Payments on capital lease obligations                                    (128,278)     (338,938)
  Capital contribution by minority interest members                              --       114,842
  (Payments) proceeds from notes payable - other                           (307,935)      307,935
  Distributions to minority interest members                                (41,347)   (1,274,793)
  Amounts paid to lease fund investors and other owners                          --    (2,007,965)
  Net proceeds from sales of common stock and exercise of options         2,920,000            --
  Net proceeds from subsidiary disposition                                   10,467            --
  Advances from related parties                                             154,118            --
  Repayment of advances from related parties                                (504,546)     (248,089)
                                                                       ------------   -----------
Net cash provided by financing activities                                12,632,173       882,068
                                                                       ------------   -----------

Net increase in cash and cash equivalents                                 4,133,830       574,810

Cash and cash equivalents, beginning of year                              1,045,752       470,942
                                                                       ------------   -----------

Cash and cash equivalents, end of year                                 $  5,179,582   $ 1,045,752
                                                                       ============   ===========

                 See Notes to Consolidated Financial Statements

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                                  CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Aurora Energy, Ltd. and the entities identified below under the heading Organization and Nature of Operations, hereinafter referred to as "the Company" or "Aurora".

All significant intercompany accounts and transactions have been eliminated in consolidation.

                      ORGANIZATION AND NATURE OF OPERATIONS

The nature and composition of the Company's operations are as follows:

AURORA ENERGY, LTD. ("Aurora") is a Nevada corporation, engaged primarily in the acquisition, development, production, exploration and sale of oil, gas and natural gas liquids. Aurora sells its oil and gas products primarily to domestic pipelines and refineries.

Aurora Energy, Ltd.'s subsidiary operations are as follows:

AURORA PRODUCTION, LLC (F/K/A JET/LAVANWAY, LLC) ("APL") is a limited liability company, engaged primarily in the extraction of gas reserves from its 76% working interest in the New Albany Shale area located in Harrison, Crawford, Washington, Floyd and Clark Counties, in the State of Indiana, which covers approximately 80,656 acres. APL was formed on June 1, 1995 and its original term of existence was anticipated through November 1, 2013. Aurora holds a 51% interest in APL. As a result of the sale disclosed in Note 5, all operations of APL ceased as of December 31, 2003.

INDIANA GATHERING, LLC ("IGL") is a limited liability company, established on July 31, 1998 to operate a gas processing plant for gas produced primarily in Indiana. Aurora owns a 40% interest in IGL. Operating and management agreements establish sufficient control by Aurora to support consolidation of the financial statements. As a result of the sale disclosed in Note 5, all operations of IGL ceased as of December 31, 2003.

AURORA OPERATING, LLC ("Operating") is a limited liability company, engaged primarily in oil and gas operations and development. Operating was formed on January 1, 2000 and its term of existence extends through January 1, 2020. Operating holds certain oil and gas properties in the New Albany Shale Project. Aurora owned a 71% member interest in this entity. In December 2003, Aurora entered into an agreement to sell 20% of its member interest in Operating to an unrelated third party. This sale changed Aurora's ownership in Operating from 71% to 51%. Restrictions related to this sale specify that the purchaser is not entitled to receive any cash distributions nor are they required to make any capital contributions within two years from the closing date (December 9, 2003). The agreement also includes put and call options at the same price that the 20% was initially sold for. The call option allows Aurora to purchase this interest back between December 10, 2005 and December 9, 2008. The put option allows the purchaser to sell their interest back to Aurora during the same time frame.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                ORGANIZATION AND NATURE OF OPERATIONS (Continued)

AURORA ANTRIM NORTH, LLC ("North") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. North was formed on January 18, 2001 and its term of existence extends through January 18, 2021. Aurora holds a 100% interest in North. In 2003 certain oil and gas properties were conveyed from Aurora to North in connection with the mezzanine financing with Wells Fargo. This financing facility was paid in full and terminated during 2004 and Aurora entered into a new mezzanine financing arrangement, which is more fully described in Note 9.

AURORA HOLDINGS, LLC ("Holdings") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. Holdings was formed on January 10, 2001 and its term of existence extends through January 10, 2021. Aurora holds a 100% interest in Holdings. Operations for Holdings for the period from inception to December 31, 2004 were insignificant.

INDIANA ROYALTY TRUSTORY, LLC ("IRT") is a limited liability company engaged primarily in investments in royalties and other financial instruments. IRT was formed on January 1, 2001 and its term of existence extends through January 1, 2021. The Company holds a 51% interest in IRT. Operations for IRT during 2004 and 2003 were insignificant.

AURORA INVESTMENTS, LLC ("AIL") is a limited liability company formed in October 2001 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated October 1, 2001, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of AIL, Aurora makes key decisions relating to AIL's operations and was conveyed an additional 12.5% interest in AIL for a total membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. AIL was consolidated into Aurora due to the control that Aurora exercised over the operations of AIL. During 2004, Aurora exchanged its 17.5% membership interests in AIL in exchange for certain working interests which resulted in the removal of AIL from these consolidated financial statements as of December 31, 2004. While the agreement covering a potential 12.5% additional interest is still in effect, management believes the likelihood of receiving this additional interest is remote.

BEYER ANTRIM COMPANY, LLC ("BAC") is a limited liability company formed in May 2002 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated April 20, 2002, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of BAC, Aurora makes key decisions relating to BAC's operations and was conveyed an additional 12.5% interest in BAC for a total membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. BAC was consolidated into Aurora due to the control that Aurora exercised over the operations of BAC. During 2004, Aurora exchanged its 17.5% membership interests in BAC in exchange for certain working interests which resulted in the removal of BAC from these consolidated financial statements as of December 31, 2004. While the agreement covering a potential 12.5% additional interest is still in effect, management believes the likelihood of receiving this additional interest is remote.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                ORGANIZATION AND NATURE OF OPERATIONS (Continued)

AURORA NATURAL GAS PRODUCTION, LLC ("ANG") is a limited liability company formed in June 2002 to raise funds specifically earmarked for drilling of certain defined oil and gas prospects. Under the terms outlined in the private placement memorandum dated May 15, 2002, third party investors contributed 95% of the funds needed to drill a specific project and Aurora contributed 5% in the form of oil and gas properties. As manager of ANG, Aurora makes key decisions relating to ANG's operations and was conveyed an additional 12.5% interest in ANG for a total membership interest of 17.5%. Once all third party investor members have received 100% of their initial investment back, Aurora will receive an additional 12.5% interest for a total member interest of 30%. ANG was consolidated into Aurora due to the control that Aurora exercised over the operations of ANG. During 2004, Aurora exchanged its 17.5% membership interests in ANG in exchange for certain working interests which resulted in the removal of ANG from these consolidated financial statements as of December 31, 2004. While the agreement covering a potential 12.5% additional interest is still in effect, management believes the likelihood of receiving this additional interest is remote.

BFG HOLDINGS, LLC ("BFG") is a limited liability company engaged primarily in any activity with the purpose for which the LLC may be formed. BFG was formed on September 18, 2002 and Aurora holds a 100% interest in BFG. In 2003, certain oil and gas properties were conveyed from Aurora to BFG in connection with the reserve base financing with Texas Capital Bank, N.A. This financing vehicle has been paid in full and terminated during 2004. These properties were transferred to BFG at their net book value on the date of transfer. During 2004, BFG was closed and transferred all oil and gas properties to North at their net book value. All operations of BFG have ceased as of December 31, 2004.

CONSOLIDATED EXPLORATION, LLC ("Conexco") is a limited liability company engaged primarily in the acquisition, development and sale of oil and gas leasehold interests. Conexco owns significant leasehold interests in Indiana's New Albany Shale area, including an overriding royalty in the producing Corydon fields. Conexco was formed on April 4, 1994 and its term of existence extends through April 4, 2014. On January 1, 1999, Aurora purchased a 100% interest in Conexco and this entity became a wholly owned subsidiary. In 2003, Conexco was allocated a portion of the sales proceeds in transactions disclosed in Note 5.

INDIGAS ENERGY, LLC ("Indigas") is a limited liability company engaged primarily in the acquisition, development, production and sale of oil and gas leasehold interests. Indigas owns significant leasehold interests in Indiana and Kentucky's New Albany Shale area. Indigas was formed on January 1, 1996 and its term of existence extends through January 1, 2016. On January 1, 1999 Aurora purchased a 100% interest in Indigas and this entity became a wholly owned subsidiary.

Both Conexco and Indigas received a portion of the funds from the option agreement (the "Option") described more fully in Note 5. These proceeds were then used to return to investors their original investment plus the agreed upon return percentage. Since all of the lease investors monies have been returned, operations of both entities have ceased as of December 31, 2003. As a result of the Option being exercised subsequent to December 31, 2004, all proceeds have been allocated to Aurora as all lease investor obligations have been met (see
Note 17).

                                USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                ORGANIZATION AND NATURE OF OPERATIONS (Continued)

                             OIL AND GAS PROPERTIES

The Company uses the full cost method of accounting for oil and gas properties. Under this method, all costs associated with acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized. Costs associated with production and general corporate activities are expensed in the period incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proven reserves, are amortized on the unit-of-production method using estimates of proven reserves. Investments in unproven properties and major development projects are not amortized until proven reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Capitalized costs of oil and gas properties, net of accumulated amortization, are limited to the aggregate of estimated future net revenues from proven reserves, discounted at ten percent, based on current economic and operating conditions, plus the lower of cost or fair value of unproven properties.

Sales of proven and unproven properties are applied to reduce the capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proven reserves of oil and gas, in which case the gain or loss is recognized in income. Abandonment of properties is accounted for as adjustments of capitalized costs with no loss recognized.

                              CAPITALIZED INTEREST

The Company capitalizes interest on expenditures made in connection with exploration and development projects that are not subject to current amortization. Interest is capitalized only for the period that activities are in progress to bring these projects to their intended use. Interest capitalized amounted to $329,028 and $205,154 during 2004 and 2003, respectively.

                            CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of demand deposits in banks. The Company's bank accounts periodically exceed federally insured limits. As of December 31, 2004 and 2003, cash in excess of FDIC limits amounted to approximately $1,055,000 and $953,000, respectively. Management believes that the Company is not exposed to any significant credit risk on its cash deposits.

                         DEFERRED LOAN ORIGINATION COSTS

Loan origination costs related to mezzanine financing obtained in late 2004, as more fully described in Note 9, are deferred. These costs are being amortized using the interest method over the term of the related loan. Annual amortization expense during 2005 to 2009 will be approximately $59,000.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                ORGANIZATION AND NATURE OF OPERATIONS (Continued)

                                OTHER INVESTMENTS

HUDSON PIPELINE & PROCESSING CO., LLC ("Hudson") is a limited liability company that owns a facility plant, pipeline, rights-of-way and meter used by nearby Antrim wells, and processes the gas produced from those wells. North owns a 48.75% membership interest in this limited liability company until the revenues received from the pipeline facility equal 125% of the amount spent on construction of the pipeline, after which North's membership interest will be 47.5%.

      Ownership for this investment is accounted for using the equity method, whereby the investment is stated at cost and adjusted for the Company's equity in undistributed earnings and loss since acquisition. The construction of the pipeline began in late 2004. Operations for Hudson for the period ending December 31, 2004 were insignificant.

The following is condensed financial information concerning Hudson:

Balance Sheet December 31, 2004

                                   (Unaudited)

Current assets                                                          $ 43,839
Construction projects in progress, net                                   749,223
                                                                        --------
Total assets                                                            $793,062
                                                                        ========

Current liabilities                                                     $563,009
Member's equity                                                          230,053
                                                                        --------
Total liabilities and member's equity                                   $793,062
                                                                        ========

                             Statement of Operations
                      For the Period September 15, 2004 to

                                December 31, 2004
                                   (Unaudited)

Revenues                                                                 $24,964
Costs and expenses                                                        22,565
                                                                         -------
Net income                                                               $ 2,399
                                                                         =======

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                               REVENUE RECOGNITION

Oil and gas sales are generally recognized at the time of extraction of product or performance of services. Revenues from service contracts are recognized ratably over the term of the contract. See Note 5 regarding the sale in 2003 of interest in oil and gas properties.

                               ACCOUNTS RECEIVABLE

Accounts receivable generally consist of amounts due from working interest partners for their proportionate share of expenses related to certain oil and gas projects. Accounts receivable are stated at the amounts management expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings based on management's assessment of the current status of individual accounts. Balances that are still outstanding after the Company has attempted reasonable collection efforts are written off through a charge to earnings and a credit to accounts receivable. Charges to earnings have typically not been material to the consolidated financial statements.

                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist primarily of cash, accounts receivable, loans receivable, accounts payable and accrued expenses and debt. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments. The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

                          OTHER PROPERTY AND EQUIPMENT

Other property and equipment are stated at cost. Major improvements and renewals are capitalized while ordinary maintenance and repairs are expensed. Management annually reviews these assets to determine whether carrying values have been impaired.

          DEPRECIATION AND AMORTIZATION OF OTHER PROPERTY AND EQUIPMENT

Depreciation, which includes amortization of assets recorded as capital leases, is computed using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 20 years or lease term, if shorter.

                                     DEPOSIT

A cash deposit in the amount of $100,000 was received from an investor for the purchase of Aurora's common stock. The Company received these funds in 2002 and the stock was issued during 2003.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

                                  INCOME TAXES

Aurora and its wholly- owned subsidiaries file a combined federal income tax return, while the remaining subsidiaries each file separate federal income tax returns. Taxable income and losses of subsidiaries not included in the combined tax return are passed directly to the shareholders or members. Consequently, in the accompanying consolidated financial statements, income taxes are not provided on taxable income or losses allocated to the minority interest in the subsidiaries.

Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and federal income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Deferred income taxes arise from temporary basis differences principally related to intangible drilling costs incurred in connection with the development of oil and gas properties, depreciation and net operating losses. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

                                MINORITY INTEREST

The minority interest shown in the accompanying consolidated balance sheets represents the minority members' share of contributed capital, income or loss and distributions.

                        RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment" (SFAS 123R), which is a revision of SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS 123R is effective for all stock-based awards granted on or after July 1, 2005. In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provision of SFAS
123. The Company is currently assessing the impact of adopting SFAS 123R to its consolidated financial statements.

In September 2004, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 106 (SAB 106) which provides guidance regarding the interaction of SFAS 143 with the calculation of depletion and the full cost ceiling test of oil and gas properties under the full cost accounting rules of the SEC. The guidance provided in SAB 106 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In October 2004, the American Jobs Creation Act of 2004 (AJCA) was signed into law. In December 2004, the FASB issued Staff Position No. 109-1 (FSP 109-1), "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" and Staff Position No. 109-2 (FSP 109-2), "Accounting and Disclosure Guidance of the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004". FSP 109-1 clarifies that the manufacturer's tax deduction provided for under the AJCA should be accounted for as a special deduction in accordance with SFAS No. 109 and not as a tax rate reduction. FSP 109-2 provides accounting and disclosure guidance for the repatriation of certain foreign earnings to a U.S. taxpayer as provided for the AJCA. The Company does not expect that the tax benefits resulting from the AJCA will have a material impact on its financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 2. SUPPLEMENTAL CASH FLOWS INFORMATION

                   NON-CASH FINANCING AND INVESTING ACTIVITIES

2004

During 2004, Aurora conveyed its entire interest totaling $338,177 in AIL, BAC and ANG back to the respective consolidated subsidiaries in exchange for oil and gas reserves in the same amount. As a result of this conveyance, Aurora no longer maintained a controlling interest in these subsidiaries. Minority interests and oil and gas properties related to this conveyance, in the amount $1,992,361, has been eliminated from these consolidated financial statements.

Pursuant to the purchase and sale agreement with an unrelated third party more fully described in Note 5, Aurora repaid in full the mezzanine facility obligation in the amount of $4,674,639, reserve base lending obligation in the amount of $498,675 and transferred certain lease obligations in the amount of $847,025.

During 2004, $127,112 of cumulative dividends on convertible preferred stock were satisfied by issuance of a note payable.

2003

Aurora issued 30,000 shares of common stock, valued at $1.00 per share, in exchange for the receipt of certain oil and gas interests.

                          OTHER CASH FLOWS INFORMATION

Cash paid for interest amounted to $681,025 and $621,844 in 2004 and 2003, respectively.

             NOTE 3. ACCOUNTS RECEIVABLE (INCLUDING RELATED PARTIES)

Accounts receivable consists primarily of joint interest billings to investors who have invested with the Company on specific oil and gas projects. Accounts receivable may be offset by royalty payments and are typically collateralized by the owners' interest in a specific oil and gas project. Potential credit losses, in the aggregate, have not been significant and have not exceeded management's expectations.

Receivables due from related parties at December 31, 2004 and 2003 amounted to $129,960 and $20,000, respectively, and consist of amounts due from affiliates with common ownership for joint billings on projects which they are involved in with the Company, and are included in accounts receivable in the accompanying consolidated balance sheets.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 4. NOTES RECEIVABLE (INCLUDING RELATED PARTIES)

Notes receivable consist of the following amounts as of December 31:

                                                                          2004      2003
                                                                        --------  --------
Unsecured note receivable from a third party arising from an agreement $ 81,151   $120,905
to provide funds to secure certain contract services over a two year period. The structure of this agreement requires payments to be made as the third party renders services to the company, including interest capitalized at 6%. Total payments received in the form of services rendered during 2004 and 2003 amounted to $39,754 and $39,095, respectively

Unsecured note receivable from a party related by virtue of common        35,096        --
ownership, including interest charged at 6.0%.  This note was collected in full in March, 2005

Unsecured note receivable from a third party, due on demand, with
interest charged at 6.0%                                                  20,000        --
                                                                        --------  --------

Total notes receivable                                                  $136,247  $120,905
                                                                        ========  ========

                           SHAREHOLDER NOTE RECEIVABLE

The Company holds an unsecured note receivable from a shareholder in the amount of $100,000, which is due upon demand, with interest charged at 4.5%.

NOTE 5. SALE OF INTERESTS IN OIL AND GAS PROPERTIES

The Company had the following transactions related to the sale of oil and gas properties, all of which were applied to reduce the full cost pool:


                                                Interest        Gross
Year  Type of Property     Description            Sold        Proceeds
----  ----------------     -----------            ----        --------

2004  Unproven and Proven  Antrim leasehold        80%        $6,433,890
2004  Proven               Crossroads project      90%           292,132
2004  Unproven             New Albany Shale        95%           349,829
                                                              ----------
Total                                                         $7,075,851
                                                              ==========

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 5. SALE OF INTERESTS IN OIL AND GAS PROPERTIES (Continued)


                                                           Interest      Gross
    Year  Type of Property     Description                  Sold        Proceeds
    ----  ----------------     -----------                  ----        --------

    2003  Unproven              Graben leasehold            100%      $1,266,520
    2003  Proven                Black Bean                   50%         873,492
    2003  Unproven              Indiana leasehold interest   50%          47,500
    2003  Unproven              Antrim leasehold - ORRI       2%          47,066
    2003  Proven                Compressor sale             100%          43,832
                                                                      ----------
    Total                                                             $2,278,410
                                                                      ==========


During 2004, Aurora entered into a sale agreement with an unrelated third party for $6,433,890. As part of this agreement, the third party assumed capital leases in the amount of $847,025. Further, Aurora received $1,260,576 in proceeds net of the payoff of the mezzanine facility obligation in the amount of $4,674,639 and reserve base lending obligation in the amount of $498,675 for the sale of an 80% interest in Aurora's Antrim leasehold units located in northeast Michigan. Proceeds, net of historical cost in the amount of $7,211,916, were recorded as a reduction to the full cost pool as the reduction of capitalized costs to the oil and gas reserve were not significantly altered.

In addition to the above transactions, the following transactions occurring in 2003 were recorded as a reduction to the full cost pool for the historical cost of the assets sold and the remainder was recorded as a gain in the accompanying 2003 consolidated statements of operations. Since the sale of these oil and gas properties or the conveyance of an option to purchase certain oil and gas properties would significantly alter the relationship between capitalized costs and the oil and gas reserves, the net proceeds were accounted for as a gain on sale of oil and gas interests in the accompanying 2003 consolidated statements of operations.

                                                                    Net
                                                   Payments to    Proceeds
                                                   Lease Fund     Allocable
                                        Gross    Investors and     to the     Historical     Gain
Property/Option Sold                  Proceeds    Other Owners    Company        Cost       on Sale
-----------------------------------  ----------   -----------    ----------   ----------   ----------
100% of APL's proven assets          $2,825,845   $  (864,454)   $1,961,391   $  243,299   $1,718,092
100% of Conexco's proven assets         162,812            --       162,812           --      162,812
100% of IGL's proven assets             136,350        (1,958)      134,392       88,879       45,513
95% of Aurora's unproved leases*      1,388,649    (1,003,540)      385,109           --      385,109
95% of Operating's unproved leases*   1,679,950      (138,013)    1,541,937    1,042,305      499,632
Other sales                               3,064            --         3,064           --        3,064
                                     ----------   -----------    ----------   ----------   ----------
Total                                $6,196,670   $(2,007,965)   $4,188,705   $1,374,483   $2,814,222
                                     ==========   ===========    ==========   ==========   ==========

*Proceeds received in excess of the costs are recorded as a gain as these transactions represent options and the option agreement covers certain amounts capitalized as oil and gas properties in Operating and Aurora. The amounts advanced to the Company are non-refundable and, therefore, are recorded as income. Subsequent to December 31, 2004 and in conjunction with the exercising of the Option, 95% of Operating's assets have been sold and Aurora maintains a 5% interest (see Note 17).

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6. OIL AND GAS PROPERTIES NOT SUBJECT TO AMORTIZATION

The Company is currently participating in oil and gas exploration and development activities on blocks of acreage in the states of Indiana, Michigan, Ohio, and Kentucky. A determination cannot be made about the extent, if any, of additional oil and gas reserves that should be classified as proven reserves in connection with these projects. Consequently, the associated property and exploration costs have been excluded in computing amortization of the full cost pool.

NOTE 7. OTHER PROPERTY AND EQUIPMENT

Other property and equipment consist of the following at December 31:


                                                          2004            2003
                                                        --------        --------

Furniture and fixtures                                  $108,047        $ 75,085
Computer equipment                                        77,509          37,615
Software                                                  11,325          10,015
Leasehold improvements                                    19,042          19,042
Truck                                                      7,050           7,050
                                                        --------        --------
Total property and equipment                             222,973         148,807
Less accumulated depreciation                            107,690          79,441
                                                        --------        --------
Property and equipment, net                             $115,283        $ 69,366
                                                        ========        ========



Depreciation expense amounted to $28,249 and $19,055 during 2004 and 2003, respectively.

NOTE 8. LEASES (INCLUDING RELATED PARTIES)

Oil and gas equipment which qualify as a capital lease with an original cost of $42,400 and $1,380,880 in 2004 and 2003, respectively, are capitalized into the oil and gas cost pool and are amortized as part of the entire full cost pool.

The following is a schedule of annual future minimum lease payments required under capitalized lease obligations as of December 31, 2004:


2005                                                                     $ 9,960
2006                                                                       9,960
2007                                                                       3,292
                                                                         -------
Total minimum payments due                                                23,212
Less amounts representing interest, imputed at 6.5%                        1,726
                                                                         -------
Present value of net minimum lease payments                               21,486
Current portion                                                            8,823
                                                                         -------
Obligations under capital leases, net of current portion                 $12,663
                                                                         =======

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 8. LEASES (INCLUDING RELATED PARTIES) (Continued)

During 2003, the Company leased office space under an operating lease on a month-to-month basis. The leased office space is owned by an entity which is owned one-third by one of the Company's principal shareholders and one-third by a trust in the name of another of the Company's principal shareholders. During 2004, the Company extended this lease for a 3-year term requiring monthly payments of $8,700 expiring in March 2007. Rent charged to expense during 2004 and 2003 was $106,800 and 90,000, respectively. Future minimum lease payments required under this lease amount to $104,400 in both 2005 and 2006 and $26,100 in 2007.

NOTE 9. DEBT (INCLUDING RELATED PARTIES)

                           SHORT TERM BANK BORROWINGS

During 2004, the Company entered into an unsecured revolving line-of-credit agreement with a bank. Under the terms of this agreement, the Company can borrow up to a maximum of $350,000, with monthly interest payments at prime plus 1% (effective rate at December 31, 2004 of 6.0%). Subsequent to December 31, 2004, short-term borrowings in the amount of $350,000 were paid in full. The line-of-credit agreement expires on April 1, 2005.

                              LONG-TERM LIABILITIES

                              RESERVE BASE LENDING

On April 25, 2003, BFG entered into a $250,000 initial reducing revolving line of credit governed by a borrowing base pursuant to a $10,000,000 master note. This obligation was paid in full during 2004. Interest expense on this line of credit amounted to $10,674 and $14,877 in 2004 and 2003, respectively, none of which was capitalized.

                         NOTES PAYABLE - RELATED PARTIES

A summary of notes payable by the Company to related parties is as follows at December 31:

                                       Interest    Due
    Related Party                        Rate      Date             2004           2003
    -------------                        ----      ----             ----           ----
Affiliated entity           (1)         Prime    5/31/2005 **  $   1,700,000  $   2,000,000
Shareholder/director        (2)          9.50%   See below **        400,000        473,213
Shareholder/director                     6.00%    6/1/2006 **        150,000        150,000
Shareholder/director                     6.00%  12/31/2005 **        127,112             --
Affiliated entity           *            6.00%   3/15/2005 **         86,650             --
Affiliated entity           *           10.50%    5/1/2006            69,833         69,833
Shareholder/director        (3)          4.68%    1/1/2006 **         50,000         50,000
Shareholder/director                     8.00%    1/1/2006 **         50,000         50,000
Shareholder/director                     8.00%    1/1/2006 **         45,000         50,000

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. DEBT (INCLUDING RELATED PARTIES) (Continued)

                        LONG-TERM LIABILITIES (Continued)

                   NOTES PAYABLE - RELATED PARTIES (Continued)



                                       Interest    Due
    Related Party                        Rate      Date             2004           2003
    -------------                        ----      ----             ----           ----
Shareholder/director                     8.00%    1/1/2006 **         47,251         47,251
Shareholder/director                     5.12%    1/1/2006 **         34,421         34,421
Shareholder/director                     6.00%   3/15/2005 **         27,063             --
Shareholder/director                     8.00%    1/1/2006 **         25,000         50,000
Shareholder/director                     8.00%    1/1/2006 **         17,595         17,595
Shareholder/director                     8.00%    1/1/2006 **         10,000         10,000
Shareholder/director                     6.00%    1/1/2006 **         10,000         10,000
Shareholder/director                     8.00%    1/1/2006 **          7,050          7,050
Shareholder/director                     5.50%    1/1/2006 **          2,530          2,530
Shareholder/director                     8.00%    1/1/2006 **          1,333          1,333
Shareholder/director                     6.50%    1/1/2006 **          1,000          1,000
Shareholder/director                     6.50%    1/1/2006                --         50,000
Shareholder/director                     8.00%    1/1/2006                --         20,000
Shareholder/director                     8.00%    1/1/2006                --         20,000
Shareholder/director                     6.50%    1/1/2006                --          6,000
Shareholder/director                     7.25%    1/1/2006                --          4,000
Shareholder/director                     8.00%    1/1/2006                --          1,333
Accrued interest                                           **        156,693        116,288
                                                               -------------  -------------


Total notes payable - related parties                              3,020,535      3,243,850
Current portion of notes payable - related parties                 1,940,825             --
                                                               -------------  -------------


Notes payable - related parties, net of current portion        $   1,079,710  $   3,243,850
                                                               =============  =============

(1) This note requires payments of interest monthly and also requires additional payments based upon the quantity of gas extracted from certain oil and gas properties. Interest expense related to this note amounted to $93,618 and $85,719 in 2004 and 2003, respectively.

(2) Monthly payments are required on this note with the principal and interest determined based upon the quantity of oil and gas extracted from certain oil and gas properties. Interest expense amounted to $45,704 and $45,579 in 2004 and 2003, respectively.

(3) This interest rate adjusts annually based on the highest applicable federal rate (4.68% at December 31, 2004).

*These entities are affiliated through common ownership and ultimate management control. **These notes were paid in full during March, 2005.

There are no required principal payments for the remaining notes. Interest expense is accrued annually and is due upon note maturity.

                              NOTE PAYABLE - OTHER

The Company was obligated on a note payable that was issued to replace prior lease obligations related to oil and gas equipment used on a project that was shut-in in 2001. The outstanding balance at December 31, 2003 was $307,935. This obligation was assumed as part of the purchase agreement more fully described in
Note 5.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 9. DEBT (INCLUDING RELATED PARTIES) (Continued)

                               MEZZANINE FINANCING

In August 2004, North entered into a $30,000,000 mezzanine credit facility to enable the Company to fund its 20% - 50% share of the Michigan Antrim drilling program. The terms of this financing are as follows:

Facility Amount: Up to $30,000,000 senior secured advancing line-of-credit with overriding royalty provisions. Initial borrowing base of $10,000,000 redetermined as reserves are established accordingly.


        Interest Rate:    11.5%

        Maturity:         September 30, 2009

        Use of Proceeds:  To fund drilling,  completion,


gathering lines, and gas processing facility for certain Michigan Antrim wells.

Security: 100% working interest in all wells completed.

Payments: Beginning September 29, 2005 and quarterly thereafter. The required payment is 75% (100% if coverage deficiency or default occurs) of Adjusted Net Cash Flow ("ANCF") determined by deducting applicable drilling expenses from gross revenue.

Interest expense, all of which was capitalized, related to this debt amounted to $329,028 in 2004.

In January 2003, North entered into a $15,000,000 mezzanine credit facility to enable the Company to drill and develop 25 Michigan Antrim wells. This obligation was paid in full and the agreement was terminated in 2004. Interest expense related to this facility was $160,649 (none of which was capitalized) and $390,631 (of which $205,154 was capitalized) in 2004 and 2003, respectively.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 10. INCOME TAXES

A reconciliation of the provision for income taxes and the amount computed by applying the statutory federal income tax rate to net income (loss) is as follows for the year ended December 31:

                                                                2004        2003
                                                             ---------   ---------

Income tax (benefit) provision at the statutory rate         $(375,300)  $ 578,900
Increase (decrease) in allowance against net operating loss    335,500    (579,600)
Permanent differences/other                                     39,800         700
                                                             ---------   ---------
Income tax provision                                         $      --   $      --
                                                             =========   =========

The Company's total deferred tax liabilities, deferred tax assets and deferred tax asset valuation allowances as of December 31 are as follows:


                                                       2004             2003
                                                   -----------      -----------
Total deferred tax assets:
  Net operating loss carryover                     $ 1,441,300      $ 1,589,400
Less valuation allowance                              (635,400)        (299,900)
                                                   -----------      -----------
Deferred tax assets, net                               805,900        1,289,500
Total deferred tax liabilities:
  Intangible drilling costs                           (805,900)      (1,289,500)
                                                   -----------      -----------
Net deferred tax assets (liabilities)              $        --      $        --
                                                   ===========      ===========


Aurora has net operating loss carryforwards available to offset future federal taxable income of approximately $4,241,000, which expire from 2018 through 2024. However, the utilization of the benefits of such carryforwards may be limited, as more fully discussed below. Sufficient uncertainty exists regarding the realization of these operating loss carryforwards and, accordingly, a valuation allowance of approximately $635,000 and $300,000 at December 31, 2004 and 2003, respectively, which is related to the net operating losses and other temporary differences, has been established.

      The Tax Reform Act of 1986 imposed substantial restrictions on the utilization of net operating losses and tax credits in the event of an "ownership change", as defined by the Internal Revenue Code. Federal and state net operating losses are subject to limitations as a result of these restrictions. Under such circumstances, the Company's ability to utilize its net operating losses against future income may be reduced.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 11. COMMON STOCK

2004

The Company issued 49,976 shares of common stock in exchange for consulting services provided to the Company during the previous three years. The value assigned per share was contractual and was agreed to by the Company and the vendor in June, 2001. The amount expensed as a result of this exchange amounted to $41,479.

The Company sold 1,045,000 shares of common stock to unrelated third parties at $2.50 per share, primarily in the fourth quarter of 2004. Total proceeds from the sale of these shares amounted to $2,612,500.

The Company issued 4,800 shares of common stock as payment for consulting on the sale of the Company's common stock. The price per share used for this exchange of $2.50 was based upon comparable sales of the Company's common stock and amounted to $12,000.

The Company issued 310,000 shares of common stock to a director upon the exercise of options at prices ranging from $.75 to $1.00 per share.

2003

The Company sold 200,000 shares of common stock to an unrelated third party at $.50 per share. Total proceeds from the sale of these shares amounted to $100,000.

The Company issued 30,000 shares of common stock in exchange for the acquisition of certain oil and gas interests. The Company recorded $30,000 in capitalized oil and gas properties in connection with the issuance of these shares based on the fair value of the oil and gas interests acquired. Such value was considered more objectively determinable than the fair value of the shares.

NOTE 12. PREFERRED STOCK

During 2000, Aurora authorized 500,000 shares of Series A preferred stock with the terms and amounts set at the Board of Directors discretion. Preferred stock has liquidation preference over common stock equal to the original issue value, plus any accrued or arreared dividends.

Each share of Series A preferred stock is voting and is convertible into three shares of common stock. During 2004, 311,111 shares of preferred stock were exchanged for 933,333 shares of the Company's common stock. The preferred shares require dividends of 6% on a cumulative basis commencing in 2001. Dividends are required to be accrued on January 1 of each year. Dividends in arrears as of December 31, 2003 amounted to $132,459. Dividends in the amount of $127,112 were satisfied through issuance of a note payable and, as a result, dividends in arrears amounted to $35,768 as of December 31, 2004. Subsequent to December 31, 2004, the remaining 99,350 shares of preferred stock were converted to 298,050 shares of common stock and all dividends associated with these shares were paid in full.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13. COMMON STOCK OPTIONS

On October 1, 1997, Aurora adopted an incentive qualified stock option plan (the "Plan") which authorized the issuance of up to 1,000,000 shares of Aurora's common stock at an option price which may not be less than 100% of the estimated fair value on the date of grant (25% effective with a January 1, 2004 amendment to the Plan). The maximum term of options granted is ten years. The plan was created in an effort to retain key employees, attract new employees, obtain the services of consultants, encourage the sense of proprietorship of such persons in Aurora and to stimulate the active interest of such persons in the development and financial success of Aurora. Activity related to options issued under the Plan is as follows for the year ended December 31:


                                                            2004         2003
                                                           -------     --------

Options outstanding at beginning of the year               250,000      230,000
Granted during the year                                     94,000       40,000
Forfeited during the year                                       --      (20,000)
                                                           -------     --------
Options outstanding at the end of the year                 344,000      250,000
                                                           =======     ========


A majority of the Company's outstanding stock options have been issued outside of the common stock option plan described above. These include, in both 2004 and 2003, options for the purchase of 99,999 shares which were issued to certain directors as compensation in exchange for serving on Aurora's board of directors.

Activity with respect to all stock options (including options granted under the plan) is presented below for the year ended December 31:


                                            2004                  2003
                                            ----                  ----
                                               Weighted              Weighted
                                               Average                Average
                                               Exercise              Exercise
                                    Shares      Price     Shares       Price
                                   ---------   -------   ---------   --------
Outstanding, beginning of year     2,816,665   $  1.01   2,696,666   $   1.02
Options granted                      193,999      0.75     139,999       0.75
Options exercised                   (310,000)     0.99          --         --
Options forfeited                         --        --     (20,000)      1.00
                                   ---------            ----------
                                   2,700,664      0.99   2,816,665       1.01
                                   =========   =======  ==========   ========

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 13. COMMON STOCK OPTIONS (Continued)

All of the above options are considered eligible for exercise as such options vest immediately upon their grant. The weighted average remaining life by exercise price as of December 31, 2004 is summarized below:


                                                          Weighted
                             Shares                       Average
Range of                   Outstanding                   Remaining
Exercise                       and                      Contractual
 Prices                    Exercisable                     Life
 ------                    -----------                     ----
  $ 0.50                         20,000                     3.4
  $ 0.75                        573,997                     7.0
  $ 0.83                        900,000                     2.2
  $ 1.00                         40,000                     4.9
  $ 1.25                      1,166,667                     1.8
                              ---------
                              2,700,664
                              =========


The Company follows only the disclosure aspects of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation." The Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Under APB 25, the exercise price of the stock options were more than the fair value of the shares at the date of grant and, accordingly, no compensation cost has been recognized in the consolidated financial statements for its outstanding stock options.

The following table illustrates the effect on net income (loss) and income
(loss) per share as if the Company had applied the fair value recognition provisions of SFAS 123 during the years ended December 31, 2004, 2003 and 2002:

                                                             Years Ended
                                                             December 31,
                                                    -----------------------------
                                                         2004            2003
                                                    -------------   -------------
Net income (loss) available to common shareholders  $  (1,133,979)  $   1,665,779

Deduct: total stock-based compensation expense
determined under fair value based method for all
awards, net of related tax effects                        (36,746)        (21,640)
                                                    -------------   -------------

Pro forma net income (loss)                         $  (1,170,725)  $   1,644,139
                                                    =============   =============

Income (loss) per share:
  Basic:
    As reported                                     $       (0.10)  $        0.15
    Pro forma                                       $       (0.10)  $        0.15
  Diluted:
    As reported                                     $       (0.10)  $        0.14
    Pro forma                                       $       (0.10)  $        0.13

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

The weighted average assumptions used in the Black-Scholes option-pricing model used to determine fair value were as follows:


                                                              2004         2003
                                                              ----         ----

Risk-free interest rate                                        3%           3%
Expected years until exercise                                  5-10         5-10
Expected stock volatility                                      0%           0%
Dividend yield                                                 0%           0%



NOTE 14. OTHER INCOME

Components of other income presented in the accompanying consolidated statements of operations are summarized as follows for the year ended December 31:


                                                        2004             2003
                                                     ----------       ----------

Project management fees                              $  883,687       $1,521,676
Administrative overhead to wells                        157,592           97,675
Compressor/equipment rental                             151,556           78,580
Operator revenue                                             --          110,725
Pipeline transportation fees                                 --           24,074
Miscellaneous income                                         --           88,555
                                                     ----------       ----------
   Total other income                                $1,192,835       $1,921,285
                                                     ==========       ==========


NOTE 15. RETIREMENT PLAN

The Company maintains a SIMPLE 401(k) plan for substantially all of its employees. Under this SIMPLE plan, eligible employees are permitted to contribute up to 15% of gross compensation into the retirement plan. The Company makes no matching contribution; however, the Company can make a discretionary contribution to the plan. There were no contributions to this plan in 2004 and 2003.

NOTE 16. CONTINGENCIES

The Company is occasionally subject to various lawsuits arising in the normal course of business. In the opinion of management, the ultimate liability, if any, resulting from such matters will not have a significant effect on the Company's results of operations, liquidity, or financial position.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 17. NET INCOME (LOSS) PER SHARE

Basic earnings per share are computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. The computation of diluted net income (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the Company.


                                                                  Year Ended
                                                                  December 31,
                                                          --------------------------
                                                              2004          2003
                                                          ------------   -----------
Basic EPS:
  Income (loss) available to common shareholders          $ (1,133,979)  $ 1,665,779
  Weighted average common shares outstanding                11,817,812    11,288,112

Basic income (loss) per share                             $      (0.10)  $      0.15
                                                          ============   ===========

Diluted EPS:

  Income (loss) available to common shareholders          $ (1,133,979)  $ 1,665,779
  Adjustments for assumed conversions:
    Dividends on preferred stock                                30,268        36,942
                                                          ------------   -----------

Income (loss) available to common shareholders - diluted    (1,103,711)    1,702,721

Common shares outstanding                                   11,817,812    11,288,112
Effect of dilutive securities:
  Convertible preferred stock                                       --     1,231,383
  Stock options                                                     --         6,667
                                                          ------------   -----------

Potentially dilutive common shares                                  --     1,238,050

Adjusted common shares outstanding - diluted                11,817,812    12,526,162
                                                          ------------   -----------
Diluted income (loss) per share                           $      (0.10)  $      0.14
                                                          ============   ===========

During 2004, stock options and convertible preferred stock were excluded in the computation of diluted loss per share because their effect was anti-dilutive.

During 2003, only those stock options that resulted in a dilutive effect were included in the computation of diluted earning per share.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 18. SUBSEQUENT EVENTS

                                PRIVATE PLACEMENT

On January 31, 2005, the Company consummated a private placement pursuant to which 5,020,000 shares of its common stock and warrants to purchase 1,900,000 shares of its common stock were issued for cash proceeds of $12,550,000. Of this amount, 600,000 common shares were issued for $1,500,000 which was received in December 2004 and are included in the accompanying consolidated financial statements. The remaining 4,420,000 shares were issued and related proceeds of $11,050,000 were received in February 2005.

                                MERGER AGREEMENT

On January 31, 2005, the Company entered into a definitive merger agreement with Cadence Resources Corporation ("CRC"). Under the terms of this agreement and upon filing and effectiveness of a registration statement with the U.S. Securities and Exchange Commission, which is then to be provided to the shareholders before the vote and upon a favorable vote by shareholders of Aurora, CRC is expected to acquire all of the outstanding shares and options of the Company.

                                OPTION AGREEMENT

In January 2005, El Paso exercised its option to purchase from the Company 95% of the working interest in certain acreage as outlined in the option agreement. As a result of this transaction, the Company received proceeds in the amount of approximately $7,321,000 (see Note 5).

                        PRO FORMA INFORMATION (UNAUDITED)

The following pro forma balance sheet gives effect to the following transactions that occurred subsequent to December 31, 2004, assuming that they had occurred as of December 31, 2004:

(1) Conversion of 99,350 shares of preferred stock into 298,050 shares of common stock, as discussed in Note 12;

(2) Sales of 4,420,000 shares of common stock and warrants to purchase 1,900,000 shares of common stock for an aggregate sale price of $11,050,000, as discussed above.

                                                                    Pro Forma
                                                   As Reported     Adjustments      Pro Forma
                                                   ------------   ------------   ------------
                            ASSETS

Cash and cash equivalents                          $  5,179,582   $ 11,050,000   $ 16,229,582
Other current assets                                  2,636,114             --      2,636,114
                                                   ------------   ------------   ------------
    Total current assets                              7,815,696     11,050,000     18,865,696
Oil and gas properties                               14,967,457             --     14,967,457
Other assets                                            662,676             --        662,676
                                                   ------------   ------------   ------------
    Total assets                                   $ 23,445,829   $ 11,050,000   $ 34,495,829
                                                   ============   ============   ============

             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                $  6,109,156   $         --   $  6,109,156
Long-term liabilities                                11,090,369             --     11,090,369
                                                   ------------   ------------   ------------
  Total liabilities                                  17,199,525             --     17,199,525
                                                   ------------   ------------   ------------

Shareholders' Equity:
  Preferred stock                                       149,025       (149,025)            --
  Common stock                                           13,776          4,718         18,494
  Additional paid-in capital                          8,183,025     11,194,307     19,377,332
  Accumulated deficit                                (2,099,522)            --     (2,099,522)
                                                   ------------   ------------   ------------
    Total shareholders' equity                        6,246,304     11,050,000     17,296,304
                                                   ------------   ------------   ------------
    Total liabilities and shareholders' equity     $ 23,445,829   $ 11,050,000   $ 34,495,829
                                                   ============   ============   ============

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)

                              NET CAPITALIZED COSTS

The following summarizes net capitalized costs as of December 31:


                                                       2004             2003
                                                    -----------      -----------
Oil and gas properties:
  Proved                                            $ 7,585,807      $11,794,654
  Unproved                                            7,981,727        3,174,420
  Inventory                                                  --            4,621
                                                    -----------      -----------
    Total oil and gas properties                     15,567,534       14,973,695
  Less accumulated depreciation,
   depletion and amortization                           600,077          425,077
                                                    -----------      -----------
Oil and gas properties, net                         $14,967,457      $14,548,618
                                                    ===========      ===========


                             UNPROVED PROPERTY COSTS

The following summarizes the capitalized unproved property costs excluded from amortization as of December 31, 2004. All costs represent investments in unproved property in Michigan and will be evaluated over several years as the properties are explored.

                                                         Prior
                              2004          2003         Years         Total
                           -----------   -----------   ----------  ------------

Property acquisition costs $ 6,836,229   $   639,423   $5,018,409  $ 12,494,061
Sales and conveyances       (2,362,571)   (2,683,945)          --    (5,046,516)
Capitalized interest           329,028       205,154           --       534,182
                           -----------   -----------   ----------  ------------
  Total unproved costs     $ 4,802,686   $(1,839,368)  $5,018,409  $  7,981,727
                           ===========   ===========   ==========  ============

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)
                                   (Continued)

     COSTS INCURRED IN OIL AND GAS ACQUISITION, EXPLORATION AND DEVELOPMENT

                                                                           2004          2003
                                                                        -----------   -----------
Acquisition costs:
  Proved                                                                $ 3,714,581   $ 6,218,221
  Unproved                                                                6,836,229       639,423
Sales of properties                                                      (9,956,971)   (2,683,945)
                                                                        -----------   -----------
Costs incurred in oil and gas acquisition, exploration and development  $   593,839   $ 4,173,699
                                                                        ===========   ===========

           RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES

The Company's results of operations from oil and gas producing activities are presented below for the years 2004 and 2003. The following table includes revenues and expenses associated directly with our oil and gas producing activities. It does not include any general and administrative costs of any interest costs.



                                                       2004          2003
                                                   -----------   -----------

Oil and gas sales                                  $   960,011   $ 1,094,612
Operations income                                    1,192,835     1,921,285
Production and lease operating expenses                614,338       920,439
Net gain from sale of oil and gas properties                --     2,814,222
Depreciation, depletion and amortization              (203,249)     (188,623)
                                                   -----------   -----------
Results of operations from oil and gas activities  $ 1,335,259   $ 4,721,057
                                                   ===========   ===========

             OIL AND NATURAL GAS RESERVES AND RELATED FINANCIAL DATA

Information with respect to Aurora's oil and natural gas producing activities is presented in the following tables. Reserve quantities, as well as certain information regarding future production and discounted cash flows, were determined by Aurora's independent petroleum consultants and internal petroleum reservoir engineers.

The following tables present Aurora's estimates of its proved oil and natural gas reserves. Aurora emphasizes reserves are approximates and are expected to change as additional information becomes available. Reservoir engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. A substantial portion of the reserve balances was estimated utilizing the volumetric method, as opposed to the production performance method.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)
                                   (Continued)

Natural Gas

                                     (MMscf)

Proved reserves, January 1, 2003                                             --
Revisions of previous estimates                                              --
Extensions, discoveries and other additions                              16,874
Production                                                                 (214)
                                                                        -------
Proved reserves, December 31, 2003                                       16,660
Revisions of previous estimates                                          (4,025)
Extensions, discoveries and other additions                              22,465
Production                                                                 (151)
                                                                        -------
Proved reserves, December 31, 2004                                       34,949
                                                                        =======


                                     Natural
                                       Gas
                                     (MMcf)
   Proved developed reserves at December 31:

   2004                                                                 12,520
   2003                                                                  3,052
Proved reserves are estimated quantities of natural gas and crude oil, which geological and engineering data indicate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

The following table presents a standardized measure of discounted future net cash inflows relating to proved oil and natural gas reserves. Future cash flows were computed by applying year-end prices of oil and natural gas relating to Aurora's proved reserves to the estimated year-end and assuming that each well will produce for a period of 40 years. Future production and development costs were computed by estimating those expenditures expected to occur in developing and producing the proved oil and natural gas reserves at the end of the year, based on year-end costs. Actual future cash inflows may vary considerably, and the standardized measure does not necessarily represent the fair value of Aurora's oil and natural gas reserves. The effects of hedging activities are insignificant to the standardized measure of discounted future net cash flows.

                                                                  2004           2003
                                                             -------------   ------------
Future cash inflows                                          $ 216,495,630   $ 78,779,790
Less deductions:
  Future production costs                                      (61,008,580)   (22,178,300)
  Future production taxes                                      (13,277,780)    (4,726,790)
  Future development costs                                     (13,659,320)    (6,389,860)
  Future income tax expense                                    (42,421,000)   (13,875,000)
                                                             -------------   ------------
Future net cash inflows                                         86,128,950     31,609,840
Less 10% annual discount for estimated timing of cash flows    (48,008,140)   (15,901,690)
                                                             -------------   ------------
Standardized measure of discounted future net cash flows     $  38,120,810   $ 15,708,150
                                                             =============   ============

                      AURORA ENERGY, LTD. AND SUBSIDIARIES
                      SUPPLEMENTAL OIL AND GAS INFORMATION
                                   (UNAUDITED)
                                   (Continued)

The base sales prices for Aurora's reserve estimates were as follows:


                                                                    Natural
                                                                      Gas
                                                                      (MMcf)
                                                                     ------

 12/31/2004                                                         $6.195*
 12/31/2003                                                     $4.488 to $7.082


*Except for the Alpena Beyer unit which is calculated at the contract price of $4.37 per Mmcf in 2005 and $5.00 per Mmcf for years after 2005.

These base prices were adjusted to reflect applicable transportation and quality differentials on a well-by-well basis to arrive at realized sales prices used to estimate Aurora's reserves at these dates.

Changes in the future net cash inflows discounted at 10% per annum follow:


                                                                        2004
                                                                   ------------
Beginning of year                                                  $ 15,708,150
Sales of oil and natural gas produced, net of production costs         (345,673)
Previously estimated development costs incurred during the period    10,550,810
Extensions and discoveries                                           12,207,523
                                                                   ------------
End of year                                                        $ 38,120,810
                                                                   ============

Principal drilling and exploration for Aurora commenced during 2003. Reserve studies with sufficient detail were completed for the years ended December 31, 2003 and 2004.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                            September 30,    December 31,
                                                                2005             2004
                                                                ----             ----
                                 ASSETS                      (Unaudited)
Current assets:
    Cash and cash equivalents                               $ 10,937,632     $  5,179,582
    Accounts receivable                                        4,344,462        2,269,907
    Accounts receivable - related party                          198,353          129,960
    Notes receivable                                             208,626          136,247
    Notes receivable - shareholder                                15,000          100,000
    Prepaid expenses                                              22,855               --
                                                            ------------     ------------
      Total current assets                                    15,726,928        7,815,696
                                                            ------------     ------------

Oil and gas properties, using full cost accounting:
    Properties being amortized                                18,052,442        7,585,807
    Properties not subject to amortization                    16,084,539        7,981,727
                                                            ------------     ------------
      Total oil and gas properties                            34,136,981       15,567,534
      Less accumulated amortization                              938,139          600,077
                                                            ------------     ------------

Oil and gas properties, net                                   33,198,842       14,967,457
Property and equipment, net                                      295,643          115,283
Other investments                                                859,583          230,396
Other assets                                                   1,354,233          294,545
Other long term receivable                                        41,794           22,452
                                                            ------------     ------------
      Total assets                                          $ 51,477,023     $ 23,445,829
                                                            ============     ============

                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                        $  4,491,624     $  3,221,533
    Accrued expenses                                             231,047          200,800
    Drilling advances                                                 --          387,175
    Short-term bank borrowings                                     3,672          350,000
    Current portion of obligations under capital leases            2,131            8,823
    Current portion of note payable - related party                   --        1,940,825
                                                            ------------     ------------
      Total current liabilities                                4,728,474        6,109,156

Obligations under capital leases, net of current portion          11,072           12,663
Notes payable - related party                                     69,833        1,077,706
Mezzanine financing                                           30,000,000       10,000,000
                                                            ------------     ------------
      Total liabilities                                       34,809,379       17,199,525
                                                            ------------     ------------

Shareholders' equity:
    Series A preferred stock                                          --          149,025
    Common stock                                                  19,046           13,776
    Additional paid-in capital                                19,351,780        8,183,025
    Accumulated deficit                                       (2,703,182)      (2,099,522)
                                                            ------------     ------------
      Total shareholders' equity                              16,667,644        6,246,304
                                                            ------------     ------------
      Total liabilities and shareholders' equity            $ 51,477,023     $ 23,445,829
                                                            ============     ============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                           Three Months Ended                 Nine Months Ended
                                                              September 30,                     September 30,
                                                              -------------                     -------------
                                                          2005             2004             2005             2004
                                                          ----             ----             ----             ----
Revenues:
    Oil and gas sales                                 $  1,878,344     $    155,474     $  2,976,250     $    832,272
    Interest income                                         52,723              439          218,633            3,088
    Equity in income of non-consolidated investee          (10,166)              --            2,231               --
    Other income                                            97,973          129,479          447,584        1,143,247
                                                      ------------     ------------     ------------     ------------
        Total revenues                                   2,018,874          285,392        3,644,698        1,978,607
                                                      ------------     ------------     ------------     ------------

Costs and expenses:
    General and administrative                             749,278          701,738        1,875,674        1,727,450
    Production and lease operating                         580,487           86,326        1,233,444          469,904
    Depreciation and amortization                          268,546          100,000          386,050          118,862
    Interest                                               246,917           47,981          468,994          321,284
    Taxes                                                   21,503               --          259,200               --
                                                      ------------     ------------     ------------     ------------
        Total costs and expenses                         1,866,731          936,045        4,223,362        2,637,500
                                                      ------------     ------------     ------------     ------------

Income (loss) before minority interest                     152,143         (650,653)        (578,664)        (658,893)

Minority interest in income (loss) of subsidiaries          25,534          (25,402)          19,344          (89,983)
                                                      ------------     ------------     ------------     ------------

Net income (loss)                                          177,677         (676,055)        (559,320)        (748,876)

Less dividends on preferred stock                               --           (9,109)          (1,641)         (27,630)
                                                      ------------     ------------     ------------     ------------

Net income (loss) available to common shareholders    $    177,677     $   (685,164)    $   (560,961)    $   (776,506)
                                                      ============     ============     ============     ============

Net income (loss) per common share:
    Basic and diluted                                 $       0.01     $      (0.06)    $      (0.03)    $      (0.07)
                                                      ============     ============     ============     ============

Weighted average common shares outstanding:
    Basic and diluted                                   19,046,183       11,555,335       18,408,426       11,504,081
                                                      ============     ============     ============     ============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                  NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

                                                                                        2005             2004
                                                                                        ----             ----
Cash flows from operating activities:                                                (UNAUDITED)
   Net loss                                                                         $   (559,320)    $   (748,876)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities
       Depreciation and amortization                                                     386,050          118,862
       Equity in income of non-consolidated investee                                      (2,231)              --
       Disposition of subsidiary                                                              --          (76,096)
       Payments received in the form of services on note receivable                           --           89,232
       Common stock issue in exchange for services                                                         43,478
       Minority interest in income (loss) of subsidiaries                                (19,344)          89,983
       Changes in operating assets and liabilities:
         Accounts receivable                                                          (2,074,555)        (535,492)
         Accounts receivable, related party                                              (68,393)           7,854
         Prepaid expenses                                                                (22,855)          71,403
         Inventory write down                                                                               4,621
         Accounts payable                                                              1,270,091          244,190
         Drilling advances                                                              (387,175)         (34,855)
         Accrued expenses                                                                 30,247           (7,022)
                                                                                    ------------     ------------
         Net cash used in operating activities                                        (1,447,485)        (732,718)
                                                                                    ------------     ------------

Cash flows from investing activities:
   Proceeds from sale of oil and gas properties                                        7,717,851        1,901,420
   Capital expenditures for oil and gas development                                  (25,502,472)      (3,358,089)
   Capital expenditures for property and equipment                                      (555,972)         (55,758)
   Costs in connection with pending merger                                              (407,496)              --
   Advances on notes receivable                                                          (72,379)              --
   Payments from shareholder on notes receivable                                          85,000               --
   Investment in Hudson Pipeline                                                        (501,956)         (20,800)
   Investment in GeoPetra                                                               (125,000)              --
                                                                                    ------------     ------------
         Net cash used in investing activities                                       (19,362,424)      (1,533,227)
                                                                                    ------------     ------------

Cash flows from financing activities:
   Net short-term bank repayments                                                       (350,000)              --
   Draw from line-of-credit                                                                3,672               --
   Advances from mezzanine financing, net of financing costs of $300,000 in 2005      19,700,000        5,000,000
   Payments for other financing costs                                                    (24,569)              --
   Payments on capital lease obligations                                                  (8,283)        (127,767)
   Distributions to minority interest members                                           (805,000)         (94,649)
   Net proceeds from sales of common stock                                            11,025,000          560,000
   Dividends paid                                                                        (44,340)              --
   Reimbursements from lease fund investors and other owners                              20,177               --
   Net proceeds from subsidiary disposition                                                   --           10,783
   Payments on notes payable - related party                                          (2,948,698)        (400,000)
   Proceeds from notes payable - related party                                                --          102,380
   Proceeds from notes payable - other                                                                    350,000
   Payments on notes payable - other                                                          --         (307,935)
                                                                                    ------------     ------------
         Net cash provided by (used in) financing activities                          26,567,959        5,092,812
                                                                                    ------------     ------------

Net increase (decrease) in cash and cash equivalents                                   5,758,050        2,826,867

Cash and cash equivalents, beginning of period                                         5,179,582        1,045,752
                                                                                    ------------     ------------

Cash and cash equivalents, end of period                                            $ 10,937,632     $  3,872,619
                                                                                    ============     ============

              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

      The condensed consolidated balance sheet as of September 30, 2005, the condensed consolidated statements of operations for the three months and nine months ended September 30, 2005 and 2004, and the condensed consolidated statements of cash flows for the nine months ended September 30, 2005 and 2004 are unaudited. However, in the opinion of management, all adjustments (which are of a normal recurring nature) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2005 and for all periods presented, have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

      These condensed consolidated financial statements and notes are presented in accordance with the rules and regulations of the Securities and Exchange Commission relating to interim financial statements. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company's December 31, 2004 consolidated financial statements and notes thereto.

NOTE 2. MERGER AGREEMENT WITH CADENCE RESOURCES CORPORATION

      On January 31, 2005, the Company entered into a definitive merger agreement with Cadence Resources Corporation ("CRC"). Under the terms of this agreement and upon filing and effectiveness of a registration statement on Form S-4 with the U.S. Securities and Exchange Commission, which is then to be provided to the shareholders before the vote and upon a favorable vote by shareholders of Aurora, CRC is expected to acquire all of the outstanding shares, options and warrants of the Company.

      Upon consummation of the merger, (i) CRC will issue two shares of its common stock for each share of Aurora common stock, (ii) all options and warrants to purchase Aurora common stock shall become options or warrants to receive shares of Cadence common stock, and (iii) Aurora will become a wholly owned subsidiary of CRC. It is contemplated by the parties that if this effort is successfully consummated, Cadence will relocate its operational headquarters to Aurora's offices in Traverse City, Michigan and the board of directors and management of Cadence will be significantly restructured.

      The Aurora shareholder group will receive the largest portion of the voting rights, will have the majority number of members of the board of directors, and will dominate senior management. Accordingly, Aurora is expected to be treated as the accounting acquirer, and the merger is expected to be accounted for as a reverse acquisition. As such, the purchase price was determined to be approximately $41,546,000 computed as 20,702,327 shares of CRC common stock outstanding at January 31, 2005 multiplied by $1.64 (per share sales price of CRC common stock as reported on the OTC Bulletin Board on that date), plus approximately $7,594,000 representing the fair value of CRC's stock options and warrants outstanding on that date. In addition, Aurora incurred approximately $407,000 in merger costs. Such costs have been included in other assets in the accompanying unaudited balance sheet at September 30, 2005 and will be reallocated to the purchase price on the effective date of the merger.

      See Note 12, Subsequent Events, concerning the completion of the merger.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. INVESTMENTS

      Hudson Pipeline & Processing Co., LLC

            The Company has an investment in Hudson Pipeline & Processing Co., LLC ("Hudson"), a limited liability company that owns a facility plant, pipeline, rights-of-way and meter used by nearby Antrim wells, and processes the gas produced from those wells. One of the company's subsidiaries owns a 48.75% membership interest in this limited liability company until the revenues received from the pipeline facility equal 125% of the amount spent on construction of the pipeline, after which the subsidiary's membership interest will be 47.5%.

            Ownership for this investment is accounted for using the equity method, whereby the investment is stated at cost and adjusted for the Company's equity in undistributed earnings and loss since acquisition. The construction of the pipeline began in late 2004.

            The following is condensed financial information concerning Hudson:

                                  Balance Sheet
                               September 30, 2005
                                   (Unaudited)

Current assets                                                       $   367,370
Construction projects in progress, net                                 1,587,225
Other assets                                                              15,642
                                                                     -----------
  Total assets                                                       $ 1,970,237
                                                                     ===========

Current liabilities                                                  $   347,872
Members' equity                                                        1,622,365
                                                                     -----------
  Total liabilities and members' equity                              $ 1,970,237
                                                                     ===========

                            Statements of Operations
                                   (Unaudited)

                                                    Three               Nine
                                                    Months            Months
                                                    Ended              Ended
                                                 September 30,     September 30,
                                                     2005               2005
                                                     ----               ----

Revenues                                           $ 182,371         $ 416,673
Costs and expenses                                   102,142           313,412
                                                   ---------         ---------
Net income                                         $  80,229         $ 103,261
                                                   =========         =========

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3. INVESTMENTS (Continued)

      GeoPetra Partners, LLC

            During the quarter ended June 30, 2005, the Company acquired a 30% interest in GeoPetra Partners, LLC ("GeoPetra") for $14,000. GeoPetra is a limited liability company engaged primarily in the following activities (i) identification and evaluation for acquisition of oil and gas properties and interests in entities which hold such properties and interests, (ii) areas to be explored and developed for the production of oil and gas and (iii) providing consultation, advice, and recommendations to the members of GeoPetra in connection with other oil and gas properties and interests, operations and activities. GeoPetra was formed April 1, 2005.

            The following is condensed financial information concerning
            GeoPetra:

                                  Balance Sheet
                               September 30, 2005
                                   (Unaudited)

Current assets                                                         $ 269,533
Construction projects in progress, net                                   358,021
                                                                       ---------
  Total assets                                                         $ 627,554
                                                                       =========
Current liabilities                                                    $  25,388
Members' equity                                                          602,166
                                                                       ---------
  Total liabilities and members' equity                                $ 627,554
                                                                       =========

                            Statements of Operations
                                   (Unaudited)

                                                    Three              Nine
                                                    Months            Months
                                                    Ended             Ended
                                                 September 30,     September 30,
                                                     2005              2005
                                                     ----              ----

Revenues                                          $       --        $       --
Expenses                                              32,727           147,834
                                                  ----------        ----------
Net loss                                          $  (32,727)       $ (147,834)
                                                  ==========        ==========

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4. SALE OF INTERESTS IN OIL AND GAS PROPERTIES

      The Company had the following transactions related to the sale of oil and gas properties during the nine months ended September 30, 2005 and 2004, respectively:

      Type of                                                            Interest       Gross
Year  Property                     Property Sold                           Sold       Proceeds
----  --------                     -------------                           ----       --------
                                                                                     (Unaudited)
2005  Unproven   Corner #1 Project                                          50%     $     344,114
2005  Unproven   Various Indiana Leasehold                                  95%         7,373,737
                                                                                    -------------
                   Totals for the nine months ended September 30, 2005              $   7,717,851
                                                                                    =============
2004   Proven    Various Antrim Leasehold                                   80%     $   6,432,773
2004   Proven    Crossroads Project                                         90%           292,132
2004  Unproved   New Albany Shale                                           95%           349,829
                                                                                    -------------
                   Totals for the nine months ended September 30, 2004              $   7,074,734
                                                                                    =============

      From the 2004 sales proceeds, $5,173,314 was directly used to repay the mezzanine obligation and the reserve base lending, resulting in net proceeds of $1,901,420 to the Company.

NOTE 5. DEBT (INCLUDING RELATED PARTIES)

      Short-Term Bank Borrowings

            During 2004, the Company entered into an unsecured revolving line-of-credit agreement with a bank. Under the terms of this agreement, the Company could borrow up to a maximum of $350,000, with monthly interest payments at prime plus 1%. Subsequent to December 31, 2004, short-term borrowings in the amount of $350,000 were paid in full. The line-of-credit agreement expired on April 1, 2005.

            On September 19, 2005, the Company obtained a mortgage loan from Northwestern Bank in the amount of $2,950,000. The repayment schedule is monthly interest only for three successive months starting on November 1, 2005, and beginning on February 1, 2006, principal and interest in 32 monthly payments of $21,969. The loan bears interest at the rate of 6.5% per year. The maturity date is October 1, 2008. This mortgage loan is secured by the office condominium Aurora purchased pursuant to an April 26, 2005 Condominium Purchase Agreement. The loan proceeds were used to purchase the condominium and to pay for interior improvements to the premises. See Note 10 for additional information related to this asset purchase.

            The mortgage loan is secured by the personal guaranties of three of the Company's directors. As of September 30, 2005, the Company had drawn $3,672 for payment of insurance, title and appraisal fees. Subsequent to September 30, 2005, the Company drew down a total of $2,865,477.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. DEBT (INCLUDING RELATED PARTIES) (Continued)

      Long-Term Liabilities

            Notes Payable - Related Parties

            A summary of notes payable by the Company to related parties is as follows:

                                  Interest         Due             September 30,
              Related Party         Rate          Date                 2005
              -------------         ----          ----                 ----
                                                                    (Unaudited)
            Affiliated entity      10.50%       5/1/2006           $     69,833


            As of December 31, 2004, the Company had approximately $3,019,000 in notes payable to related parties. Of this amount, approximately $2,949,000 was repaid during the quarter ended March 31, 2005, along with accrued interest of $157,000.

      Mezzanine Financing

            In August 2004, the Company entered into a $30,000,000 mezzanine credit facility to enable the Company to fund its 20% - 50% share of the Michigan Antrim drilling program. The terms of this financing are as follows:

            Facility          Up to $30,000,000 senior secured advancing
            Amount:           line-of-credit with overriding royalty provisions.
                              Initial borrowing base of $10,000,000 redetermined as reserves are established accordingly.

            Interest Rate:    11.5%, payable quarterly.

            Maturity:         September 30, 2009

            Use of            To fund drilling, completion, gathering lines, and
            Proceeds:         gas processing facility for certain Michigan
                              Antrim wells.

            Principal         Beginning September 29, 2005 and quarterly
            Payments:         thereafter. The required payment is 75% (100% if
                              coverage deficiency or default occurs) of Adjusted
                              Net Cash Flow ("ANCF") determined by deducting applicable drilling expenses from gross revenue.
                              No principal payments were required on September
                              30, 2005, and based on preliminary calculation, no principal payments will be required for the one year subsequent to September 30, 2005.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. DEBT (INCLUDING RELATED PARTIES) (Continued)

      Mezzanine Financing (Continued)

            During the quarter ended September 30, 2005, an additional $10,000,000 was drawn against the line, resulting in a balance of $30,000,000 as of September 30, 2005. During the three months ended September 30, 2005, interest capitalized and expensed relating to this debt amounted to $344,461 and $250,567, respectively. During the nine months ended September 30, 2005, interest capitalized and expensed relating to this debt amounted to $801,128 and $435,121, respectively.

NOTE 6. SHAREHOLDERS' EQUITY

      During the quarter ended March 31, 2005, the Company's articles of incorporation were amended to increase the Company's total authorized capital to 32,000,000 shares, of which 31,500,000 shares are common stock, and 500,000 shares are Series A Preferred stock.

      On January 31, 2005, the Company consummated a private placement pursuant to which 5,020,000 shares of its common stock and warrants to purchase 1,900,000 shares of its common stock at an exercise price of $2.50 per share were issued for cash proceeds of $12,550,000. Of this amount, 600,000 common shares were issued for $1,500,000 which was received in December 2004 and were included in the December 31, 2004 consolidated financial statements. The remaining 4,420,000 shares were issued and related proceeds of $11,050,000 were received in February 2005.

      In connection with this issuance, the Company incurred $25,000 in fees and issued 552,200 shares of common stock and warrants to purchase 502,000 shares of common stock at an exercise price of $2.50 per share to one of its shareholder, as commission on the transaction. The $25,000 and the par value amount of $552 assigned to the shares were netted against additional paid-in capital.

      As of December 31, 2004, the Company had 99,350 shares of Series A preferred stock outstanding. Each share of preferred stock was convertible into three shares of common stock. During the quarter ended March 31, 2005, the 99,350 shares of preferred stock were converted into 298,050 shares of common stock.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. COMMON STOCK OPTIONS

      Activity related to the Company's Stock Options Plan was as follows for the three months and nine months ended September 30, 2005 and 2004:

                                                 Three Months Ended            Nine Months Ended
                                                    September 30,                September 30,
                                                    -------------                -------------
                                                 2005          2004           2005          2004
                                                 ----          ----           ----          ----
                                              (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)
Options outstanding at beginning of period       344,000       326,000        344,000       250,000
Granted during the period                             --        18,000             --        94,000
                                              ----------    ----------     ----------    ----------
Options outstanding at end of period             344,000       344,000        344,000       344,000
                                              ==========    ==========     ==========    ==========

      A majority of the Company's outstanding stock options have been issued outside of the common stock option plan. These include, in 2004, options for the purchase of 99,999 shares which were issued to certain directors as compensation in exchange for serving on Aurora's board of directors.

      Activity with respect to all stock options (including options granted under the plan) is presented below for the three months and nine months ended September 30, 2005 and 2004:

                                                 Three Months Ended            Nine Months Ended
                                                    September 30,                September 30,
                                                    -------------                -------------
                                                 2005          2004           2005          2004
                                                 ----          ----           ----          ----
                                              (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)
Options outstanding at beginning of period     2,700,664     2,992,664      2,700,664     2,816,665
Granted during the period                             --        18,000             --       193,999
Options exercised                                     --      (310,000)            --      (310,000)
                                              ----------    ----------     ----------    ----------
Options outstanding at end of period           2,700,664     2,700,664      2,700,664     2,700,664
                                              ==========    ==========     ==========    ==========

      The Company follows only the disclosure aspects of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation". The Company continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plans. Under APB 25, the exercise price of the stock options was more than the market value of the shares at the date of grant and, accordingly, no compensation cost has been recognized in the consolidated financial statements for the outstanding stock options.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. COMMON STOCK OPTIONS (Continued)

      The following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS 123 during the three months and nine months ended September 30, 2005 and 2004:

                                                 Three Months Ended            Nine Months Ended
                                                    September 30,                September 30,
                                                    -------------                -------------
                                                 2005          2004           2005          2004
                                                 ----          ----           ----          ----
                                              (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)
Net income (loss) available to common
shareholders                                  $  177,677    $ (685,164)    $ (560,961)   $ (776,506)

Deduct: total stock-based compensation
expense determined under fair value based
method for all awards, net of related tax
effects                                               --        (3,501)            --       (28,701)
                                              ----------    ----------     ----------    ----------
Pro forma net income (loss)                   $  177,677    $ (688,665)    $ (560,961)   $ (805,207)
                                              ==========    ==========     ==========    ==========
Net income (loss) per share:
  Basic:
    As reported                               $     0.01    $    (0.06)    $    (0.03)   $    (0.07)
    Pro forma                                 $     0.01    $    (0.06)    $    (0.03)   $    (0.07)
  Diluted:
    As reported                               $     0.01    $    (0.06)    $    (0.03)   $    (0.07)
    Pro forma                                 $     0.01    $    (0.06)    $    (0.03)   $    (0.07)

      The weighted average assumptions used in the Black-Scholes option-pricing model used to determine fair value were as follows:

                                                                   2005    2004
                                                                   ----    ----
Risk-free interest rate                                             -        3%
Expected years until exercise                                       -      5-10
Expected stock volatility                                           -        0%
Dividend yield                                                      -        0%


      There were no options granted during the nine months ended September 30, 2005.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8. OTHER INCOME

      Components of other income presented in the accompanying unaudited condensed consolidated statements of operations are summarized as follows for the three months and nine months ended September 30, 2005 and 2004:

                                                 Three Months Ended            Nine Months Ended
                                                    September 30,                September 30,
                                                    -------------                -------------
                                                 2005          2004           2005          2004
                                                 ----          ----           ----          ----
                                              (Unaudited)   (Unaudited)    (Unaudited)   (Unaudited)
Project management fees                       $   67,973    $  (10,766)    $  413,224    $  883,687
Administrative overhead to wells                  30,000        55,236         34,360       106,446
Compressor/equipment rental                           --        85,010             --       153,114
                                              ----------    ----------     ----------    ----------
  Total other income                          $   97,973    $  129,480     $  447,584    $1,143,247
                                              ==========    ==========     ==========    ==========

NOTE 9. NET INCOME (LOSS) PER SHARE

      Basic earnings (loss) per share are computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. The computation of diluted net income
      (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the earnings of the Company.

      During the three months and nine months ended September, 2005 and 2004, stock options and convertible preferred stock were excluded in the computation of diluted loss per share because their effect was anti-dilutive.

NOTE 10. PURCHASE OF OFFICE FACILITIES

      On April 26, 2005, the Company entered into a Condominium Purchase agreement to purchase the entire second floor of a commercial condominium project currently under construction. The terms of this agreement are as follows:

      Purchase of 14,645 sq. ft. of building, including 15 covered parking spaces for a total of $2,240,685. A deposit of $20,000 was paid upon the execution of the agreement with the balance to be paid in cash or financed under a conventional mortgage upon closing. The Company intends to finance 80% of the purchase price (approximately $1,800,000) with the balance paid in cash (see Note 5). Closing will occur as mutually acceptable by Developer and the Company. In any event, the closing will occur no earlier than 10 days after receipt by the Company of the Conveyance of Title and no later than ten (10) days after the developer has obtained a Certificate of Occupancy for the building.

      On October 4, 2005, the Company closed on the purchase of the office condominium property.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. RECENT ACCOUNTING PRONOUNCEMENTS

      In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123R, "Share-Based Payment" (SFAS 123R), which is a revision of SFAS 123 and supersedes APB Opinion No. 25. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. SFAS 123R is effective for all share-based awards granted on or after July 1, 2005. In addition, companies must also recognize compensation expense related to any awards that are not fully vested as of the effective date. Compensation expense for the unvested awards will be measured based on the fair value of the awards previously calculated in developing the pro forma disclosures in accordance with the provision of SFAS 123. The Company is currently assessing the impact of adopting SFAS 123R on its consolidated financial statements.

      In September 2004, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin 106 (SAB 106) which provides guidance regarding the interaction of SFAS 143 with the calculation of depletion and the full cost ceiling test of oil and gas properties under the full cost accounting rules of the SEC. The guidance provided in SAB 106 is not expected to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

      In October 2004, the American Jobs Creation Act of 2004 (AJCA) was signed into law. In December 2004, the FASB issued Staff Position No. 109-1 (FSP 109-1), "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004" and Staff Position No. 109-2 (FSP 109-2), "Accounting and Disclosure Guidance of the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004". FSP 109-1 clarifies that the manufacturer's tax deduction provided for under the AJCA should be accounted for as a special deduction in accordance with SFAS No. 109 and not as a tax rate reduction. FSP 109-2 provides accounting and disclosure guidance for the repatriation of certain foreign earnings to a U.S. taxpayer as provided for the AJCA. The Company does not expect that the tax benefits resulting from the AJCA will have a material impact on its financial statements.

NOTE 12. SUBSEQUENT EVENTS

      Line of Credit

            On October 12, 2005, Aurora entered into a $7,500,000 line of credit Promissory Note with Northwestern Bank of Traverse City, Michigan (Northwestern Bank). Northwestern set aside $40,000 of this line of credit to cover four $10,000 letters of credit provided to the State of Michigan to meet certain bonding requirements to drill additional wells. As a result, an available balance of $7,460,000 is available for the Company to draw upon. The Company has made total draws on the line of credit of $5,460,000 as of December 21, 2005, leaving an available balance of $2,000,000.

                      AURORA ENERGY, LTD. AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12. SUBSEQUENT EVENTS (Continued)

      Line of Credit (Continued)

            The Northwestern Bank line of credit matures on October 15, 2006. It carries interest at Wall Street Prime, initially 6.75% per year. Interest is payable monthly. Principal is payable at maturity, subject to the bank's right to accelerate the due date in the event of default. The loan is secured by the personal guaranties of three of the Company's directors. It is also secured by all of the personal property of JetX, L.L.C., a company that is owned in equal shares by the three officers mentioned above. It is further secured by all of the personal property of the Company, and initially inadvertently included a junior lien on the reserves on which TCW holds a first priority lien. This note has been amended to remove this junior lien position and the terms associated with this have been removed as collateral.

      Mezzanine Credit Facility Expansion

            Effective December 8, 2005, the Company entered into an Amended Note Purchase Agreement, through its borrowing subsidiary Aurora Antrim North, LLC, increasing its borrowing base under its existing credit facility to $50 million, representing an additional $20 million available for development. The additional commitment in the five-year revolving credit facility was provided by their existing mezzanine lender, Trust Company of the West ("TCW") with the same terms outlined in Note 5. Funding of the first $10 million occurred on December 13, 2005.

      Merger Completion

            Effective October 31, 2005, the Company completed its merger with Cadence Resources Corp. Under the terms of the merger, Cadence acquired 100% of the outstanding stock of Aurora Energy in exchange for the issuance to Aurora shareholders of 37,512,366 shares of Cadence common stock. In addition, Cadence has reserved up to 10,497,328 share of its common stock for issuance upon the exercise of outstanding Aurora stock options.

            As a result of the merger, certain management changes were implemented, including the resignation of three of Cadence's five directors, and the addition to the Cadence Board of Mr. William W. Deneau, the former Chairman of Aurora. In addition, after mailing a required information statement on Form 14f-1 to Cadence shareholders, the following four additional directors designated by Aurora management became directors of Cadence: Earl Young, Gary Myles, Richard Deneau and Ron E. Huff.

            Mr. Deneau serves as Chairman and Mr. Crosby as Vice-Chairman. In addition, the following persons have been appointed as officers of
            Cadence: William W. Deneau - Chief Executive Officer; Lorraine M. King - Chief Financial Officer; Thomas Tucker - Vice President of Land and Development; John Miller - Vice President of Exploration and Production; John Ryan (Vice President and Secretary and a Director of Cadence prior to the merger) - Corporate Secretary; and Ron Huff - Corporate Treasurer. The Company's executive offices have been relocated to Traverse City, Michigan.

            The shares of common stock to be issued by Cadence in the merger were registered pursuant to a Form S-4 Registration Statement, which was declared effective by the Securities and Exchange Commission on Thursday, September 22, 2005. The Aurora shareholders approved the merger at a shareholder meeting on October 7, 2005. The other conditions to closing the merger were satisfied or waived, and the merger was closed on October 31, 2005. The Articles of Merger have been filed with the State of Nevada, reflecting an effective time at the close of business on October 31, 2005.

=======================================================       ======================================================
                                                                          CADENCE RESOURCES CORPORATION


                                                                               3,919,540 SHARES OF

                                                                                  COMMON STOCK


         We have not authorized any dealer,
salesperson or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date hereof.


                                                                              --------------------

                                                                                    PROSPECTUS
                                                                              --------------------


                                                                              ___________ __, 2006

=======================================================       ======================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers.

Limitation of liability of directors, officers and others.

      In accordance with Utah law, our articles of incorporation eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the corporation or the shareholders; (c) specified unlawful distributions; or
(d) an intentional violation of criminal law.

      In addition, in Utah, unless a corporation's articles of incorporation provide otherwise:

      (1) an officer of the corporation is entitled to mandatory indemnification, and is entitled to apply for court-ordered indemnification, to the same extent as a director of the corporation;

      (2) the corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

      (3) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

      Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to us, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Cadence Resources Corporation in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cadence Resources Corporation, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by the company except as otherwise indicated.

         Registration fee ...................................................................  $         0.00

         Fees and expenses of accountants....................................................       10,000.00

         Fees and expenses of legal counsel .................................................       25,000.00

         Printing and engraving expenses.....................................................            0.00

         Miscellaneous expenses..............................................................        1,000.00
                                                                                               --------------

         Total...............................................................................  $    36,000.00

Item 26.  Recent Sales of Unregistered Securities

      At the time of issuance, each investor or recipient of unregistered securities was either an accredited investor or a sophisticated investor. Each investor had access to Cadence's most recent Form 10-K, all quarterly and periodic reports filed subsequent to such Form 10-K and Cadence's most recent proxy materials.

      Between April and June 2002, Cadence sold an aggregate of 1,932,802 units to 5 accredited investors, each unit consisting of one share of common stock and a warrant to purchase one share of common stock, for an aggregate of $579,840.60. Each warrant was exercisable at a price of $.15 per share and have all been exercised. No sales commissions were paid in connection with this transaction. The Units were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act. On October 23, 2002, Cadence issued 1,815,316 shares of common stock to four accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. On September 15, 2003, Cadence issued 141,668 shares of its common stock to three accredited investors upon the cashless exercise of the warrants granted in the April through June 2002 offering. No sales commissions were paid in connection with the exercise of the warrants. The shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

      Between November 2002 and March 2003, Cadence issued 34,950 shares of Class A Preferred Shares to 8 investors who were not US persons under Regulation S of the Securities Act for an aggregate of $52,425. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Regulation S of the Securities Act.

      During fiscal 2003, Howard M. Crosby made two loans to Cadence. One loan in December 2002 was in the principal amount of $70,000, bearing interest at 5% and the other loan made in February 2003 in the principal amount of $50,000 bearing interest at a rate of 8%. Cadence issued 14,000 shares of its common stock as an inducement to making the $70,000 loan and 20,000 shares as an inducement to making the $50,000 loan. Cadence repaid $60,000 and has agreed to issue 4,000 shares of its common stock in repayment of the remaining $10,000 principal amount outstanding on the $70,000 loan. Cadence repaid $25,000 of the $50,000 loan in cash and issued 25,000 shares of its common stock to repay the remaining $25,000 principal amount outstanding. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      In February 2003, Kevin Stulp, one of Cadence's directors, made a bridge loan to Cadence in the principal amount of $50,000, bearing interest of 8% per annum. Cadence issued 20,000 shares of its stock to Mr. Stulp as an inducement to making the loan. On May 28, 2003, Cadence repaid $25,000 of the loan. At September 30, 2004, the Company issued 25,000 shares of its stock in full payment of the remaining loan principal of $25,000. In July 2003, Cadence issued 100,000 shares of common stock to Mr. Stulp upon the exercise of a warrant at $.75 per share. No sales commissions were paid in connection with these transactions. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On February 4, 2003, Cadence issued an aggregate of 150,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On February 19, 2003, Cadence issued 5,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On February 19, 2003, Cadence issued 40,000 shares of its common stock to an accredited investor as an inducement for making a loan to Cadence of $100,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      Between April and May 2003, Cadence issued an aggregate of 44,000 shares of its common stock to two sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On May 7, 2003, Cadence issued an aggregate of 75,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On May 7, 2003, Cadence issued 10,000 shares of its common stock to one sophisticated investor in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      Between May and August 2003, Cadence sold an aggregate of 730,000 shares of its common stock to 16 accredited investors for an aggregate of $710,000. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On February 19, 2003, Cadence issued 6,000 shares of its common stock to one sophisticated investor in consideration for a loan of $30,000, which was subsequently repaid.

      In June 2003, Nathan Low loaned $300,000 to Cadence Resources Corporation Limited Partnership, of which Cadence was the sole general partner and Mr. Low was the sole limited partner. As partial inducement for making this loan, Cadence issued Mr. Low 120,000 shares of common stock. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      In July 2003, CGT Management, Ltd. loaned Cadence $300,000 at 10% interest. See "Related Parties Transactions." As an inducement for making the loan, Cadence issued 120,000 shares to CGT Management. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On July 1, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      In August 2003, Cadence issued 102,000 shares of its common stock to four sophisticated investors in consideration of certain consulting services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On September 15, 2003, Cadence issued an aggregate of 95,000 shares of its common stock to four of its officers and/or directors in consideration of services provided to Cadence. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      Between September and October 2003, Cadence sold an aggregate of 1,721,400 shares of its common stock to 29 accredited investors for an aggregate of $4,303,500. Sales commissions consisting of (i) $376,565 in cash, (ii) 11,000 shares of common stock valued at $2.90 per share or $31,900 in the aggregate and
(iii) options to purchase 162,140 shares of common stock at $2.50 per share to one finder or an entity controlled by such finder, and additional fees totaling $11,250 to two other finders. All finders are accredited investors. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On January 23, 2004, Cadence issued 5,000 shares of its common stock and an option to purchase 75,000 shares of its common stock to each of Glenn DeHekker and Jeffrey M. Christian in consideration of their becoming directors of Cadence. The shares and options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On January 23, 2004, Cadence issued an option to purchase 250,000 shares of its common stock to Douglas Newby in consideration of his becoming a Vice President of Cadence. The options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On February 25, 2004, Cadence issued 15,000 shares to David Nahmias and 15,000 shares to Lyons Capital, LLC in consideration of services provided to Cadence. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On April 2, 2004, Cadence sold 120 units, each of which consisted of a note in the principal amount of $50,000 and a warrant to purchase 6,375 shares of Common Stock, exercisable at $4.00 per share, to seven accredited investors for an aggregate sales price of $6,000,000. As compensation for his services in connection with this private placement, Cadence paid Nathan A. Low, an accredited investor, $300,000 and issued him a warrant to purchase 76,500 shares of Common Stock, exercisable at $4.00 per share. On January 31, 2004, Cadence paid off the notes without a prepayment penalty in exchange for the exercise price of the warrants being reduced to $1.25. All the warrants described in this paragraph expire on April 2, 2007. The shares and warrant were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On April 15, 2004 Cadence issued 10,000 shares each to Glenn DeHekker, Jeff Christian, and Kevin Stulp for Director services for two quarters. On the same date Cadence also issued 5,000 shares each to Howard Crosby and John Ryan for Director services for one quarter, and 5,000 shares each to Howard Crosby, John Ryan, and Doug Newby for Officer services for one quarter. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On June 2, 2003, Cadence issued 6,000 shares to Proteus Capital Corp. in consideration of services rendered to the Company. On the same date Cadence issued 10,000 shares to Robert Denison upon exercise of warrants at $1.35. The shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act.

      On August 20, 2004 Cadence issued 25,000 shares to Howard Schraub and 17,500 shares to Lyons Capital LLC for professional services rendered. On the same date Cadence issued 5,000 shares to Glenn DeHekker, Kevin Stulp and Jeff Christian for quarterly services as Directors to the Company, and issued 5,000 shares to Doug Newby for quarterly services as an Officer of the Company. Also on the same date Cadence issued 15,000 shares to RMB International (Dublin), Limited as a break-up fee for a proposed debt financing. In each case the shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On January 31, 2005, Cadence issued 7,810,000 shares of common stock and warrants to purchase 14,050,000 shares of common stock at an exercise price of $1.75 per shares to 22 accredited investors for $9,762,500. Sunrise Securities Corporation, an affiliate of Nathan Low (a shareholder of Cadence), will receive a commission equal to $976,250 and a warrant to purchase 2,186,000 shares of Cadence's common stock at an exercise price of $1.75 per share for services rendered as the placement agent in the transaction. All the warrants described in this paragraph expire on January 31, 2009. The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On September 30, 2005, Cadence issued options to purchase 50,000 shares of our common stock to each of the five members of our board of directors (i.e. options to purchase an aggregate of 250,000 shares). These options are exercisable for $1.42 per share. The options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      On October 31, 2005, Cadence issued warrants to purchase 37,500 shares of our common stock to each of three individuals (i.e., warrants to purchase an aggregate of 112,500 shares) upon the individuals' resignations from our Board of Directors. Of the warrants issued to each such individual, warrants to purchase 12,500 shares (or an aggregate of 37,500 for all three individuals) were exercisable for $2.23 a share, warrants to purchase 12,500 shares (or an aggregate of 37,500 for all three individuals) were exercisable for $2.53 a share and warrants to purchase 12,500 shares (or an aggregate of 37,500 for all three individuals) were exercisable for $3.28 a share. The warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

      Cadence issued 21,959,922 shares of our common stock to various holders of our outstanding warrants and options during the period from late December 2005 through early February 2006. Of these21,959,922 shares, 5,756,149 shares were registered for issuance by the Company in the S-4 Registration Statement declared effective by the SEC on September 22, 2005, and the remaining 16,203,773 shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 27.  Exhibits

-------------------- -------------------------------------------------------------------------------------------------
Exhibit No.          Document Description
-------------------- -------------------------------------------------------------------------------------------------
3.1(1)               Restated Articles of Incorporation of Cadence Resources Corporation
-------------------- -------------------------------------------------------------------------------------------------
3.2(2)               Bylaws of Cadence Resources Corporation
-------------------- -------------------------------------------------------------------------------------------------
4.1(1)               Articles of Amendment to the Articles of Incorporation, relating to the Class A Preferred Stock
-------------------- -------------------------------------------------------------------------------------------------
4.2(3)               Form of Promissory Note in favor of the investors in the April 2, 2002 private placement
-------------------- -------------------------------------------------------------------------------------------------
4.3(3)               Form of Warrant issued to the investors in the April 2, 2002 private placement
-------------------- -------------------------------------------------------------------------------------------------
4.4(4)               Voting Agreement between Cadence Resources Corporation and its stockholders
-------------------- -------------------------------------------------------------------------------------------------
5.1*                 Opinion of Troutman Sanders LLP, as to the validity of the Securities being registered hereunder
-------------------- -------------------------------------------------------------------------------------------------
9.1(5)               Voting Agreement executed in connection with the merger
-------------------- -------------------------------------------------------------------------------------------------
10.1(1)              Joint Exploration Agreement with Bridas Energy USA, Inc. dated April 30, 2003
-------------------- -------------------------------------------------------------------------------------------------
10.2(1)              Lease Acquisition and Participation Agreement with Aurora Energy, Ltd. dated December 8, 2002
-------------------- -------------------------------------------------------------------------------------------------
10.3(1)              Consulting Agreement with Lucius C. Geer dated August 1, 2003
-------------------- -------------------------------------------------------------------------------------------------
10.4(1)              Agreement dated effective September 30, 2003 with Nathan A. Low, Sunrise Securities Corporation and Cadence Resources Corporation Limited Partnership
-------------------- -------------------------------------------------------------------------------------------------
10.5(3)              Securities Purchase Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2,2004
-------------------- -------------------------------------------------------------------------------------------------
10.6(3)              Security Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2, 2004
-------------------- -------------------------------------------------------------------------------------------------
10.7(4)              Agreement and Plan Of Merger dated as of January 31, 2005 between Cadence Resources Corporation,
                     Aurora Acquisition Corp. and Aurora Energy, Ltd.
-------------------- -------------------------------------------------------------------------------------------------
10.8(4)              Development Agreement between Aurora Energy, Ltd. and Oil & Gas engineering GmbH, dated March
                     31, 2004
-------------------- -------------------------------------------------------------------------------------------------
10.9(4)              Exploration Agreement between Aurora Energy, Ltd. and Samson Resources Company, dated May 14,
                     2004
-------------------- -------------------------------------------------------------------------------------------------
10.10(5)             First Amended and Restated Note Purchase Agreement between Aurora Antrim North, LLC, et. al.
                     and TCW Asset Management Company, dated December 8, 2005
-------------------- -------------------------------------------------------------------------------------------------
10.11(6)             Amendment No.1 to Agreement and Plan of Merger
-------------------- -------------------------------------------------------------------------------------------------
23.1                 Consent of Ralph E. Davis Associates, Inc.
-------------------- -------------------------------------------------------------------------------------------------
23.2                 Consent of Schlumberger DCS
-------------------- -------------------------------------------------------------------------------------------------
23.3*                Consent of Troutman Sanders LLP (included in Exhibit 5)
-------------------- -------------------------------------------------------------------------------------------------
23.4                 Consent of Williams & Webster, P.S.
-------------------- -------------------------------------------------------------------------------------------------
23.5                 Consent of Rachlin Cohen & Holtz LLP
-------------------- -------------------------------------------------------------------------------------------------

-------------

 *    Previously filed.

(1) Filed as an Exhibit to the registrant's 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on January 13, 2004.

(2) Filed as an exhibit to the registrant's Current Report on Form 8-K, filed with the SEC on December 9, 2005.

(3) Filed as an exhibit to the registrant's Current Report on Form 8-K dated April 5, 2004, filed with the SEC on April 5, 2004.

(4) Filed as an exhibit to the registrant's Form S-4 Registration Statement filed with the SEC on May 13, 2005.

(5) Filed as an exhibit to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the SEC on December 29, 2005.

(6) Filed as an exhibit to Amendment No. 1 to the registrant's Form S-4 Registration Statement filed with the SEC on January 13, 2005.

Item 28.  Undertakings

      (a) The undersigned hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any additional or changed material information on the plan of distribution.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment on Form SB-2 Registration Statement to be signed on its behalf by the undersigned, in the city of Traverse City, State of Michigan, on this 6th day of February, 2006.

                                         CADENCE RESOURCES CORPORATION


                                          By:/s/ William W. Deneau
                                             -----------------------------------
                                             William W. Deneau, President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment on Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                  Date
---------                                -----                                  ----
/s/ William W. Deneau                    President and Director                 February 6, 2006
-----------------------------
William W. Deneau                        (Principal Executive Officer)


/s/ Lorraine M. King                     Chief Financial Officer                February 6, 2006
-----------------------------            (Principal Financial Officer and
Lorraine M. King                         Principal Accounting Officer)


/s/ Howard M. Crosby                     Director                               February 6, 2006
-----------------------------
Howard M. Crosby

/s/ Kevin D. Stulp                       Director                               February 6, 2006
-----------------------------
Kevin D. Stulp

/s/ Richard Deneau                       Director                               February 6, 2006
-----------------------------
Richard Deneau

/s/ Ronald E. Huff                       Director                               February 6, 2006
-----------------------------
Ronald E. Huff

/s/ Gary J. Myles                        Director                               February 6, 2006
----------------------------
Gary J. Myles

/s/ Earl V. Young                        Director                               February 6, 2006
----------------------------
Earl V. Young

                                  EXHIBIT INDEX

-------------------- -------------------------------------------------------------------------------------------------
Exhibit No.          Document Description
-------------------- -------------------------------------------------------------------------------------------------
3.1(1)               Restated Articles of Incorporation of Cadence Resources Corporation
-------------------- -------------------------------------------------------------------------------------------------
3.2(2)               Bylaws of Cadence Resources Corporation
-------------------- -------------------------------------------------------------------------------------------------
4.1(1)               Articles of Amendment to the Articles of Incorporation, relating to the Class A Preferred Stock
-------------------- -------------------------------------------------------------------------------------------------
4.2(3)               Form of Promissory Note in favor of the investors in the April 2, 2002 private placement
-------------------- -------------------------------------------------------------------------------------------------
4.3(3)               Form of Warrant issued to the investors in the April 2, 2002 private placement
-------------------- -------------------------------------------------------------------------------------------------
4.4(4)               Voting Agreement between Cadence Resources Corporation and its stockholders
-------------------- -------------------------------------------------------------------------------------------------
5.1*                 Opinion of Troutman Sanders LLP, as to the validity of the Securities being registered hereunder
-------------------- -------------------------------------------------------------------------------------------------
9.1(5)               Voting Agreement executed in connection with the merger
-------------------- -------------------------------------------------------------------------------------------------
10.1(1)              Joint Exploration Agreement with Bridas Energy USA, Inc. dated April 30, 2003
-------------------- -------------------------------------------------------------------------------------------------
10.2(1)              Lease Acquisition and Participation Agreement with Aurora Energy, Ltd. dated December 8, 2002
-------------------- -------------------------------------------------------------------------------------------------
10.3(1)              Consulting Agreement with Lucius C. Geer dated August 1, 2003
-------------------- -------------------------------------------------------------------------------------------------
10.4(1)              Agreement dated effective September 30, 2003 with Nathan A. Low, Sunrise Securities Corporation and Cadence Resources Corporation Limited Partnership
-------------------- -------------------------------------------------------------------------------------------------
10.5(3)              Securities Purchase Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2,2004
-------------------- -------------------------------------------------------------------------------------------------
10.6(3)              Security Agreement between Cadence Resources Corporation and the investors signatory thereto, dated April 2, 2004
-------------------- -------------------------------------------------------------------------------------------------
10.7(4)              Agreement and Plan Of Merger dated as of January 31, 2005 between Cadence Resources Corporation,
                     Aurora Acquisition Corp. and Aurora Energy, Ltd.
-------------------- -------------------------------------------------------------------------------------------------
10.8(4)              Development Agreement between Aurora Energy, Ltd. and Oil & Gas engineering GmbH, dated March
                     31, 2004
-------------------- -------------------------------------------------------------------------------------------------
10.9(4)              Exploration Agreement between Aurora Energy, Ltd. and Samson Resources Company, dated May 14,
                     2004
-------------------- -------------------------------------------------------------------------------------------------
10.10(5)             First Amended and Restated Note Purchase Agreement between Aurora Antrim North, LLC, et. al.
                     and TCW Asset Management Company, dated December 8, 2005
-------------------- -------------------------------------------------------------------------------------------------
10.11(6)             Amendment No.1 to Agreement and Plan of Merger
-------------------- -------------------------------------------------------------------------------------------------
23.1                 Consent of Ralph E. Davis Associates, Inc.
-------------------- -------------------------------------------------------------------------------------------------
23.2                 Consent of Schlumberger DCS
-------------------- -------------------------------------------------------------------------------------------------
23.3*                Consent of Troutman Sanders LLP (included in Exhibit 5.1)
-------------------- -------------------------------------------------------------------------------------------------
23.4                 Consent of Williams & Webster, P.S.
-------------------- -------------------------------------------------------------------------------------------------
23.5                 Consent of Rachlin Cohen & Holtz LLP
-------------------- -------------------------------------------------------------------------------------------------

-----------

 *    Previously filed.

(1) Filed as an Exhibit to the registrant's 10-KSB for the fiscal year ended September 30, 2003, filed with the SEC on January 13, 2004.

(2) Filed as an exhibit to the registrant's Current Report on Form 8-K, filed with the SEC on December 9, 2005.

(3) Filed as an exhibit to the registrant's Current Report on Form 8-K dated April 5, 2004, filed with the SEC on April 5, 2004.

(4) Filed as an exhibit to the registrant's Form S-4 Registration Statement filed with the SEC on May 13, 2005.

(5) Filed as an exhibit to the registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed with the SEC on December 29, 2005.

(6) Filed as an exhibit to Amendment No. 1 to the registrant's Form S-4 Registration Statement filed with the SEC on January 13, 2005.